As filed with the Securities and Exchange Commission on January 8, 2021

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FUSION FUEL GREEN PLC

(Exact name of Registrant as specified in its charter)

Ireland	4932	N/A
(Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10 Earlsfort Terrace

Dublin 2, D02 T380, Ireland
+353 1 920 1000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CT Corporation System

 28 Liberty Street

New York, NY 10005

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 Telephone: (212) 818-8800	Connor Manning, Esq. Arthur Cox LLP Ten Earlsfort Terrace Dublin 2, D02 T380 Ireland Telephone: +353 1 920 1040	David H. Feinberg, Esq. Feinberg Hanson LLP 855 Boylston Street, 8th Floor Boston, MA 02116 Telephone: (617) 603-3304

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)(2)	Amount to be Registered	Proposed Maximum Offering Price per Security		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
For Issuance
Class A Ordinary Shares, US$0.0001 par value	7,750,000	$16.81	(3)	$130,277,500.00	$--	(6)
Class A Ordinary Shares, US$0.0001 par value	3,762,000	$11.50	(5)	$43,263,000.00	$--	(7)

For Resale
Class A Ordinary Shares, US$0.0001 par value	2,450,000	$16.81	(3)	$41,184,500.00	$4,493.23
Warrants	500,000	$5.13	(4)	$2,562,500.00	$279.57
Class A Ordinary Shares, US$0.0001 par value	500,000	$11.50	(5)	$5,750,000.00	$627.33
Class A Ordinary Shares, US$0.0001 par value	2,125,000	$16.81	(3)	$35,721,250.00	$3,897.19
Warrants	2,125,000	$5.13	(4)	$10,890,625.00	$1,188.17
Class A Ordinary Shares, US$0.0001 par value	2,125,000	$11.50	(5)	$24,437,500.00	$2,666.13
Class A Ordinary Shares, US$0.0001 par value	1,137,000	$16.81	(3)	$19,112,970.00	$2,085.23
Warrants	1,137,000	$5.13	(4)	$5,827,125.00	$635.74
Class A Ordinary Shares, US$0.0001 par value	1,137,000	$11.50	(5)	$13,075,500.00	$1,426.54
Class A Ordinary Shares, US$0.0001 par value	634,241	$16.81	(3)	$10,661,591.21	$--	(6)
Warrants	610,892	$5.13	(4)	$3,130,821.50	$--	(6)
Class A Ordinary Shares, US$0.0001 par value	610,892	$11.50	(5)	$7,025,258.00	$--	(6)
Class A Ordinary Shares, US$0.0001 par value	40,000	$16.81	(3)	$672,400.00	$73.36
Total					$17,372.48

(1)	Pursuant to Rule 429 under the Securities Act of 1933, as amended (“Securities Act”), this registration statement contains a combined prospectus that covers (a) the issuance by Fusion Fuel Green plc (“Parent”) of (i) 7,750,000 Class A ordinary shares (“Class A Ordinary Shares”) of Parent issuable upon the exercise of warrants of Parent (“Warrants”), each Warrant exercisable for one Class A Ordinary Share at an initial exercise price of $11.50 per share, which Warrants were automatically adjusted pursuant to the terms of the then-outstanding warrants (“Old HL Warrants”) of HL Acquisitions Corp. (“HL”) into Warrants in the merger of HL with and into a wholly-owned subsidiary of Parent (“Merger”) pursuant to the Business Combination Agreement (as defined below), which was registered on Parent’s registration statement on Form F-4, declared effective by the Securities and Exchange Commission (“SEC”) on November 10, 2020 (File No. 333-245052) (the “Form F-4”) and (ii) up to an aggregate of 3,762,000 Class A Ordinary Shares issuable upon the exercise of Warrants issued in private placements which Warrants are registered for resale hereunder, to the extent that such Warrants are transferred prior to their exercise, and (b) the resale by the selling securityholders named herein of (i) 2,450,000 Class A Ordinary Shares issued in connection with the PIPE (defined below), (ii) 500,000 Warrants which were automatically adjusted pursuant to the terms of the Old HL Warrants issued upon conversion of HL convertible promissory notes in connection with the Merger, (iii) 500,000 Class A Ordinary Shares issuable upon the exercise of the foregoing Warrants, (iv) 2,125,000 Class A Ordinary Shares issuable upon the conversion of the Class B ordinary shares of Parent (“Class B Ordinary Shares”) issued in a private placement in connection with the Share Exchange (defined below) to persons who may be deemed to be underwriters pursuant to Rule 145(c) promulgated under the Securities Act (“Rule 145(c)”), (v) 2,125,000 Warrants issued in a private placement in connection with the Share Exchange to persons who may be deemed to be underwriters pursuant to Rule 145(c), (vi) 2,125,000 Class A Ordinary Shares issuable upon the exercise of Warrants issued in a private placement in connection with the Share Exchange to persons who may be deemed to be underwriters pursuant to Rule 145(c), (vii) 1,137,000 Class A Ordinary Shares which may be issued in a private placement upon the satisfaction of certain earnout conditions to persons who may be deemed to be underwriters pursuant to Rule 145(c), (viii) 1,137,000 Warrants which may be issued in a private placement upon the satisfaction of certain earnout conditions to persons who may be deemed to be underwriters pursuant to Rule 145(c), (ix) 1,137,000 Class A Ordinary Shares issuable upon the exercise of Warrants which may be issued in a private placement upon the satisfaction of certain earnout conditions to persons who may be deemed to be underwriters pursuant to Rule 145(c), (x) 634,241 Class A Ordinary Shares issued to Jeffrey E. Schwarz, a director of Parent (who may be deemed to be an underwriter pursuant to Rule 145(c)), upon the consummation of the Merger, the issuance of which was registered on the Form F-4, (xi) 610,892 Warrants held by Mr. Schwarz which were automatically adjusted pursuant to the terms of the Old HL Warrants, which were previously registered on the Form F-4, (xii) 610,892 Class A Ordinary Shares underlying Warrants held by Mr. Schwarz which were automatically adjusted pursuant to the terms of the Old HL Warrants which were previously registered on the Form F-4, and (xiii) an aggregate of 40,000 Class A Ordinary Shares which Parent has irrevocably agreed to issue in a private placement to its non-executive directors pursuant to director appointment agreements entered into between Parent and each director.

(2)	Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers any additional Class A Ordinary Shares that may be offered or issued in connection with any share split, share capitalization or similar transaction.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low prices of the Class A Ordinary Shares as reported on the Nasdaq Global Market on January 5, 2021, in accordance with Rule 457(c) under the Securities Act.

(4)	Estimated solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low prices of the Warrants as reported on the Nasdaq Global Market on January 5, 2021, in accordance with Rule 457(c) under the Securities Act.

(5)	Pursuant to Rule 457(g) under the Securities Act, solely for the purpose of calculating the registration fee, the proposed maximum offering price is the exercise price of the Warrants.

(6)	Pursuant to Rule 429(a), this Registration Statement carries over (i) 7,750,000 unsold Class A Ordinary Shares issuable upon the exercise of Warrants, (ii) 634,241 Class A Ordinary Shares, (iii) 610,892 Warrants, and (iv) 610,892 unsold Class A Ordinary Shares issuable upon the exercise of Warrants, all from the registration statement on Form F-4. Accordingly, no additional registration fee is due for such securities being carried forward.

(7)	No separate fee due in accordance with Rule 457(g).

Pursuant to Rule 429(b) under the Securities Act, upon effectiveness, this Registration Statement shall constitute Post-Effective Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-245052), which Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On December 10, 2020, Fusion Fuel Green plc (“Parent,” “we,” “us,” “our” and similar terms), a public limited company incorporated in Ireland, completed a business combination pursuant to that certain Amended and Restated Business Combination Agreement (“Business Combination Agreement”), which Parent entered into on August 25, 2020, with HL Acquisitions Corp., a British Virgin Islands business company (“HL”), Fusion Welcome – Fuel, S.A., a public limited company domiciled in Portugal, sociedade anónima (“Fusion Fuel”), Fusion Fuel Atlantic Limited, a British Virgin Islands business company and wholly-owned subsidiary of Parent (“Merger Sub”), and the shareholders of Fusion Fuel (“Fusion Fuel Shareholders”). Pursuant to the Business Combination Agreement, on December 10, 2020 (i) Merger Sub merged with and into HL (the “Merger”), with HL being the surviving entity of the Merger and becoming a wholly-owned subsidiary of Parent, and (ii) Parent acquired all of the issued and outstanding shares of Fusion Fuel (the “Share Exchange,” and together with the Merger, the “Transactions”), resulting in Fusion Fuel and HL becoming wholly-owned subsidiaries of Parent and the securityholders of Fusion Fuel and HL becoming securityholders of Parent. Immediately following the closing of the Transactions, Parent consummated the closing of a series of subscription agreements with accredited investors (“PIPE Investors”) for the sale in a private placement of 2,450,000 Class A ordinary shares of Parent (“Class A Ordinary Shares”) at a price of $10.25 per share for gross proceeds to Parent of approximately $25.1 million (the “PIPE”).

Combined Prospectus

This Registration Statement, which is a new registration statement, also constitutes Post-Effective Amendment No. 1 on Form F-1 to the registration statement on Form F-4 (File No. 333-245052) filed by Parent and, in that regard, is being filed pursuant to the undertakings in Item 22 in such Form F-4 to file a post-effective amendment in relation thereto. Accordingly, this Registration Statement on Form F-1 contains a combined prospectus (the “Combined Prospectus”) pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”). The Combined Prospectus relates to the following registration statements:

(1)	the Registration Statement on Form F-4 originally filed with the SEC on August 12, 2020 (File No. 333-245052), which was declared effective on November 10, 2020 (the “Prior Registration Statement”); and

(2)	this Registration Statement on Form F-1 (this “Registration Statement”).

The Prior Registration Statement registered the offering of, among other securities, 7,750,000 Class A Ordinary Shares issuable upon the exercise of Warrants held by the HL warrant holders which were automatically adjusted pursuant to the terms of then-outstanding HL warrants (“Old HL Warrants”) into Warrants upon the consummation of the Merger. Pursuant to this Registration Statement, the offering of 7,750,000 Class A Ordinary Shares issuable upon the exercise of the Warrants is ongoing and remains registered pursuant to the Prior Registration Statement. Therefore, the Combined Prospectus covers such 7,750,000 Class A Ordinary Shares. Upon the exercise of the Warrants, the Class A Ordinary Shares issued in connection with such exercise will be freely tradable under the U.S. securities laws, unless held by affiliates of ours (which securities shall be freely tradable under the U.S. securities laws if the related resales are also registered under the Registration Statement). Through the date hereof, none of the Warrants have been exercised by the holders thereof. Pursuant to Rule 416(a) of the Securities Act, the Prior Registration Statement also registered an indeterminable number of additional Class A Ordinary Shares as may be issued to prevent dilution resulting from share splits, share capitalizations and similar transactions and accordingly the Combined Prospectus also covers any such additional Class A Ordinary Shares. We are filing the Combined Prospectus to satisfy the requirements of the Securities Act and the rules and regulations thereunder for the offering registered on the Prior Registration Statement in order to maintain the effectiveness of the Prior Registration Statement to the extent that such Prior Registration Statement pertains to the Class A Ordinary Shares issuable upon exercise of the Warrants.

Pursuant to Rule 429(b) under the Securities Act, upon effectiveness, this Registration Statement shall constitute Post-Effective Amendment No. 1 to the Prior Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

This Registration Statement registers the resale by the selling securityholders named herein of (i) 2,450,000 Class A Ordinary Shares issued in connection with the PIPE, (ii) 500,000 Warrants which were automatically adjusted pursuant to the terms of the Old HL Warrants issued upon conversion of HL convertible promissory notes in connection with the Merger, (iii) 500,000 Class A Ordinary Shares issuable upon the exercise of the foregoing Warrants, (iv) 2,125,000 Class A Ordinary Shares issuable upon the conversion of the Class B Ordinary Shares issued in a private placement in connection with the Share Exchange to persons who may be deemed to be underwriters pursuant to Rule 145(c), (v) 2,125,000 Warrants issued in a private placement in connection with the Share Exchange to persons who may be deemed to be underwriters pursuant to Rule 145(c), (vi) 2,125,000 Class A Ordinary Shares issuable upon the exercise of Warrants issued in a private placement in connection with the Share Exchange to persons who may be deemed to be underwriters pursuant to Rule 145(c), (vii) 1,137,000 Class A Ordinary Shares which may be issued in a private placement upon the satisfaction of certain earnout conditions to persons who may be deemed to be underwriters pursuant to Rule 145(c), (viii) 1,137,000 Warrants which may be issued in a private placement upon the satisfaction of certain earnout conditions to persons who may be deemed to be underwriters pursuant to Rule 145(c), (ix) 1,137,000 Class A Ordinary Shares issuable upon the exercise of Warrants which may be issued in a private placement upon the satisfaction of certain earnout conditions to persons who may be deemed to be underwriters pursuant to Rule 145(c), (x) 634,241 Class A Ordinary Shares issued to Jeffrey E. Schwarz, a director of Parent (who may be deemed to be an underwriter pursuant to Rule 145(c)), upon the consummation of the Merger, the issuance of which was registered on the Form F-4, (xi) 610,892 Warrants held by Mr. Schwarz which were automatically adjusted pursuant to the terms of the Old HL Warrants which were previously registered on the Form F-4, (xii) 610,892 Class A Ordinary Shares underlying Warrants held by Mr. Schwarz which were automatically adjusted pursuant to the terms of the Old HL Warrants which were previously registered on the Form F-4, and (xiii) an aggregate of 40,000 Class A Ordinary Shares which Parent has irrevocably agreed to issue in a private placement to its non-executive directors pursuant to director appointment agreements entered into between Parent and each director.

Additionally, to the extent the Warrants listed above are transferred prior to their exercise (“Transferred Warrants”), this Registration Statement covers the issuance by Parent of up to 3,762,000 Class A Ordinary Shares that are issuable upon the exercise of the Transferred Warrants.

Financial Statement Presentation

The historical financial statements of HL presented in this prospectus were prepared in accordance with U.S. GAAP and are denominated in U.S. Dollars (“USD” or “$”).

The historical financial statements of Fusion Fuel presented in this prospectus were prepared in accordance with International Financial Reporting Standards as adopted by the International Accounting Standards Board (“IFRS”) and are denominated in Euros (“EUR” or “€”).

Parent qualifies as a Foreign Private Issuer and will prepare its financial statements in accordance with IFRS with transactions denominated in EUR. Accordingly, the unaudited pro forma condensed combined financial information and the comparative per share information presented in this prospectus has been prepared in accordance with IFRS and denominated in EUR.

Exchange Rate Information

The translations from USD to EUR in this prospectus were made at the following rates:

●	USD 0.8900 to EUR 1.00 for the pro forma condensed balance sheet dated as of June 30, 2020, for the shareholders’ equity presentation in the comparative per share information as of June 30, 2020, which is the closing exchange rate set forth on finance.yahoo.com on June 30, 2020;

●	USD 0.9070 to EUR 1.00 for the pro forma condensed combined statements of profits and losses for the six months ended June 30, 2020, and for the net income (loss) presentation in the comparative per share information for the same period, which is the average of the opening exchange rates set forth on finance.yahoo.com for such period;

●	USD 0.8930 to EUR 1.00 for the pro forma condensed combined statements of profits and losses for the twelve months ended December 31, 2019, and for the net income (loss) presentation in the comparative per share information for the same period, which is the average of the opening exchange rates set forth on finance.yahoo.com for such period; and

We make no representation that the EUR or USD amounts referred to in this prospectus could have been or could be converted into EUR or USD, as the case may be, at any particular rate or at all. On December 31, 2020, the noon buying rate as set forth in the H.10 statistical release of the Federal Reserve Board was EUR 1.2230 to USD 1.00.

The information in this preliminary prospectus is not complete and may be changed. The selling securityholders may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell the securities described herein and it is not soliciting an offer to buy the securities described herein in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated January 8, 2021.

PRELIMINARY PROSPECTUS

FUSION FUEL GREEN PLC

11,512,000 CLASS A ORDINARY SHARES (for issuance)

10,759,133 CLASS A ORDINARY SHARES (for resale)

4,372,892 WARRANTS (for resale)

This prospectus relates to the following securities of Fusion Fuel Green plc, a public limited company incorporated in Ireland (“Parent” or “we,” “us,” “our” or similar terms): (a) the issuance by Parent of (i) an aggregate of 7,750,000 Class A ordinary shares of Parent (“Class A Ordinary Shares”) issuable upon the exercise of warrants of Parent (“Warrants”), each Warrant exercisable for one Class A Ordinary Share at an initial exercise price of $11.50 per share, which Warrants were automatically adjusted pursuant to the terms of then-outstanding HL warrants (“Old HL Warrants”) upon the consummation of the business combination among Parent, HL Acquisitions Corp., and Fusion Welcome – Fuel, S.A. pursuant to the terms of the amended and restated business combination agreement dated as of August 25, 2020 (“Business Combination Agreement”) and (ii) 3,762,000 Class A Ordinary Shares issuable upon the exercise of Warrants issued by Parent in private placements which Warrants are registered for resale hereunder, to the extent that such Warrants are transferred prior to their exercise (which we refer to herein as the “Transferred Warrants”), and (b) the resale by the selling securityholders named herein of an aggregate of up to 4,372,892 Warrants (including up to 1,137,000 Warrants issuable upon the satisfaction of the earnout conditions set forth in the Business Combination Agreement) and an aggregate of up to 10,759,133 Class A Ordinary Shares (including 40,000 Class A Ordinary Shares issuable to our non-employee directors pursuant to director appointment agreements, up to 4,372,892 Class A Ordinary Shares issuable upon the exercise of Warrants (including up to 1,137,000 Warrants issuable upon the satisfaction of the earnout conditions set forth in the Business Combination Agreement), 2,125,000 Class A Ordinary Shares issuable upon the conversion of Class B Ordinary Shares, and up to 1,137,000 Class A Ordinary Shares issuable upon the satisfaction of earnout conditions set forth in the Business Combination Agreement).

We are registering the offer and sale by the selling securityholders named herein of the Class A Ordinary Shares and Warrants to satisfy certain registration rights we have granted in favor of such selling securityholders. The selling securityholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. See the section of this prospectus titled “Plan of Distribution” for more information. We will not receive any proceeds from the sale or other disposition of our Ordinary Shares or Warrants by the selling securityholders. We will, however, receive up to $132,388,000 if all of the 11,512,000 Warrants which will be outstanding after the completion of this offering (assuming we issue all 1,137,000 Warrants which may be issued to the former Fusion Fuel Shareholders upon the satisfaction of certain earnout conditions) are exercised for cash at an exercise price of $11.50 per share, whether cash exercised by the selling securityholders or by public holders after the resale of the Warrants hereunder. We expect to use the proceeds received from the cash exercise of the Warrants, if any, for working capital and other general corporate purposes. See the section of this prospectus titled “Use of Proceeds”.

Our Class A Ordinary Shares and Warrants are listed on the Nasdaq Global Market under the symbols “HTOO” and “HTOOW,” respectively.

Investing in our securities involves risks. See the section of this prospectus titled “Risk Factors”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described herein or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2021.

i

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Neither we, nor the selling securityholders, have authorized any other person to provide you with different or additional information. Neither we, nor the selling securityholders, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

The selling securityholders are not making an offer to sell the securities described herein in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, neither we nor the selling securityholders have taken any action to permit a public offering of the securities described herein outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the securities described herein and the distribution of this prospectus outside the United States.

ii

FORWARD-LOOKING STATEMENTS

This prospectus contains or may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) that involve significant risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements include information about our possible or assumed future results of operations or our performance. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” “Fusion Fuel’s Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and elsewhere in this prospectus that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words and phrases such as “may,” “should,” “intend,” “predict,” “potential,” “continue,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “believe,” “is /are likely to” or the negative form of these words and phrases or other comparable expressions. The forward-looking statements included in this prospectus relate to, among other things:

●	our goals and growth strategies;

●	our future prospects and market acceptance of products and services;

●	our future business development, financial condition and results of operations;

●	changes in our revenue, costs or expenditures;

●	our expectations regarding the demand for, and market acceptance of, our products and services;

●	general economic and business conditions in the markets in which we operate;

●	growth and competition in the markets in which we operate;

●	relevant government policies and regulations relating to our business and industry;

●	the length and severity of the novel coronavirus pandemic (“COVID-19”), including its impact on our business and on demand, project development, construction, operations, and maintenance, finance, and our global supply chains, actions that may be taken by governmental authorities to contain the outbreak or treat its impacts, and the ability of our customers, suppliers, vendors, and other counterparties to fulfill their contractual obligations to us; and

●	the assumptions underlying or related to any of the foregoing.

These forward-looking statements involve various risks, assumptions and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may turn out to be incorrect. Our actual results could be materially different from or worse than our expectations. You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. All forward-looking statements included herein attributable to us or other parties or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, after the date of this prospectus or to reflect the occurrence of unanticipated events, except as otherwise required by the U.S. federal securities laws.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our ordinary shares. Before making an investment decision, you should read this entire prospectus carefully, especially “Risk Factors,” “Fusion Fuel’s Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our financial statements and notes thereto. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Forward-Looking Statements” for more information.

Overview

Business Combination

On December 10, 2020, Parent completed a business combination pursuant to that certain Amended and Restated Business Combination Agreement (“Business Combination Agreement”), which Parent entered into on August 25, 2020, with HL Acquisitions Corp., a British Virgin Islands business company (“HL”), Fusion Welcome – Fuel, S.A., a public limited company domiciled in Portugal, sociedade anónima (“Fusion Fuel”), Fusion Fuel Atlantic Limited, a British Virgin Islands business company and wholly-owned subsidiary of Parent (“Merger Sub”), and the shareholders of Fusion Fuel (“Fusion Fuel Shareholders”). Pursuant to the Business Combination Agreement, on December 10, 2020, (i) Merger Sub merged with and into HL (the “Merger”), with HL being the surviving entity of the Merger and becoming a wholly-owned subsidiary of Parent, and (ii) Parent acquired all of the issued and outstanding shares of Fusion Fuel (the “Share Exchange,” and together with the Merger, the “Transactions”), resulting in Fusion Fuel and HL becoming wholly-owned subsidiaries of Parent and the securityholders of Fusion Fuel and HL becoming securityholders of Parent. Immediately following the closing of the Transactions, Parent consummated the closing of a series of subscription agreements with accredited investors (“PIPE Investors”) for the sale in a private placement of an aggregate of 2,450,000 Class A Ordinary Shares at a price of $10.25 per share, for gross proceeds to Parent of approximately $25.1 million (the “PIPE”). Following the closing of the Transactions, on December 15, 2020, HL began the process of liquidating and dissolving.

Fusion Fuel’s Vision

Fusion Fuel’s mission is to produce hydrogen with zero carbon emissions, thereby contributing to a future of sustainable and affordable clean energy and the reversal of climate change. Fusion Fuel produces hydrogen using renewable energy resulting in zero carbon emissions (“Green Hydrogen”) with components built in-house and in partnership with MagP Inovação, S.A. (“MagP”), an entity that is majority-owned by Fusion Welcome, S.A. (“Fusion Welcome”), one of our shareholders, and using the know-how and accumulated experience of its team’s strategic and continuous investment in research and development (“R&D”) around solar technologies. Hydrogen is a critical component in oil refining and ammonia production, century-old industries that account for most of the carbon emissions worldwide, and Fusion Fuel’s efficient solution allows Green Hydrogen to compete with other energy sources in an economically viable way.

Fusion Fuel has developed and tested a Direct Coupled Photo Electrochemical Hydrogen Generator (the “DC-PEHG”) that produces Green Hydrogen at one of the highest efficiency ratios and at the most competitive cost (€/Kg) in the Green Hydrogen industry. The DC-PEHG uses solar energy to split water molecules into hydrogen and oxygen through a proprietary photon-electrochemical process. The process is coupled with a solar concentration system that harnesses solar energy for electricity and heat, which we refer to as concentrated photovoltaic technology or “CPV” technology. This coupled approach for generating hydrogen significantly increases the total system efficiency, results in a low cost per kilogram of hydrogen produced, and benefits from the high automation level of mass producing the DC-PEHG. Fusion Fuel uses this process to extract hydrogen from water molecules without the creation of any carbon emissions and with oxygen as the only biproduct. Therefore, the output is designated Green Hydrogen, which is hydrogen created in a fully carbon-free process, as opposed to the traditional methods of creating hydrogen which produce upwards of 9 tons of carbon emissions for every ton of hydrogen produced (designated as “Brown Hydrogen”). The development of this highly efficient combination of the DC-PEHG and CPV technology to create the “Hydrogen Generator” places Fusion Fuel in a key position in the strategic and long-term plans of the Portuguese and European Governments to reduce carbon emissions and achieve a carbon neutral state by 2050.

The DC-PEHG has been internally tested and validated in small-scale outdoor operation and in laboratory conditions. It has been tested in continuous and intermittent operation conditions with negligible degradation. Fusion Fuel has completed the necessary adaptations to implement the CPV technology in the Hydrogen Generator, which adaptations have been internally tested. At this time, Fusion Fuel produces the DC-PEHG using a manual production process. In order to be able to mass produce the Hydrogen Generator, Fusin Fuel must invest in the equipment and machinery necessary to convert production of the DC-PEHG from a manual production process to an automated assembly process, which Fusion Fuel plans to develop in the second half of 2021. Until then, the Hydrogen Generators will be produced using a small-scale manual production line for the DC-PEHG component and will use the existing semi-automated production line for the CPV modules and trackers.

(1)	Internal Fusion Fuel projections.

Fusion Fuel’s business plan includes the sale of technology to parties interested in generating Green Hydrogen at an attractive cost (including to natural gas networks, ammonia producers, oil refineries, and other similar customers), the development of hydrogen plants to be operated by Fusion Fuel and active management of the portfolio of such hydrogen plants as assets, and the sale of Green Hydrogen as an output with pre-defined Hydrogen Purchase Agreements (“HPAs”). Fusion Fuel will initially focus on development in Portugal, Southern Europe and Morocco, but hopes to expand beyond this region as it believes the market potential is substantial in countries with high solar irradiation levels. Fusion Fuel believes that the significant growth and momentum of the hydrogen market will continue to increase as awareness of Green Hydrogen increases and as carbon emission taxes are charged on traditional hydrogen creation methods.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, we may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Fusion Fuel’s Management’s Discussion and Analysis of Financial Condition and Results of Operation” disclosure;

●	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002;

●	reduced disclosure obligations regarding executive compensation;

●	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved; and

●	we have elected to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies and our consolidated financial statements may not be comparable to companies that comply with such standards.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of (i) the last day of the fiscal year in which we have more than US$1.07 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least US$700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by our company of more than US$1.0 billion in non-convertible debt securities; or (iv) the last day of the fiscal year ending five years after July 2, 2018, which was the date that HL consummated its initial public offering.

We are also considered a “foreign private issuer” and will report under the Exchange Act as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

●	the selective disclosure rules relating to the issuance of material nonpublic information under Regulation FD.

As a foreign private issuer, we will also be permitted to follow certain home country corporate governance practices instead of those otherwise required under the applicable rules of the Nasdaq Global Market (“Nasdaq”) for domestic U.S. issuers. In order to rely on this exception, we would be required to disclose each Nasdaq rule that we do not intend to follow and describe the home country practice that we will follow in lieu thereof. We do not currently intend to follow any Irish corporate governance practices in lieu of Nasdaq corporate governance rules.

We may take advantage of the exemptions available to foreign private issuers until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our issued and outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Corporate Information

Our principal executive offices are located at 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland. Our telephone number at this address is +353 1 920 1000.

Our registered office in the United States is located at 28 Liberty Street, New York, NY 10005, and our agent for service of process is CT Corporation System.

Our corporate website is www.fusion-fuel.eu. The information contained in our website is not a part of this prospectus.

SUMMARY OF THE OFFERING

The summary below describes the principal terms of this offering. The “Description of Securities” section of this prospectus contains a more detailed description of our securities.

Securities Offered Hereby:	An aggregate of 11,512,000 Class A Ordinary Shares for issuance by Parent and an aggregate of 10,759,133 Class A Ordinary Shares and 4,372,892 Warrants for resale by the selling securityholders are offered hereby, comprising:

(a)	the issuance by Parent of:

(i)	7,750,000 Class A Ordinary Shares issuable upon the exercise of Warrants, each Warrant exercisable for one Class A Ordinary Share at an initial exercise price of $11.50 per share, which Warrants were automatically adjusted pursuant to the terms of the Old HL Warrants, which were previously registered on the Form F-4; and

(ii)	up to an aggregate of 3,762,000 Class A Ordinary Shares issuable upon the exercise of the Transferred Warrants; and

(b)	the resale by the selling securityholders named herein of:

(i)	2,450,000 Class A Ordinary Shares issued in connection with the PIPE;

(ii)	500,000 Warrants which were automatically adjusted pursuant to the terms of the Old HL Warrants issued upon conversion of HL convertible promissory notes in connection with the Merger;

(iii)	500,000 Class A Ordinary Shares issuable upon the exercise of the foregoing Warrants;

(iv)	2,125,000 Class A Ordinary Shares issuable upon the conversion of the Class B Ordinary Shares issued in connection with the Share Exchange to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(v)	2,125,000 Warrants issued in connection with the Share Exchange to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(vi)	2,125,000 Class A Ordinary Shares issuable upon the exercise of Warrants issued in connection with the Share Exchange to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(vii)	1,137,000 Class A Ordinary Shares which may be issued upon the satisfaction of certain earnout conditions to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(viii)	1,137,000 Warrants which may be issued upon the satisfaction of certain earnout conditions to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(ix)	1,137,000 Class A Ordinary Shares issuable upon the exercise of Warrants which may be issued upon the satisfaction of certain earnout conditions to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(x)	634,241 Class A Ordinary Shares issued to Jeffrey E. Schwarz (who may be deemed to be an underwriter pursuant to Rule 145(c)) upon the consummation of the Merger, the issuance of which was registered on the Form F-4;

(xi)	610,892 Warrants held by Mr. Schwarz which were automatically adjusted pursuant to the terms of the Old HL Warrants which were previously registered on the Form F-4;

(xii)	610,892 Class A Ordinary Shares underlying Warrants held by Mr. Schwarz which were automatically adjusted pursuant to the terms of the Old HL Warrants which were previously registered on the Form F-4; and

(xiii)	an aggregate of 40,000 Class A Ordinary Shares which Parent has irrevocably agreed to issue in a private placement to its non-executive directors pursuant to director appointment agreements entered into between Parent and each director.

Class A Ordinary Shares Outstanding:	As of the date of this prospectus, there are an aggregate of 9,483,355 Class A Ordinary Shares outstanding. Such amount includes an aggregate of 3,084,241 Class A Ordinary Shares being registered for resale hereunder, including (i) 2,450,000 Class A Ordinary Shares issued in the PIPE and (ii) 634,241 Class A Ordinary Shares issued to Jeffrey E. Schwarz in the Merger.

Warrants Outstanding:	As of the date of this prospectus, there are an aggregate of 10,375,000 Warrants outstanding. Such amount includes an aggregate of 3,235,892 Warrants being registered for resale hereunder, including (i) 500,000 Warrants held by certain selling securityholders which were automatically adjusted pursuant to the terms of the Old HL Warrants issued upon conversion of HL convertible promissory notes in connection with the Merger, (ii) 2,125,000 Warrants issued in connection with the Share Exchange, and (iii) 610,892 Warrants held by Jeffrey E. Schwarz which were automatically adjusted pursuant to the terms of the Old HL Warrants.

Exercisability of Warrants:

Each Warrant is exercisable at any time and from time to time at an initial exercise price of $11.50 per share, subject to adjustment. The Warrants will expire at 5:00 p.m., New York City time, on December 10, 2025.

The exercise of the Warrants is subject to the terms of the amended and restated warrant agreement entered into by and between Parent and Continental Stock Transfer & Trust Company as of December 10, 2020 (the “Amended and Restated Warrant Agreement”). No Warrants will be exercisable for cash unless we have an effective and current registration statement covering the Class A Ordinary Shares issuable upon exercise of the Warrants and a current prospectus relating to such Class A Ordinary Shares is available. In certain circumstances described in more detail in the Amended and Restated Warrant Agreement, Warrant holders may exercise Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Warrants on a cashless basis.

Redemption of Warrants:

We may redeem the outstanding Warrants (excluding (i) certain Old HL Warrants issued to the former shareholders of HL in private placements prior to HL’s initial public offering which were automatically adjusted into Warrants pursuant to the terms of the Old HL Warrants, (ii) certain Old HL Warrants issued to the former convertible noteholders of HL upon conversion of such notes in connection with the Merger and which were subsequently automatically adjusted into Warrants pursuant to the terms of the Old HL Warrants, and (iii) certain Warrants issued to the former Fusion Fuel Shareholders in the Share Exchange, in each case, so long as such Warrants are held by such persons or their affiliates and certain permitted transferees) in whole and not in part, at a price of $0.01 per Warrant at any time while the Warrants are exercisable, upon a minimum of 30 days’ prior written notice of redemption, if, and only if, the last sales price of our Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption; and if, and only if, there is a current registration statement in effect with respect to the Class A Ordinary Shares underlying such Warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each Warrant holder can exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the Class A Ordinary Shares may fall below the $18.00 trigger price as well as the $11.50 exercise price after the redemption notice is issued.

Additionally, if we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Ordinary Shares for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

Transfer Restrictions on Certain Securities Offered for Resale Hereunder:

Amended and Restated Stock Escrow Agreement: An aggregate of 650,435 Class A Ordinary Shares offered for resale hereunder are being held in escrow pursuant to the terms of that certain amended and restated stock escrow agreement (“Amended and Restated Stock Escrow Agreement”), dated December 10, 2020, between Parent, HL, certain initial shareholders of HL, and Continental Stock Transfer and Trust Company, as escrow agent (“Continental”). Such shares may not be released from escrow until (i) with respect to 50% of the Escrow Shares, the earlier of (x) December 10, 2021 and (y) the date on which the closing price of the Class A Ordinary Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing from December 10, 2020 and (ii) with respect to the remaining 50% of the Escrow Shares, December 10, 2021.

Indemnification Escrow Agreement: An aggregate of 212,500 Class A Ordinary Shares underlying Class B Ordinary Shares issued in the Share Exchange, which Class A Ordinary Shares are offered for resale hereunder, are being held in escrow pursuant to the terms of that certain indemnification escrow agreement (“Indemnification Escrow Agreement”), dated December 10, 2020, among Parent, Fusion Fuel, Fusion Welcome, S.A., as representative of the Fusion Fuel Shareholders, Jeffrey E. Schwarz, as representative of the HL shareholders, and Continental as escrow agent. Such shares may not be released from escrow until the 10th business day after Parent files its annual report for the fiscal year ending December 31, 2021.

Lock-Up: An aggregate of 6,524,000 Class A Ordinary Shares (representing the Class A Ordinary Shares issuable upon the conversion of Class B Ordinary Shares and upon exercise of the Warrants issued to the Fusion Fuel Shareholders in the Share Exchange, and the Class A Ordinary Shares which may be issued upon the satisfaction of the earnout conditions set forth in the Business Combination Agreement) issued to the Fusion Fuel Shareholders in the Share Exchange or to be issued to the Fusion Fuel Shareholders upon satisfaction of the earnout conditions set forth in the Business Combination Agreement, which are offered for resale hereunder, are subject to transfer restrictions set forth in the Business Combination Agreement. Such Class A Ordinary Shares may not be transferred, except to certain permitted transferees, until December 10, 2021, or earlier if Parent consummates a liquidation, merger, stock exchange or other similar transaction which results in all of Parent’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Withholding for Irish Taxes: Parent is obligated to issue an aggregate of 40,000 Class A Ordinary Shares to its non-executive directors pursuant to director appointment agreements between Parent and each non-executive director, which shares are registered for resale hereunder. When such shares are issued, Parent may withhold a portion of the shares, with the intention of selling the shares withheld in the open market to satisfy all or a portion of such directors’ Irish income tax and, where applicable, social security obligations.

Use of Proceeds:	The securities sold for resale under this prospectus will be sold or otherwise disposed of for the account of the selling securityholders, or their pledgees, assignees, or successors-in-interest. We will not receive any of the proceeds from the sale or other disposition of the securities by the selling securityholders. We will, however, receive up to $132,388,000 if all of the 11,512,000 Warrants which will be outstanding after the completion of this offering (assuming we issue all 1,137,000 Warrants which may be issued to the former Fusion Fuel Shareholders upon the satisfaction of certain earnout conditions) are exercised for cash at an exercise price of $11.50 per share, whether cash exercised by the selling securityholders or by public holders after the resale of the Warrants hereunder. We expect to use the proceeds received from the cash exercise of the Warrants, if any, for working capital and other general corporate purposes. See the section of this prospectus titled “Use of Proceeds”.

Nasdaq Global Market Symbols:	Class A Ordinary Shares: HTOO Warrants: HTOOW

Summary of Risk Factors:

An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

●	Resales of our Class A Ordinary Shares or Warrants, or the perception that such resales might occur, may cause the market price of the Class A Ordinary Shares or Warrants to drop significantly, even if Fusion Fuel’s business is doing well.

●	A substantial number of our Class A Ordinary Shares may be issued upon the exercise of Warrants or the conversion of the Class B Ordinary Shares, which could adversely affect the price of our Class A Ordinary Shares.

●	Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of Class A Ordinary Shares may view as beneficial.

●	We may issue additional Class A Ordinary Shares or other equity securities without seeking shareholder approval, which would dilute your ownership interests and may depress the market price of the Class A Ordinary Shares.

●	If the Class A Ordinary Shares or Warrants are de-listed from Nasdaq, we could face significant material adverse consequences.

●	The trading price of the Class A Ordinary Shares or Warrants may be volatile, and holders of the Class A Ordinary Shares or Warrants could incur substantial losses.

●	An active trading market of the Class A Ordinary Shares and Warrants may not be sustained and investors may not be able to resell their Class A Ordinary Shares and Warrants at or above the price for which they purchased such securities.

●	Because we currently do not have plans to pay cash dividends on the Class A Ordinary Shares, you may not receive any return on investment unless you sell your Class A Ordinary Shares for a price greater than that which you paid.

●	Parent has no operating history. The unaudited pro forma condensed combined financial information included in this prospectus may not be an indication of Parent’s financial condition or results of operations following the Transactions, and accordingly, you have limited financial information on which to evaluate Parent and Parent’s securities.

●	We may need additional capital in the future to meet our financial obligations and to pursue our business objectives. Additional capital may not be available on favorable terms, or at all, which could compromise our ability to meet our financial obligations and grow our business.

●	The hydrogen production industry is an emerging market and hydrogen production may not receive widespread market acceptance.

●	The economic benefits to our customers of our Hydrogen Generators over competitor products depend on the cost of electricity available from alternative sources including local electric utility companies, which cost structure is subject to change.

●	We currently face and will continue to face significant competition.

●	We will depend on a concentration of anchor customers for the majority of our revenues and the loss of any such customers could adversely affect our business, financial condition, results of operations and cash flows.

●	Our future success depends in part on our ability to increase our production capacity, and we may not be able to do so in a cost-effective manner and cannot guarantee that our production partners ramp up in time.

●	The performance of our Hydrogen Generators may be affected by field conditions and other factors outside of our control, which could result in harm to our business and financial results.

●	Fusion Fuel’s products create a flammable fuel that is an inherently dangerous substance. If our Hydrogen Generators contain manufacturing defects, our business and financial results could be harmed.

●	If our estimates of the useful life for our Hydrogen Generators are inaccurate or we do not meet service and performance warranties and guaranties, or if we fail to accrue adequate warranty and guaranty reserves, our business and financial results could be harmed.

●	Any significant disruption in the operations at our or MagP’s manufacturing facilities could delay the production of our Hydrogen Generators, which would harm our business and results of operations.

●	The failure of our suppliers to continue to deliver necessary raw materials or other components of our Hydrogen Generators in a timely manner or at all, or our inability to obtain substitute sources of these components on a timely basis or on terms acceptable to us, could prevent us from delivering our products within required time frames, impair our ability to manufacture our products, could increase our costs of production and could cause installation delays, cancellations, penalty payments, and damage to our reputation.

●	We face supply chain competition, including competition from businesses in other industries, which could result in insufficient inventory and negatively affect our results of operations. Further, we, and some of our suppliers, obtain capital equipment used in our manufacturing process from sole suppliers and, if this equipment is damaged or otherwise unavailable, our ability to deliver our Hydrogen Generators on time will suffer.

●	Fusion Fuel’s business plan leverages Portugal’s Hydrogen Strategy and Portugal’s investment in a Green Hydrogen economy. If there are any delays in the rollout of legislation or changes to Portugal’s Hydrogen Strategy, this could materially impact our business Further, any disruption to or elimination of Portugal’s Hydrogen Strategy and other strategic plans for hydrogen production in could reduce demand for our products, lead to a reduction in our revenues and adversely impact our operating results and liquidity.

●	We are subject to various environmental laws and regulations that could impose substantial costs upon us and cause delays in the delivery and installation of our Hydrogen Generators.

●	We may become subject to product liability claims which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

●	Our patent applications may not result in issued patents, and our issued patents may not provide adequate protection, either of which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours. Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights may be costly.

●	Fusion Fuel’s ability to generate revenues is substantially dependent upon it entering into satisfactory hydrogen purchase agreements with third parties.

●	If Fusion Fuel does not retain its senior management and key employees, or attract and retain additional talent, Parent may not be able to grow or achieve its business objectives.

●	Parent expects to experience foreign currency gains and losses. Fluctuations in currency exchange rates can adversely affect its profitability.

●	A transfer of Class A Ordinary Shares or Warrants, other than one effected by means of the transfer of book-entry interests in the Depositary Trust Company, may be subject to Irish stamp duty.

●	If the Class A Ordinary Shares or Warrants are not eligible for deposit and clearing within the facilities of DTC, then transactions in the Class A Ordinary Shares and/or Warrants may be disrupted.

●	An investment in the Class A Ordinary Shares may result in uncertain U.S. federal income tax consequences.

●	Attempted takeovers of Parent will be subject to the Irish Takeover Rules and will be under the supervisory jurisdiction of the Irish Takeover Panel.

●	Investors may face difficulties in protecting their interests, and their ability to protect their rights through the U.S. federal courts may be limited, because Parent is formed under Irish law.

●	The ongoing COVID-19 pandemic may adversely affect Parent’s business, results of operations, and financial condition.

●	As a foreign private issuer, we are exempt from a number of rules under the Exchange Act, we are permitted to file less information with the SEC than domestic companies, and we will be permitted to follow home country practice in lieu of the listing requirements of Nasdaq, subject to certain exceptions. Accordingly, there may be less publicly available information concerning us than there is for issuers that are not foreign private issuers.

●	Parent is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Class A Ordinary Shares less attractive to investors.

RISK FACTORS

You should carefully consider the following risk factors and all of the information contained in this prospectus, including but not limited to, the matters addressed in the section titled “Forward-Looking Statements,” and the financial information with respect to Parent before you decide whether to invest in our securities. The value of your investment will be subject to the significant risks affecting us and inherent in the Green Hydrogen industry and the Portuguese market. Any of the following risks could materially adversely affect our business, financial condition or results of operations. This could cause the trading price of the Class A Ordinary Shares and/or Warrants to decline, perhaps significantly, and you could lose all or a part of your investment. Additional risks and uncertainties not currently known to us or that we currently do not consider to be material may also materially and adversely affect our business, financial condition or results of operations.

Risks Relating to Our Securities

Resales of our Class A Ordinary Shares or Warrants, or the perception that such resales might occur, may cause the market price of the Class A Ordinary Shares or Warrants to drop significantly, even if Fusion Fuel’s business is doing well.

We are registering for resale hereunder a significant number of Class A Ordinary Shares and Warrants which were or will be issued in private placements. While a portion of such shares and warrants are subject to transfer restrictions described elsewhere in this prospectus, upon expiration of the applicable lock-up periods and upon the effectiveness of this Registration Statement, or otherwise in accordance with Rule 144 under the Securities Act, the selling securityholders hereunder, who include former Fusion Fuel Shareholders, former HL insiders, and the PIPE Investors, may sell large amounts of Class A Ordinary Shares and/or Warrants in the open market or in privately negotiated transactions. Such sales, or the perception in the public markets that such sales will occur, could have the effect of increasing the volatility in the trading price of the Class A Ordinary Shares and/or the Warrants or putting significant downward pressure on the price of the Class A Ordinary Shares and/or the Warrants.

Downward pressure on the market price of the Class A Ordinary Shares and/or the Warrants that likely will result from sales of Class A Ordinary Shares could encourage short sales of Class A Ordinary Shares and/or the Warrants by market participants. Generally, short selling means selling a security, contract or commodity not owned by the seller. The seller is committed to eventually purchase the financial instrument previously sold. Short sales are used to capitalize on an expected decline in the security’s price. Short sales of the Class A Ordinary Shares and/or Warrants could have a tendency to depress the price of the Class A Ordinary Shares and/or the Warrants, respectively, which could further increase the potential for short sales.

We cannot predict the size of future issuances of Class A Ordinary Shares or Warrants or the effect, if any, that future issuances and sales of shares of Class A Ordinary Shares and/or Warrants will have on the market price of the Class A Ordinary Shares or the Warrants. Sales of substantial amounts of Class A Ordinary Shares, or the perception that such sales could occur, may adversely affect prevailing market prices of Class A Ordinary Shares and/or Warrants.

A substantial number of our Class A Ordinary Shares may be issued upon the exercise of Warrants or the conversion of the Class B Ordinary Shares, which could adversely affect the price of our Class A Ordinary Shares.

We have an aggregate of 10,375,000 Warrants outstanding and may issue up to an aggregate of 1,137,000 additional Warrants if the earnout conditions set forth in the Business Combination Agreement are satisfied. Each Warrant is exercisable for one Class A Ordinary Share at a price of $11.50 per share. If all of the Warrants are exercised for cash, we would be required to issue up to 11,512,000 Class A Ordinary Shares, or approximately 121.4% of our Class A Ordinary Shares outstanding as of December 10, 2020. The selling securityholders will likely exercise the Warrants only at a time when it is economically beneficial to do so. Accordingly, the exercise of these Warrants will dilute our other equity holders and may adversely affect the market price of the Class A Ordinary Shares.

Similarly, we have an aggregate of 2,125,000 Class B Ordinary Shares outstanding. Each Class B Ordinary Share is convertible at any time into one Class A Ordinary Share at the option of the holder and all outstanding Class B Ordinary Shares will automatically convert into an equal number of Class A Ordinary Shares on December 31, 2023. If all Class B Ordinary Shares are converted into Class A Ordinary Shares, we would be required to issue 2,125,000 Class A Ordinary Shares, or approximately 22.4% of our Class A Ordinary Shares outstanding as of December 10, 2020. Accordingly, the conversion of these Class B Ordinary Shares will dilute the holders of our Class A Ordinary Shares and may adversely affect the market price of the Class A Ordinary Shares.

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of Class A Ordinary Shares may view as beneficial.

We adopted a dual-class voting structure such that our ordinary shares consist of Class A Ordinary Shares and Class B Ordinary Shares. Although the Class A Ordinary Shares and Class B Ordinary Shares each have one vote per share, for so long as at least 1,700,000 Class B Ordinary Shares continue to be beneficially owned collectively by the former Fusion Fuel Shareholders and certain permitted transferees, the holders of Class B Ordinary Shares will have certain protective rights, including the right to approve any liquidation, sale of substantially all assets or equity, merger, consolidation, or similar transaction, amendments to our Memorandum and Articles of Association (“M&A”), the creation or issuance of any new class or series of capital stock or equity securities convertible into our capital stock, changes to the size of our or Fusion Fuel’s board of directors, and the removal of any member of Fusion Fuel’s board of directors (collectively, the “Class B Protective Provisions”). Each Class B Ordinary Share is convertible at any time into one Class A Ordinary Share at the option of the holder and all outstanding Class B Ordinary Shares will automatically convert into an equal number of Class A Ordinary Shares on December 31, 2023. The Class A Ordinary Shares will not be convertible into Class B Ordinary Shares under any circumstance.

The former Fusion Fuel Shareholders hold approximately 33.31% of the voting power of our outstanding ordinary shares as of the date of this prospectus (without taking into effect any Class A Ordinary Shares or Warrants which may be issued as contingent consideration). Further, the former Fusion Fuel Shareholders beneficially own all of the Class B Ordinary Shares. As a result, the former Fusion Fuel Shareholders have considerable influence over matters such as electing directors and approving material mergers, acquisitions or other business combination transactions. This will limit your ability to influence corporate matters and could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of Class A Ordinary Shares and Warrants of the opportunity to sell their shares at a premium over the prevailing market price.

Additionally, our board of directors has three classes of directors with staggered terms, with each director serving for up to three years until his or her successor is designated and qualified. During such term, our shareholders will have no power to remove directors without cause. Our staggered board and the Class B Protective Provisions may discourage proxy contests for the election of directors and purchases of substantial blocks of shares by making it more difficult for a potential acquirer to gain control of our board of directors.

Notwithstanding the potential for concentration of ownership in the former Fusion Fuel Shareholders, no individual, group or other company will hold in excess of 50% of the voting power for the election of directors of Parent. Accordingly, we are not a “controlled company” under the rules of Nasdaq.

The dual class structure of our ordinary shares may adversely affect the trading market for the Class A Ordinary Shares and/or Warrants.

S&P Dow Jones and FTSE Russell have implemented changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, namely, to exclude companies with multiple classes of shares of common stock from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our ordinary shares may prevent the inclusion of the Class A Ordinary Shares and/or Warrants in such indices and may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices could result in a less active trading market for our Class A Ordinary Shares and/or Warrants. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of the Class A Ordinary Shares and/or Warrants.

We may issue additional Class A Ordinary Shares or other equity securities without seeking shareholder approval, which would dilute your ownership interests and may depress the market price of the Class A Ordinary Shares.

An aggregate of 10,375,000 Warrants is outstanding. Additionally, assuming the earnout targets are satisfied, we will be required to issue an additional 1,137,000 Class A Ordinary Shares and 1,137,000 Warrants to certain of the former Fusion Fuel Shareholders. Our Class B Ordinary Shares will be convertible at the option of the holders into an aggregate of 2,125,000 Class A Ordinary Shares at any time and from time to time, and all Class B Ordinary Shares not voluntarily converted will be automatically converted into Class A Ordinary Shares on December 31, 2023. Further, we may issue additional ordinary shares or other equity securities of equal or senior rank in the future for any reason or in connection with, among other things, future acquisitions, the redemption of outstanding Warrants, or repayment of outstanding indebtedness, without shareholder approval, in a number of circumstances.

Our issuance of additional Class A Ordinary Shares or other equity securities of equal or senior rank would have the following effects:

●	our existing shareholders’ proportionate ownership interest in us will decrease;

●	the amount of cash available per share, including for payment of dividends in the future, may decrease;

●	the relative voting strength of each previously outstanding Class A Ordinary Share may be diminished; and

●	the market price of the Class A Ordinary Shares may decline.

If the Class A Ordinary Shares or Warrants are de-listed from Nasdaq, we could face significant material adverse consequences.

We may be unable to maintain the listing of our Class A Ordinary Shares and Warrants on in the future. If Nasdaq delists our Class A Ordinary Shares or Warrants, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for the Class A Ordinary Shares and Warrants;

●	a reduced level of trading activity in the secondary trading market for the Class A Ordinary Shares and Warrants;

●	a limited amount of news and analyst coverage;

●	a decreased ability to issue additional securities or obtain additional financing in the future;

●	stamp duty may be chargeable on transfers of Class A Ordinary Shares and Warrants at a rate of 1% of the greater of the price paid or market value of the Class A Ordinary Shares and Warrants transferred; and

●	our securities would not be “covered securities” under the National Securities Markets Improvement Act of 1996, which is a federal statute that prevents or pre-empts the states from regulating the sale of certain securities, including securities listed on Nasdaq, in which case our securities would be subject to regulation in each state where we offer and sell securities.

The trading price of the Class A Ordinary Shares or Warrants may be volatile, and holders of the Class A Ordinary Shares or Warrants could incur substantial losses.

The stock market in general has experienced extreme volatility in the wake of the COVID-19 pandemic that has often been unrelated to the operating performance of particular companies. As a result of this volatility, our shareholders may not be able to sell their Class A Ordinary Shares or Warrants at or above the price paid for such securities. The market price for the Class A Ordinary Shares and Warrants may be influenced by many factors, including the factors discussed elsewhere in this “Risk Factors” section and:

●	the overall performance of the equity markets;

●	actual or anticipated fluctuations in our revenue and other operating results;

●	changes in the financial projections we may provide to the public or the failure to meet these projections;

●	failure of securities analysts to initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow us or our failure to meet these estimates or the expectations of investors;

●	the issuance of reports from short sellers that may negatively impact the trading price of the Class A Ordinary Shares and/or Warrants;

●	recruitment or departure of key personnel;

●	the economy as a whole and market conditions in our industry;

●	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that operate in the green energy or hydrogen industries

●	new laws, regulations, subsidies, or credits or new interpretations of them applicable to our business;

●	negative publicity related to problems in our manufacturing or the real or perceived quality of our products;

●	rumors and market speculation involving us or other companies in our industry;

●	announcements by us or our competitors of significant technical innovations, acquisitions, strategic partnerships, or capital commitments;

●	lawsuits threatened or filed against us;

●	other events or factors including those resulting from war, incidents of terrorism or responses to these events;

●	the expiration of contractual lock-up or market standoff agreements;

●	sales or anticipated sales of shares of the Class A Ordinary Shares and/or Warrants by us or our shareholders; and

●	the continued impact of COVID-19 or other adverse public health developments.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price of the Class A Ordinary Shares and/or Warrants and trading volume could decline.

The market price for the Class A Ordinary Shares and Warrants depends in part on the research and reports that securities or industry analysts publish about us or our business. If industry analysts cease coverage of us, the trading price for the Class A Ordinary Shares and/or Warrants would be negatively affected. In addition, if one or more of the analysts who cover us downgrade the Class A Ordinary Shares and/or Warrants or publish inaccurate or unfavorable research about our business, the Class A Ordinary Share and/or Warrant price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for the Class A Ordinary Shares and/or Warrants could decrease, which might cause the Class A Ordinary Share and/or Warrant price and trading volume to decline.

An active trading market of the Class A Ordinary Shares and Warrants may not be sustained and investors may not be able to resell their Class A Ordinary Shares and Warrants at or above the price for which they purchased such securities.

An active trading market for the Class A Ordinary Shares and Warrants may not be sustained. In the absence of an active trading market for the Class A Ordinary Shares and/or Warrants, investors may not be able to sell their Class A Ordinary Shares or Warrants, respectively, at or above the price they paid at the time that they would like to sell. In addition, an inactive market may impair our ability to raise capital by selling shares or equity securities and may impair our ability to acquire business partners by using the Class A Ordinary Shares as consideration, which, in turn, could harm our business.

Because we currently do not have plans to pay cash dividends on the Class A Ordinary Shares, you may not receive any return on investment unless you sell your Class A Ordinary Shares for a price greater than that which you paid.

We currently do not expect to pay any cash dividends on Class A Ordinary Shares. Any future determination to pay cash dividends or other distributions on Class A Ordinary Shares will be at the discretion of the board of directors and will be dependent on our earnings, financial condition, operating results, capital requirements, and contractual, regulatory and other restrictions, including restrictions contained in the agreements governing any existing and future outstanding indebtedness we or our subsidiaries incur, on the payment of dividends by our subsidiaries to us, and other factors that our board of directors deems relevant. As a result, you may not receive any return on an investment in the Class A Ordinary Shares unless you sell the Class A Ordinary Shares for a price greater than that which you paid for them.

Risks Relating to Our Business

Parent has no operating history. The unaudited pro forma condensed combined financial information included in this prospectus may not be an indication of Parent’s financial condition or results of operations following the Transactions, and accordingly, you have limited financial information on which to evaluate Parent and Parent’s securities.

Parent has no operating history, Fusion Fuel has a limited operating history, and Fusion Fuel and HL have no prior history as a combined entity and their operations have not been previously managed on a combined basis. The unaudited pro forma condensed combined financial information contained in this prospectus has been prepared using the consolidated historical financial statements of HL and Fusion Fuel, and is presented for illustrative purposes only and should not be considered to be an indication of the results of operations including, without limitation, future revenue, or financial condition of Parent. Certain adjustments and assumptions have been made regarding Parent after giving effect to the Transactions. We believe these assumptions are reasonable, however, the information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments are difficult to make with accuracy. These assumptions may not prove to be accurate, and other factors may affect Parent’s results of operations or financial condition following the Transactions. For these and other reasons, the historical and proforma condensed combined financial information included in this prospectus does not necessarily reflect Parent’s results of operations and financial condition and the actual financial condition and results of operations of Parent following the Transactions may not be consistent with, or evident from, this pro forma financial information.

The projections and forecasts presented in this prospectus may not be an indication of the actual results of the Transactions or Parent’s future results.

This prospectus contains projections, estimates, and forecasts prepared by Fusion Fuel. None of the projections, estimates and forecasts included in this prospectus have been prepared with a view toward public disclosure other than to certain parties involved in the Transactions or toward complying with SEC guidelines or generally accepted accounting principles. The projections, estimates and forecasts were based on numerous variables and assumptions which are inherently uncertain and may be beyond our control and exclude, among other things, transaction-related expenses. Important factors that may affect actual results and results of Fusion Fuel’s operations, or could lead to such projections, estimates and forecasts not being achieved include, but are not limited to: client demand for Fusion Fuel’s solutions, successful and timely construction and commissioning of Green Hydrogen production facilities, an evolving competitive landscape, rapid technological change, margin shifts in the industry, regulation changes in a highly regulated environment, successful management and retention of key personnel, unexpected expenses and general economic conditions. As such, these projections, estimates and forecasts may be inaccurate and should not be relied upon as an indicator of actual past or future results.

We may need additional capital in the future to meet our financial obligations and to pursue our business objectives. Additional capital may not be available on favorable terms, or at all, which could compromise our ability to meet our financial obligations and grow our business.

While our management anticipates that the funds that were made available from HL’s trust fund and the PIPE Investment following the completion of the Transactions will be sufficient to fund our operations for at least 18 to 24 months following the completion of the Transactions, we may need to raise additional capital to fund operations in the future or finance future acquisitions.

If we seek to raise additional capital in order to meet various objectives, including developing existing or future technologies and solutions, increasing working capital, acquiring new clients, expanding geographically and responding to competitive pressures, capital may not be available on favorable terms or may not be available at all. Lack of sufficient capital resources could significantly limit our ability to take advantage of business and strategic opportunities. Any additional capital raised through the sale of equity or debt securities with an equity component would dilute our current equity owners. If adequate additional funds are not available, we may be required to delay, reduce the scope of, or eliminate material part of our business strategy, including acquiring potential new clients or the continued development of new or existing technologies or solutions and geographic expansion.

The hydrogen production industry is an emerging market and hydrogen production may not receive widespread market acceptance.

The hydrogen production industry is still relatively nascent in an otherwise mature and heavily regulated industry, and we cannot be sure that potential customers will accept hydrogen production broadly, or our Hydrogen Generator products specifically. Enterprises may be unwilling to adopt our solution over traditional or competing power sources for any number of reasons including the perception that our technology is unproven, a lack of confidence in our business model, the perceived unavailability of back-up service providers to operate and maintain the Hydrogen Generators, and lack of awareness of our product or the perception of regulatory or political headwinds. Because this is an emerging industry, broad acceptance of our products and services is subject to a high level of uncertainty and risk. If the market develops more slowly than we anticipate, our business will be harmed.

Our limited operating history and our nascent industry make evaluating our business and future prospects difficult.

The Fusion Fuel team began its work in the renewable energy industry in 2008, and since such time we have been focused principally on research and development activities relating to concentrated solar power, part of which we have applied to our Hydrogen Generator technology. Fusion Fuel’s hydrogen project began in 2018. Although the hydrogen project is an extension of our historical business it comes with some different challenges, including the challenges described elsewhere in these “Risk Factors” which we may not have the experience or ability to successfully overcome. Furthermore, our Hydrogen Generator is a new type of product in the nascent hydrogen industry. Consequently, predicting our future revenue and appropriately budgeting for our expenses is difficult, and we have limited insight into trends that may emerge and affect our business. If actual results differ from our estimates or if we adjust our estimates in future periods, our operating results and financial position could be materially and adversely affected.

Fusion Fuel’s products involve a lengthy sales and installation cycle and if we fail to close sales on a regular and timely basis, our business could be harmed.

Fusion Fuel’s sales cycle is typically 12 to 18 months but can vary considerably. In order to make a sale, we must typically provide a significant level of education to prospective customers regarding the use and benefits of Fusion Fuel’s products and technology. The period between initial discussions with a potential customer and the eventual sale of even a single product typically depends on a number of factors, including the potential customer’s budget, required construction and production licenses, and the decision as to the type of financing it chooses to use as well as the arrangement of such financing. Prospective customers often undertake a significant evaluation process which may further extend the sales cycle. Once a customer makes a formal decision to purchase our product, the fulfilment of the sales order by us will require a substantial amount of time. We expect the time between the entry into a sales contract with a customer and the installation of our Hydrogen Generators to range from three to nine months or more. This lengthy sales and installation cycle is subject to a number of significant risks over which we have little or no control. Because of both the long sales and long installation cycles, we may expend significant resources without having certainty of generating a sale.

These lengthy sales and installation cycles increase the risk that an installation may be delayed and/or may not be completed. In some instances, a customer can cancel an order for a particular site prior to installation, and we may be unable to recover some or all of our costs in connection with design, permitting, installation and site preparations incurred prior to cancellation. Our operating expenses are based on anticipated sales levels, and many of our expenses are fixed. If we are unsuccessful in closing sales after expending significant resources or if we experience delays or cancellations, our business could be materially and adversely affected. Since we do not recognize revenue on the sales of our products until installation and acceptance, a small fluctuation in the timing of the completion of our sales transactions could cause operating results to vary materially from period to period.

We believe that part of the cancellation risk will be mitigated in the early years as the first projects will be developed for Fusion Fuel’s own business line, and Fusion Fuel will then operate the first Green Hydrogen plants.

The economic benefits to our customers of our Hydrogen Generators over competitor products depend on the cost of electricity available from alternative sources including local electric utility companies, which cost structure is subject to change.

We believe that a customer’s decision to purchase our Hydrogen Generators is significantly influenced by the price predictability of electricity generated by our Hydrogen Generators in comparison to the retail price and the future price outlook of electricity from the local utility grid and other energy sources. The economic benefit of our Hydrogen Generators to our customers includes, among other things, the benefit of reducing such customer’s payments to the local utility company. The rates at which electricity is available from a customer’s local electric utility company is subject to change and any changes in such rates may affect the relative benefits of our Hydrogen Generators. Even in markets where we are competitive today, rates for electricity could decrease and render our Hydrogen Generators uncompetitive. Several factors could lead to a reduction in the price or future price outlook for grid electricity, including the impact of energy conservation initiatives that reduce electricity consumption, construction of additional power generation plants (including nuclear, coal or natural gas) and technological developments by others in the electric power industry which could result in electricity being available at costs lower than those that can be achieved from our Hydrogen Generators. If the retail price of grid electricity decreases at a faster rate than we or our customers expect, it could reduce demand for our Hydrogen Generators and harm our business.

In some countries, the current low cost of grid electricity, even together with available subsidies, does not render our product economically attractive. If we are unable to reduce our costs to a level at which our Hydrogen Generators would be competitive in such markets, or if we are unable to generate demand for our Hydrogen Generators based on benefits other than electricity cost savings, such as reliability, resilience, or environmental benefits, our potential for growth may be limited in those markets.

We currently face and will continue to face significant competition.

Fusion Fuel operates in a highly competitive industry. We compete for customers, financing partners, and incentive dollars with other electric power providers and hydrogen solutions. Several of our primary competitors are diversified multinational companies with substantially larger operating staffs and greater capital resources. Further, many providers, such as traditional utilities and other companies offering distributed generation products, have longer operating histories, have customer incumbency advantages, have access to and influence with local and state governments, and have access to more capital resources than do we. These larger competitors’ greater resources could allow them to better withstand industry downturns and to compete more effectively on the basis of technology, geographic scope and retained skilled personnel. If these competitors substantially increase the resources they devote to developing and marketing competitive solutions and services, we may not be able to compete effectively. Similarly, consolidation among their competitors could enhance their product and service offerings and financial resources, further intensifying competition. Significant developments in alternative technologies, such as energy storage, wind, solar, or hydro power generation, or improvements in the efficiency or cost of traditional energy sources, including coal, oil, natural gas used in combustion, or nuclear power, may materially and adversely affect our business and prospects in ways we cannot anticipate. We may also face new competitors who are not currently in the market. If we fail to adapt to changing market conditions and to compete successfully with grid electricity or new competitors, our growth will be limited which would adversely affect our business results.

We will depend on a concentration of anchor customers for the majority of our revenues and the loss of any such customers could adversely affect our business, financial condition, results of operations and cash flows.

We intend to sell most of Fusion Fuel’s products to a range of customers that currently includes a few anchor customers, and, while we are continually seeking to expand our customer base, we expect this concentration of our customer base will continue for the next several years. Accordingly, our near-term success depends upon the continued purchases of our products by a small number of customers, and any fluctuation or decline in business with our major customers could have an adverse impact on our business, financial condition and results of operations. Our dependence on a small number of major customers may expose us to additional risks. For instance, a slowdown, delay or reduction in a customer’s orders could result in excess inventories or unexpected quarterly fluctuations in our operating results and liquidity. Our major customers may have significant purchasing leverage over us to require changes in sales terms including pricing, payment terms and product delivery schedules, which could adversely affect our business, financial condition, results of operations and cash flows. If one of our major customers delays payment of or is unable to pay their receivables, that could have a material adverse effect on our business, financial condition, results of operations and cash flows. While we believe that part of this cancellation risk will be mitigated in the early years as the first projects will be developed for Fusion Fuel’s own business line, and Fusion Fuel will then operate the first Green Hydrogen plants, we cannot assure you of that. If we are unable to build and maintain a broad customer base and build relationships with potential new customers, our business may be adversely effected.

Risks Relating to our Products and Manufacturing

Weakness in the economy, market trends and other conditions affecting the profitability and financial stability of our customers could negatively impact our sales growth and results of operations.

The demand for our products and services is sensitive to the production activity, capital spending and demand for products and services of our customers. Many of our potential customers operate in markets that are subject to cyclical fluctuations resulting from market uncertainty, trade and tariff policies, costs of goods sold, currency exchange rates, central bank interest rate changes, foreign competition, offshoring of production, oil and natural gas prices, geopolitical developments, labor shortages, inflation, deflation, and a variety of other factors beyond our control. Any of these factors could cause customers to idle or close facilities, delay purchases, reduce production levels, or experience reductions in the demand for their own products or services. Any of these events could also reduce the volume of products and services these customers purchase from us or impair the ability of our customers to make full and timely payments and could cause increased pressure on our selling prices and terms of sale. Accordingly, a significant or prolonged slowdown in activity in any major world economy, or a segment of any such economy, could negatively impact our sales growth and results of operations.

Our future success depends in part on our ability to increase our production capacity, and we may not be able to do so in a cost-effective manner and cannot guarantee that our production partners ramp up in time.

To the extent we are successful in growing our business, we may need to increase our production capacity. Our ability to plan, construct, and equip additional manufacturing facilities is subject to significant risks and uncertainties, including the following:

●	The expansion or construction of any manufacturing facilities will be subject to the risks inherent in the development and construction of new facilities, including risks of delays and cost overruns as a result of factors outside our control such as delays in government approvals, burdensome permitting conditions, and delays in the delivery of manufacturing equipment and subsystems that we manufacture or obtain from suppliers.

●	Adding manufacturing capacity in any international location will subject us to new laws and regulations including those pertaining to labor and employment, environmental and export import. In addition, it brings with it the risk of managing larger scale foreign operations.

●	We may be unable to achieve the production throughput necessary to achieve our target annualized production run rate at our current and future manufacturing facilities.

●	Manufacturing equipment may take longer and cost more to engineer and build than expected, and may not operate as required to meet our production plans.

●	We may depend on third-party relationships in the development and operation of additional production capacity, which may subject us to the risk that such third parties do not fulfil their obligations to us under our arrangements with them.

●	We may be unable to attract or retain qualified personnel.

Initially, this risk will be partially mitigated because we will outsource all production functions to third parties. If any of our key suppliers are unable to expand their manufacturing facilities, we may be unable to further scale our business. Over the next three to five years, Fusion Fuel intends to establish its own assembly line(s) and production plant(s). If we are unable to do so, this could limit the ability of Fusion Fuel to scale its business. If the demand for our Hydrogen Generators or our production output decreases or does not rise as expected, we may not be able to spread a significant amount of our fixed costs over the production volume, resulting in a greater than expected per unit fixed cost, which would have a negative impact on our financial condition and our results of operations.

The performance of our Hydrogen Generators may be affected by field conditions and other factors outside of our control, which could result in harm to our business and financial results.

Field conditions, such as the natural elements and utility processes which vary by region and may be subject to seasonal fluctuations, are not always possible to predict until the Hydrogen Generator is in operation. Although we believe we have designed the Hydrogen Generators to successfully withstand the variety of field conditions we expect to encounter, as we move into new geographies and deploy new service configurations, we may encounter new and unanticipated field conditions. Adverse impacts on performance may require us to incur significant re-engineering costs or divert the attention of our engineering personnel from product development efforts. Furthermore, we may be unable to adequately address the impacts of factors outside of our control in a manner satisfactory to our customers. Any of these circumstances could significantly and adversely affect customer satisfaction, market acceptance, and our business reputation.

If our Hydrogen Generators contain manufacturing defects, our business and financial results could be harmed.

Our Hydrogen Generators are complex products and they may contain undetected or latent errors or defects. Changes in our supply chain or the failure of our suppliers to otherwise provide us with components or materials that meet our specifications could also introduce defects into our products. In addition, as we grow our manufacturing volume, the chance of manufacturing defects could increase. Any manufacturing defects or other failures of our Hydrogen Generators to perform as expected could cause us to incur significant re-engineering and replacement costs, divert the attention of our engineering personnel from product development efforts, and significantly and adversely affect customer satisfaction, market acceptance, and our business reputation. Given the fact that the electrolyzers only produce around 20 grams of Hydrogen each day and that they operate in an open area, there is little to no safety risk to employees or customers.

Furthermore, we may be unable to correct manufacturing defects or other failures of our Hydrogen Generators in a manner satisfactory to our customers, which could adversely affect customer satisfaction, market acceptance, and our business reputation.

Fusion Fuel’s products create a flammable fuel that is an inherently dangerous substance.

Our systems create hydrogen gas through electrolysis. While our products do not use this fuel in a combustion process, hydrogen gas is a flammable fuel that could leak and combust if ignited by another source. Further, any such accidents involving our products or other products using similar flammable fuels could materially suppress demand for, or heighten regulatory scrutiny of, our products.

The risk of product liability claims and associated adverse publicity is inherent in the development, manufacturing, marketing and sale of hydrogen, a flammable gas. Any liability for damages resulting from malfunctions or design defects could be substantial and could materially adversely affect our business, financial condition, results of operations and prospects. In addition, an actual or perceived problem with our products could adversely affect the market’s perception of our products resulting in a decline in demand for our products, which may materially and adversely affect our business, financial condition, results of operations and prospects.

Each special purpose vehicle for each project will consider purchasing an insurance policy to insure such project to mitigate this risk, but due to the nascent industry and market for these products, it is unknown what the financial burden might be of any such insurance policy, and we may determine that the costs of insuring for these risks make it impractical for us to obtain insurance. Accordingly, we cannot assure you that we will purchase insurance for each such special purpose vehicle or that any insurance coverage purchased will be adequate. Any uninsured occurrence of business disruption, litigation, natural disaster, or significant damages to our uninsured equipment or technology infrastructure could result in substantial costs and diversion of resources for us and could adversely affect our financial condition and results of operations.

Fusion Fuel’s purchase orders may not ship, be commissioned or installed, or convert to revenue.

Some of the orders we accept from customers may require certain conditions or contingencies to be satisfied, or may be cancelled, prior to shipment or prior to commissioning or installation, some of which are outside of our control. The time periods from receipt of an order to shipment date and installation vary widely and are determined by a number of factors, including the terms of the customer contract and the customer’s deployment plan. There may also be product redesign or modification requirements that must be satisfied prior to shipment of units under certain of our agreements. If the redesigns or modifications are not completed, some or all of our orders may not ship or convert to revenue. In certain cases, we may publicly disclose anticipated, pending orders with prospective customers; however, those prospective customers may require certain conditions or contingencies to be satisfied prior to entering into a purchase order with us, some of which are outside of our control. Such conditions or contingencies that may be required to be satisfied before we receive a purchase order may include, but are not limited to, successful product demonstrations or field trials. Converting orders into revenue may also depend upon our customers’ ability to obtain financing. Some conditions or contingencies that are out of our control may include, but are not limited to, government tax policy, government funding programs, and government incentive programs. Additionally, some conditions and contingencies may extend for several years. We may have to compensate customers, by either reimbursement, forfeiting portions of associated revenue, or other methods depending on the terms of the customer contract, based on the failure on any of these conditions or contingencies. While not probable, this could have an adverse impact on our revenue and cash flow.

If our estimates of the useful life for our Hydrogen Generators are inaccurate or we do not meet service and performance warranties and guaranties, or if we fail to accrue adequate warranty and guaranty reserves, our business and financial results could be harmed.

We provide performance warranties and guaranties covering the efficiency and output performance of our Hydrogen Generators for the first five years. Our pricing of these contracts and our reserves for warranty and replacement will be based upon our estimates of the useful life of our Hydrogen Generators and their components, including assumptions regarding improvements in power module life that may fail to materialize. Although there is a 12-year history on the solar tracking systems, the DC-PEHG does not have a long history with a large number of field deployments, and our estimates may prove to be incorrect. Failure to meet these performance warranties and guaranty levels may require us to replace the Hydrogen Generators at our expense or refund their cost to the customer, or require us to make cash payments to the customer based on actual performance, as compared to expected performance, capped at a percentage of the relevant equipment purchase prices. We accrue for product warranty costs and recognize losses on service or performance warranties when required by the International Financial Reporting Standard based on our estimates of costs that may be incurred and based on historical experience. However, as we expect our customers to renew their maintenance service agreements each year, the total liability over time may be more than the accrual. Actual warranty expenses have in the past been below and may in the future be greater than we have assumed in our estimates, the accuracy of which may be hindered due to our limited history operating at our current scale.

Our business is subject to risks associated with construction, utility interconnection, cost overruns and delays, including those related to obtaining government permits and other contingencies that may arise in the course of completing installations.

Payments on the sales of our Hydrogen Generators are paid in instalments, including an up-front payment upon placing an order, a payment on delivery, and a final payment upon the installation and acceptance (except where a third party is responsible for installation). Therefore, our financial results may be impacted by the timeliness of the installation of our Hydrogen Generators or delivery of the units. Furthermore, in some cases, the installation of our Hydrogen Generators may be on a fixed price basis, which subjects us to the risk of cost overruns or other unforeseen expenses in the installation process.

The construction, installation, and operation of our Hydrogen Generators at a particular site is also generally subject to oversight and regulation in accordance with applicable laws and ordinances relating to building codes, safety, environmental protection, and related matters, and typically require various governmental approvals and permits, including environmental approvals and permits, that vary by jurisdiction. In some cases, these approvals and permits require periodic renewal. It is difficult and costly to track the requirements of every individual authority having jurisdiction over our installations, to design our Hydrogen Generators to comply with these varying standards, and to obtain all applicable approvals and permits. We cannot predict whether or when all permits required for a given project will be granted or whether the conditions associated with the permits will be achievable. The denial of a permit or utility connection essential to a project or the imposition of impractical conditions would impair our ability to develop the project. In addition, we cannot predict whether the permitting process will be lengthened due to complexities and appeals. Delay in the review and permitting process for a project can impair or delay our and our customers’ abilities to develop that project or may increase the cost so substantially that the project is no longer attractive to us or our customers. Furthermore, unforeseen delays in the review and permitting process could delay the timing of the installation of our Hydrogen Generators and could therefore adversely affect the timing of the recognition of revenue related to the installation, which could harm our operating results in a particular period.

In addition, the completion of many of our installations depends on the availability of and timely connection to the natural gas grid and the local electric grid. In some jurisdictions, local utility companies or the municipality may deny our request for connection or may require us to reduce the size of certain projects. Any delays in our ability to connect with utilities, delays in the performance of installation-related services, or poor performance of installation-related services by our general contractors or sub-contractors will have a material adverse effect on our results and could cause operating results to vary materially from period to period.

Furthermore, at times we may rely on the ability of our third-party general contractors to install Hydrogen Generators at our customers’ sites and to meet our installation requirements. Our work with contractors or their sub-contractors may have the effect of us being required to comply with additional rules (including rules unique to our customers), working conditions, site remediation, and other union requirements, which can add costs and complexity to an installation project. The timeliness, thoroughness, and quality of the installation-related services performed by some of our general contractors and their sub-contractors in the past may not meet expectations or standards.

Any significant disruption in the operations at our or our partner’s manufacturing facilities could delay the production of our Hydrogen Generators, which would harm our business and results of operations.

We manufacture our Hydrogen Generators in a limited number of manufacturing facilities, and initially with one key partner, MagP, any of which could become unavailable either temporarily or permanently for any number of reasons, including equipment failure, material supply, financial difficulties, public health emergencies, catastrophic weather or geologic events, or if the relationship between us and MagP deteriorates. In the event of a significant disruption to our manufacturing process, we may not be able to easily shift production to other facilities or to make up for lost production, which could result in harm to our reputation, increased costs, and lower revenues for 2021. For 2022, the planned new Fusion Fuel production facility is expected to reduce our reliance on MagP, and, accordingly, would reduce the impact of any potential disruption at MagP’s plant.

Delays in or not completing our product development goals may adversely affect our revenue and profitability.

If we experience delays in meeting our development goals, our products exhibit technical defects, or if we are unable to meet cost reduction targets or performance goals, including power output, useful life and reliability, the profitable commercialization of our products will be delayed. In this event, potential purchasers of our products may choose alternative technologies and any delays could allow potential competitors to gain market advantages. We cannot assure that we will successfully meet our commercialization schedule in the future.

The failure of our suppliers to continue to deliver necessary raw materials or other components of our Hydrogen Generators in a timely manner or at all, or our inability to obtain substitute sources of these components on a timely basis or on terms acceptable to us, could prevent us from delivering our products within required time frames, impair our ability to manufacture our products, could increase our costs of production and could cause installation delays, cancellations, penalty payments, and damage to our reputation.

We rely on a limited number of third-party suppliers for some of the raw materials and components for our Hydrogen Generators, including components that may be of limited supply or require customized manufacturing specifications. If our suppliers provide insufficient inventory at the level of quality required to meet customer demand or if our suppliers are unable or unwilling to provide us with the contracted quantities (as we have limited or in some case no alternatives for supply), our results of operations could be materially and negatively impacted. If we fail to develop or maintain our relationships with our suppliers, or if there is otherwise a shortage or lack of availability of any required raw materials or components, we may be unable to manufacture our Hydrogen Generators or our Hydrogen Generators may be available only at a higher cost or after a long delay. Such delays could prevent us from delivering our Hydrogen Generators to our customers within required time frames and cause order cancellations. We have had to create our own supply chain for some of the components and materials utilized in our fuel cells. We have made significant expenditures in the past to develop our supply chain. In many cases, we entered into contractual relationships with suppliers to jointly develop the components we needed. These activities are time and capital intensive. Accordingly, the number of suppliers we have for some of our components and materials is limited and, in some cases, sole sourced. Some of our suppliers use proprietary processes to manufacture components. We may be unable to obtain comparable components from alternative suppliers without considerable delay, expense, or at all, as replacing these suppliers could require us either to make significant investments to bring the capability in-house or to invest in a new supply chain partner. Some of our suppliers are smaller, private companies, heavily dependent on us as a customer. If our suppliers face difficulties obtaining the credit or capital necessary to expand their operations when needed, they could be unable to supply necessary raw materials and components needed to support our planned sales and services operations, which would negatively impact our sales volumes and cash flows.

Moreover, we may experience unanticipated disruptions to operations or other difficulties with our supply chain or internalized supply processes due to exchange rate fluctuations, volatility in regional markets from where materials are obtained, changes in the general macroeconomic outlook, global trade disputes, political instability, expropriation or nationalization of property, public health emergencies such as the recent Covid-19 viral outbreak, civil strife, strikes, insurrections, acts of terrorism, acts of war, or natural disasters. The failure by us to obtain raw materials or components in a timely manner or to obtain raw materials or components that meet our quantity and cost requirements could impair our ability to manufacture our Hydrogen Generators or increase their costs or service costs of our existing portfolio of Hydrogen Generators under maintenance services agreements. If we cannot obtain substitute materials or components on a timely basis or on acceptable terms, we could be prevented from delivering our Hydrogen Generators to our customers within required time frames, which could result in sales and installation delays, cancellations, penalty payments, or damage to our reputation, any of which could have a material adverse effect on our business and results of operations. In addition, we rely on our suppliers to meet quality standards, and the failure of our suppliers to meet or exceed those quality standards could cause delays in the delivery of our products, cause unanticipated servicing costs, and cause damage to our reputation.

Our ability to develop new products and enter into new markets could be negatively impacted if we are unable to identify suppliers to deliver new materials and components on a timely basis.

We continue to develop products for new markets and, as we move into those markets, must qualify new suppliers to manufacture and deliver the necessary components required to build and install those new products. Identifying new manufacturing partners is a lengthy process and is subject to significant risks and uncertainties. If we are unable to identify reliable manufacturing partners in a new market, our ability to expand our business could be limited and our financial conditions and results of operations could be harmed.

We face supply chain competition, including competition from businesses in other industries, which could result in insufficient inventory and negatively affect our results of operations.

Certain of our suppliers also supply parts and materials to other businesses including businesses engaged in the production of consumer electronics and other industries unrelated to fuel cells. As a relatively low-volume purchaser of certain of these parts and materials, we may be unable to procure a sufficient supply of the items in the event that our suppliers fail to produce sufficient quantities to satisfy the demands of all of their customers, which could materially harm our financial condition and our results of operations.

We, and some of our suppliers, obtain capital equipment used in our manufacturing process from sole suppliers and, if this equipment is damaged or otherwise unavailable, our ability to deliver our Hydrogen Generators on time will suffer.

Some of the capital equipment used to manufacture our products and some of the capital equipment used by our suppliers have been developed and made specifically for us, are not readily available from multiple vendors, and would be difficult to repair or replace if they did not function properly. If any of these suppliers were to experience financial difficulties or go out of business or if there were any damage to or a breakdown of our manufacturing equipment and we could not obtain replacement equipment in a timely manner, our business would suffer. In addition, a supplier’s failure to supply this equipment in a timely manner with adequate quality and on terms acceptable to us could disrupt our production schedule or increase our costs of production and service.

Possible new tariffs could have a material adverse effect on our business.

Our business is dependent on the availability of raw materials and components for our Hydrogen Generators, particularly electrical components common in the semiconductor industry, specialty steel products / processing and raw materials. Tariffs or other trade protection measures which are proposed or threatened and the potential escalation of a trade war and retaliation measures could have a material adverse effect on our business, results of operations and financial condition.

To the extent practicable, given the limitations in supply chain previously discussed, although we currently maintain alternative sources for materials, our business is subject to the risk of price fluctuations and periodic delays in the delivery of certain materials, which tariffs may exacerbate. Disruptions in the supply of raw materials and components could temporarily impair our ability to manufacture our Hydrogen Generators for our customers or require us to pay higher prices in order to obtain these raw materials or components from other sources, which could affect our business and our results of operations.

Fusion Fuel’s business plan leverages Portugal’s Hydrogen Strategy and Portugal’s investment in a Green Hydrogen economy. If there are any delays in the rollout of legislation or changes to Portugal’s Hydrogen Strategy, this could materially impact our business.

Fusion Fuel has its principal offices in Portugal, and all of its initial projects are located in Portugal and other jurisdictions in Southern Europe. All of our projects in Portugal will be impacted by the Portuguese laws governing the energy sector generally and the use of hydrogen specifically (including whether as a gas or fuel, and as pertains to production, storage, transportation, safety, and taxation). Delays in the rollout of legislation or changes to any existing legislation could have a material financial impact on Fusion Fuel and could cause delays to on-going projects and negotiations. Furthermore, economic difficulties or political changes in Portugal and other portions of Southern Europe could alter these governments’ intentions with respect to projects to which they have not yet formally committed. These same issues could have an impact in any new market into which Fusion Fuel enters.

Any disruption to or elimination of Portugal’s Hydrogen Strategy and other strategic plans for hydrogen production in could reduce demand for our products, lead to a reduction in our revenues and adversely impact our operating results and liquidity.

We believe that the demand of our hydrogen energy technologies is impacted by Portugal’s Hydrogen Strategy and other strategic plans for hydrogen production that are emerging in Europe and around the world. These plans could be reduced or discontinued for other reasons, and the reduction, elimination, or expiration of these plans may result in the diminished economic competitiveness of our products to our customers and could materially and adversely affect the growth of alternative energy technologies, including our products, as well as our future operating results and liquidity.

Our business may become subject to increased government regulation.

Our products are subject to laws and regulations, including, for example, state and local ordinances relating to building codes, public safety, electrical and gas pipeline connections, hydrogen transportation and siting and related matters. In certain jurisdictions, these regulatory requirements may be more stringent than in other jurisdictions. Further, as products are introduced into the market commercially, governments may impose new regulations. We do not know the extent to which any such regulations may impact our ability to manufacture, distribute, install and service our products. Any regulation of our products in any of the jurisdictions in which we intend to operate, including any regulations relating to the production, operation, installation, and servicing of our products may increase our costs and the price of our products, and noncompliance with applicable laws and regulations could subject us to investigations, sanctions, enforcement actions, fines, damages, civil and criminal penalties or injunctions. If any governmental sanctions are imposed, our business, operating results, and financial condition could be materially adversely affected. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could harm our business, operating results and financial condition.

Changes in tax laws or regulations or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our operating results and financial condition.

We will be subject to income taxes in various jurisdictions. A number of factors may adversely affect our future effective tax rates, such as the jurisdictions in which our profits are determined to be earned and taxed; changes in the valuation of our deferred tax assets and liabilities; adjustments to estimated taxes upon finalization of various tax returns; changes in available tax credits, grants and other incentives; changes in stock-based compensation expense; the availability of loss or credit carryforwards to offset taxable income; changes in tax laws, regulations, accounting principles or interpretations thereof; or examinations by jurisdictions that disagree with interpretations of tax rules and regulations in regard to positions taken on tax filings. A change in our effective tax rate due to any of these factors may adversely affect our future results from operations.

In addition, as our business grows, we are required to comply with increasingly complex taxation rules and practices. We will be subject to tax in multiple jurisdictions as we expand internationally. The development of our tax strategies requires additional expertise and may impact how we conduct our business. If our tax strategies are ineffective or we are not in compliance with domestic and international tax laws, our financial position, operating results and cash flows could be adversely affected.

Risks Related to Legal Matters and Regulations

We are subject to various environmental laws and regulations that could impose substantial costs upon us and cause delays in the delivery and installation of our Hydrogen Generators.

We are subject environmental laws and regulations as well as environmental laws in each jurisdiction in which we operate. Environmental laws and regulations can be complex and may often change. These laws can give rise to liability for administrative oversight costs, cleanup costs, property damage, bodily injury, fines, and penalties. Capital and operating expenses needed to comply with environmental laws and regulations can be significant, and violations may result in substantial fines and penalties or third-party damages. In addition, ensuring we are in compliance with applicable environmental laws requires significant time and management resources and could cause delays in our ability to build out, equip and operate our facilities as well as service our fleet, which would adversely impact our business, our prospects, our financial condition, and our operating results. If contamination is discovered in the future at properties formerly owned or operated by us or currently owned or operated by us, or properties to which hazardous substances were sent by us, it could result in our liability under environmental laws and regulations. Many of our customers who purchase our Hydrogen Generators have high sustainability standards, and any environmental noncompliance by us could harm our reputation and impact a current or potential customer’s buying decision. Additionally, in many cases we contractually commit to performing all necessary installation work on a fixed-price basis, and unanticipated costs associated with environmental remediation and/or compliance expenses may cause the cost of performing such work to exceed our revenue. The costs of complying with environmental laws, regulations, and customer requirements, and any claims concerning noncompliance or liability with respect to contamination in the future, could have a material adverse effect on our financial condition or our operating results.

The installation and operation of our Hydrogen Generators are subject to environmental laws and regulations in various jurisdictions, and there is uncertainty with respect to the interpretation of certain environmental laws and regulations to our Hydrogen Generators, especially as these regulations evolve over time.

We are committed to compliance with applicable environmental laws and regulations including health and safety standards, and we continually review the operation of our Hydrogen Generators for health, safety, and environmental compliance. Maintaining compliance with laws and regulations can be challenging given the changing patchwork of environmental laws and regulations that prevail at the federal, state, regional, and local level. Most existing environmental laws and regulations preceded the introduction of our innovative fuel cell technology and were adopted to apply to technologies existing at the time (i.e., large coal, oil, or gas-fired power plants). Currently, there is generally little guidance from these agencies on how certain environmental laws and regulations may or may not be applied to our technology. Furthermore, we have not yet determined whether our Hydrogen Generators will satisfy regulatory requirements in locations in which we do not currently sell Hydrogen Generators but may pursue in the future. While we have determined that our Hydrogen Generators do not present any significant health hazard, based on our modelling, testing methodology, and measurements, we cannot assure you that regulators or governments in the regions where we sell and intend to sell Hydrogen Generators will reach the same conclusions. We may not be able to adapt to changing laws and regulations, or changing interpretations of existing laws and regulations. Any such failure could materially and adversely affect our business, results of operations, and financial condition.

We may become subject to product liability claims which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

We may in the future become subject to product liability claims. Our Hydrogen Generators produce flammable gases and therefore must operate in accordance with the required safety standards and rules applicable in each jurisdiction. These claims could require us to incur significant costs to defend. Furthermore, any successful product liability claim could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about our Company and our Hydrogen Generators, which could harm our brand, our business prospects, and our operating results.

Future litigation or administrative proceedings could have a material adverse effect on our business, our financial condition and our results of operations.

From time to time, we may be involved in legal proceedings, administrative proceedings, claims, and other litigation that could arise in the ordinary course of business. We may incur costs and expenses in connection with defending ourselves or in connection with the payment of any settlement or judgment or compliance with any ruling in connection therewith. The expense of defending litigation may be significant. The amount of time to resolve lawsuits is unpredictable and defending ourselves may divert management’s attention from the day to day operations of our business, which could adversely affect our business, financial condition, results of operations and cash flows. Unfavorable outcomes or developments relating to proceedings to which we are a party or transactions involving our products such as judgments for monetary damages, injunctions, or denial or revocation of permits, could have a material adverse effect on our business, our financial condition, and our results of operations. In addition, settlement of claims could adversely affect our financial condition and our results of operations.

In addition, since our Hydrogen Generator is a new type of product in a nascent market, we may in the future need to seek the amendment of existing regulations, or in some cases the development of new regulations, in order to operate our business in some jurisdictions. Such regulatory processes may require public hearings concerning our business, which could expose us to subsequent litigation.

Risks Relating to our Intellectual Property

Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights may be costly.

Our ability to compete effectively will depend, in part, on our ability to protect our proprietary technologies and processes. Although we have taken many protective measures to protect our trade secrets including agreements, limited access, segregation of knowledge, password protections, and other measures, policing unauthorized use of proprietary technology can be difficult and expensive. Also, litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. Such litigation may result in our intellectual property rights being challenged, limited in scope, or declared invalid or unenforceable. We cannot be certain that the outcome of any litigation will be in our favor, and an adverse determination in any such litigation could impair our intellectual property rights, our business, our prospects, and our reputation.

We rely primarily on patent, trade secret, and non-disclosure, confidentiality, and other types of contractual restrictions to establish, maintain, and enforce our intellectual property and proprietary rights. However, our rights under these laws and agreements afford us only limited protection and the actions we take to establish, maintain, and enforce our intellectual property rights may not be adequate. For example, our trade secrets and other confidential information could be disclosed in an unauthorized manner to third parties, our owned or licensed intellectual property rights could be challenged, invalidated, circumvented, infringed, or misappropriated or our intellectual property rights may not be sufficient to provide us with a competitive advantage, any of which could have a material adverse effect on our business, financial condition, or operating results. In addition, the laws of some countries do not protect proprietary rights as fully as do the laws of the United States or countries across Europe. As a result, we may not be able to protect our proprietary rights adequately abroad.

Our patent applications may not result in issued patents, and our issued patents may not provide adequate protection, either of which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

We cannot be certain that our pending patent applications will result in issued patents or that any of our issued patents will afford protection against a competitor. The status of patents involves complex legal and factual questions, and the breadth of claims allowed is uncertain. As a result, we cannot be certain that the patent applications that we file will result in patents being issued or that our patents and any patents that may be issued to us in the future will afford protection against competitors with similar technology. In the case of patents to be issued, we do not know that the claims allowed will be sufficiently broad to protect our technology or processes. Even if all of our patent applications are issued and are sufficiently broad, our patents may be challenged or invalidated. We could incur substantial costs in prosecuting or defending patent infringement suits or otherwise protecting our intellectual property rights. Furthermore, even if these patent applications are accepted and the associated patents issued, some foreign countries provide significantly less effective patent enforcement than in the United States or countries across Europe.

In addition, patents issued to us may be infringed upon or designed around by others and others may obtain patents that we need to license or design around, either of which would increase costs and may adversely affect our business, our prospects, and our operating results.

We may need to defend ourselves against claims that we infringed, misappropriated, or otherwise violated the intellectual property rights of others, which may be time-consuming and would cause us to incur substantial costs.

The tools, techniques, methodologies, processes, programs and components that we intend to use to provide our solutions may infringe upon the intellectual property rights of others. Companies, organizations, or individuals, including our competitors, may hold or obtain patents or other proprietary rights that they may in the future believe are infringed by our products or services. Although we are not currently subject to any claims related to intellectual property, these companies holding patents or other intellectual property rights allegedly relating to our technologies could, in the future, make claims or bring suits alleging infringement, misappropriation, or other violations of such rights, or otherwise assert their rights and by seeking licenses or injunctions. Infringement claims generally result in significant legal and other costs and may distract our management from running our core business. We also generally indemnify our customers against claims that the products we supply infringe, misappropriate, or otherwise violate third party intellectual property rights, and we therefore may be required to defend our customers against such claims. If a claim is successfully brought in the future and we or our products are determined to have infringed, misappropriated, or otherwise violated a third party’s intellectual property rights, we may be required to do one or more of the following:

●	cease selling or using our products that incorporate the challenged intellectual property;

●	pay substantial damages (including treble damages and attorneys’ fees if our infringement is determined to be willful);

●	obtain a license from the holder of the intellectual property right, which may not be available on reasonable terms or at all; or

●	redesign our products or means of production, which may not be possible or cost-effective.

Any of the foregoing could adversely affect our business, prospects, operating results, and financial condition. In addition, any litigation or claims, whether or not valid, could harm our reputation, result in substantial costs and divert resources and management attention. We may need to pursue lawsuits or legal action in the future to enforce our intellectual property rights, to protect our trade secrets, and to determine the validity and scope of the proprietary rights of others. If third parties prepare and file applications for trademarks used or registered by us, we may oppose those applications and be required to participate in proceedings to determine the priority of rights to the trademark. Similarly, competitors may have filed applications for patents, may have received patents and may obtain additional patents and proprietary rights relating to products or technology that block or compete with ours. We may have to participate in interference proceedings to determine the priority of invention and the right to a patent for the technology. Litigation and interference proceedings, even if they are successful, are expensive to pursue and time consuming, and we could use a substantial amount of our management and financial resources in either case.

Confidentiality agreements to which we are party may be breached, and we may not have adequate remedies for any breach. Our trade secrets may also be known without breach of such agreements or may be independently developed by competitors. Our inability to maintain the proprietary nature of our technology and processes could allow our competitors to limit or eliminate any competitive advantages we may have.

Risks Relating to our Financial Condition and Operating Results

Our financial condition and results of operations and other key metrics are likely to fluctuate on a quarterly basis in future periods, which could cause our results for a particular period to fall below expectations, resulting in a severe decline in the price of the Class A Ordinary Shares and Warrants.

Our financial condition and results of operations and other key metrics may fluctuate due to a variety of factors, many of which are beyond our control. For example, the amount of product revenue we will recognize in a given period is materially dependent on the volume of installations of our Hydrogen Generators in that period and the type of financing used by the customer.

In addition to the other risks described herein, the following factors could also cause our financial condition and results of operations to fluctuate on a quarterly basis:

●	the timing of installations, which may depend on many factors such as availability of inventory, product quality or performance issues, or local permitting requirements, utility requirements, environmental, health, and safety requirements, weather, and customer facility construction schedules;

●	size of particular installations and number of sites involved in any particular quarter;

●	the mix in the type of purchase or financing options used by customers in a period, the geographical mix of customer sales, and the rates of return required by financing parties in such period;

●	whether we are able to structure our sales agreements in a manner that would allow for the product and installation revenue to be recognized upfront at acceptance;

●	delays or cancellations of Hydrogen Generator installations;

●	fluctuations in our service costs, particularly due to unexpected costs of servicing and maintaining Hydrogen Generators;

●	weaker than anticipated demand for our Hydrogen Generators due to changes in government incentives and policies or due to other conditions;

●	fluctuations in our research and development expense, including periodic increases associated with the pre-production qualification of additional tools as we expand our production capacity;

●	interruptions in our supply chain;

●	the length of the sales and installation cycle for a particular customer;

●	the timing and level of additional purchases by existing customers;

●	unanticipated expenses or installation delays associated with changes in governmental regulations, permitting requirements by local authorities at particular sites, utility requirements and environmental, health, and safety requirements;

●	disruptions in our sales, production, service or other business activities resulting from disagreements with our labor force or our inability to attract and retain qualified personnel; and

●	unanticipated changes in federal, state, local, or foreign government incentive programs available for us, our customers, and tax equity financing parties.

●	the ability of counterparties to Hydrogen Power Purchase Agreements (“PPAs”) to fulfil their purchase contracts and payment plans and timely pay invoices as they become due.

Fluctuations in our operating results and cash flow could, among other things, give rise to short-term liquidity issues. In addition, our revenue, key operating metrics, and other operating results in future quarters may fall short of the expectations of investors and financial analysts, which could have an adverse effect on the price of the Class A Ordinary Shares or Warrants.

If we fail to manage our growth effectively, our business and operating results may suffer.

Our current growth and future growth plans may make it difficult for us to efficiently operate our business, challenging us to effectively manage our capital expenditures and control our costs while we expand our operations to increase our revenue. If we experience a significant growth in orders without improvements in automation and efficiency, we may need additional manufacturing capacity and we and some of our suppliers may need additional and capital intensive equipment. Any growth in manufacturing must include a scaling of quality control as the increase in production increases the possible impact of manufacturing defects. In addition, any growth in the volume of sales of our Hydrogen Generators may outpace our ability to engage sufficient and experienced personnel to manage the higher number of installations and to engage contractors to complete installations on a timely basis and in accordance with our expectations and standards. Any failure to manage our growth effectively could materially and adversely affect our business, our prospects, our operating results, and our financial condition. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully.

The accounting treatment related to our revenue-generating transactions is complex, and if we are unable to attract and retain highly qualified accounting personnel to evaluate the accounting implications of our complex or non-routine transactions, our ability to accurately report our financial results may be harmed.

Our revenue-generating transactions include traditional leases, Managed Services Agreements, and PPA transactions, all of which are accounted for differently in our financial statements. Many of the accounting rules related to our financing transactions are complex and require experienced and highly skilled personnel to review and interpret the proper accounting treatment with respect thereto. If we are unable to recruit and retain personnel with the required level of expertise to evaluate and accurately classify our revenue-producing transactions, our ability to accurately report our financial results may be harmed.

Changes in or new interpretations of tax law and currency/repatriation controls could impact the determination of our income tax liabilities for a tax year.

We are subject to the jurisdiction of taxing authorities in all countries in which we operate. The income earned in these various jurisdictions may be taxed on differing bases, including net income actually earned, net income deemed earned, and revenue-based tax withholding. The final determination of our income tax liabilities involves the interpretation of local tax laws, tax treaties and related authorities in each jurisdiction, as well as the significant use of estimates and assumptions regarding the scope of future operations and results achieved and the timing and nature of income earned and expenditures incurred. Changes in the operating environment, including changes in or new interpretations of tax law and currency/repatriation controls, could impact the determination of our income tax liabilities for the tax year.

Parent expects to experience foreign currency gains and losses. Fluctuations in currency exchange rates can adversely affect its profitability.

Parent expects to incur foreign currency transaction gains and losses, primarily related to foreign currency exposures that may arise from its financial reporting in euros and holding the majority of its liquid assets in U.S. dollars from the funds in HL’s trust account. Parent does not enter into or trade financial instruments, including derivative financial instruments, for any purpose. Parent maintains the majority of its cash in U.S. dollars.

A sizeable portion of Parent’s expected consolidated revenue and consolidated operating expenses is in foreign currencies. As a result, Parent will be subject to potential limitations that might be imposed on its ability to reinvest earnings from operations in one country to fund the capital needs of our operations in other countries.

Risks Relating to our Operations

If Fusion Fuel is unable to attract and retain key employees and hire qualified management, technical, engineering, and sales personnel, our ability to compete and successfully grow our business could be harmed.

We believe that our success and our ability to reach our strategic objectives are highly dependent on the contributions of our key management, technical, engineering, and sales personnel. The loss of members of Fusion Fuel’s senior management team and other key employees, whether voluntarily or involuntarily, could significantly limit Fusion Fuel’s ability to achieve its strategic objectives by delaying the development and introduction of its products and services and negatively impact our business, prospects, and operating results. None of Fusion Fuel’s key employees is bound by an employment agreement for any specific term. Our future success also depends on Fusion Fuel’s ability to attract, retain and motivate highly skilled employees, particularly employees with electrical and/or mechanical engineering skills or gas management specialties that would enable Fusion Fuel to effectively deliver its green hydrogen solutions to its clients on time and on budget, as well as client relationship managers with relevant regional and international experience. Competition for these executives in Fusion Fuel’s industry is intense and Fusion Fuel may experience difficulty in recruiting and retaining such individuals. Many of the companies with which Fusion Fuel competes for experienced executives and key personnel also have greater resources than it has. As a result, Fusion Fuel may be unable to attract or retain the green energy industry professionals that are critical to its success, resulting in harm to its key client relationships, loss of key information, expertise or know-how and unanticipated recruitment and retaining costs. Additionally, our ability to achieve revenue growth in the future will depend, in part, on Fusion Fuel’s success in recruiting and retaining client development executives. Such executives may require significant on-boarding time and effort in order to achieve full productivity which may impair business and revenue growth. Additionally, the loss of the services of Fusion Fuel’s senior management could make it more difficult to successfully operate its business and pursue Fusion Fuel’s business goals. In addition, we do not have “key person” life insurance policies covering any of Fusion Fuel’s officers or other key employees.

A breach or failure of our networks or computer or data management systems could damage our operations and our reputation.

Our business is dependent on the security and efficacy of our networks and computer and data management systems. For example, all of our Hydrogen Generators are connected to and controlled and monitored by our centralized remote monitoring service, and we rely on our internal computer networks for many of the systems we use to operate our business generally. Although we take protective measures and endeavor to modify them as circumstances warrant, the security of our infrastructure, including the network that connects our Hydrogen Generators to our remote monitoring service, may be vulnerable to breaches, unauthorized access, misuse, computer viruses, or other malicious code and cyber-attacks that could have a material adverse impact on our business and our Hydrogen Generators in the field. A breach or failure of our networks or computer or data management systems due to intentional actions such as cyber-attacks, negligence, or other reasons could seriously disrupt our operations or could affect our ability to control or to assess the performance in the field of our Hydrogen Generators and could result in disruption to our business and potentially legal liability. In addition, if certain of our IT systems failed, our production line might be affected, which could impact our business and operating results. These events, in addition to impacting our financial results, could result in significant costs or reputational consequences.

Parent is a holding company. Its sole material assets are its equity interest in Fusion Fuel and its other direct and indirect subsidiaries and it is accordingly dependent upon distributions from them to pay taxes and cover its corporate and other overhead expenses.

We are a holding company and will have no material assets other than our equity interest in Fusion Fuel and our other direct and indirect subsidiaries. We have no independent means of generating revenue. To the extent any subsidiary has available cash, we intend to cause it to make non-pro rata payments to us to reimburse us for our corporate and other overhead expenses. To the extent that we need funds and a subsidiary is restricted from making such distributions or payment under applicable law or regulation or under the terms of any financing arrangements due to restrictive covenants or otherwise, or are otherwise unable to provide such funds, our liquidity and financial condition could be materially adversely affected.

Fusion Fuel’s ability to generate revenues is substantially dependent upon it entering into satisfactory hydrogen purchase agreements with third parties.

Fusion Fuel plans to own and operate some of the hydrogen farms it develops and will require a hydrogen off-taker (a buyer) to purchase the Green Hydrogen produced as an output over the first 10-15 years of the hydrogen projects developed. However, Fusion Fuel has not yet entered into, and may never be able to enter into, satisfactory commercial arrangements with third parties for its green hydrogen solutions. Because Fusion Fuel’s business plan is substantially dependent on it entering into hydrogen purchase agreements with third parties, if Fusion Fuel is unable to enter into such agreements, its results of operations and financial condition would suffer.

Fusion Fuel’s activities are subject to a number of development risks, operational hazards, regulatory approvals and other risks which may not be fully covered by insurance, and which could cause cost overruns and delays that could have a material adverse effect on its business, results of operations, financial condition, liquidity and prospects.

Siting, development and delivery of Fusion Fuel’s green hydrogen solution will be subject to the risks of delay or cost overruns inherent in any industrial development project resulting from numerous factors, including, but not limited to, the following:

●	Difficulties or delays in obtaining, or failure to obtain, sufficient debt or equity financing on reasonable terms;

●	Failure to obtain all necessary government and third-party permits, approvals and licenses for the construction and operation of any of the proposed facilities;

●	Failure to secure land plots and offshore sites required for the siting and construction of any of the proposed facilities;

●	Failure to enter into power purchase agreements with clients that generate sufficient revenue to support the financing and operation of the project;

●	Difficulties in engaging qualified contractors necessary to the construction of the contemplated project;

●	Shortages of equipment, material or skilled labor;

●	Natural disasters and catastrophes, such as hurricanes, explosions, fires, floods, industrial accidents, hostile military action and terrorism;

●	Unscheduled delays in the delivery of ordered materials;

●	Work stoppages, industrial and labor disputes;

●	Competition with other domestic and international hydrocarbon fuel suppliers and alternative energy providers;

●	Political and regulatory change in the countries in which Parent or any subsidiary of Parent operates;

●	Unanticipated changes in domestic and international marked demand for and supply of green hydrogen, which will depend in part on supplies of and prices for alternative energy sources, coal, natural gas, LNG, crude oil and diesel, and the discovery of new sources of natural resources; and

●	Adverse general economic conditions.

Delays beyond the estimated development periods, as well as cost overruns, could increase the cost of completion beyond the amounts that are currently estimated, which could require Parent to obtain additional sources of financing to fund the activities until the proposed project operational (which could cause further delays). The need for more financing may also make the project uneconomic. Delays could also trigger penalties or termination of our agreements with third parties, cause a delay in receipt of revenues projected from the Project or cause a loss of one or more clients. As a result, any significant delay, whatever the cause, could have a material adverse effect on Parent’s business, results of operations, financial condition, liquidity and prospects.

Our business is subject to the risks of earthquakes, fires, floods, tsunamis, pandemics, and other natural catastrophic events and to interruption by man-made problems such as technogenic catastrophic events, computer viruses or terrorism.

Fusion Fuel’s facilities and operations are vulnerable to damage or interruption from earthquakes, fires, floods, pandemics, power losses, natural gas explosions, telecommunications failures, terrorist attacks, acts of war, human errors, break-ins and similar events. For example, a significant natural disaster, such as a hurricane, earthquake, tsunami or flood, could have a material adverse effect on our business, results of operations and financial conditions, and our insurance coverage may be insufficient to compensate us for losses that may occur. In addition, acts of terrorism, which may be targeted at power stations as crucial elements of a country’s infrastructure, could cause disruptions in Fusion Fuel’s or its clients’ business or the economy as a whole. Green hydrogen energy transport IT infrastructure may also be vulnerable to computer viruses, break-ins, denial-of-service attacks and similar disruptions from unauthorized tampering with Fusion Fuel’s or its clients’ IT systems, which could lead to interruptions, delays and loss of critical data. We may not have sufficient protection or recovery plans in the event such a disaster should occur. As Fusion Fuel relies heavily on physical infrastructure, computer and communications systems to conduct its business, such disruptions could negatively impact its ability to run its business and either directly or indirectly disrupt its clients’ or supplier’s businesses, which could have a material adverse effect on our business, results of operations and financial condition.

Cybersecurity risks and threats could adversely affect our business.

We rely heavily on information systems to conduct our business. There can be no assurance that the systems we have designed to prevent or limit the effects of cyber incidents or attacks will be sufficient to prevent or detect such incidents or attacks, or to avoid a material impact on our systems when such incidents or attacks do occur. If our systems for protecting against cybersecurity risks are circumvented or breached, this could result in the loss of our intellectual property or other proprietary information, including customer data, and disruption of our business operations.

A cyber incident or attack, could result in the disclosure of confidential or proprietary customer information, theft or loss of intellectual property, damage to our reputation with our customers and the market, failure to meet customer requirements or customer dissatisfaction, theft or exposure to litigation and enforcement actions including under data privacy laws and regulations, damage to equipment (which could cause environmental or safety issues) and other financial costs and losses. In addition, as cybersecurity threats continue to evolve, we may be required to devote additional resources to continue to enhance our protective measures or to investigate or remediate any cybersecurity vulnerabilities. We do not presently maintain insurance coverage to protect against cybersecurity risks. If we procure such coverage in the future, we cannot ensure that it will be sufficient to cover any particular losses we may experience as a result of such cyberattacks.

If Parent is unable to keep pace with technology developments in its industry, this could adversely affect its ability to win, maintain and grow market share.

The alternative energy industry is subject to the introduction of new technologies, some of which may be subject to patent or other intellectual property protections. We intend to introduce and integrate new technologies and procedures used by us and our customers; however, we cannot be certain that we will be able to develop and implement new technologies or services on a timely basis or at an acceptable cost. The alternative energy industry is highly competitive and dominated by a few large players that have resources to invest in new technologies. Our ability to continually provide competitive technology, solutions and services can impact our ability to win, maintain and grow our market share and to negotiate acceptable commercial terms with our potential clients. If we are unable to acquire or develop competitive technology or deliver it to our clients in a timely and cost-competitive manner in the markets we serve, it could adversely affect our financial condition, results of operations and cash flows.

Parent’s failure to comply with complex U.S. and foreign laws and regulations could have a material adverse effect on its operations.

We are subject to complex U.S. and foreign laws and regulations, such as the U.S. Foreign Corrupt Practices Act, the U.S. Foreign Account Tax Compliance Act, and various other anti-bribery and anti-corruption laws. We may also be subject to trade control regulations and trade sanctions laws that restrict the movement of certain goods to, and certain operations in, various countries or with certain persons. The internal controls, policies and procedures, and employee training and compliance programs we expect to implement to deter prohibited practices may not be effective in preventing employees, contractors or agents from violating or circumventing such internal policies or violating applicable laws and regulations. Any determination that we have violated or are responsible for violations of anti-bribery, trade control, trade sanctions or anti-corruption laws could have a material adverse effect on our financial condition and may result in fines and penalties, administrative remedies or restrictions on business conduct, and could have a material adverse effect on our reputation and our business.

Risks Relating to Irish Law

A transfer of Class A Ordinary Shares or Warrants, other than one effected by means of the transfer of book-entry interests in the Depositary Trust Company, may be subject to Irish stamp duty.

The Irish Revenue Commissioners have confirmed that transfers of Class A Ordinary Shares and Warrants effected by means of the transfer of book entry interests in the Depositary Trust Company (“DTC”) will not be subject to Irish stamp duty. It is anticipated that the majority of Class A Ordinary Shares and Warrants will be traded through DTC by brokers who hold such shares on behalf of customers. However, if you hold your Class A Ordinary Shares and/or Warrants directly rather than beneficially through DTC, any transfer of your Class A Ordinary Shares and/or Warrants could be subject to Irish stamp duty (currently at the rate of 1% of the higher of the price paid or the market value of the shares acquired). Payment of Irish stamp duty is generally a legal obligation of the transferee. The potential for stamp duty could adversely affect the price of your shares.

If the Class A Ordinary Shares or Warrants are not eligible for deposit and clearing within the facilities of DTC, then transactions in the Class A Ordinary Shares and/or Warrants may be disrupted.

The facilities of DTC are a widely-used mechanism that allow for rapid electronic transfers of securities between the participants in the DTC system, which include many large banks and brokerage firms. The Class A Ordinary Shares and the Warrants are eligible for deposit and clearing within the DTC system. On December 10, 2020, we entered into arrangements with DTC whereby we agreed to indemnify DTC for any Irish stamp duty that may be assessed upon it as a result of its service as a depository and clearing agency for the Class A Ordinary Shares and Warrants and, in consideration for such indemnification, DTC agreed to accept the Class A Ordinary Shares and Warrants for deposit and clearing within its facilities.

However, although DTC has initially accepted the Class A Ordinary Shares and Warrants, it generally will have discretion to cease to act as a depository and clearing agency for the Class A Ordinary Shares and/or Warrants. If DTC determines at any time that the Class A Ordinary Shares and/or Warrants are not eligible for continued deposit and clearance within its facilities, then we believe the Class A Ordinary Shares and/or Warrants would not be eligible for continued listing on a U.S. securities exchange and trading in the Class A Ordinary Shares and/or Warrants would be disrupted. While we would pursue alternative arrangements to preserve our listing and maintain trading, any such disruption could have a material adverse effect on the trading price of the Class A Ordinary Shares and/or Warrants.

An investment in the Class A Ordinary Shares may result in uncertain U.S. federal income tax consequences.

An investment in the Class A Ordinary Shares may result in uncertain U.S. federal income tax consequences. See “Anticipated Material U.S. Federal Income Tax Consequences to U.S. Holders of Parent Securities”. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding and disposing of the Class A Ordinary Shares.

In certain limited circumstances, dividends paid by Parent may be subject to Irish dividend withholding tax.

Parent does not intend to pay dividends on its capital stock in the foreseeable future. If Parent were to declare and pay dividends, in certain limited circumstances, dividend withholding tax (currently at a rate of 25%) may arise in respect of dividends paid on the Class A Ordinary Shares. A number of exemptions from dividend withholding tax exist such that shareholders resident in the U.S. and other exempt countries may be entitled to exemptions from dividend withholding tax.

The Irish Revenue Commissioners have confirmed that shareholders resident in the U.S. that hold their Class A Ordinary Shares through DTC will not be subject to dividend withholding tax, provided the addressees of the beneficial owners of such Class A Ordinary Shares in the records of the brokers holding such Class A Ordinary Shares are recorded as being in the U.S. (and such brokers have further transmitted the relevant information to a qualifying intermediary appointed by Parent). However, other holders of Class A Ordinary Shares may be subject to dividend withholding tax, which could adversely affect the price of their Class A Ordinary Shares.

Dividends received by Irish residents and certain other shareholders may be subject to Irish income tax.

Shareholders entitled to an exemption from Irish dividend withholding tax on dividends received from Parent will not be subject to Irish income tax in respect of those dividends unless they have some connection with Ireland other than their shareholding in Parent (for example, they are resident in Ireland). Shareholders who receive dividends subject to Irish dividend withholding tax will generally have no further liability to Irish income tax on those dividends.

Class A Ordinary Shares or Warrants received by means of a gift or inheritance could be subject to Irish capital acquisitions tax.

Irish capital acquisitions tax (“CAT”) could apply to a gift or inheritance of Class A Ordinary Shares or Warrants irrespective of the place of residence, ordinary residence or domicile of the parties. This is because Ordinary Shares and Warrants will be regarded as property situated in Ireland. The person who receives the gift or inheritance has primary liability for CAT. Gifts and inheritances passing between spouses are exempt from CAT. Children have a tax-free threshold of €335,000 in respect of taxable gifts or inheritances received from their parents.

It is recommended that each shareholder consult his or her own tax advisor as to the tax consequences of holding Class A Ordinary Shares and Warrants in, and receiving distributions from, Parent.

Provisions in Parent’s M&A and under Irish law could make an acquisition of Parent more difficult, may limit attempts by Parent shareholders to replace or remove Parent’s management, may limit shareholders’ ability to obtain a favorable judicial forum for disputes with Parent or Parent’s directors, officers, or employees, and may limit the market price of the Class A Ordinary Shares and/or Warrants.

Provisions in Parent’s M&A may have the effect of delaying or preventing a change of control or changes in Parent’s management. Parent’s M&A include provisions that:

●	require that Parent’s board of directors is classified into three classes of directors with staggered three-year terms;

●	permit the board of directors to establish the number of directors and fill any vacancies and newly created directorships;

●	require the votes of the holders of Class B Ordinary Shares to do any of the following:

●	liquidate, dissolve or wind-up the business and affairs of Fusion Fuel;

●	effect any merger or consolidation in which Parent is a constituent party or a subsidiary of Parent is a constituent party if Parent issues shares of its capital stock pursuant to such merger or consolidation (except any such merger or consolidation involving Parent or a subsidiary in which the shares of capital stock of Parent outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation);

●	sell, lease, transfer, exclusively license or otherwise dispose, in a single transaction or series of related transactions, by Parent or any subsidiary of Parent of all or substantially all the assets of Parent and any subsidiary, taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of Parent if substantially all of the assets of Parent and its subsidiaries, taken as a whole, are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of Parent;

●	permit the sale of all or substantially all of the shares of Class A Ordinary Shares and Class B Ordinary Shares to an independent third-party or group;

●	amend, alter or repeal any provision of Parent’s M&A;

●	create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock, or equity securities convertible into capital stock of Parent;

●	expand or otherwise alter the size of the Board of Directors of Parent or Fusion Fuel; and

●	remove any member of the Board of Directors of Fusion Fuel.

●	prohibit shareholder action by written consent without unanimous approval of all holders of Class A Ordinary Shares and Class B Ordinary Shares; and

●	Provide that each Class B Ordinary Share shall be convertible at the option of the holder at any time into one Class A Ordinary Share, and that all Class B Ordinary Shares shall automatically convert into an equal number of Class A Ordinary Shares on December 31, 2023.

As an Irish public limited company, certain capital structure decisions regarding Parent will require the approval of the shareholders of Parent, which may limit Parent’s flexibility to manage its capital structure.

Irish law generally provides that a board of directors may allot and issue shares (or rights to subscribe for or convert into shares) if authorized to do so by a company’s constitution or by an ordinary resolution. Such authorization may be granted for up to the maximum of a company’s authorized but unissued share capital and for a maximum period of five years, at which point it must be renewed by another ordinary resolution. Parent’s M&A authorizes the board of directors of Parent to allot shares up to the maximum of Parent’s authorized but unissued share capital until 31 December 2023. This authorization will need to be renewed by ordinary resolution upon its expiration and at periodic intervals thereafter. Under Irish law, an allotment authority may be given for up to five years at each renewal, but governance considerations may result in renewals for shorter periods or for less than the maximum permitted number of shares being sought or approved.

While Irish law also generally provides shareholders with pre-emptive rights when new shares are issued for cash, it is possible for Parent’s M&A, or for shareholders of Parent in a general meeting, to exclude such pre-emptive rights. Parent’s M&A excludes pre-emptive rights until 31 December 2023. This exclusion will need to be renewed by special resolution upon its expiration and at periodic intervals thereafter. Under Irish law, a disapplication of pre-emption rights may be authorized for up to five years at each renewal, but governance considerations may result in renewals for shorter periods or for less than the maximum permitted number of unissued shares being sought or approved.

Attempted takeovers of Parent will be subject to the Irish Takeover Rules and will be under the supervisory jurisdiction of the Irish Takeover Panel. Accordingly, Parent’s board of directors may be limited by the Irish Takeover Rules in its ability to defend an unsolicited takeover attempt.

Due to the listing of the Class A Ordinary Shares on Nasdaq, Parent is subject to the Irish Takeover Panel Act, 1997, Irish Takeover Rules 2013 (“Irish Takeover Rules”), under which Parent is not be permitted to take certain actions that might “frustrate” an offer for Class A Ordinary Shares once the board of directors has received an offer, or has reason to believe an offer is or may be imminent, without the approval of more than 50% of shareholders entitled to vote at a general meeting of our shareholders or the consent of the Irish Takeover Panel. This could limit the ability of Parent’s board of directors to take defensive actions even if it believes that such defensive actions would be in our best interests or the best interests of our shareholders.

The Irish Takeover Rules are administered by the Irish Takeover Panel, which has supervisory jurisdiction over such transactions. Among other matters, the Irish Takeover Rules operate to ensure that no offer is frustrated or unfairly prejudiced and, in situations involving multiple bidders, that there is a level playing field. For example, pursuant to the Irish Takeover Rules, the board of directors of Parent will not be permitted, without shareholder approval, to take certain actions which might frustrate an offer for Parent Shares once the board of directors of Parent has received an approach that might lead to an offer or has reason to believe that an offer is, or may be, imminent.

Under the Irish Takeover Rules, if an acquisition of Class A Ordinary Shares and Class B Ordinary Shares were to increase the aggregate holdings of the acquirer (together with its concert parties) to 30% or more of the voting rights of Parent, such acquirer and, in certain circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make an offer for the outstanding Class A Ordinary Shares and Class B Ordinary Shares at a price not less than the highest price paid by such acquirer or its concert parties for Parent Shares during the previous 12 months. This requirement would also be triggered by the acquisition of Class A Ordinary Shares and Class B Ordinary Shares by any person holding (together with its concert parties) between 30% and 50% of the voting rights of Parent if the effect of such acquisition were to increase that person’s voting rights by 0.05% within a 12-month period.

Anti-takeover provisions in Parent’s M&A could make an acquisition of Parent more difficult. Parent’s M&A contains provisions that may delay or prevent a change of control, discourage bids at a premium over the market price of Class A Ordinary Shares, adversely affect the market price of Class A Ordinary Shares, and adversely affect the voting and other rights of shareholders of Parent. These provisions include: (i) permitting the board of directors of Parent to issue preference shares without the approval of Parent’s shareholders, with such rights, preferences and privileges as they may designate; and (ii) allowing the board of directors of Parent to adopt a shareholder rights plan upon such terms and conditions as it deems expedient in the interests of Parent.

The operation of the Irish Takeover Rules may affect the ability of certain parties to acquire Class A Ordinary Shares.

Under the Irish Takeover Rules if an acquisition of ordinary shares were to increase the aggregate holding of the acquirer and its concert parties to ordinary shares that represent 30% or more of the voting rights of Parent, the acquirer and, in certain circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make an offer for the outstanding ordinary shares at a price not less than the highest price paid for the ordinary shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of ordinary shares by a person holding (together with its concert parties) ordinary shares that represent between 30% and 50% of the voting rights in Parent if the effect of such acquisition were to increase that person’s percentage of the voting rights by 0.05% within a 12 month period. Under the Irish Takeover Rules, certain separate concert parties will be presumed to be acting in concert. The board of directors of Parent and their relevant family members, related trusts and “controlled companies” are presumed to be acting in concert with any corporate shareholder who hold 20% or more of Parent.

The application of these presumptions may result in restrictions upon the ability of any of the concert parties and/or members of Parent’s board of directors to acquire more of our securities, including under the terms of any executive incentive arrangements. Accordingly the application of the Irish Takeover Rules may frustrate the ability of certain of our shareholders and directors to acquire our ordinary shares.

Investors may face difficulties in protecting their interests, and their ability to protect their rights through the U.S. federal courts may be limited, because Parent is formed under Irish law.

Parent is a company formed under the laws of Ireland, all of its properties are located outside of the United States, a majority of our directors and officers reside outside of the United States and all our assets are and are likely in the future to be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights against us, to effect service of process upon our directors or officers or to enforce judgements of United States courts predicated upon civil liabilities and criminal penalties on our directors under United States laws.

Our corporate affairs will be governed by our M&A, the Irish Companies Act and the common law of Ireland. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Irish law are governed by the Irish Companies Act and the common law of Ireland. The rights of the Parent shareholders and the fiduciary responsibilities of our directors under Irish law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, Ireland has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law.

The jurisdiction and choice of law clauses set forth in the Amended and Restated Warrant Agreement, and Parent’s status as an Irish company, may have the effect of limiting a warrantholder’s ability to effectively pursue its legal rights against Parent in any United States court.

The Amended and Restated Warrant Agreement provides that disputes arising under the Amended and Restated Warrant Agreement are governed by New York law and that Parent consents to jurisdiction in courts of the State of New York or the United States District Court for the Southern District of New York. This provision may limit the ability of warrantholders to bring a claim against Parent other than in courts of the State of New York or the United States District Court for the Southern District of New York and may limit a warrantholder’s ability to bring a claim in a judicial forum that it finds more favorable for disputes under the Amended and Restated Warrant Agreement. The Amended and Restated Warrant Agreement, however, also expressly makes clear that this choice of law and forum provision shall not restrict a warrantholder from bringing a claim under the Securities Act or the Exchange Act in any federal or state court having jurisdiction over such claim. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Irrespective of the ability of a warrantholder to bring an action in any such forum, due to the fact that Parent is an Irish company with all of its properties located outside of the United States, if a warrantholder brings a claim against Parent under the Amended and Restated Warrant Agreement, the Securities Act or Exchange Act, or otherwise, such warrantholder may have difficulty pursuing its legal rights against Parent in any United States courts having jurisdiction over any such claims.

Parent may be classified as a passive foreign investment company for U.S. federal income tax purposes, which could result in adverse U.S. federal income tax consequences to U.S. investors in Parent’s securities.

Based on the current and anticipated value of Parent’s assets, including goodwill, and the composition of Parent’s potential income streams, assets and operations, we do not believe Parent will be classified as a “passive foreign investment company,” or PFIC, for the taxable year ended on December 31, 2020. However, the application of the PFIC rules is subject to uncertainty in several respects and furthermore we cannot assure you that the U.S. Internal Revenue Service, the IRS, will not take a contrary position. Furthermore, a separate determination must be made after the close of each taxable year as to whether Parent is a PFIC for that year. Accordingly, notwithstanding the current expectation that we will not be classified as a PFIC, we cannot assure you that we have not been a PFIC or that we will not be a PFIC for our current taxable year or any future taxable year. A non-US company will be considered a PFIC for any taxable year if (i) at least 75% of its gross income is passive income (including interest income), or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income. If we were to be ultimately classified as a PFIC for any taxable year during which a U.S. holder holds the Class A Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. holder, including (i) the treatment of all or a portion of any gain on disposition of the Class A Ordinary Shares as ordinary income, (ii) the application of a deferred interest charge on such gain and the receipt of certain dividends and (iii) the obligation to comply with certain reporting requirements.

Risks related to COVID-19

The ongoing COVID-19 pandemic may adversely affect Parent’s business, results of operations, and financial condition.

The COVID-19 pandemic has resulted in governmental authorities worldwide implementing numerous measures to contain the virus, including travel restrictions, quarantines, shelter-in-place orders, and business limitations and shutdowns. More generally, the pandemic raises the possibility of an extended global economic downturn and has caused volatility in financial markets. The pandemic may also amplify many of the other risks described in this prospectus.

Although the COVID-19 pandemic has not had a material effect on Fusion Fuel’s business, we cannot assure you that it will not materially affect Fusion Fuel’s business in the future. Fusion Fuel has been and will continue monitoring and adjusting as appropriate its operations in response to the COVID-19 pandemic, noting that there have been no positive COVID-19 cases from any of the teams supporting Fusion Fuel projects or activities. Although Fusion Fuel has been able to maintain some of its operations during the pandemic and has maintained its engagements with suppliers, other operations have been delayed or suspended under applicable government orders and guidance, including delays or disruptions in Fusion Fuel’s research and development, sales, marketing, installation and operations and maintenance activities. Although Fusion Fuel’s affected manufacturing facilities continue to operate while these orders are in effect and Fusion Fuel’s business activities have not been materially impacted to date, Fusion Fuel cannot provide assurances that the COVID-19 pandemic or additional governmental actions in response thereto will not further impact operations. For example, if Fusion Fuel’s management, employees, contractors, customers or affiliates, such as the third party general contractors with which Fusion Fuel partners for installations, are affected by illness or by preventative measures such as social distancing, Fusion Fuel’s operations, demand for Fusion Fuel’s product, and installation, maintenance and oversight activities may be disrupted or Fusion Fuel may be required to incur additional costs in order to maintain operations. In addition, to the extent that any of Fusion Fuel’s employees separate from Fusion Fuel in response to the pandemic or governmental responses to the pandemic, it may be difficult or impossible to replace them. Additionally, operations that are not currently impacted could be delayed or suspended at any time in the event of changes to applicable government orders or the interpretation of existing orders.

Fusion Fuel may also experience delays from certain vendors and suppliers that have been affected more directly by COVID-19, which, in turn, could cause delays in the manufacturing and installation of Fusion Fuel’s Hydrogen Generators. It may not be possible to find replacement products or supplies, and ongoing delays could affect Fusion Fuel’s business and growth. Government orders in various jurisdictions have had the effect of disrupting the supply chain on which Fusion Fuel relies for certain parts critical to Fusion Fuel’s manufacturing and maintenance capabilities, which impacts both Fusion Fuel’s sale and installation of new products and Fusion Fuel’s operations and maintenance of previously-sold Hydrogen Generators.

Even if Fusion Fuel is able to identify alternate suppliers that are able to meet its needs, the international air and sea logistics systems have been heavily impacted by the COVID-19 pandemic. Air carriers have significantly reduced their passenger and air freight capacity, and many ports are either temporarily closed or have reduced their hours of operation. Actions by government agencies may further restrict the operations of freight carriers, which would negatively impact Fusion Fuel’s ability to receive the parts and supplies it needs to manufacture its Hydrogen Generators or to deliver them to customers. This may also interfere with Fusion Fuel’s ability to develop business outside of Portugal, as Fusion Fuel’s team will experience difficulty meeting new prospective clients and visiting and monitoring installations in jurisdictions that are accessible only by air travel.

Fusion Fuel’s installation operations have also been adversely impacted by the COVID-19 pandemic, and these adverse impacts may increase in severity or continue indefinitely, including following the lifting of “shelter in place” orders. For example, Fusion Fuel’s projects have experienced delays and may continue to experience delays relating to, among other things, shortages in available labor for design, installation and other work; the effects on the COVID-19 pandemic on suppliers in general but especially Fusion Fuel’s general contractors, their sub-contractors, medium-voltage electrical gear suppliers, and a wide range of engineering and construction related specialist suppliers on whom Fusion Fuel relies for successful and timely installations; the completion of work required by gas and electric utilities on which Fusion Fuel is critically dependent; necessary civil and utility inspections; and the review of Fusion Fuel’s permit submissions and issuance of permits with multiple authorities that have jurisdiction over Fusion Fuel’s activities. Additionally, Fusion Fuel has experienced delays and interruptions to its installation activities where customers have shut down or otherwise limited access to their facilities. This may continue to affect Fusion Fuel’s ability to install its systems or increase in severity as the pandemic continues to affect key markets.

Fusion Fuel is not the only business impacted by these shortages and delays, which means that Fusion Fuel may in the future face increased competition for scarce resources, which may result in continuing delays or increases in the cost of obtaining such services, including increased labor costs and/or fees to expedite permitting. Additionally, while construction activities have to date been deemed “essential business” and allowed to proceed in many jurisdictions, Fusion Fuel has experienced interruptions and delays caused by confusion related to exemptions for “essential business” amongst suppliers and their sub-contractors. Future changes in applicable government orders or regulations, or changes in the interpretation of existing orders or regulations, could result in reductions in the scope of permitted construction activities or prohibitions on such activities. An inability to install Fusion Fuel’s Hydrogen Generators would negatively impact Fusion Fuel’s acceptances, cash and revenue.

Fusion Fuel cannot predict at this time the full extent to which COVID-19 will impact its business, results and financial condition, which will depend on many factors. These include, among others, the extent of harm to public health, the willingness of Fusion Fuel’s employees to travel and work in Fusion Fuel’s manufacturing facilities and at installation sites even if permitted to do so, the disruption to the global economy and to Fusion Fuel’s potential customer base, impacts on liquidity and the availability of capital, and governmental actions taken in response to the pandemic. Fusion Fuel is staying in close communication with its manufacturing facilities, employees, customers, suppliers and partners, and acting to mitigate the impact of this dynamic and evolving situation, but there is no guarantee that Fusion Fuel will be able to do so.

General Risks

As a foreign private issuer, we are exempt from a number of rules under the Exchange Act, we are permitted to file less information with the SEC than domestic companies, and we will be permitted to follow home country practice in lieu of the listing requirements of Nasdaq, subject to certain exceptions. Accordingly, there may be less publicly available information concerning us than there is for issuers that are not foreign private issuers.

As a foreign private issuer, we are exempt from certain rules under the Exchange Act, including certain disclosure and procedural requirements applicable to proxy solicitations under Section 14 of the Exchange Act, our board of directors, officers and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act, and we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as companies whose securities are registered under the Exchange Act but are not foreign private issuers. Foreign private issuers are also not required to comply with Regulation FD, which restricts the selective disclosure of material non-public information. Accordingly, there may be less publicly available information concerning us than there is for companies whose securities are registered under the Exchange Act but are not foreign private issuers, and such information may not be provided as promptly as it is provided by such companies.

In addition, certain information may be provided by us in accordance with Irish law, which may differ in substance or timing from such disclosure requirements under the Exchange Act. As a foreign private issuer, under Nasdaq rules we are subject to less stringent corporate governance requirements. Subject to certain exceptions, the rules of Nasdaq permit a foreign private issuer to follow its home country practice in lieu of the listing requirements of Nasdaq, including, for example, certain internal controls as well as board, committee and director independence requirements. We currently do not, and currently do not intend to, follow any Irish corporate governance practices in lieu of Nasdaq corporate governance rules, but we cannot assure you that this will not change after consummation of the Transactions. If we determine to follow Irish corporate governance practices in lieu of Nasdaq corporate governance standards, we will disclose each Nasdaq rule that we do not intend to follow and describe the Irish practice that we will follow in lieu thereof.

Parent is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Class A Ordinary Shares less attractive to investors.

Parent is an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, Parent is only required to provide two years of audited financial statements and only two years of related selected financial data and management discussion and analysis of financial condition and results of operations disclosure. In addition, Parent is not required to obtain auditor attestation of its reporting on internal control over financial reporting, has reduced disclosure obligations regarding executive compensation and is not required to hold non-binding advisory votes on executive compensation. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies. Parent has elected to take advantage of such extended transition period. Parent cannot predict whether investors will find the Class A Ordinary Shares to be less attractive as a result of its reliance on these exemptions. If some investors find the Class A Ordinary Shares to be less attractive as a result, there may be a less active trading market for the Class A Ordinary Shares and the price of the Class A Ordinary Shares may be more volatile.

Parent will remain an emerging growth company until the earliest of: (i) the end of the fiscal year in which Parent has total annual gross revenue of $1.07 billion; (ii) the last day of Parent’s fiscal year following the fifth anniversary of the date on which HL consummated its initial public offering; (iii) the date on which Parent issues more than $1.0 billion in non-convertible debt during the preceding three-year period; or (iv) the end of the fiscal year in which the market value of the Parent Ordinary Shares held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter.

Further, there is no guarantee that the exemptions available to Parent under the JOBS Act will result in significant savings. To the extent that Parent chooses not to use exemptions from various reporting requirements under the JOBS Act, it will incur additional compliance costs, which may impact Parent’s financial condition.

We will incur significant costs and devote substantial management time as a result of being subject to reporting requirements in the United States, which may adversely affect the operating results of Parent in the future.

As a company subject to reporting requirements in the United States, we will incur significant legal, accounting and other expenses that Parent would not have incurred as a private Irish company. For example, Parent will be subject to the reporting requirements of the Exchange Act and is required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations subsequently implemented by the SEC, including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Compliance with these requirements will increase Parent’s legal and financial compliance costs and will make some activities more time consuming and costly, while also diverting management attention. In particular, Parent expects to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, which will increase when it is no longer an emerging growth company as defined by the JOBS Act.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

Effective internal controls over financial reporting are necessary for us to provide reliable and accurate financial reports and effectively prevent fraud. Our compliance with the annual internal control report requirement will depend on the effectiveness of our financial reporting and data systems and controls. Inferior internal controls increase the possibility of errors and could cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock and our access to capital.

In addition, our internal control systems rely on people trained in the execution of the controls. Loss of these people or our inability to replace them with similarly skilled and trained individuals or new processes in a timely manner could adversely impact our internal control mechanisms.

Future changes in U.S. and foreign tax laws could adversely affect us.

The U.S. Congress, the Organisation for Economic Co-operation and Development, and government agencies in jurisdictions where we and our affiliates do business have focused on issues related to the taxation of multinational corporations. In particular, specific attention has been paid to “base erosion and profit shifting”, where payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates. As a result the tax laws in Ireland, Portugal and other countries in which we and our affiliates do business could change on a prospective or retroactive basis, and any such change could adversely affect us.

USE OF PROCEEDS

Certain of the securities sold under this prospectus will be sold or otherwise disposed of for the account of the selling securityholders, or their pledgees, assignees, or successors-in-interest. We will not receive any of the proceeds from the sale or other disposition of the securities by the selling securityholders. We will, however, receive up to $132,388,000 if all of the 11,512,000 Warrants which will be outstanding after the completion of this offering (assuming we issue all 1,137,000 Warrants which may be issued to the former Fusion Fuel Shareholders upon the satisfaction of certain earnout conditions) are exercised for cash at an exercise price of $11.50 per share, whether cash exercised by the selling securityholders or by public holders after the resale of the Warrants hereunder. We expect to use proceeds received from the exercise of the Warrants, if any, for working capital and other general corporate purposes.

BUSINESS

Fusion Fuel’s Vision

Fusion Fuel’s mission is to produce hydrogen with zero carbon emissions, thereby contributing to a future of sustainable and affordable clean energy and the reversal of climate change. Fusion Fuel produces Green Hydrogen, meaning it produces hydrogen using renewable energy resulting in zero carbon emissions, with components built in-house and in partnership with MagP, an entity that is majority-owned by Fusion Welcome (as defined below), and using the know-how and accumulated experience of its team’s strategic and continuous investment in R&D around solar technologies. Hydrogen is a critical component in oil refining and ammonia production, century-old industries that account for most of the carbon emissions worldwide, and Fusion Fuel’s efficient solution allows Green Hydrogen to compete with other energy sources in an economically viable way.

Company History

Parent was formed on April 3, 2020 as a private limited company under the name Dolya Holdco 3 Limited, incorporated in Ireland. On July 14, 2020, Parent effected a change of name to Fusion Fuel Green Limited. On October 2, 2020, Parent converted into a public limited company incorporated in Ireland under the name “Fusion Fuel Green PLC.”

On December 10, 2020, Parent consummated the business combination between Parent, HL. Fusion Fuel and the other parties to the Business Combination Agreement, pursuant to which (i) HL completed the Merger and became a wholly-owned subsidiary of ours and (ii) we completed the Share Exchange with the former Fusion Fuel Shareholders, resulting in Fusion Fuel becoming a subsidiary of ours. Immediately thereafter, Parent consummated the closing of a series of subscription agreements with accredited investors for the sale in a private placement of 2,450,000 Class A Ordinary Shares at a price of $10.25 per share, for gross proceeds to Parent of approximately $25.1 million. Following the closing of the Transactions, on December 15, 2020, HL began the process of liquidating and dissolving. Parent now serves as the holding company for the Fusion Fuel business.

Prior to the Transactions, Fusion Fuel was a subsidiary of Fusion Welcome, a European leader in CPV technology. Since 2008, Fusion Welcome has installed over 20 solar CPV plants throughout Europe and the MENA (Middle East and North Africa) region, and over time became the leading CPV solar solution provider in Europe. The management team also developed relationships with key stakeholders throughout the energy, regulatory, and commercial spheres. Recognizing the potential of Green Hydrogen, the management team of Fusion Welcome launched a subsidiary, Fusion Fuel, to begin R&D of an alternative to Brown Hydrogen, with the goal of minimizing the associated carbon footprint, and to provide a market solution for meeting emissions reduction targets.

Starting with the principle of recovering waste heat from the solar energy conversion process, Fusion Fuel began to explore possibilities to use this energy to generate Green Hydrogen. Fusion Fuel’s technology was independently validated by the technology department from Lisbon’s Instituto Superior de Técnico (the “University”). The University produced a study commissioned by GALP, a major Portuguese oil and gas multi-national company. The purpose of the study was to perform a technological assessment of the viability of Fusion Fuel’s Hydrogen Generator. The study found that the Hydrogen Generator’s system presented a “differentiating advantage” with its technology as it has the typical characteristics of a conventional PEM (polymer electrolyte membrane) electrolyzer, but with a reduced size that is compact and integrated in a concentrator photovoltaic system. The reduced size of the electrolyzer allows for thermal and electrical integration through solar concentration directly in the cell. In other similar technologies, the concentrator photovoltaic system is not conducted within the cell. The University study acknowledges that the Hydrogen Generator was built with all of the appropriate materials available on the market and that the integration of the solar photovoltaic concentration system with the DC-PEHG electrolyzer seems well achieved. Fusion Fuel did not commission or fund any portion of this study, nor did Fusion Fuel have any role in selecting the professor that conducted the study, and has obtained permission to use the results of the study.

Fusion Fuel is ready to bring its proprietary technology to the market after extensive production research and testing, including external Green Hydrogen purity testing by LAQV Requimte Laboratory to confirm it can be used for all major industrial purposes and targeted key markets. Fusion Fuel is currently developing its first Green Hydrogen plant in Evora, Portugal with a total value of the project of approximately €4.5 million. The financing of the plant is expected to include a grant from the Portuguese Department of Energy, which Fusion Fuel applied for on August 6, 2020. In addition, Fusion Fuel has begun business development in Southern Europe and the Middle East and North Africa (“MENA”) region. With these major milestones in progress, Fusion Welcome has decided to raise capital for Fusion Fuel through the business combination with HL, which will be used to jump start the speed to market of the production of Green Hydrogen and to finance Fusion Fuel’s second business line, “Projects”, which Fusion Fuel believes can significantly add long term shareholder value given the elevated internal rate of returns.

Recognition by Local Authorities and Main Energy Stakeholders

Fusion Welcome and its subsidiary MagP have a long history of working with the Portuguese Department of Energy on solar projects in Portugal. Fusion Fuel has been collaborating with the Portuguese Department of Energy and the Secretariat of State on Portugal’s contribution to the European commitment to a hydrogen economy since the summer of 2019. The Portuguese Department of Energy issues hydrogen production licenses, and will establish and manage the tariffs and subsidies around Green Hydrogen production. Portugal has identified Green Hydrogen as a key pillar in its strategy to decarbonize the Portuguese economy and several of Fusion Fuel’s projects are explicitly referenced in the Portuguese Government’s Strategic Roadmap for Hydrogen, which reviews projects deemed important to foster hydrogen technology as a significant energy carrier by 2050. We believe this indicates the importance of Fusion Fuel’s projects to Portugal’s Hydrogen Strategy (as defined below).

On September 25, 2019, Fusion Fuel first presented to the Portuguese Department of Energy for its consideration a proposal to create Portugal’s first strategic Green Hydrogen production facility in the region of Evora, Portugal (the “Evora Project”). Around this time, Fusion Fuel also applied for a €1,500,000 grant from FAI (as defined below) for the Evora Project, and subsequently submitted hydrogen production license requests to the Department of Energy for the Evora Project. On October 28, 2020, Fusion Fuel was issued a production license for the first phase of the Evora Project.

In February 2020, Fusion Fuel was one of the primary Portuguese companies invited to join the Secretary of State for Energy on a Green Hydrogen fact-finding trip to Japan. During the first half of 2020, Fusion Fuel joined industry workshops and discussions with the Department of Energy on the Hydrogen Economy in Portugal. These activities were part of the government’s preparation and information-gathering process to draft Portugal’s Hydrogen Strategy which was first made public in May of 2020.

Fusion Fuel has been recognized as a strategic firm in Portugal’s recently approved national strategy for hydrogen aimed at generating a €7 billion investment into Green Hydrogen over the next ten years (“Portugal’s Hydrogen Strategy”), which included specific mention of the Evora Project and the DC-PEHG. Fusion Fuel has also applied to be part of Portugal’s National Agency for Innovation which, if granted, could present Fusion Fuel with several investment and grant application options.

Description of Grant and Status Applications

●	Fundo de Apoio a Inovação (FAI): This program supports technology innovation and development projects, including demonstration projects in the renewable energy and energy efficiency areas, promoting partnerships between Portuguese companies and the national scientific and technological system.

Fusion Fuel applied in May of 2020 for a €1.5 million grant from the FAI to support the development of the Evora Project, which is intended to serve as the demonstration project for large scale Green Hydrogen production, Green Hydrogen efficiency at an industrialized level and testing the output for mixing Green Hydrogen into the natural gas network and for conversion of Green Hydrogen into electrical energy to be fed into the electrical grid. Grants have not been issued to Fusion Fuel under the FAI program yet.

●	ANI Certification: The Agência Nacional de Inovação, S.A. (ANI), aims to develop actions to support technological and business innovation in Portugal, contributing to the consolidation of the National Innovation System and to strengthening the competitiveness of the Portuguese economy in global markets. ANI is responsible for publishing the guidelines for a technological and business innovation strategy for Portugal for the years 2018-2030. In particular, its mission includes stimulating private investment in R&D, promoting partnerships between science and technology systems and business entities, and increasing international program participation by the national science and technology system’s companies and entities, specifically higher education institutions and interface centers. This is all aimed at promoting technological skills and competences, and is the result of the innovation support policy.

As of June 19, 2020, Fusion Fuel has been recognized as a “Company of Competence in Research & Development in the Technical-Scientific Management of Energy, Production Technologies and Processes, and Product Industry Technologies” by ANI. This recognition has only been given to around 240 companies across Portugal. In addition to recognizing Fusion Fuel’s capabilities and expertise, this recognition by ANI also provides Fusion Fuel and its Portuguese investors with tax benefits under the Portuguese tax program SIFIDE II (Sistema de Incentivos Fiscais em Investigação e Desenvolvimento Empresarias II). SIFIDE II allows entities to deduct up to 82% in corporate taxes for research and development expenses, which includes personnel, equipment, materials patent filings, testing, among other expenses.

Fusion Fuel has also been in discussions with the Department of Energy for its approval of its Sines 1-5 projects (the “Sines 1-5 Projects” and each a “Sines Project”) for the development of Green Hydrogen in Sines, Portugal. Part of the production of Green Hydrogen as an output in the Sines Projects will likely go towards the mixing of Green Hydrogen with natural gas through the existing gas lines in Sines, Portugal, which requires the approval of the Department of Energy. The Sines 1-5 Projects are expected to be developed from 2021-2025, with one Sines Project being developed each year, and each Sines Project is expected to run for 25 years. Each Sines Project will have a hydrogen purchase agreement outlining the set price for the output of Green Hydrogen from its facilities for the first 15 years of operations. The hydrogen purchase agreements are under discussions with potential Hydrogen purchasers. Fusion Fuel has given presentations on the Evora Project and the Sines 1-5 Projects at various webinars at the request of the Department of Energy to promote Portugal’s Hydrogen Strategy.

Fusion Fuel plans to collaborate on one of Europe’s flagship hydrogen projects, Green Flamingo. The Green Flamingo project includes several government and private partners representing a total investment of €3.5 billion in Green Hydrogen. The Portuguese government intends to jumpstart the Portuguese hydrogen industry by creating the necessary infrastructure for hydrogen production, transportation, and distribution by leveraging existing local hydrogen demand and production in the port of Sines, Portugal through projects like Green Flamingo. We believe Fusion Fuel is the best positioned company in Portugal to support this initiative. Green Flamingo provides potential opportunities to Fusion Fuel, as it will create a higher demand for Green Hydrogen and there is a possibility that this project will provide Fusion Fuel with access to hydrogen markets in Northern Europe (whether for the sale of Green Hydrogen as an output or the sale of Fusion Fuel’s hydrogen technology). Fusion Fuel has had several discussions with the leaders of the Green Flamingo project regarding the possibility of grandfathering one or more of the Sines Projects into Green Flamingo, but there have not been any agreements formalizing the Green Flamingo project or Fusion Fuel’s participation the Green Flamingo project.

The Green Flamingo project is part of the “Hydrogen for Climate Action”, recognized by the European Commission as a Hydrogen Important Project of Common European Interest (“IPCEI”), and is based on an ambitious hydrogen complex in Sines, Portugal that is projected to supply not only part of the national demand, but also to support Green Hydrogen exports mainly to northern European countries. The Portuguese government intends to support part or all of the difference in cost between Green Hydrogen and natural gas in the early years of the Hydrogen Climate for Action, but the extent to which the government will issue subsidies has not yet been announced. In furtherance of the Hydrogen for Climate Action, the Portuguese government released new legislation at the end of August 2020 to establish tariffs, controls and pricing support around hydrogen, as well as an obligation for companies distributing natural gas to combine Green Hydrogen in the currently distributed natural gas.

On July 17, 2020, Fusion Fuel formally submitted its expression of interest to participate in the Hydrogen IPCEI. In the submission, Fusion Fuel has proposed to include its Evora Project and Sines 1-5 Projects in the Hydrogen IPCEI, requiring the creation of an additional assembly plant for such projects and the hiring of a workforce to support the assembly plant. On July 19, 2020, Fusion Fuel’s submission was selected for acceptance into Portugal’s submission to the European Union for consideration for the launch of a Portuguese Hydrogen IPCEI. There is no guaranty that Fusion Fuel will be awarded a place in the final Hydrogen IPCEI, if it is created for Portugal.

Business Strategy & Vision

Fusion Fuel aims to enable meaningful emissions reductions through viable economic means using Green Hydrogen. In doing so, Fusion Fuel believes it can become a major player in the global hydrogen economy over the next 10 years.

Fusion Fuel aims to develop a technology and project pipeline in Southern Europe and the MENA region as a first phase in its strategy execution, and then methodically expand into northern and central Europe, and eventually the rest of the world.

Fusion Fuel Business Lines

Fusion Fuel’s Hydrogen Generator is expected to be a leading product in the industry for generating cost-effective Green Hydrogen that is competitively priced with Brown Hydrogen in Europe. In addition, the Fusion Fuel team collectively has vast experience in establishing and operating sustainable energy plants, as well as relationships with many sustainable energy stakeholders and hydrogen users (ranging from natural gas networks and grids, oil refineries, ammonia producers, regulators and related government departments). Fusion Fuel is focused on two core business lines that build on its Hydrogen Generator, as well as a R&D team.

1.	The first business line, “Technology”, is focused on creating and selling Hydrogen Generators that produce high efficiency, low cost Green Hydrogen for client use and operation. There are a number of industrial processes that require hydrogen and providers that currently produce their own hydrogen supply through high carbon emission methods. Fusion Fuel intends to equip them with Hydrogen Generators to produce hydrogen without carbon emissions and with no cost disadvantage.

2.	The second business line, “Projects”, is focused on entering into Green Hydrogen purchase agreements for the output of hydrogen at competitive prices. The current prices for Green Hydrogen as well as the prices predicted in the coming years suggest that Fusion Fuel will be able to establish and operate production plants with internal rates of return above 10% and likely in the 15-20% range. Please see the chart below under the heading “Products and Services – Green Hydrogen End Product”.

Fusion Fuel’s industry and business require continuous innovation and improvement. To this end, the R&D team has already designed the next two generations of the Hydrogen Generator which will be developed. This innovation aims at not only improving the efficiency of the product, but also reducing the costs of production. Continuous R&D is a core part of the ongoing strategy for the firm.

Business Organization

Fusion Fuel, along with its subsidiaries Fusion Cell Evora, Unipessoal LDA and Fusion Cell Evora II, Unipessoal LDA, manage all functions of its Green Hydrogen Technology business line, including production of the technology, business development and R&D. In the upcoming year, Fusion Fuel intends to also operate production plants for Green Hydrogen, which will be another function within the business.

The Technology

Fusion Fuel has created the DC-PEHG, which is an electrolyzer that is directly attached to a module of extremely high solar concentration radiation (x1400), and a larger frame with motors to follow and track sunlight, thereby creating the “Hydrogen Generator”.

Fusion Fuel’s technology is based on two main principles:

●	Increased heat reduces the electrical energy needed to break down a water molecule, making the process significantly more efficient and the Green Hydrogen produced as an output competitive with the Brown Hydrogen extracted from hydrocarbons.

●	The miniaturized electrolyzers directly coupled at each CPV module result in higher efficiency at a drastically lower cost than other electrolyzer solutions for producing hydrogen.

The main advantages of the system are:

●	Extremely high photovoltaic conversion, around 41% in III-V cells.

●	Huge amount of heat available and used in the chemical reaction, resulting from very high solar concentration ratios.

●	Direct Coupling, reducing drastically all the electrical losses, and avoiding power equipment.

●	Low cost resulting from proprietary component design, fully automated.

Fusion Fuel’s DC-PEHG converts solar energy into hydrogen at a 27% conversion and a system level conversion ratio of solar to hydrogen of more than double the ratio commercially available today. With this technology, Fusion Fuel is able to produce Green Hydrogen, with no carbon emissions, at a competitive cost range compared to traditional hydrogen production methods.

The DC-PEHG uses both the electricity produced by the photovoltaic cells and the heat captured from the CPV panels, thereby reducing the total amount of electrical energy required for the electrolysis process. This increases the efficiency of the Fusion Fuel solution compared to other current market products. Because the process requires solar irradiation, locations with higher levels of solar irradiation would produce higher amounts of hydrogen on an annual basis at a lower cost per kilogram (as capital expenditure related to the equipment is spread across a larger production output).

The product includes a frame with two axes powered by motors that track sunlight and the movement of the sun, which allows the system to capture sunlight at optimal angles throughout the day, a solar concentration chassis which houses the optical system that captures sunlight, high efficiency photovoltaic III-V cells to convert the solar energy to electricity, Fusion Fuel’s proprietary DC-PEHG, a water piping system that supplies the DC-PEHG with de-ionized water and a hydrogen piping system to remove the extracted hydrogen to the collection units at the hydrogen plant. A Hydrogen Generator has a surface area of around 110m2 and requires around 400m2 of land per unit (in a relatively flat area), it weighs approximately 4 tons and at full tilt it reaches a maximum height of 8m2, and as such is suited for areas with the appropriate land mass to accommodate the equipment.

Products and Services

Fusion Fuel will offer two products and one service to clients. These are (a) Hydrogen Generators to be sold to clients that operate their own Green Hydrogen plants, (b) Green Hydrogen as an output from Green Hydrogen plants to be developed and operated by Fusion Fuel, and (c) operational and monitoring services of Green Hydrogen plants using Fusion Fuel Hydrogen Generators.

Green Hydrogen Generators

Fusion Fuel will sell Hydrogen Generators that produce low cost Green Hydrogen for a number of industrial processes that require hydrogen. Clients for this business are likely to include industrial users of hydrogen that currently produce their own hydrogen supply through high carbon emission methods or investment managers looking to establish long lasting cash flow transactions by owning and operating their own plants.

Green Hydrogen End-Product

Fusion Fuel will develop and install its own Green Hydrogen plants to extract Green Hydrogen using its Hydrogen Generators. In a region with solar irradiation levels of around 2,100 KWh/m2/year (kilowatt hours per meter squared per year), a hydrogen plant would create about 1,000 kilograms of hydrogen per generator and each generator would require about 400m2 of land (the topography of the land may increase or decrease this figure). Fusion Fuel will look to enter into long-term lease agreements for the land requirements for each plant.

Each plant is expected to have a lifespan of 25-30 years. Fusion Fuel will enter into HPAs with hydrogen consumers, such as ammonia producers, refineries and natural gas networks, to sell the hydrogen output from these plants. Some of the first clients for this service are expected to be the natural gas networks and distributors in Portugal which, as part of Portugal’s Hydrogen Strategy, will be required to mix a regulated amount of hydrogen into the natural gas networks. These Green Hydrogen plants will provide revenues to Fusion Fuel based on the hydrogen produced and sold as an end product. Fusion Fuel plans to sell the Green Hydrogen plants to clients interested in purchasing established hydrogen plants and paying Fusion Fuel a percentage of the returns earned on such plants.

Monitoring Services

The technology provided by Fusion Fuel uses a CPV panel system with a two-axis tracking system powered by motors to ensure optimal angles for capturing solar radiation. This system has very minimal idle time and is extremely reliable, with proven availability of more than 98% annually, however it does require supervision to adjust tracker positions and correct for any equipment issues that cannot be automated. This supervision is conducted remotely and in real time to ensure that any issues are immediately flagged to the plant operator. This service will require an annual operating fee to be negotiated with each plant owner.

Markets/Geography & Order Status

Considering the targets set out by the Paris Climate Agreement and the global energy sector’s ongoing transition from fossil fuels to renewable energy sources, governments and private businesses are searching for innovative ways of reducing greenhouse gas emissions. Existing technology is not efficient or effective enough and we believe that hydrogen, being the most powerful fuel relative to its mass (33.3 KWh/kg), is the missing link for a sustainable energy economy.

The European Union during the Energy Council in Linz, Austria, signed in September 2018 a commitment, named the “Hydrogen Initiative”, aiming to develop a common effort to promote the development of a European Green Hydrogen Economy.

Obtaining Hydrogen from green sources will be key for the sustainability objective associated with this new market. Reinforcing the Green Deal’s vision, Fusion Fuel believes its innovative Green Hydrogen production technology will become a crucial element in accelerating the transition of its clients to a more sustainable and efficient stage of energy production and consumption. The European Commission has announced its intention for Europe to be the first continent to become carbon neutral by 2050. Fusion Fuel’s mission may be an important step towards this target, as the current output of the energy sector is responsible for a significant portion of greenhouse gas emissions.

Fusion Fuel’s technology relies on markets that are well suited for Green Hydrogen production, which include locations with the following characteristics:

●	high irradiation levels — the northern and southern “solar belts”;

●	economies with the infrastructure to transport large hydrogen tanks and with industries that consume large amounts of hydrogen;

●	markets with long-term stability and commitment to hydrogen to accommodate the 25-year lifespan of hydrogen production with our Hydrogen Generator; and

●	credible commitment to environment improvement targets.

Green Hydrogen technology will also be marketable to regions where “Ammonia Production Solutions” have significant importance and value, as ammonia represents production accounts for approximately 50% of hydrogen consumption worldwide (most of which is consumed outside of Europe). Ammonia, which is a primary ingredient for fertilizers, includes three hydrogen molecules, which currently is sourced from Brown Hydrogen, which emits large amounts of carbon pollution. As more countries that produce ammonia become interested in decreasing their carbon footprint, there will be opportunities for Fusion Fuel to enter such markets with its Green Hydrogen solutions. An additional 50% of hydrogen consumption worldwide comes from oil refineries, mainly in Europe.

Therefore, Fusion Fuel plans to focus development efforts in Southern Europe and the MENA region during the first few years. In addition, Fusion Fuel is carefully considering the market potential of the United States and Australia. Fusion Fuel’s DC-PEHG works particularly well with CPV technology, and therefore all locations with high levels of irradiation are potential markets for Fusion Fuel and its Hydrogen Generator.

Fusion Fuel is currently developing its first Green Hydrogen production plant in Evora, Portugal, with a total value of the project of approximately €4.5 million. The financing of the Evora Project is expected to include a grant from the department of Energy’s Innovation Fund, which Fusion Fuel applied for on August 6, 2020. The Evora Project is progressing along parallel tracks, as follows:

Hydrogen Production I

1.	Production License – Submitted on July 15, and issued by the Department of Energy on October 28, 2020

2.	Land Control – Land leases were negotiated and signed with owners for 30 years, and are extendable.

3.	Construction License – Requested from the Evora Municipal Council on August 10, 2020. The issuance of the construction permit was approved by the City Council, and the start of construction is only dependent on the receipt of the necessary formal document.

4.	Procurement and Construction – The main materials needed for the equipment`s production were ordered from the suppliers, and several parts are already being manufactured and will be shipped to the site as soon as civil works are finished.

Hydrogen Production II

1.	Production License – Submitted on July 15, and still pending approval.

2.	Land Control – Land leases were negotiated and signed with owners for 30 years, and are extendable.

3.	Construction License – Requested from the Evora Municipal Council on August 10, 2020. The issuance of the construction permit was formally pre-approved by the City Council, and the definitive approval is expected to be issued soon.

Fusion Fuel is also in discussions for some large projects in Sines, Portugal as part of Portugal’s Hydrogen Strategy, including the project Green Flamingo. The Sines projects are for a projected 1,000 tons of Green Hydrogen in 2021 and a projected 3,000 tons in 2022. Fusion Fuel’s projects make up less than 10% of the total output planned for in Portugal’s Hydrogen Strategy. The internal rate of return projections of the first planned Sines projects, as prepared by Fusion Fuel, are:

The HPAs values in this chart are assumptions made by Fusion Fuel management based on discussions with various players in the hydrogen industry about the potential future costs of Green Hydrogen. Fusion Fuel uses these figures as a basis for pricing its Green Hydrogen at an average cost of approximately €2 per kilo over the lifetime of the Sines 1-5 Projects, which is competitive with Brown Hydrogen. The values for equity and debt investment from this table are based on Fusion Fuel’s targeted cost of technology and the cost of set-up, operation and maintenance of Green Hydrogen plants.

In addition, Fusion Fuel is in discussions with prospective clients in Morocco and Croatia, as well as smaller clients in Portugal. Fusion Fuel is also in discussions with several parties regarding potential projects in Spain and has submitted several large-scale project quotes to companies that consume or have a use for hydrogen.

Addressable Market

The Global Hydrogen market has grown to approximately 70 metric tons per year, representing nearly €150 billion in value, according to IEA, using a price level of €2 per kg of hydrogen. Nearly all hydrogen is produced from hydrocarbons, accounting for approximately 6% of total natural gas consumption, which has led to traditional methods of hydrogen production to be among the world’s largest sources of carbon dioxide emissions at approximately 830 metric tons per year. Green Hydrogen — made from renewable sources with no carbon dioxide emissions — is the key for unlocking hydrogen’s long-term potential, and a significant driver toward meeting carbon dioxide reduction targets. The EU’s hydrogen consumption is expected to grow by 200-700% and only 2% of production currently comes from electrolysis. Europe imports 400-500 billion cubic meters of natural gas each year. Mixing Green Hydrogen into those gas networks is an increasingly viable tool to meet decarbonization goals and represents a significant source of long-term hydrogen demand. Mixing 10% of Europe’s imported natural gas with Green Hydrogen represents an additional €11 billion cubic meters per year of demand.

(2)	The Future of Hydrogen, IEA, June 2019.

Fusion Fuel’s first focus will be the growing local market in Portugal, but the firm is already in discussions with partners for Green Hydrogen projects beyond Portugal, including in Morocco, Croatia, and Spain. Below is an overview of Fusion Fuel’s addressable market, reached by calculating the current hydrogen consumed in refineries and industrial processes in addition to 10% of the natural gas (which can be replaced by hydrogen) in the respective markets.

Note to image: Addressable Market calculation includes current H2 consumption (refineries, ammonia producers, etc.) plus the goal of mixing 10% of natural gas consumption with Green Hydrogen. The 10% natural gas was calculated using 10% of natural gas volumes as hydrogen and converted into kilograms at 0.082kg per meters cubed, and using a value of €3 per H2 Kg.

Green Hydrogen is a key pillar of Portugal’s decarbonization strategy and the new economic ecosystem plans to build the Green Hydrogen value chain. Portugal’s national strategy calls for a gradual Green Hydrogen production ramp to 350ktons/year by 2030. Fusion Fuel’s production targets in Portugal represent less than 10% of the national objective — providing significant room for further growth. Fusion Fuel expects to be a leader in this new, local industrial sector – expanding local production capacity to meet Portugal’s strategic vision, while potentially participating in one of Europe’s flagship hydrogen projects, Green Flamingo. Several of Fusion Fuel’s projects are referenced explicitly within the government’s strategic roadmap.

Portugal’s 2030 Hydrogen Targets (1)

(1)	EN-H2 Estratégia Nacional de Hidrogénio (Portugal’s National Hydrogen Strategy document).

Working Capital Items

Currently Fusion Fuel holds no inventory directly, however Fusion Fuel has entered into three agreements with MagP, which agreements are critical to Fusion Fuel’s business: (1) a Production Capacity Reservation Contract, (2) a Contract of Disposal of Intellectual Property and (3) a Sub-Lease Agreement.

Production Capacity Reservation Contract. The Production Capacity Reservation Contract between MagP and Fusion Fuel, dated June 1, 2020 (the “Production Agreement”), provides that MagP is to supply Fusion Fuel with minimum guaranteed amounts of modules, tracking structures and accessories, command boards, and electrical installations as well as assembly services for all equipment relating to the CPV solar trackers used in Fusion Fuel’s Hydrogen Generators (the “Trackers”). Under the Production Agreement, MagP guarantees to supply to Fusion Fuel all materials and installations for 4,200 Trackers over a three-year period which commenced at the beginning of 2020 and expires at the end of 2022. MagP and Fusion Fuel are to agree to a production schedule each January which will establish the number of Trackers and the fixed cost per Tracker to be supplied by MagP in such year. MagP and Fusion Fuel have agreed to the following cost schedule: (i) the first 55 Trackers will be supplied by MagP at a cost of €50,000 per Tracker; (ii) the second 1,400 Trackers will be supplied by MagP at a maximum price of €21,000 per Tracker; (iii) the third 1,400 Trackers will be supplied by MagP at a maximum price of €18,200 per Tracker; and (iv) the final 1,400 Trackers will be supplied by MagP at a price to be defined but at a maximum price of €18,200 per Tracker. If Fusion Fuel does not place orders for at least the minimum amounts set forth above, MagP is released from its obligation to supply such amounts and can renegotiate lower production quotas.

We believe the minimum guaranteed quotas will satisfy all production amounts of CPV technology that will be required under Fusion Fuel’s plans for 2020-2022. The CPV technology produced by MagP has been used in solar CPV plants for over 10 years with excellent performance results, with failure rates of around 1% measured over a span of approximately ten years, which means that the trackers require very little maintenance and repair. MagP is the only supplier of CPV technology in Europe. By having this relationship with MagP, Fusion Fuel can avoid the lengthy and costly learning curve of establishing its own CPV production facilities that would be required of most other competitors in the industry and can focus on its core value-add of R&D and business development for the next three years.

Contract of Disposal of Intellectual Property. The Contract of Disposal of Intellectual Property between MagP and Fusion Fuel, dated September 13, 2018 (the “IP Transfer Agreement”), transferred from MagP all intellectual property rights to the technology associated with the Trackers implemented in the Hydrogen Generators, including all registrations, documents, designs, software, domain names and any other materials. Additionally, Fusion Fuel will have full ownership of the products created by MagP under the IP Transfer Agreement. MagP also agreed to do all work associated with adapting the components used in the Hydrogen Generator that are MagP developments, such as its CPV module, solar tracker and other miscellaneous components, to be compatible with the Hydrogen Generators. The IP Transfer Agreement binds MagP to confidentiality with respect to its work related to such development for Fusion Fuel. The total consideration to be paid by Fusion Fuel includes €1,000,000 for all rights to the technology to be paid in quarterly installments over one year, which commenced upon completion of the Transactions with the payment of the initial installment of €250,000, and a single payment of €900,000 for product and technology development costs, which was paid on the completion of the Transactions. Each such amount is subject to applicable VAT charges. Currently Fusion Fuel has the right to use such intellectual property, but will not have full ownership of such intellectual property until all such payments are made.

Sub-Lease Agreement. After entering into a Promissory Sub-Lease Agreement on May 20, 2020, Fusion Fuel and MagP formalized the terms of their sublease arrangement and entered into a Sub-Lease Agreement, dated as of September 25, 2020 (the “Sub-Lease Agreement”). The Sub-Lease Agreement provides that MagP shall sub-lease a portion of the property that it leases from Siemens, S.A. to Fusion Fuel for an initial term of three years, with automatic renewal for additional terms of three years until either party notifies the other party of its intention not to renew. The initial monthly rent will be €7,430.40 per month, which constitutes €5.60 per square meter for 1.184 square meters of office space and €800 for parking plots, which will be reviewed and reevaluated on an annual basis. Rent commenced on October 1, 2020, and will be payable for the duration of the Sub-Lease Agreement in advance on the first day of each month.

Distribution, Marketing and Strategic Relationships

Fusion Fuel has established strategic relationships with various stakeholders in the Green Hydrogen market, including partner companies, suppliers, potential clients and government agencies, many (if not all) of which are proprietary in nature and give us our competitive advantage.

Fusion Fuel has been included in the Portuguese Government’s Strategic Roadmap for Hydrogen and has applied for a grant for a Green Hydrogen project in Evora. See “Recognition by Local Authorities and Main Energy Stakeholders” above. Discussions with stakeholders have to date have been focused in Europe and the MENA region.

Environmental Issues

There are no significant pollutants or other hazardous emissions from Fusion Fuel’s operations, the CPV technology, the DC-PEHG or any other functions used by Fusion Fuel in extracting Green Hydrogen, nor are any anticipated. In addition, the are no carbon or hazardous emissions that result from Fusion Fuel’s extraction of hydrogen, and the only biproduct of the process is oxygen.

We do not expect that any climate change legislation, regulation or accords will have a material impact on the firm in the foreseeable future. We expect that the continued increased attention and importance given to environmental issues are likely to benefit Fusion Fuel as the interest and importance of its zero-carbon solution increases. It is possible that climate change legislation, regulation or accords could increase demand in this market and thereby increase competition, but such activity may also normalize hydrogen as a broadly used and accepted energy source.

Competition

To our knowledge there are no similar technologies or systems to Fusion Fuel’s DC-PEHG technology. We believe the DC-PEHG technology is innovative, disruptive, and original. The centralized electrolyzer technology, which is used by Hidrogenics, ITM Power, NEL Hydrogen, McPhy, and Giner, among others, represents the main competition to Fusion Fuel’s technology. Even though Fusion Fuel’s technology currently has a significantly higher efficiency rate than the centralized electrolyzer, it is expected that there will be further evolution in the efficiency of the centralized electrolyzers, and so we expect the market to remain competitive.

Fusion Fuel is faced with competition from several aspects of the industry, namely:

(a)	Traditional hydrogen production methods — which can continue to improve their efficiency and lower costs, making the change to Green Hydrogen more costly to consumers. Companies in this space include Linde, Air Liquide, Air Products, and Praxair, among others

(b)	Green Hydrogen technology providers — these are typically centralized electrolyzer solutions used in combination with electrical energy from renewable sources or even blue hydrogen providers (hydrogen produced through traditional means with carbon sequestering techniques). There is significant investment in this space and improvements in this technology could lead to more intense competition in the hydrogen production market. Companies in this space include Hidrogenics, ITM Power, NEL Hydrogen, McPhy, and Giner, among others.

(c)	Green Hydrogen providers — companies that sell Green Hydrogen as an end product. This is still an emerging market and will include large energy companies as well as investors who buy and operate established hydrogen plants. Engie Hydrogen, Air Liquide, and Shell, among others.

Fusion Fuel believes competition in this industry will be driven by the final price of Green Hydrogen per kilogram as an output. Efficiency of energy conversion will be a secondary competitive factor. Because Fusion Fuel’s solution produces Green Hydrogen at cost levels that are highly competitive to Brown Hydrogen and significantly less expensive than other producers of Green Hydrogen, we do not believe we will lose cost competitiveness in the market. However, there is significant and continuous R&D in the industry which will drive competition. For this reason, Fusion Fuel maintains a strong investment in R&D activities, capitalizing on the accumulated know-how from its team and prospective partners. Fusion believes this is a key factor to achieve sustainable growth and market differentiation, and maintaining the technological lead over other market solutions. We believe that Fusion Fuel has achieved a major breakthrough for the energy sector as a whole, and Fusion Fuel aims to position itself as the leading expert on Green Hydrogen, leveraging all the positive outcomes that our solution can achieve in multiple areas and businesses.

Fusion Fuel can benefit from competition as the market grows as such competition may drive down costs and promote continued innovation for externally sourced components and systems. For example, the hydrogen piping and storage systems at each of Fusion Fuel’s hydrogen plants are externally sourced and a general increased interest in the hydrogen market may lead to further improved products or reduced prices from Fusion Fuel’s suppliers.

Regulations & Certifications

Fusion Fuel’s DC-PEHG system comprises two major components: the photo-electro component where the photon to electron conversion process takes place, and the electrochemical component, where the electrolysis process takes place.

In respect of the electrolysis process for extracting hydrogen, Portugal recently introduced legislation at the end of August 2020 regarding the security of the processes such as generating, distributing and blending hydrogen with natural gas. This legislation also covers the licensure requirements of Green Hydrogen projects developed by official entities like DGEG (Direção Geral de Energia) from the Portuguese Government, LNEG (National Laboratory) and others. Fusion Fuel is compliant with these regulations and will continue to monitor any future developments to ensure continued compliance.

In respect of the photo-electro component, the MagP photo-electro system is CE marked, which is a certification that confirms conformity with health, safety and environmental protection standards for products sold within the European Economic Area, in accordance with IEC 62108, which specifies requirements and implements a series of tests for design qualification and type approval of CPV modules and assemblies suitable for long-term operation in general open air climates.

The MagP photo-electro system is in the process of achieving conformity with the following certification marks:

●	IEC 62760, which specifies requirements for determining the energy output and performance ratio for CPV modules, arrays, assemblies and power plants using an on-sun, measurement-based method. This certification standard defines the procedure that should be used to rate the power on the CPV modules.

●	IEC 62688, which is a safety standard that describes the fundamental construction and testing requirements for CPV modules and assemblies to provide safe electrical and mechanical operation during their expected lifetime.

The Fusion Fuel electrochemical part is in the process of achieving conformity with the following certifications:

●	ISO 22734, which defines the construction, safety and performance requirements of packaged or factory-matched hydrogen gas generation appliances (such as the Hydrogen Generator) using electrochemical reactions to electrolyze water to produce hydrogen gas and oxygen gas.

●	Pressure Equipment Directive (PED) 2014/68/EU (formerly 97/23/EC), which establishes standards for the design and fabrication of pressure equipment (such as steam boilers, pressure vessels, piping, safety valves and other components and assemblies subject to pressure loading) over one liter in volume and having maximum pressure more than 0.5 bar gauge. This certification standard also sets the administrative procedure requirements for the “conformity assessment” of pressure equipment for placement of the technology in the European market without local legislative barriers.

●	Low Voltage Directive (LVD) 2006/95/EU, which provides common objectives for safety regulations to allow electrical equipment approved in any EU member country to be accepted in all other EU countries. This certification standard does not provide any specific technical standards that must be met, but instead relies on the IEC technical standards for the production of safe products.

●	ATEX Directive 94/9/EC, which is a legal requirement in all European member states. Any equipment or protective system intended for use in potentially explosive atmospheres must comply with these requirements.

All of the above-listed certification standards have required tests, and Fusion Fuel will need to provide proof of testing and a responsibility letter of the Fusion Fuel Executive Board to the relevant test administrators in order to be compliant. If a technology does not pass a particular test, a report is issued and the technology can be adapted and retested until it is brought into compliance. Each test costs somewhere between €60,000 to €80,000. Fusion Fuel will engage an authorized third party to assist with the process of achieving conformity with these certifications.

Fusion Fuel must conform with each of these certification standards in order to install its various projects, the first being the Evora Project. The DC-PEHG system was developed and designed to account for these various standards and requirements and we believe it will pass each required test.

Additionally, Fusion Fuel expects that there will be new standards and technical requirements that will standardize the production, transportation and use of hydrogen and to manage the integration of hydrogen in natural gas networks. We intend to comply with each new standard or requirement applicable to our products and services.

Raw Materials and Suppliers

Fusion Fuel has entered into a production contract with MagP to purchase pre-determined volumes of CPV materials to be confirmed at the start of each year. This ensures that Fusion Fuel will have a guaranteed minimum product supply from an experienced manufacturer to support its ability to deliver against its business plan. This makes MagP a strategic supplier, both of its own CPV technology and of the component parts necessary to build Fusion Fuel’s DC-PEHG. Over 4,200 Hydrogen Generators are expected to be built in partnership with MagP.

Some of the materials supplied by MagP are core to its own solar business, and to the extent that there would be any impacts on supply in respect of those materials, MagP will inform Fusion Fuel of such supply impacts. Such materials can be sourced from other suppliers, but sourcing from third parties could result in disruptions to supply and increased costs to Fusion Fuel, as certain components are customized to particular specifications that a new supplier would need to adopt and scale (see the section of this prospectus titled “Risk Factors — Our ability to develop new products and enter into new markets could be negatively impacted if we are unable to identify suppliers to deliver new materials and components on a timely basis.”). Other materials supplied by MagP are only used in the production of Fusion Fuel’s DC-PEHG, and to the extent that there would be any impacts on supply in respect of such materials, Fusion Fuel and MagP intend to work collaboratively to address any such supply risks and identify replacement suppliers.

Other than the materials sourced from MagP, most components and materials essential to Fusion Fuel are generally available from multiple sources, with a few exceptions. Fusion Fuel believes there are component suppliers and manufacturing vendors whose loss to Fusion Fuel could have a material adverse effect upon Fusion Fuel’s business and financial condition. The loss of such suppliers would require Fusion Fuel to source new suppliers, incur delays as any such suppliers adapt to our specification requirements, and conduct testing on the product rendered by such new suppliers to ensure the fitness of such product.

Fusion Fuel, together with MagP, is also discussing with key suppliers coordinated product plans, strategic inventories, and internal and external manufacturing schedules and levels. Historically, MagP has not experienced significant delays in the supply or availability of key raw materials or components provided by suppliers, nor have they experienced unforeseeable price surges for raw materials or components. Fusion Fuel does not anticipate any such delays or significant price increases in 2021.

Research and Development

Given the nascent stage of the Green Hydrogen industry, we believe that continuous R&D in all aspects regarding product development, manufacturing process and material sourcing are key to maintain industry competitiveness and relevance. With that mind set, Fusion Fuel’s R&D department is tasked with developing continuous improvements to existing products and services, as well as developing new related products and services.

Fusion Fuel filed its first patent, the “Direct Coupled Water Hydrogen Generator for Hydrogen Generation from Concentrated Sunlight”, on March 10, 2020, which was submitted on August 3, 2020 with International Patent Submission Number PCT/IB2020/05733. Fusion Fuel filed its second patent called “Floating Guiding Flow Plate for Electrochemical Cells” which was submitted on October 14, 2020 with the International Patent Submission Number PAT/116826A. Fusion Fuel plans to file two provisional patents in the first half of 2021 called “Oxygen evolution reaction without gas diffusion layer on an PEM electrolysis cell” and “UPP design to reduce inter-cell mismatch”, respectively.

Fusion Fuel also benefits from exclusive use of MagP’s intellectual property and CPV products when it relates to the production of hydrogen. This is a close collaboration between the firms that extends to R&D as well given that the compatibility of both companies’ products is important for the final product manufacturing.

The majority of Fusion Fuel’s expenses at this stage come from patent filings and registrations in all relevant markets, as well as the projected personnel costs associated with the R&D department.

Human Capital Resources

Jeffrey Schwarz is the non-executive Chairman of the Board of Parent. The executive team is composed of Jaime Silva (Chief Technology Officer), João Teixeira Wahnon (Head of Business Development) and Frederico Figueira de Chaves (Chief Financial Officer).

Fusion Fuel has a total of nine employees; the senior management team entered into managing agreements with Fusion Fuel as of August 5, 2020, which took effect on October 1, 2020, four non-management employees from outside the organization have been hired by Fusion Fuel, and four non-management employees are currently dedicated to Fusion Fuel from MagP’s payroll and will formally transfer from MagP to Fusion Fuel, effective as of January 1, 2021. Fusion Fuel intends to hire at least another seven employees in the coming months accordance with its business plan. Fusion Fuel expects to continue to expand its workforce across all areas in 2021.

We believe the measures being taken are sufficient to ensure Fusion Fuel’s business plan can be met. Fusion Fuel’s employment contracts include confidentiality, non-disclosure and non-competition clauses to protect the firm and its intellectual property. Fusion Fuel has also engaged a headhunter in Portugal to aid in the search of specific talent related to R&D team requirements.

SELECTED HISTORICAL FINANCIAL INFORMATION

We are providing the following selected historical financial information of HL and Fusion Fuel to assist you in your analysis of the offer to purchase our securities.

HL

HL’s balance sheet data as of June 30, 2020, 2019 and 2018, and income statement data for the years ended June 30, 2020 and 2019 and the period from May 15, 2018 (inception) through June 30, 2018 are derived from HL’s audited financial statements included elsewhere in this prospectus.

Balance Sheet Data:	June 30, 2020	June 30, 2019	June 30, 2018
Cash	$107,663	$16,181	$50,891
Prepaid expenses and other current assets	$43,250	$54,172	$—
Note receivable – related party	$20,000	$—	$—
Marketable securities held in Trust Account	$53,858,474	$56,271,758	$—
Promissory notes – related party	$1,327,594	$—	$—
Convertible promissory notes – related party	$533,619	$—	$—
Total liabilities	$2,054,534	$1,389	$340,177
Ordinary shares subject to possible redemption	$46,974,848	$51,340,721	$—
Total shareholders’ equity	$5,000,005	$5,000,001	$19,833
Total liabilities and shareholders’ equity	$54,029,387	$56,342,111	$360,010

Income Statement Data:	Year Ended June 30, 2020	Year Ended June 30, 2019	For the Period from February 23, 2018 (inception) through June 30, 2018
Loss from operations	$(1,027,382)	$(446,704)	$(5,167)
Interest income on marketable securities held in trust	$825,828	$1,270,268	$—
Unrealized gain on marketable securities held in trust	$—	$1,490	$—
Net income (loss)	$(201,554)	$825,054	$(5,167)
Basic and diluted net loss per share	$(0.46)	$(0.17)	$(0.00)
Weighted average shares outstanding, basic and diluted	1,948,817	1,919,807	1,250,000

Fusion Fuel

Fusion Fuel’s balance sheet and income statement data for January 1 to June 30, 2020 are derived from Fusion Fuel’s audited financial statements, included elsewhere in this prospectus. Also, Fusion Fuel’s balance sheet and income statement data for 2018 and 2019 are derived from Fusion Fuel’s audited financial statements included elsewhere in this prospectus.

Balance Sheet Data:	June 30, 2020 (Unaudited)	December 31, 2019	December 31, 2018
	(in Euros)	(in Euros)	(in Euros)
Cash	$377	$458	$—
Tangible assets, in progress	24,788	14,844	—
Other current assets	28,380	1,269	—
Current liabilities	223,812	15,676	—
Total liabilities	223,812	15,676	—
Total shareholders’ equity (deficit)	$(170,267)	$896	$—
Total liabilities and shareholders’ equity	$53,545	$16,571	$—

Statements of Operations:	Six Months Ended June 30, 2020	Year Ended December 31, 2019	Six Months Ended June 30, 2019	For the Period from July 26, 2018 (inception) to December 31, 2018
	(in Euros)	(in Euros)	(in Euros)	(in Euros)
Loss from operations	$(220,163)	$(2,005)	$(1,511)	$—
Net loss	$(220,163)	$(2,104)	$(1,511)	$—
Basic and diluted net loss per share	$(5.25)	$(2,104.00)	$(1,511.00)	$—
Weighted average number of ordinary shares	41,929	1	1	—

SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following selected unaudited pro forma condensed combined balance sheet and the selected unaudited pro forma condensed combined statement of profit and loss combine the financial statements of Parent with the financial statements of HL and with the financial statements of Fusion Fuel. The selected unaudited pro forma condensed combined balance sheet gives pro forma effect to the Transactions as if they had been consummated as of the balance sheet date. The selected unaudited pro forma combined statements of profit and loss give pro forma effect to the Transactions as if they had occurred at the earliest of the period presented.

The unaudited pro forma condensed combined balance sheet has been prepared using the following:

●	Parent’s audited financial statements for the period from inception date April 3, 2020 to June 30, 2020.

●	HL’s audited financial statements for the year ended June 30, 2020.

●	Fusion Fuel’s unaudited interim financial statements for the six months ended June 30, 2020.

The unaudited pro forma condensed combined statement of profit and loss has been prepared using the following:

●	Parent’s audited financial statements for the period from inception date April 3, 2020 to June 30, 2020.

●	HL’s audited financial statements for the year ended June 30, 2019, unaudited interim financial statements for the six months ended December 31, 2018, unaudited interim financial statements for the six months ended December 31, 2019, audited financial statements for the year ended June 30, 2020.

●	Fusion Fuel’s audited financial statements for the year ended December 31, 2019 and unaudited interim financial statements for the six months ended June 30, 2020.

Further, the financial statements of HL are presented in USD and for pro forma purposes, have been converted to EUR by using an USD/EUR exchange rate of 0.8900 for the balance sheet, and an USD/EUR exchange rate of 0.9070 and 0.8930 for profit and loss for the six months ended June 30, 2020 and twelve months ended December 31, 2019, respectively.

The financial statements of HL were prepared in accordance with U.S. GAAP. The financial statements of Fusion Fuel were prepared in accordance with IFRS. Parent qualifies as a Foreign Private Issuer and will prepare its financial statements in accordance with IFRS. Accordingly, the unaudited pro forma condensed combined financial information has been prepared in accordance with IFRS.

Selected Unaudited Pro Forma Condensed Combined Balance sheet
June 30, 2020

(all amounts in EUR)	Pro Forma
Assets
Non-current assets	€1,924,788
Cash and cash deposits	60,719,147
Prepaid expenses and other current assets	84,672
Total assets	€62,728,607

Liabilities and shareholders’ equity
Other liabilities	€414,489
Total Liabilities	€414,489

Shareholders’ equity
Ordinary shares	1,033
Other equity – in total	62,313,085
Total Shareholders’ equity	62,314,118
Total liabilities and Shareholders’ equity	€62,728,607

Selected Unaudited Pro Forma Condensed Combined Statement of Profit and Loss

	Pro forma
(all amounts in EUR)	Twelve months ended December 31, 2019	Six months ended June 30, 2020
Operating costs	€613,915	€745,136
Interest costs	99	-
Net income / (loss)	€(614,014)	€(745,136)

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth Parent’s total capitalization, unaudited, on an actual basis as of December 10, 2020 after giving effect to the Transactions, and on an as adjusted basis after giving effect to the cash exercise of all of the Warrants to be outstanding after the completion of this offering, for gross proceeds to Parent of $132,388,000. You should read this table together with our financial statements and the related notes thereto, as well as “Fusion Fuel’s Management’s Discussion and Analysis of Financial Condition and Results of Operation”, contained elsewhere in this prospectus.

	December 10, 2020
	Actual (Unaudited)	As Adjusted (Unaudited) (1)
Term loans	€414,489	€414,489
Total shareholders’ equity	€62,314,118	€180,139,438
Total capitalization	€62,728,607	€180,553,927

(1)	Reflects the exercise for cash at a price of $11.50 per share of all 11,512,000 Warrants which may be outstanding after the completion of this offering (assuming we issue all 1,137,000 Warrants which may be issued to the former Fusion Fuel Shareholders upon the satisfaction of certain earnout conditions) and the issuance of 11,512,000 Class A Ordinary Shares , and the receipt by the Company of $132,388,000 of gross proceeds from such exercises.

FUSION FUEL’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Unless otherwise noted, “we,” “us,” “our,” “Company,” and “Fusion Fuel” refers to Fusion Welcome – Fuel, S.A. and its subsidiaries prior to the consummation of the Transactions. References to “Parent” mean Fusion Fuel Green plc prior to the consummation of the Transactions.

The following discussion and analysis should be read together with the consolidated financial statements of Fusion Fuel and related notes that are included elsewhere in this prospectus. As of June 30, 2020, Fusion Fuel was a subsidiary of Fusion Welcome and its operations were consolidated with Fusion Welcome. Consequently, stand-alone financial statements were not historically prepared for Fusion Fuel. The financial statements for Fusion Fuel included elsewhere in this prospectus were prepared in connection with the Transactions and are derived from the accounting records of Fusion Welcome using the historical results of operations and the historical bases of assets and liabilities of Fusion Fuel, adjusted as necessary to conform to IFRS. The purpose of separating Fusion Fuel from Fusion Welcome is to spin-off the hydrogen business of Fusion Welcome. Fusion Fuel has had little to no financial activity to date. Parent was formed on April 3, 2020 and on December 10, 2020 became the sole shareholder of each of HL and Fusion Fuel. At this time, Parent does not have any operations and serves as a holding company for Fusion Fuel and HL. On December 15, 2020, HL began the process of liquidating and dissolving.

Overview

Fusion Fuel’s mission is to produce hydrogen with zero carbon emissions, thereby contributing to a future of sustainable and affordable clean energy and the reversal of climate change. Fusion Fuel produces hydrogen using renewable energy resulting in zero carbon emissions (which we refer to as “Green Hydrogen”) with components built in-house and in partnership with MagP, an entity that is majority-owned by Fusion Welcome, and using the know-how and accumulated experience of its team’s strategic and continuous investment in R&D around solar technologies. The collaboration with MagP is intended to secure production capacity of certain CPV solar tracking materials for projects through 2021, and to complement in-house production capacity of such materials for projects for 2022 and thereafter.

Fusion Fuel’s business plan includes the sale of technology to parties interested in generating Green Hydrogen at an attractive cost (including to natural gas networks, ammonia producers, oil refineries, and other similar customers), the development of hydrogen plants to be operated by Fusion Fuel and active management of the portfolio of such hydrogen plants as assets, and the sale of Green Hydrogen as an output with pre-defined HPAs.

To date, Fusion Fuel’s business activity has been primarily financed by Fusion Welcome and MagP, with some small shareholder loans to cover expenses related to the proposed transaction. Fusion Fuel expects both its capital and operating expenditures will increase significantly in connection with its ongoing activities, as Fusion Fuel:

●	constructs manufacturing facilities and purchases related equipment;

●	commercializes the Hydrogen Generators and hydrogen plants;

●	continues to invest in its technology;

●	increases marketing and business development activities, including travel costs and industry association membership fees;

●	maintains and improves its operational, financial and management information systems;

●	hires and transfers key personnel from MagP;

●	maintains, expands, and protects its intellectual property portfolio;

●	operates as a public company.

Key Factors Affecting Operating Results

Fusion Fuel believes that its performance and future success depend on several factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section of this prospectus titled “Risk Factors.”

Business Combination and Public Company Costs

Parent, Fusion Fuel, HL, Merger Sub, and the Fusion Fuel Shareholders entered into the Business Combination Agreement pursuant to which, on December 10, 2020, (i) the Merger occurred, whereby Merger Sub merged with and into HL, with HL being the surviving entity of the Merger and becoming a wholly-owned subsidiary of Parent, followed immediately by (ii) a Share Exchange, whereby Parent acquired all of the issued and outstanding shares of Fusion Fuel. As a result of the Transactions, Fusion Fuel and HL became wholly owned subsidiaries of Parent and the securityholders of Fusion Fuel and HL became the securityholders of Parent. Immediately following the consummation of the Transactions, Parent consummated the closing of the PIPE, whereby Parent sold in a private placement pursuant to a series of subscription agreements with the PIPE Investors an aggregate of 2,450,000 Class A Ordinary Shares for an aggregate investment of approximately $25.1 million.

Parent is deemed the accounting predecessor and the combined entity consisting of Parent, HL, and Fusion Fuel, and is the successor SEC registrant, meaning that Fusion Fuel’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC.

The most significant change in the successor’s future reported financial position and results are expected to be an estimated increase in cash (as compared to Fusion Fuel’s consolidated balance sheet at June 30, 2020) of approximately $54 million.

Total non-recurring transaction costs are estimated at approximately $6.5 million. In addition, Parent has irrevocably committed to issue restricted stock to the non-executive board members of Parent, which will result in an issuance of 40,000 restricted Class A Ordinary Shares.

As a consequence of the Transactions, Parent became an SEC-registered public company, and the Class A Ordinary Shares and Warrants were listed on Nasdaq, which will require Parent and/or Fusion Fuel, as the company that will carry out all operations, to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Parent and Fusion Fuel each expect to incur additional annual expenses as a result of Parent becoming an SEC-registered and Nasdaq-listed public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

Launch of Fusion Fuel’s Hydrogen Generator and First Green Hydrogen Plants

Fusion Fuel expects to derive revenue from the development of its first Green Hydrogen plant, which project is known as the Evora Project, which will be Fusion Fuel’s demonstrator plant. Basic construction of the plant has started, and civil construction is scheduled to commence in January 2021. Prior to installing any Hydrogen Generators, Fusion Fuel is required to obtain all the construction permits, hydrogen production licenses and land rental agreements (the “Plant Permits”) for any such plant. With this first plant for the Evora Project, the Green Hydrogen created will be blended into the natural gas distribution network operated by a local natural gas provider subject to an HPA that has not yet been negotiated. Any excess hydrogen produced that is not consumed by the natural gas network will be used to generate electricity through a fuel cell, that is openly available on the market from third party providers, and fed into the local electric grid or otherwise bottled to be sold for industrial purposes.

After the completion of the Evora Project, Fusion Fuel will begin construction work on its second and larger hydrogen plant, which project is known as the Sines 1 Project, which, in addition to requiring the same Plant Permits, is also expected to require around €23 million of capital expenditure. Fusion Fuel expects to secure financing for the Evora Project and the Sines 1 Project after their completion.

Any delays in the successful completion of both projects will impact the ability to generate revenue consistent with the projections in Fusion Fuel’s business plan.

Fusion Fuel has received interest in its technology both from parties interested in developing their own hydrogen production plants as well as parties interested in purchasing Green Hydrogen as an end product. This interest comes from companies both within and outside of Portugal. Fusion Fuel expects the pipeline of projects to be an indicator of future performance.

Parent’s Liquidity and Capital Resources

As indicated in the accompanying audited financial statements of Parent, at June 30, 2020, Parent had a cash position of €16,915, of which €1 was owner’s equity. Parent has no operational activity and as it was formed on April 3, 2020 it has no open tax obligations or accruals.

Fusion Fuel’s Liquidity and Capital Resources

As indicated in the accompanying financial statements of Fusion Fuel, as of June 30, 2020, Fusion Fuel had a cash position of €377, assets of €53,545, liabilities of €223,812 and no open tax obligations or accruals.

Fusion Fuel’s assets as of June 30, 2020 consist of R&D tangible expenses related to the development of the DC-PEHG in the amount of €24,788, advances to suppliers in the amount of €24,907, which consists mostly of retainer fees for contracted services related to the transaction with HL, and VAT credit with state authorities in the amount of €3,473. Fusion Fuel’s liabilities as of June 30, 2020 consist of accounts payable to suppliers in the amount of €7,059, provision for lawyer fees to be invoiced in the amount of €206,753, and shareholders loans in the amount of €10,000, which represents payments by Fusion Welcome to support Fusion Fuel’s business activities.

In order to fund the working capital deficiencies or finance transaction costs in connection with the Transactions, the shareholders of Fusion Fuel have provided loans from time to time as needed. As of June 30, 2020, the shareholder loans provided to Fusion Fuel are in the amount of €12,000. These debts were repaid in December 2020 in connection with the completion of the Transactions.

Results of Operations

Fusion Fuel has had no business operation and generated no revenue to date, as since its inception in 2018, all R&D activity performed with regards to hydrogen technology was conducted by its sister company, MagP. Fusion Fuel was established by Fusion Welcome in 2018 with the intention of spinning off Fusion Welcome’s hydrogen technology and related business once such technology was ready to go to market. Following the consummation of the Transactions, Fusion Fuel expects to incur increased expenses as a result of being a public reporting company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the six months ended June 30, 2020, Fusion Fuel generated net loss of €(220,163), primarily consisting of operating costs of €220,164, which are related to the legal fees accrued related to the Transactions.

For the year ended December 31, 2019, Fusion Fuel generated net loss of €(2,104), consisting of operating costs of €2,005 related to the expenses associated with establishing basic company functions, such as freight costs, office supplies and travel expenses, and net interest of €(99) related to a foreign exchange loss.

In 2018, Fusion Fuel was established but had no financial activity of any kind.

To date, there has been no cost of revenue. Once Fusion Fuel commences internal commercial production, cost of revenue is expected to include direct parts, material and labor costs, manufacturing overhead, including amortized tooling costs and depreciation of facilities, cost of hydrogen production, shipping and logistics costs and reserves for estimated warranty expenses. Prior to internal commercial production, cost of revenue will mostly be driven by outsourcing of production in 2020 and 2021.

For the year ended December 31, 2019 and the six months ended June 30, 2020, R&D expenses have been primarily paid for by Fusion Welcome and its affiliates, including:

●	Fees paid to third parties such as consultants and contractors for outside development;

●	Expenses related to materials, supplies and third-party services;

●	Personnel-related expenses, including salaries, benefits, and stock-based compensation expense, for personnel in the engineering and research functions;

●	Depreciation for prototyping equipment and R&D facilities.

Fusion Fuel expects R&D costs to increase for the foreseeable future due to continued investment in R&D activities to achieve its business plans.

Fusion Fuel intends to fund its initial activities using grant money and its own reserve of capital (specifically, capital from the Transactions and PIPE Investment). The Evora Project has an anticipated capital expenditure amount of €4.2 million, and Fusion Fuel expects to receive a FAI grant of around €1.5 million to support this project. The remainder of the Evora Project will be financed using Fusion Fuel capital, and Fusion Fuel expects to collect tax credits for such capital investment. The Sines 1 Project will initially be financed by Fusion Fuel capital. Once construction on the Sines 1 Project is completed, Fusion Fuel will seek project financing for approximately 70-80% of the cost of the Sines 1 Project, as financial institutions are requiring Fusion Fuel to demonstrate performance before extending any funds. Fusion Fuel expects to finance the Sines 1 Project over the first 15 years of the 25-year project.

Off-Balance Sheet Arrangements

Fusion Fuel does not have any off-balance sheet arrangements as of June 30, 2020.

Contractual Obligations

Fusion Fuel had an agreement to repay Fusion Welcome shareholder loans provided totaling €12,000 as of June 30, 2020. In July 2020, Fusion Fuel’s Executive, Frederico Figueira de Chaves loaned Fusion Fuel $15,000 related to legal entity and audit costs. Both loans were repaid in December 2020.

Fusion Fuel has two contracts with MagP. The first contract is a Sub-Lease Agreement for certain office and laboratory space to be used by Fusion Fuel employees. The total cost of the lease is €7,430.40 per month for 1.184 square meters of office space and parking plots. The second contract is an IP Transfer Agreement whereby MagP transferred all intellectual property rights to the intellectual property associated with the CPV solar trackers used in Fusion Fuel’s Hydrogen Generators. The total consideration to be paid by Fusion Fuel includes €1,000,000 for all rights to the technology to be paid in quarterly installments over one year, which commenced upon completion of the Transactions with the payment of the initial installment of €250,000, and a single payment of €900,000 for product and technology development costs, which was paid on the completion of the Transactions. Each such amount is subject to applicable VAT charges. Currently Fusion Fuel has the right to use such intellectual property, but will not have full ownership of such intellectual property until all such payments are made.

Fusion Fuel has a Production Agreement with MagP pursuant to which MagP guarantees a supply of all materials and installations for the CPV solar trackers used in Fusion Fuel’s Hydrogen Generators over a three-year period. Fusion Fuel does not have any financial obligations under this contract at this time, contingent or otherwise, as the contract provides that MagP and Fusion Fuel are to agree to a production schedule each January which will establish the number of Trackers and the fixed cost per Tracker to be supplied by MagP in such year. Fusion Fuel has not submitted any purchase orders to MagP as of June 30, 2020, and as such, there are currently no outstanding financial obligations under the Production Agreement. For more information relating to the contracts with MagP, see “Related Party Transactions.”

Fusion Fuel engaged the following law firms and agents related to the merger transaction: Feinberg Hanson LLP in the United States, Arthur Cox LLP in Ireland, Lisbon Law in Portugal and also has engaged Bruno Knudsen as a broker for fundraising as of May 1, 2020. Amounts due to these firms were repaid upon consummation of the Transactions.

On August 13, 2020, Parent and HL jointly engaged Fearnley Securities Inc. (“Fearnley”) as joint lead manager in connection with the private placement of Class A Ordinary Shares. As of August 25, 2020, Parent entered into subscription agreements with the Investors to issue an aggregate of 2,450,000 Class A Ordinary Shares at a price of $10.25 per share, for aggregate gross proceeds to Parent of $25,112,500. On December 10, 2020, in connection with the consummation of the Transactions, Fearnley was paid an aggregate of $944,476, which represented a success fee of 3.5% of the gross proceeds received from sale of the Class A Ordinary Shares by Fearnley, and an additional 50% of 3.5% of the gross proceeds received from the sale of Class A Ordinary Shares introduced by persons other than Fearnley, an additional discretionary fee of 0.25% of the aggregate gross proceeds received from the sale of the Class A Ordinary Shares, and reimbursement of Fearnley’s legal expenses.

Fusion Fuel does not have any significant capital or other commitments, long-term obligations, or guarantees as of June 30, 2020, after giving effect to the Transactions.

Critical Accounting Policies and Estimates

The financial statements for Fusion Fuel and Parent have been prepared in accordance with IFRS accounting standards. The preparation of these financial statements requires each of Fusion Fuel and Parent to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Any estimates are based on historical experience and on various other factors that Fusion Fuel believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.

Quantitative and Qualitative Disclosures about Market Risk

Parent’s results of operation and financial condition are exposed to foreign exchange risk in U.S. dollars as a result of the consummation of the Transactions, including receipt of a majority of its liquid assets in U.S. dollars from the funds in HL’s trust account and from sales of its Class A Ordinary Shares to the PIPE Investors. Parent may be exposed to additional foreign exchange risks that arise from its global presence if it sells products and services in transactions not denominated in Euros. Over time, Parent expects to diversify its foreign exchange exposure by ensuring a more balanced foreign exchange mix in its treasury positions to match the required U.S. dollar and Euro requirements for purchases and investments.

Parent does not believe that it is exposed to significant interest rate risk or credit and liquidity risk. Parent does not enter into or trade financial instruments, including derivative financial instruments, for any purpose.

DIRECTORS AND MANAGEMENT

Information about Executive Officers and Directors

The following table sets forth the name, age and position of each of our directors and executive officers as of the date of this prospectus.

Name	Age	Position
Jeffrey E. Schwarz	62	Chairman of the Board(1)(2)(3)
Frederico Figueira de Chaves	37	Chief Financial Officer and Director
João Teixeira Wahnon	51	Chief of Business Development and Director
Jaime Silva	52	Chief Technology Officer and Director
António Augusto Gutierrez Sá da Costa	72	Director(1)(2)(3)
Rune Magnus Lundetrae	43	Director(1)(2)(3)
Alla Jezmir	40	Director(1)(2)(3)

(1)	Member of the Audit Committee

(2)	Member of the Nominating Committee

(3)	Member of the Compensation Committee

Jeffrey E. Schwarz became the Chairman of the Board of Directors of Parent on December 4, 2020, which was the date that Parent’s board of directors approved the closing of the Transactions. Mr. Schwarz served as the Chief Executive Officer and Chairman of the Board of HL from HL’s inception in February 2018 through the consummation of the Transactions on December 10, 2020. Mr. Schwarz is the Co-Founder of Metropolitan Capital Advisors, Inc., a New York-based money management firm founded in 1992. Mr. Schwarz served as Metropolitan’s Chief Investment Officer from the firm’s inception until his retirement in 2012. Since 2012, Mr. Schwarz has served as the Managing Member of Metropolitan Capital Partners V LLC, the investment vehicle of the Schwarz family office. Mr. Schwarz serves as the Co-Chairman of the Board of Bogen Corporation, a telecommunications equipment provider. He also serves as the Co-Chairman of the Board of Bogen Communications International Inc., which is the ultimate corporate parent of Speech Design GmbH, a global provider of messaging services to telecom carriers. Mr. Schwarz previously served as the Chairman of the Board of Molopo Energy Ltd., an Australian Stock Exchange listed, Calgary, Alberta-based oil and gas exploration and production company, and as a member of the Board of Directors of Cyberonics Inc., a Nasdaq listed medical device company. Mr. Schwarz received a BS in Economics (Summa Cum Laude) and an MBA from the Wharton School of the University of Pennsylvania. We believe Mr. Schwarz is well-qualified to serve as a director due to his contacts and business experience.

Frederico Figueira de Chaves became the Chief Financial Officer and a Director of Parent on June 18, 2020. Mr. Figueira de Chaves is the acting Chief Financial Officer of Fusion Fuel as one of its directors since the beginning of 2020. He has been a shareholder and member of the Board of Directors of Fusion Welcome, S.A. since 2018 and Fusion Fuel since its reorganization as an S.A. in 2020. He is also is a member of Key Family Holdings Investments, a minority shareholder of Fusion Fuel and Fusion Welcome, S.A. From 2006 to the end of 2019, Mr. Figueira de Chaves held various senior positions (Managing Director level) at UBS AG, including UBS Asset Management Head of Sales Management & Marketing, AM Head of Wealth Management Distribution, Chief of Staff to Asset Management CEO, Chief of Staff to UBS Group COO & Head of EMEA, among others. Mr. Figueira de Chaves holds a master’s degree in Economics from Edinburgh University. We believe Mr. Figueira de Chaves is well-qualified to serve as a director due to his experience in developing and running new business lines at UBS AG, his financial services background and network, and his knowledge of the Fusion Fuel strategy, business and supply chain.

João Teixeira Wahnon became a Director of Parent on June 18, 2020 and became the Chief of Business Development as of December 10, 2020, the closing date of the Transactions. Mr. Teixeira Wahnon co-founded Fusion Welcome, S.A., and has served as Head of Business Development for each of Fusion Welcome, S.A., Fusion Fuel and MagP Inovação, S.A. since 2015. Prior to working with Fusion Welcome, S.A., Mr. Teixeira Wahnon was an Executive Director of MagPower from 2009 until it ceased operations around 2014. From 2005 to 2008 he was a Business Development Advisor to the Board of Directors at Somague Ambiente SGPS S.A., a water treatment and supply company in Portugal, and from 1994 to 2004 he was a Director at Somague Engineering S.A., an engineering and construction company in Portugal, and was responsible for civil works negotiations. He holds a Degree in Engineering from the Instituto Superior Técnico of Lisbon. We believe Mr. Teixeira Wahnon is well-qualified to serve as a director due to his experience in the green energy space, his extensive knowledge of the Fusion Fuel business and his broad network of contacts in the renewable energy business and industry in Europe, the Middle East, Northern Africa and the United States.

Jaime Silva became the Chief Technology Officer and a Director of Parent as of December 10, 2020, the closing date of the Transactions. Mr. Silva co-founded Fusion Welcome, S.A. and has served as Chief Technology Officer and executive officer of each of Fusion Welcome, S.A., Fusion Fuel and MagP Inovação, S.A. since 2015. Prior to founding Fusion Welcome, S.A., Mr. Silva co-founded MagPower — Soluções de Energia S.A., a CPV solar company (“MagPower”), and served as its Chief Technology Officer from inception in 2007 until it ceased operations around 2014. MagPower created the foundation to the CPV solar technology currently used by MagP Inovação, S.A., and pays royalties to MagPower on all sales of the CPV solar technology, including the sales to Fusion Fuel. Prior to MagPower, Mr. Silva was founder and CEO of Margina — Industria Metalomecânica S.A. — Metallurgic Industry, and before that founder and CEO of Imediata — Comunicações e Multimédia S.A., a multimedia kiosk technological company. Mr. Silva holds a master’s degree in management and a master’s degree in telecommunications each from the University of Porto, and a degree in Electrical Engineering from the University of Porto. We believe Mr. Silva is well-qualified to serve as a director due to his experience in the green energy space, his extensive knowledge of the Fusion Fuel business and his technical and scientific knowledge in this space as the developer of Fusion Fuel’s hydrogen electrolyzer.

António Augusto Gutierrez Sá da Costa became a Director of Parent as of December 4, 2020, which was the date that Parent’s board of directors approved the closing of the Transactions. Mr. Gutierrez Sá da Costa currently serves as the President of EREF, the European Renewable Energy Federation, and has been in such role since May 2018. He served as the President of Associação Portuguesa de Energias Renováveis (APREN), Portugal’s renewable energy association, from 2002 to March 2019. Since his retirement from APREN, Mr. Gutierrez Sá da Costa has provided advice on a consulting basis concerning the development and consumption of renewable energy. Mr. Gutierrez Sá da Costa has an engineering degree as a Civil Engineer in Hydraulics from the Instituto Superior Técnico Lisbon University (Portugal), a Master of Science in Water Resources from the Massachusetts Institute of Technology, and a PhD in Water Resources from the Massachusetts Institute of Technology. We believe Mr. Gutierrez Sá da Costa is well qualified to serve as a director due to his contacts and his experience in the renewable energy industry across Europe and his understanding of the scientific processes involved in the business.

Rune Magnus Lundetrae became a Director of Parent as of December 4, 2020, which was the date that Parent’s board of directors approved the closing of the Transactions. Mr. Lundetrae served as a member of HL’s board of directors from June 2018 to December 10, 2020. From December 2016 to December 2019, Mr. Lundetrae served as the Deputy Chief Executive Officer and Chief Financial Officer of Borr Drilling Ltd., the world’s largest premium jack-up rig operator. From August 2015 to December 2016, Mr. Lundetrae was a Managing Director and Head of Oil Services of DNB Markets, the investment banking subsidiary of DNB, Norway’s largest financial services group. From 2012 to June 2015, he served as Chief Financial Officer of Seadrill Ltd, the world’s largest offshore driller. From 2010 to 2011, Mr. Lundetrae served as Chief Financial Officer of Scorpion Offshore, an international offshore drilling company based in Houston, Texas and listed on the Oslo Stock Exchange. Mr. Lundetrae began his career with KPMG Stavanger, an auditing firm. Mr. Lundetrae received a BA in Business Administration from the University of Newcastle Upon Tyne, a M.Sc in IS Management from the London School of Economics and a M.Sc of Accounting and Finance from the Norwegian School of Economics. He is qualified as a CPA in Norway. We believe Mr. Lundetrae is well qualified to serve as a director due to his contacts and business experience.

Alla Jezmir became a Director of Parent as of December 4, 2020, which was the date that Parent’s board of directors approved the closing of the Transactions. Ms. Jezmir is founding team member and Executive Vice President, Head of Corporate and Business Development at Earthrise Energy, a Washington, DC-based company focused on accelerating the energy transition, and has been in such role since January 2020. From 2013 to 2019, Ms. Jezmir served in progressively senior roles, most recently as Managing Director, at CCM, a clean energy investment firm supporting innovative companies and projects that improve the environmental and economic performance of buildings, and part of the CCM Group of Companies. From 2015 to 2019, Ms. Jezmir was Principal and founding team member of Traverse Venture Partners, an investment platform launched to catalyze the transformation to a more productive, flexible and efficient real estate. Prior to CCM and Traverse, she served as Project Manager in the Business Development group at AES Corporation from 2010 to 2012, where she facilitated the development of Fusion Fuel’s Global Gas Program, served on the Internal Review Team, and supported project development for the AES award-winning energy storage group. Previously, as Principal of the Green Portfolio at Calvert Impact Capital from 2009 to 2010, Ms. Jezmir led the organization’s Green Initiative, facilitating investments at the intersection of environmental sustainability and poverty alleviation. From 2009 to 2018, she was co-founder and Board Chair of EGG-energy, a social enterprise that provided energy services to Tanzanian households and small enterprises lacking access to the power grid. Ms. Jezmir holds an MBA from Harvard Business School, an MPA from the Harvard Kennedy School of Government, and a BSBA from Washington University in St. Louis. She serves on the Board of the Clean Energy Leadership Institute (CELI), is a Term Member at the Council on Foreign Relations and founding member of the Leadership Now Project. We believe Ms. Jezmir is well qualified to serve as a director due to her experience in the clean energy industry.

Parent’s board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office for the first class of directors, consisting of António Augusto Gutierrez Sá da Costa and Frederico Figueira de Chaves, will expire at Parent’s annual meeting of shareholders in 2021. The term of office for the second class of directors, consisting of Rune Magnus Lundetrae and Alla Jezmir, will expire at Parent’s annual meeting of shareholders in 2022. The term of office for the third class of directors, consisting of Jeffrey E. Schwarz, João Teixeira Wahnon, and Jaime Silva, will expire at Parent’s annual meeting of shareholders in 2023.

Family Relationships

There are no family relationships between any of Parent’s executive officers and directors or director nominees.

Independence of Directors

As a result of its securities being listed on Nasdaq following consummation of the Transactions, Parent adheres to the rules of Nasdaq in determining whether a director is independent. The board of directors of Parent has consulted, and will consult, with its counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The listing standards of Nasdaq define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The parties have determined that Messrs. Schwarz, Lundetrae, Gutierrez Sá da Costa, and Ms. Jezmir will be considered independent directors. Parent’s independent directors will have regularly scheduled meetings at which only independent directors are present.

Risk Oversight

Parent’s board of directors will oversee the risk management activities designed and implemented by Parent’s management. Parent’s board of directors will execute its oversight responsibility both directly and through its committees. Parent’s board of directors will also consider specific risk topics, including risks associated with Parent’s strategic initiatives, business plans and capital structure. Parent’s management, including its executive officers, will be primarily responsible for managing the risks associated with operation and business of Parent and its subsidiaries and will provide appropriate updates to the board of directors and the audit committee. Parent’s board of directors will delegate to the audit committee oversight of its risk management process, and its other committees will also consider risk as they perform their respective committee responsibilities. All committees will report to Parent’s board of directors as appropriate, including when a matter rises to the level of material or enterprise risk.

Meetings and Committees of the Board of Directors

Parent has established a separately standing audit committee, nominating committee and compensation committee.

Audit Committee Information

In connection with the consummation of the Transactions, Parent established an audit committee of the board of directors which consists of Ms. Jezmir, Mr. Lundetrae, Mr. Gutierrez Sá da Costa, and Mr. Schwarz (ex officio), each of whom is independent under the applicable Nasdaq listing standards. The audit committee adopted a written charter on December 4, 2020, which has been posted to Parent’s website at ir.fusion-fuel.eu/corporate-governance/governance-documents. The purpose of the audit committee is, among other things, to assist the Board in its oversight responsibilities relating to appointing, retaining, setting compensation of, and supervising Parent’s independent accountants, reviewing the results and scope of the audit and other accounting related services and reviewing Parent’s accounting practices and systems of internal accounting and disclosure controls.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors,” as defined for audit committee members under the exchange listing standards and the rules and regulations of the SEC, who are “financially literate.” “Financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, Parent will be required to certify to Nasdaq that the audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.

Mr. Lundetrae serves as the audit committee financial expert.

Nominating Committee Information

In connection with the consummation of the Transactions, Parent established a nominating committee of the board of directors comprised of Ms. Jezmir and Messrs. Lundetrae, Gutierrez Sá da Costa, and Schwarz (ex officio). Each member of the nominating committee is independent under the applicable listing standards. The nominating committee adopted a written charter on December 4, 2020, which has been posted to Parent’s website at ir.fusion-fuel.eu/corporate-governance/governance-documents. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on Parent’s board of directors.

Guidelines for Selecting Director Nominees

The nominating committee will consider persons identified by its members, management, shareholders, investment bankers and others. The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to Parent’s board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on Parent’s board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee will not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee Information

In connection with the consummation of the Transactions, Parent established a compensation committee of the board of directors. The compensation committee consists of Ms. Jezmir and Messrs. Lundetrae, Gutierrez Sá da Costa, and Schwarz (ex officio), each of whom is independent under the applicable Nasdaq listing standards. The compensation committee adopted a written charter on December 4, 2020, which has been posted to Parent’s website at ir.fusion-fuel.eu/corporate-governance/governance-documents. The purpose of the compensation committee is to facilitate the Board’s discharge of its responsibilities relating to reviewing and approving compensation paid to Parent’s officers and directors and administering Parent’s incentive compensation plans, including authority to make and modify awards under such plans.

Code of Ethics

On December 4, 2020, Parent adopted a Code of Ethics that applies to all of its employees, officers, and directors. This includes Parent’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The full text of Parent’s Code of Ethics has been posted on Parent’s website at ir.fusion-fuel.eu/corporate-governance/governance-documents. Parent intends to disclose on its website any future amendments of the Code of Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or Parent’s directors from provisions in the Code of Ethics. Information disclosed on Parent’s website is not a part of this prospectus.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is currently, or has been at any time, one of Parent’s officers or employees. None of Parent’s executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Parent’s board of directors or compensation committee.

Shareholder and Interested Party Communications

Prior to the consummation of the Transactions, Parent’s board of directors did not provide a process for shareholders or other interested parties to send communications to the board of directors of Parent because management believed that it was premature to develop such processes given the limited liquidity of the Class A Ordinary Shares at that time. However, management of Parent following the consummation of the Transactions may establish a process for shareholder and interested party communications in the future.

Indemnification Agreements

Parent has entered into separate indemnification agreements with its directors and executive officers. These agreements, among other things, require Parent and Fusion Fuel to jointly and severally indemnify Parent’s directors and executive officers as well as Fusion Fuel’s directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such director or executive officer in any action or proceeding arising out of their services as one of Parent’s or Fusion Fuel’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at Parent’s or Fusion Fuel’s request. Fusion Fuel believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

EXECUTIVE COMPENSATION

Unless otherwise noted, “we,” “us,” “our,” “Company,” and “Fusion Fuel” refers to Fusion Welcome – Fuel, S.A. and its subsidiaries prior to the consummation of the Transactions. References to “Parent” mean Fusion Fuel Green plc following the consummation of the Transactions.

Fusion Fuel Executive Officer and Director Compensation

Fusion Fuel’s executive team, which includes Frederico Figueira de Chaves, Jaime Silva and João Teixeira Wahnon (the “Executives”), each have negotiated contracts with Fusion Fuel that were executed on or around August 5, 2020, and which took effect on October 1, 2020 (the “Managing Agreements” and each a “Managing Agreement”). Each Managing Agreement provides for an annual salary of €180,000, payable in twelve equal monthly installments, which commenced as of October 1, 2020. Prior thereto, Fusion Fuel’s executive team did not receive any form of compensation from Fusion Fuel. The Managing Agreements are governed by Portuguese law with an indefinite term and include confidentiality and non-competition provisions. Under the Managing Agreements, each Executive will be entitled to the use of a company car, health insurance under any insurance plan provided by Fusion Fuel from time to time, and eligibility under an equity incentive plan to be adopted by Parent following the closing of the Transactions.

Parent Executive Officer and Director Compensation Following the Transactions

Executive Compensation

Parent intends to develop an executive compensation program that is consistent with Fusion Fuel’s existing compensation policies and philosophies, which are designed to align compensation with Parent’s business objectives and the creation of shareholder value, while enabling Parent to attract, motivate and retain individuals who contribute to the long-term success of Fusion Fuel.

Decisions on the executive compensation program will be made by the compensation committee of the board of directors of Parent. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the compensation committee. The executive compensation program actually adopted will depend on the judgment of the members of the compensation committee of the board of directors of Parent and may differ from that set forth in the following discussion.

We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the compensation committee of the board of directors of Parent will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

Non-executive Director Compensation

Each of the non-executive directors of Parent have negotiated a contract with Parent that provides for annual cash compensation of €25,000. The chairman of the audit committee will receive an additional €10,000 annual cash compensation for such service, and the chairman of the board of directors will receive an additional €25,000 annual cash compensation for such service. The cash compensation will be payable quarterly in advance to Parent’s non-executive directors, and eligibility for equity compensation through an equity incentive plan to be adopted by Parent following the closing of the Transactions; provided that, while any member of the board of directors is also an executive officer, such individual is not eligible for any such non-executive compensation in addition to his or her executive compensation, which will be determined by the compensation committee of the board.

Separately, each non-executive member of the board of directors of Parent will be granted a total of 15,000 restricted Class A Ordinary Shares for every three-year term of service on the board of directors, which shall be issued in full at the beginning of each three-year term. Such shares will be subject to a lock-up, with the transfer restrictions expiring at the rate of 5,000 shares per year. Parent intends to adopt an incentive compensation plan and will issue such shares from the plan. Prior to the plan’s adoption, Parent irrevocably committed to issue an aggregate of 40,000 shares to its non-executive directors as compensation for their service to Parent as follows: the Class I directors, whose term expires at Parent’s annual meeting to be held in 2021, were granted the right to receive 5,000 shares on completion of a vesting period which shall not be subject to any lock-up; the Class II directors, whose term expires at Parent’s annual meeting to be held in 2022, were granted the right to receive 10,000 shares on completion of a vesting period, 5,000 of which shall not be subject to any lock-up and 5,000 of which will be subject to a lock-up that expires at Parent’s annual meeting held in 2021; and the Class III directors, whose term expires at Parent’s annual meeting to be held in 2023, were granted the right to receive 15,000 shares on completion of a vesting period, 5,000 of which shall not be subject to any lock-up, 5,000 of which will be subject to a lock-up that expires at Parent’s annual meeting held in 2021, and 5,000 of which will be subject to a lock-up that expires at Parent’s annual meeting held in 2022.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership based on 9,483,355 Class A Ordinary Shares outstanding and 2,125,000 Class B Ordinary Shares outstanding as of December 10, 2020 (subsequent to the closing of the Transactions), based on information obtained from the persons named below, with respect to the beneficial ownership of our shares by:

●	each person known by us to be the beneficial owner of more than 5% of the combined voting power of our outstanding Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class;

●	each of our officers and directors; and

●	all our officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Accordingly, beneficial ownership includes contingent shares, including the shares issuable upon satisfaction of certain earnout conditions set forth in the Business Combination Agreement (and shares underlying warrants issuable upon satisfaction of such earnout conditions), if the control over the satisfaction of such conditions lies with the holder of the shares. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

Name and Address of Beneficial Owner (1)	Class A Shares	% of Class A Shares	Class B Shares	% of Class B Shares	% Total Voting Power
Officers and Directors
Jeffrey Schwarz (2)	1,560,133	14.99%	0	0.00%	12.45%
Rune Magnus Lundetrae	26,880	*	0	0.00%	*
Alla Jezmir	10,000	*	0	0.00%	*
João Teixeira Wahnon (3)	730,000	7.15%	80,750	3.80%	5.96%
Frederico Figueira de Chaves (4)	996,944	9.53%	206,125	9.70%	8.05%
Jaime Silva (5)	895,750	8.63%	163,625	7.70%	7.26%
António Augusto Gutierrez Sá da Costa	5,000	*	0	0.00%	*
All	4,214,707	40.30%	450,500	21.20%	33.72%

Greater than 5% Shareholders
Fusion Welcome, S.A. (6)	3,187,500	25.16%	1,593,750	75.00%	24.14%
Jeffrey Schwarz Children’s Trust (7)	587,041	5.91%	0	0.00%	4.87%
Wendy Schwarz (8)	795,086	7.88%	0	0.00%	6.85%
BNP Paribas Asset Management UK Ltd. (9)	1,113,637	11.74%	0	0.00%	9.59%
Helikon Investments Ltd. (10)	1,421,334	14.96%	0	0.00%	12.23%

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Fusion Fuel Green PLC, 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

(2)	Mr. Schwarz is the Chairman of the Board of Parent. Includes 910,892 Class A Ordinary Shares underlying Warrants and 15,000 Class A Ordinary Shares issuable as partial compensation for service as a non-employee director of Parent, pursuant to the director appointment agreement between Parent and Mr. Schwarz. Does not include shares held by Wendy Schwarz, Benjamin Schwarz, or the Jeffrey Schwarz Children’s Trust, a trust for the benefit of Mr. Schwarz’s children, because Mr. Schwarz has neither voting nor investment power over such shares. Mr. Schwarz disclaims beneficial ownership over such shares except to the extent of his pecuniary interest therein.

(3)	Mr. Teixeira Wahnon is the Chief of Business Development and a Director of Parent. Represents securities held by Numberbubble, S.A., an entity controlled by Mr. Teixeira Wahnon. Mr. Teixeira Wahnon disclaims beneficial interest of such securities except to the extent of his pecuniary interest therein. Includes 80,750 Class A Ordinary Shares underlying Warrants, 80,750 Class A Ordinary Shares issuable upon the conversion of Class B Ordinary Shares, 284,250 Class A Ordinary Shares which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, 284,250 Warrants which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, and 284,250 Class A Ordinary Shares underlying such Warrants.

(4)	Mr. Figueira de Chaves is the Chief Financial Officer and a Director of Parent. Represents securities held by Key Family Holding Investimentos e Consultoria de Gestão, Lda. (“KFH”), an entity jointly owned and controlled by Mr. Figueira de Chaves and his brother. Mr. Figueira de Chaves disclaims beneficial interest of such securities except to the extent of his pecuniary interest therein. Includes 206,125 Class A Ordinary Shares underlying Warrants, 206,125 Class A Ordinary Shares issuable upon the conversion of Class B Ordinary Shares, 284,250 Class A Ordinary Shares which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, 284,250 Warrants which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, and 284,250 Class A Ordinary Shares underlying such Warrants.

(5)	Mr. Silva is the Chief Technology Officer and a Director of Parent. Represents securities held by Magno Efeito, S.A., an entity jointly controlled by Mr. Silva and Márcia Vicente, Mr. Silva’s wife. Mr. Silva disclaims beneficial interest of such securities except to the extent of his pecuniary interest therein. Includes 163,625 Class A Ordinary Shares underlying Warrants, 163,625 Class A Ordinary Shares issuable upon the conversion of Class B Ordinary Shares, 284,250 Class A Ordinary Shares which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, 284,250 Warrants which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, and 284,250 Class A Ordinary Shares underlying such Warrants.

(6)	Represents securities held by Fusion Welcome, S.A. There are four shareholders of Fusion Welcome, S.A., none of which has voting or dispositive control over the securities held thereby. The voting and dispositive decisions regarding the portfolio securities of Fusion Welcome, S.A. require unanimous approval of shareholders of Fusion Welcome, S.A. The business address of Fusion Welcome, S.A. is Rua da Fábrica S/N, Almargem do Bispo, Portugal. Includes 1,593,750 Class A Ordinary Shares underlying Warrants and 1,593,750 Class A Ordinary Shares issuable upon the conversion of Class B Ordinary Shares.

(7)	The business address of the Jeffrey Schwarz Children’s Trust is 4142 Trenton Ave, Hollywood, FL 33026. Craig Frank is the trustee of the Jeffrey Schwarz Children’s Trust and holds voting and dispositive power over the securities held thereby. Mr. Frank disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. Includes 447,077 Class A Ordinary Shares underlying Warrants.

(8)	Includes 610,892 Class A Ordinary Shares underlying Warrants. Does not include shares held by Jeffrey Schwarz, Benjamin Schwarz, or the Jeffrey Schwarz Children’s Trust because Ms. Schwarz has neither voting nor investment power over such shares. Ms. Schwarz disclaims beneficial ownership over such shares except to the extent of her pecuniary interest therein.

(9)	The principal business address of BNP Paribas Asset Management UK Ltd. is 5 Aldermanbury Square, London, Ex2V 7BP, United Kingdom.

(10)	The principal business address of Helikon Investments Limited is 105 Jermyn Street, London SW1Y 6EE, United Kingdom. Includes 878,000 Class A Ordinary Shares purchased by Helikon Investments Limited on behalf of Helikon Long Short Equity Fund Master ICAV (the “Fund”) as part of the PIPE Investment. Also includes 15,428 Class A Ordinary Shares underlying Warrants. Helikon Investments Limited is the investment manager of the Fund. Helikon Investments Limited is controlled by Frederico Riggio.

SELLING SECURITYHOLDERS

This prospectus covers the public resale of our Class A Ordinary Shares and Warrants (including the Class A Ordinary Shares issuable upon exercise of Warrants and conversion of our Class B Ordinary Shares) owned by the selling securityholders referred to below. Such selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the Class A Ordinary Shares and/or Warrants owned by them. The selling securityholders, however, make no representations that the Class A Ordinary Shares and/or Warrants will be offered for sale. The table below presents information regarding the selling securityholders and the Class A Ordinary Shares and/or Warrants that each may offer and sell from time to time under this prospectus.

The following table sets forth:

●	the name and address of each selling securityholder, and the nature of any position, office, or other material relationship between the selling securityholder and Parent;

●	the number of Class A Ordinary Shares and/or Warrants beneficially owned by each selling securityholder prior to the sale of the Class A Ordinary Shares and/or Warrants covered by this prospectus;

●	the number of Class A Ordinary Shares and/or Warrants that may be offered for resale by each selling securityholder pursuant to this prospectus;

●	the number of Class A Ordinary Shares and/or Warrants to be beneficially owned by each selling securityholder following the sale of any Class A Ordinary Shares and/or Warrants covered by this prospectus; and

●	the percentage of our issued and outstanding Class A Ordinary Shares to be owned by each selling securityholder before and after the sale of the Class A Ordinary Shares covered by this prospectus.

The securities offered for resale by the selling securityholders hereunder include:

(i)	2,450,000 Class A Ordinary Shares issued in connection with the PIPE;

(ii)	500,000 Warrants which were automatically adjusted pursuant to the terms of the Old HL Warrants issued upon conversion of HL convertible promissory notes in connection with the Merger;

(iii)	500,000 Class A Ordinary Shares issuable upon the exercise of the foregoing Warrants;

(iv)	2,125,000 Class A Ordinary Shares issuable upon the conversion of the Class B Ordinary Shares issued in connection with the Share Exchange to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(v)	2,125,000 Warrants issued in connection with the Share Exchange to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(vi)	2,125,000 Class A Ordinary Shares issuable upon the exercise of Warrants issued in connection with the Share Exchange to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(vii)	1,137,000 Class A Ordinary Shares which may be issued upon the satisfaction of certain earnout conditions to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(viii)	1,137,000 Warrants which may be issued upon the satisfaction of certain earnout conditions to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(ix)	1,137,000 Class A Ordinary Shares issuable upon the exercise of Warrants which may be issued upon the satisfaction of certain earnout conditions to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(x)	634,241 Class A Ordinary Shares issued to Jeffrey E. Schwarz (who may be deemed to be an underwriter pursuant to Rule 145(c)) upon the consummation of the Merger, the issuance of which was registered on the Form F-4;

(xi)	610,892 Warrants held by Mr. Schwarz which were automatically adjusted pursuant to the terms of the Old HL Warrants which were previously registered on the Form F-4;

(xii)	610,892 Class A Ordinary Shares underlying Warrants held by Mr. Schwarz which were automatically adjusted pursuant to the terms of the Old HL Warrants which were previously registered on the Form F-4; and

(xiii)	an aggregate of 40,000 Class A Ordinary Shares which Parent has irrevocably agreed to issue in a private placement to its non-executive directors pursuant to director appointment agreements entered into between Parent and each director.

All information with respect to ownership of our Class A Ordinary Shares and Warrants of the selling securityholders has been furnished by or on behalf of the selling securityholders and, unless otherwise indicated, is furnished as of January 7, 2021. Based on information supplied by the selling securityholders, we believe that, except as may otherwise be indicated in the footnotes to the table below, the selling securityholders have sole voting and dispositive power with respect to the Class A Ordinary Shares reported as beneficially owned by them.

Because the selling securityholders may sell, transfer or otherwise dispose of all, some or none of the Class A Ordinary Shares and/or Warrants covered by this prospectus, we cannot determine the number of such Class A Ordinary Shares and/or Warrants that will be sold, transferred or otherwise disposed of by the selling securityholders, or the amount or percentage of Class A Ordinary Shares and/or Warrants that will be held by the selling securityholders upon termination of any particular offering or sale, if any. The selling securityholders make no representations, however, that they will sell, transfer or otherwise dispose of any Class A Ordinary Shares and/or Warrants in any particular offering or sale. In addition, the selling securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Ordinary Shares and/or Warrants they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. Solely for purposes of the requirements applicable to the registration statement of which this prospectus forms a part, the following table assumes that the selling securityholders will sell all of the Class A Ordinary Shares and Warrants owned beneficially by them that are covered by this prospectus, but will not sell any other Class A Ordinary Shares and/or Warrants that they presently own.

Unless otherwise indicated, the business address of each selling securityholder is c/o Fusion Fuel Green PLC, 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

		Before the Offering					To be Offered		After the Offering
Selling Securityholder		Number of Class A Ordinary Shares Beneficially Owned before this Offering (1)	Percentage of Class A Ordinary Shares Beneficially Owned before this Offering (2)	Number of Warrants Beneficially Owned before this Offering (1)	Number of Class B Ordinary Shares Beneficially Owned before this Offering (1)	Percentage of Total Voting Power Beneficially Owned before this Offering (3)	Maximum Number of Class A Ordinary Shares Offered for Resale Pursuant to this Offering	Maximum Number of Warrants Offered for Resale Pursuant to this Offering	Number of Class A Ordinary Shares Beneficially Owned after this Offering (1) (4)	Number of Warrants Beneficially Owned after this Offering (1) (4)	Number of Class B Ordinary Shares Beneficially Owned after this Offering (1) (4)	Percentage of Class A Ordinary Shares Beneficially Owned after this Offering (2)	Percentage of Total Voting Power Beneficially Owned after this Offering (3)
Jeffrey E. Schwarz	(5)	1,560,133	14.99%	910,892	0	12.45%	1,560,133	910,892	0	0	0	0.00%	0.00%
Jeffrey Schwarz Children’s Trust	(6)	587,041	5.91%	447,077	0	4.87%	160,000	160,000	427,041	287,077	0	4.37%	3.59%
Benjamin Schwarz	(7)	90,000	*	40,000	0	*	40,000	40,000	50,000	0	0	*	*
João Teixeira Wahnon	(8)	730,000	7.15%	365,000	80,750	5.96%	730,000	365,000	0	0	0	0.00%	0.00%
Frederico Figueira de Chaves	(9)	996,944	9.53%	490,375	206,125	8.05%	996,944	490,375	0	0	0	0.00%	0.00%
Jaime Silva	(10)	895,750	8.63%	447,875	163,625	7.26%	895,750	447,875	0	0	0	0.00%	0.00%
Vicente Falcão e Cunha	(11)	161,500	1.67%	80,750	80,750	1.35%	730,000	365,000	0	0	0	0.00%	0.00%
Fusion Welcome, S.A.	(12)	3,187,500	25.16%	1,593,750	1,593,750	24.14%	3,187,500	1,593,750	0	0	0	0.00%	0.00%
Alla Jezmir	(13)	10,000	*	0	0	*	10,000	0	0	0	0	0.00%	0.00%
Rune Magnus Lundetrae	(14)	26,880	*	0	0	*	10,000	0	16,880	0	0	*	*
António Augusto Gutierrez Sá da Costa	(15)	5,000	*	0	0	*	5,000	0	0	0	0	0.00%	0.00%
Active Pro AS	(16)	8,000	*	0	0	*	8,000	0	0	0	0	0.00%	0.00%
Altitude Capital AS	(17)	54,000	*	0	0	*	54,000	0	0	0	0	0.00%	0.00%
Apollo Asset Ltd.	(18)	156,500	1.65%	0	0	1.35%	156,500	0	0	0	0	0.00%	0.00%
Awilco AS	(19)	14,000	*	0	0	*	14,000	0	0	0	0	0.00%	0.00%
Benestad Eiendom AS	(20)	7,500	*	0	0	*	7,500	0	0	0	0	0.00%	0.00%
Henrik A. Christensen	(21)	12,000	*	0	0	*	12,000	0	0	0	0	0.00%	0.00%
Coeli Sicav I - Energy Transition	(22)	50,500	*	0	0	*	50,500	0	0	0	0	0.00%	0.00%
Compass Capital AS	(23)	13,500	*	0	0	*	13,500	0	0	0	0	0.00%	0.00%
Delphi Global	(24)	225,500	2.38%	0	0	1.94%	225,500	0	0	0	0	0.00%	0.00%
Mr. Jakob Hatteland	(25)	52,500	*	0	0	*	52,500	0	0	0	0	0.00%	0.00%
First Globalt Fokus	(26)	50,500	*	0	0	*	50,500	0	0	0	0	0.00%	0.00%
Helikon Investments Limited	(27)	1,421,334	14.96%	15,428	0	12.23%	878,000	0	543.334	15,428	0	5.72%	4.67%
Klaveness Marine Finance AS	(28)	87,500	*	0	0	*	87,500	0	0	0	0	0.00%	0.00%
Lansdowne Partners (UK) LLP	(29)	235,500	2.48%	0	0	2.03%	235,500	0	0	0	0	0.00%	0.00%
MAK Capital One LLC	(30)	101,000	1.07%	0	0	*	101,000	0	0	0	0	0.00%	0.00%
Orca Capital GmbH	(31)	48,500	*	0	0	*	48,500	0	0	0	0	0.00%	0.00%
Orinoco AS	(32)	17,000	*	0	0	*	17,000	0	0	0	0	0.00%	0.00%
Pescara Invest AS	(33)	17,000	*	0	0	*	17,000	0	0	0	0	0.00%	0.00%
Øyvind Rafto	(34)	15,000	*	0	0	*	15,000	0	0	0	0	0.00%	0.00%
Selaco AS	(35)	8,500	*	0	0	*	8,500	0	0	0	0	0.00%	0.00%
Sierra Global Management LLC	(36)	47,000	*	0	0	*	47,000	0	0	0	0	0.00%	0.00%
Silvercoin Industries AS	(37)	22,500	*	0	0	*	22,500	0	0	0	0	0.00%	0.00%
Skeie Alpha Invest AS	(38)	13,500	*	0	0	*	13,500	0	0	0	0	0.00%	0.00%
Sniptind Invest AS	(39)	27,000	*	0	0	*	27,000	0	0	0	0	0.00%	0.00%
Kristofer Solvang	(40)	20,000	*	0	0	*	20,000	0	0	0	0	0.00%	0.00%
Songa Trading Inc.	(41)	67,500	*	0	0	*	67,500	0	0	0	0	0.00%	0.00%
Rune Sørensen	(42)	8,000	*	0	0	*	8,000	0	0	0	0	0.00%	0.00%
Storfjell AS	(43)	10,000	*	0	0	*	10,000	0	0	0	0	0.00%	0.00%
Tigerstaden AS	(44)	50,000	*	0	0	*	50,000	0	0	0	0	0.00%	0.00%
Trapesa AS	(45)	17,000	*	0	0	*	17,000	0	0	0	0	0.00%	0.00%
Trium Capital Managers Ltd.	(46)	47,500	*	0	0	*	47,500	0	0	0	0	0.00%	0.00%
Uthalden AS	(47)	67,500	*	0	0	*	67,500	0	0	0	0	0.00%	0.00%

*	Less than 1%

(1)	Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Accordingly, includes Class A Ordinary Shares issuable upon the exercise of Warrants, Class A Ordinary Shares issuable upon the conversion of Class B Ordinary Shares, Class A Ordinary Shares and Warrants issuable upon the satisfaction of earnout conditions set forth in the Business Combination Agreement (including Class A Ordinary Shares underlying Warrants issuable upon the satisfaction of such earnout conditions), and Class A Ordinary Shares for which Parent has irrevocably agreed to issue to its non-executive directors.

(2)	Percentage of Class A Ordinary Shares outstanding is based on 9,483,355 Class A Ordinary Shares outstanding as of December 10, 2020, plus, in the case of each selling securityholder, the Class A Ordinary Shares issuable upon the exercise of Warrants and upon the conversion of Class B Ordinary Shares, and the Class A Ordinary Shares issuable upon the satisfaction of earnout conditions (including Class A Ordinary Shares underlying Warrants issuable upon the satisfaction of such earnout conditions), and Class A Ordinary Shares for which Parent has irrevocably agreed to issue to its non-executive directors, as applicable, but not including Class A Ordinary Shares issuable to any other person.

(3)	Percentage of total voting power outstanding before the offering is based on 11,608,355 ordinary shares outstanding as of December 10, 2020 (representing 9,483,355 Class A Ordinary Shares and 2,125,000 Class B Ordinary Shares), plus, in the case of each selling securityholder, Class A Ordinary Shares issuable upon the exercise of Warrants and the Class A Ordinary Shares issuable upon the satisfaction of earnout conditions (including Class A Ordinary Shares underlying Warrants issuable upon the satisfaction of such earnout conditions), and Class A Ordinary Shares for which Parent has irrevocably agreed to issue to its non-executive directors, as applicable, but not including Class A Ordinary Shares issuable to any other person.

(4)	Assumes all Class A Ordinary Shares and Warrants offered hereunder are sold.

(5)	Jeffrey Schwarz is the Chairman of the Board of Parent and the father of Benjamin Schwarz. Includes 910,892 Class A Ordinary Shares underlying Warrants and 15,000 Class A Ordinary Shares issuable as partial compensation for service as a non-employee director of Parent, pursuant to the director appointment agreement between Parent and Mr. Schwarz. Does not include shares held by Wendy Schwarz, Benjamin Schwarz, or the Jeffrey Schwarz Children’s Trust, a trust for the benefit of Mr. Schwarz’s children, because Mr. Schwarz has neither voting nor investment power over such shares. Mr. Schwarz disclaims beneficial ownership over such shares except to the extent of his pecuniary interest therein. Mr. Schwarz may be deemed to be an underwriter of our securities pursuant to Rule 145(c).

(6)	The business address of the Jeffrey Schwarz Children’s Trust is 4142 Trenton Ave, Hollywood, FL 33026. Craig Frank is the trustee of the Jeffrey Schwarz Children’s Trust and holds voting and dispositive power over the securities held thereby. Mr. Frank disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. Includes 447,077 Class A Ordinary Shares underlying Warrants.

(7)	Benjamin Schwarz is a consultant of Parent and the adult son of Jeffrey Schwarz. Includes 40,000 Class A Ordinary Shares underlying Warrants. Does not include shares held by Wendy Schwarz, Jeffrey Schwarz, or the Jeffrey Schwarz Children’s Trust, a trust for the benefit of Mr. Schwarz and his sister, because Mr. Schwarz has neither voting nor investment power over such shares. Mr. Schwarz disclaims beneficial ownership over such shares except to the extent of his pecuniary interest therein.

(8)	Mr. Teixeira Wahnon is the Chief of Business Development and a Director of Parent. Represents securities held by Numberbubble, S.A., an entity controlled by Mr. Teixeira Wahnon. Mr. Teixeira Wahnon disclaims beneficial interest of such securities except to the extent of his pecuniary interest therein. Includes 80,750 Class A Ordinary Shares underlying Warrants, 80,750 Class A Ordinary Shares issuable upon the conversion of Class B Ordinary Shares, 284,250 Class A Ordinary Shares which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, 284,250 Warrants which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, and 284,250 Class A Ordinary Shares underlying such Warrants. Mr. Teixeira Wahnon and Numberbubble, S.A. may be deemed to be underwriters of our securities pursuant to Rule 145(c).

(9)	Mr. Figueira de Chaves is the Chief Financial Officer and a Director of Parent. Represents securities held by Key Family Holding Investimentos e Consultoria de Gestão, Lda. (“KFH”), an entity jointly owned and controlled by Mr. Figueira de Chaves and his brother. Mr. Figueira de Chaves disclaims beneficial interest of such securities except to the extent of his pecuniary interest therein. Includes 206,125 Class A Ordinary Shares underlying Warrants, 206,125 Class A Ordinary Shares issuable upon the conversion of Class B Ordinary Shares, 284,250 Class A Ordinary Shares which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, 284,250 Warrants which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, and 284,250 Class A Ordinary Shares underlying such Warrants. Mr. Figueira de Chaves and KFH may be deemed to be underwriters of our securities pursuant to Rule 145(c).

(10)	Mr. Silva is the Chief Technology Officer and a Director of Parent. Represents securities held by Magno Efeito, S.A., an entity jointly controlled by Mr. Silva and Márcia Vicente, Mr. Silva’s wife. Mr. Silva disclaims beneficial interest of such securities except to the extent of his pecuniary interest therein. Includes 163,625 Class A Ordinary Shares underlying Warrants, 163,625 Class A Ordinary Shares issuable upon the conversion of Class B Ordinary Shares, 284,250 Class A Ordinary Shares which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, 284,250 Warrants which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, and 284,250 Class A Ordinary Shares underlying such Warrants. Mr. Silva and Magno Efeito, S.A. may be deemed to be underwriters of our securities pursuant to Rule 145(c).

(11)	Represents securities held by Falcfive, Lda. Mr. Falcão e Cunha is the sole director of this entity and has sole voting and dispositive control over the portfolio securities of Falcfive, Lda. Includes 80,750 Class A Ordinary Shares underlying Warrants, 80,750 Class A Ordinary Shares issuable upon the conversion of Class B Ordinary Shares, 284,250 Class A Ordinary Shares which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, 284,250 Warrants which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, and 284,250 Class A Ordinary Shares underlying such Warrants. Mr. Falcão e Cunha and Falcfive Lda. may be deemed to be underwriters of our securities pursuant to Rule 145(c).

(12)	Represents securities held by Fusion Welcome, S.A. There are four shareholders of Fusion Welcome, S.A., none of which has voting or dispositive control over the securities held thereby. The voting and dispositive decisions regarding the portfolio securities of Fusion Welcome, S.A. require unanimous approval of shareholders of Fusion Welcome, S.A. The business address of Fusion Welcome, S.A. is Rua da Fábrica S/N, Almargem do Bispo, Portugal. Includes 1,593,750 Class A Ordinary Shares underlying Warrants and 1,593,750 Class A Ordinary Shares issuable upon the conversion of Class B Ordinary Shares. Fusion Welcome, S.A. may be deemed to be an underwriter of our securities pursuant to Rule 145(c).

(13)	Ms. Jezmir is a Director of Parent. Includes 10,000 Class A Ordinary Shares issuable as partial compensation for service as a non-employee director of Parent, pursuant to the director appointment agreement between Parent and Ms. Jezmir.

(14)	Mr. Lundetrae is a Director of Parent. Includes 10,000 Class A Ordinary Shares issuable as partial compensation for service as a non-employee director of Parent, pursuant to the director appointment agreement between Parent and Mr. Lundetrae.

(15)	Mr. Gutierrez Sá da Costa is a Director of Parent. Includes 5,000 Class A Ordinary Shares issuable as partial compensation for service as a non-employee director of Parent, pursuant to the director appointment agreement between Parent and Mr. Gutierrez Sá da Costa.

(16)	The principal business address of Active Pro AS is Sparavollen 88, N-3021 Drammen, Norway. Mr. Marius Horgen has investment power over the shares held by this entity.

(17)	The principal business address of Altitude Capital AS is Olav Selvaags plass 5, N-0787 Oslo, Norway. Mr. Grunde Eriksen has investment power over the shares held by this entity.

(18)	The principal business address of Apollo Asset Ltd. is Tour Odeon, 34 Avenue d’Annonciade, Monaco MC-98000. Mr. Arne H. Fredly has investment power over the shares held by this entity.

(19)	The principal business address of Awilco AS is Beddingen 8, N-0250 Oslo, Norway. Mr. Jens-Julius Nygaard has investment power over the shares held by this entity.

(20)	The principal business address of Benestad Eiendom AS is Nedre Storgate 46, N-3015 Drammen, Norway. Mr. Harald Benestad has investment power over the shares held by this entity.

(21)	Mr. Christensen’s address is Apalveien 20, N-0371 Oslo, Norway.

(22)	The principal business address of Coeli Sicav I – Energy Transition (“Coeli Sicav”) is 11-13 Boulevard de la Foire, Luxembourg L-1528. Coeli Asset Management AB is the investment manager of Coeli Sicav. Mr. Vidar Kalvøy is the portfolio manager and has investment power over the shares held by Coeli Sicav.

(23)	The principal business address of Compass Capital AS is Haakon VIIs gate 1, N-0161 Oslo, Norway. Mr. Jan R. Naess has investment power over the shares held by this entity.

(24)	The principal business address of Delphi Global is c/o Storebrand Asset Management, Professor Kohts vei 9, N-1327 Lysaker, Norway. Storebrand Asset Management manages Delphi Global and Mr. Tian Tollefsen is the portfolio manager and has investment power over the shares held by this entity.

(25)	Represents (i) 15,000 Class A Ordinary Shares held by Elhatt AS, (ii) 18,750 Class A Ordinary Shares held by Jahatt AS, and (iii) 18,750 Class A Ordinary Shares held by Jakob Hatteland Holding AS. Mr. Jakob Hatteland has investment power over the shares held by each such entity. Mr. Hatteland disclaims beneficial ownership over such shares except to the extent of his pecuniary interest therein. The principal business address of Mr. Hatteland is Stokkastrandvegen 257, N-5578 Nedre Vats, Norway.

(26)	The principal business address of First Globalt Fokus is Munkedamsveien 45E, N-0250 Oslo, Norway. Mr. Nicholas Salbu has investment power over the shares held by this entity.

(27)	The principal business address of Helikon Investments Limited is 105 Jermyn Street, London SW1Y 6EE, United Kingdom. Includes 878,000 Class A Ordinary Shares purchased by Helikon Investments Limited on behalf of Helikon Long Short Equity Fund Master ICAV (the “Fund”) as part of the PIPE Investment. Also includes 15,428 Class A Ordinary Shares underlying Warrants. Helikon Investments Limited is the investment manager of the Fund. Helikon Investments Limited is controlled by Frederico Riggio.

(28)	The principal business address of Klaveness Marine Finance AS is Harbitzalléen 2A, N-0275 Oslo, Norway. Mr. Henrik Romero Falch has investment power over the shares held by this entity.

(29)	The principal business address of Lansdowne Partners (UK) LLP is 15 Davies Street, London W1K 3AG, United Kingdom. Per Lekander has investment power over the shares held by this entity.

(30)	The principal business address of MAK Capital One LLC is 590 Madison Avenue, 24th Floor, New York, NY 10022. Michael Kaufman has investment power over the shares held by this entity.

(31)	The principal business address of Orca Capital GmbH is Sperl-Ring 2, 85276 Hettenhausen, Germany. Mr. Thomas Koenig has investment power over the shares held by this entity.

(32)	The principal business address of Orinoco AS is Tennisveien 4C, N-0777 Oslo, Norway. Mr. Nicolas Brun-Lie has investment power over the shares held by this entity.

(33)	The principal business address of Pescara Invest AS is Tjuvholmen Allé 3, N-0252 Oslo, Norway. Mr. Geir Moe is the Chief Executive Officer of this entity and has investment power over the shares held by this entity.

(34)	The principal business address of Mr. Øyvind Rafto is P.O. Box 1440, N-0115 Oslo, Norway.

(35)	The principal business address of Selaco AS is N-4053 Raege, Norway. Mr. Mr. Svend Egil Larsen is the Chief Executive Officer of this entity and has investment power over the shares held by this entity.

(36)	The principal business address of Sierra Global Management LLC is 135 E. 57th St, 11th Floor, New York, NY 10022. Mr. Charles Michaels has investment power over the shares held by this entity.

(37)	The principal business address of Silvercoin Industries AS is Tyrihjellveien 27, N-1639 Gamle Fredrikstad, Norway. Mr. Haakon Saeter has investment power over the shares held by this entity.

(38)	The principal business address of Skeie Alpha Invest AS is Olav V’s gt 6, N-0161 Oslo, Norway. Mr. Ove Lande has investment power over the shares held by this entity.

(39)	The principal business address of Sniptind Invest AS is Skoginspektør Nilsensv, 20, N-6022 Mo i Rana, Norway. Mr. Harald Hjorthen has investment power over the shares held by this entity.

(40)	Mr. Solvang’s address is Østre Holmensvingen 3, N-0744 Oslo, Norway.

(41)	The principal business address of Songa Trading Inc. is Haakon VII’s gt 1, N-0161 Oslo, Norway. Mr. Arne Blystad has investment power over the shares held by this entity.

(42)	Mr. Sørensen’s address is Plahteskogen 14C, N-1363 Høvik, Norway.

(43)	The principal business address of Storfjell AS is Konglungveien 28B, N-1392 Vettre, Norway. Mr. Staale Rodahl is the Chief Executive Officer of this entity and has investment power over the shares held by this entity.

(44)	The principal business address of Tigerstaden AS is Olav Vs gate 5, N-0161 Oslo, Norway. Mr. Ketil Skorstad has investment power over the shares held by this entity.

(45)	The principal business address of Trapesa AS is Bloksbergstien 5, N-1394 Nesbru, Norway. Mr. Snorre Øverland has investment power over the shares held by this entity.

(46)	The principal business address of Trium Capital Managers Ltd. is 60 Gresham Street, London EC2V 7BB, United Kingdom. David Bamber has investment power over the shares held by this entity.

(47)	The principal business address of Uthalden AS is Huk Aveny 19, N-0287 Oslo, Norway. Mr. Harald Moraeus-Hanssen has investment power over the shares held by this entity.

Material Relationships with Selling Securityholders

Positions with Parent

Jeffrey Schwarz, Alla Jezmir, Rune Magnus Lundetrae, and António Augusto Gutierrez Sá da Costa are non-employee directors of Parent. João Teixeira Wahnon, Frederico Figueira de Chaves, and Jaime Silva are executive employees and directors of Parent. Each of the foregoing persons are parties to an indemnification agreement with Parent providing indemnification to the fullest extent permitted by law.

Amended and Restated Registration Rights Agreement

On December 10, 2020, Parent entered into an Amended and Restated Registration Rights Agreement (“Amended and Restated Registration Rights Agreement”) with certain securityholders, including Jeffrey Schwarz, the Jeffrey Schwarz Children’s Trust, Benjamin Schwarz, Numberbubble, S.A., Key Family Holding Investimentos e Consultoria de Gestão, Lda., Magno Efeito, S.A., Falcfive, Lda., Fusion Welcome, S.A., Alla Jezmir, Rune Magnus Lundetrae, and António Augusto Gutierrez Sá da Costa, who are each selling securityholders named herein. The Amended and Restated Registration Rights Agreement provides such persons with certain demand registration rights and piggy-back registration rights with respect to registration statements filed by Parent.

Amended and Restated Stock Escrow Agreement

On December 10, 2020, in connection with the consummation of the Transactions and as contemplated by the Business Combination Agreement, Parent entered into an amended and restated stock escrow agreement (“Amended and Restated Stock Escrow Agreement”) with HL, certain initial shareholders of HL, including Jeffrey Schwarz and the Jeffrey Schwarz Children’s Trust, and Continental Stock Transfer and Trust Company, as escrow agent (“Continental”), pursuant to which Parent became a party to the existing escrow agreement among HL, its initial shareholders, and Continental, and all references to securities of HL became references to Parent’s securities. Pursuant to the Amended and Restated Stock Escrow Agreement, certain Class A Ordinary Shares (“Escrow Shares”) beneficially owned by the shareholders party thereto will be held in escrow until (i) with respect to 50% of the Escrow Shares, the earlier of (x) December 10, 2021 and (y) the date on which the closing price of the Class A Ordinary Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing from December 10, 2020 and (ii) with respect to the remaining 50% of the Escrow Shares, December 10, 2021.

Transfer Restrictions

The Business Combination Agreement includes an agreement of the former Fusion Fuel Shareholders, pursuant to which they agreed not to transfer the Class B Ordinary Shares received by them in connection with the Share Exchange or the Class A Ordinary Shares issuable upon satisfaction of the earnout conditions or issuable upon the exercise of Warrants (if issued prior to the end of the following periods), except to certain permitted transferees, for a period ending on December 10, 2021, or earlier if Parent consummates a liquidation, merger, stock exchange or other similar transaction which results in all of Parent’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Indemnification Escrow Agreement

The Business Combination Agreement provides for mutual indemnification by HL and the Fusion Fuel Shareholders for breaches of their respective representations, warranties, and covenants. Claims for indemnification may be asserted once damages exceed a €750,000 threshold and will be reimbursable to the full extent of the damages in excess of such threshold. Claims for indemnification must be brought before the tenth business day after Parent files its annual report for the fiscal year ending December 31, 2021. To provide a source of funds for the Fusion Fuel Shareholders’ indemnification of HL, on December 10, 2020, the Fusion Fuel Shareholders entered into an indemnification escrow agreement with Parent HL, Fusion Fuel, Continental, as escrow agent, and the other parties thereto, pursuant to which an aggregate of 212,500 Class B Ordinary Shares issued to the Fusion Fuel Shareholders in the Transactions was placed into escrow.

PIPE Subscription Agreements

As of August 25, 2020, Parent entered into subscription agreements with the PIPE Investors providing for the sale by Parent in a private placement of an aggregate of 2,450,000 Class A Ordinary Shares for gross proceeds to Parent of approximately $25.1 million. The subscription agreements require Parent to file a registration statement registering the resale by the PIPE Investors of the Class A Ordinary Shares issued pursuant to the subscription agreements as soon as reasonably practicable but in no event later than 30 days following the closing of the Transactions, and to use best efforts to have the registration statement declared effective as promptly as practicable thereafter. This Registration Statement is being filed by Parent in satisfaction of that obligation.

Withholding for Irish Taxes: Parent is obligated to issue an aggregate of 40,000 Class A Ordinary Shares to its non-executive directors pursuant to director appointment agreements between Parent and each non-executive director, which shares are registered for resale hereunder. When such shares are issued, Parent may withhold a portion of the shares, with the intention of selling the shares withheld in the open market to satisfy all or a portion of such directors’ Irish income tax and, where applicable, social security obligations.

PLAN OF DISTRIBUTION

Securities Offered by Parent

This prospectus covers the offering and issuance by Parent of:

(i)	7,750,000 Class A Ordinary Shares issuable upon the exercise of Warrants, which Warrants were automatically adjusted pursuant to the terms of the Old HL Warrants, which were previously registered on the Form F-4; and

(ii)	up to an aggregate of 3,762,000 Class A Ordinary Shares issuable upon the exercise of the Transferred Warrants;

Class A Ordinary Shares underlying Warrants

The Class A Ordinary Shares underlying the Warrants will be issued directly to the holders of the Warrants upon payment of the exercise price to us. The exercise of the Warrants is subject to the terms of the amended and restated warrant agreement entered into by and between Parent and Continental Stock Transfer & Trust Company as of December 10, 2020 (the “Amended and Restated Warrant Agreement”).

Warrants

Each Warrant is exercisable to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment. The Warrants expire at 5:00 p.m. New York City time, on December 10, 2025. The exercise price and number of Class A Ordinary Shares issuable upon exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuance of Class A Ordinary Shares at a price below the exercise price of the Warrants. Further, no Warrants will be exercisable for cash unless we have an effective and current registration statement covering the Class A Ordinary Shares issuable upon exercise of the Warrants and a current prospectus relating to such Class A Ordinary Shares is available. In certain circumstances described in more detail in the Amended and Restated Warrant Agreement, Warrant holders may exercise Warrants on a cashless basis pursuant to the exemption provided Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Warrants on a cashless basis.

We may redeem the outstanding Warrants (excluding (i) certain Old HL Warrants issued to the former shareholders of HL in private placements prior to HL’s initial public offering which were automatically adjusted into Warrants pursuant to the terms of the Old HL Warrants which (ii) certain Old HL Warrants issued to the former convertible noteholders of HL upon conversion of such notes in connection with the Merger and which were subsequently automatically adjusted into Warrants pursuant to the terms of the Old HL Warrants, and (iii) certain Warrants issued to the former Fusion Fuel Shareholders in the Share Exchange, in each case, so long as such Warrants are held by such persons or their affiliates and certain permitted transferees) in whole and not in part, at a price of $0.01 per Warrant at any time while the Warrants are exercisable, upon a minimum of 30 days’ prior written notice of redemption, if, and only if, the last sales price of our Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption; and if, and only if, there is a current registration statement in effect with respect to the Class A Ordinary Shares underlying such Warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each Warrant holder can exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the Class A Ordinary Shares may fall below the $18.00 trigger price as well as the $11.50 exercise price after the redemption notice is issued.

Additionally, if we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Ordinary Shares for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

No fractional shares will be issued upon the exercise of the Warrants. If, upon the exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon the exercise, round up to the nearest whole number the number of Class A Ordinary Shares to be issued to such holder.

See “Description of Securities — Warrants” for more information relating to the Warrants.

Securities Offered by the Selling Securityholders

This prospectus also covers the resale by the selling securityholders named herein of:

(i)	2,450,000 Class A Ordinary Shares issued in connection with the PIPE;

(ii)	500,000 Warrants which were automatically adjusted pursuant to the terms of the Old HL Warrants issued upon conversion of HL convertible promissory notes in connection with the Merger;

(iii)	500,000 Class A Ordinary Shares issuable upon the exercise of the foregoing Warrants;

(iv)	2,125,000 Class A Ordinary Shares issuable upon the conversion of the Class B Ordinary Shares issued in connection with the Share Exchange to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(v)	2,125,000 Warrants issued in connection with the Share Exchange to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(vi)	2,125,000 Class A Ordinary Shares issuable upon the exercise of Warrants issued in connection with the Share Exchange to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(vii)	1,137,000 Class A Ordinary Shares which may be issued upon the satisfaction of certain earnout conditions to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(viii)	1,137,000 Warrants which may be issued upon the satisfaction of certain earnout conditions to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(ix)	1,137,000 Class A Ordinary Shares issuable upon the exercise of Warrants which may be issued upon the satisfaction of certain earnout conditions to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(x)	634,241 Class A Ordinary Shares issued to Jeffrey E. Schwarz (who may be deemed to be an underwriter pursuant to Rule 145(c)) upon the consummation of the Merger, the issuance of which was registered on the Form F-4;

(xi)	610,892 Warrants held by Mr. Schwarz which were automatically adjusted pursuant to the terms of the Old HL Warrants which were previously registered on the Form F-4;

(xii)	610,892 Class A Ordinary Shares underlying Warrants held by Mr. Schwarz which were automatically adjusted pursuant to the terms of the Old HL Warrants which were previously registered on the Form F-4; and

(xiii)	an aggregate of 40,000 Class A Ordinary Shares which Parent has irrevocably agreed to issue in a private placement to its non-executive directors pursuant to director appointment agreements entered into between Parent and each director.

We are registering the offer and sale by the selling securityholders named herein of the Class A Ordinary Shares and Warrants to satisfy certain registration rights we have granted in favor of such selling securityholders. The selling securityholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale or other disposition of our Ordinary Shares or Warrants by the selling securityholders. We will, however, receive up to $132,388,000 if all of the 11,512,000 Warrants which will be outstanding after the completion of this offering (assuming we issue all 1,137,000 Warrants which may be issued to the former Fusion Fuel Shareholders upon the satisfaction of certain earnout conditions) are exercised for cash at an exercise price of $11.50 per share, whether cash exercised by the selling securityholders or by public holders after the resale of the Warrants hereunder. We expect to use the proceeds received from the cash exercise of the Warrants, if any, for working capital and other general corporate purposes. See the section of this prospectus titled “Use of Proceeds”.

The Class A Ordinary Shares and/or Warrants offered by this prospectus may be sold from time to time to purchasers:

●	directly by the selling securityholders; or

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling securityholders for the purchasers of the Class A Ordinary Shares or Warrants.

The selling securityholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the Class A Ordinary Shares and/or Warrants may be deemed to be “underwriters” within the meaning of the Securities Act. Any discounts, commissions or concessions received by any such broker-dealers or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Class A Ordinary Shares or Warrants by the selling securityholders. To our knowledge, except as indicated in the notes to the table under the heading “Selling Securityholders,” no selling securityholder is a broker-dealer or an affiliate of a broker-dealer. Unless otherwise set forth in a prospectus supplement, the selling securityholders will receive all the net proceeds from the resale of the Class A Ordinary Shares and/or Warrants sold by them.

The Class A Ordinary Shares and Warrants may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the ordinary shares may be listed or quoted at the time of sale, including Nasdaq;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Class A Ordinary Shares or Warrants is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling securityholder, the aggregate amount of Class A Ordinary Shares or Warrants being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling securityholders, and (3) any discounts, commissions or concessions allowed or re-allowed to be paid to broker-dealers.

We may suspend the sale of Class A Ordinary Shares or Warrants by the selling securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each resale or other transfer. There can be no assurance that the selling securityholders will sell any or all of the Class A Ordinary Shares or Warrants under this prospectus. Further, we cannot assure you that the selling securityholders will not transfer, distribute, devise or gift the Class A Ordinary Shares or Warrants by other means not described in this prospectus. In addition, any Class A Ordinary Shares or Warrants covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Class A Ordinary Shares or Warrants may be sold in some states or jurisdictions only through registered or licensed broker-dealers. In addition, in some states or jurisdictions the Class A Ordinary Shares or Warrants may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling securityholder or borrowed from any selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The selling securityholders and any other person participating in the sale of the Class A Ordinary Shares or Warrants will be subject to the Exchange Act. The Exchange Act rules may limit the timing of purchases and sales of any of the Class A Ordinary Shares or Warrants by the selling securityholders and any other person. In addition, applicable rules may restrict the ability of any person engaged in the distribution of the ordinary shares or warrants to engage in market-making activities with respect to the particular Class A Ordinary Shares or Warrants being distributed. This may affect the marketability of the Class A Ordinary Shares or Warrants and the ability of any person or entity to engage in market-making activities with respect to the Class A Ordinary Shares or Warrants.

With respect to those Class A Ordinary Shares or Warrants being registered pursuant to certain registration rights, we have agreed to indemnify such selling securityholders against certain liabilities, including liabilities under the Securities Act. The selling securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The selling securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Class A Ordinary Shares and/or Warrants against certain liabilities, including liabilities arising under the Securities Act.

Expenses Related to the Offering

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with (a) the offer and sale by us pursuant to the Registration Statement of which this prospectus is a part of (i) 7,750,000 Class A Ordinary Shares issuable upon the exercise of Warrants, which Warrants were automatically adjusted pursuant to the terms of the Old HL Warrants, which were previously registered on the Form F-4 and (ii) up to an aggregate of 3,762,000 Class A Ordinary Shares issuable upon the exercise of the Transferred Warrants, and (b) the offer and sale of our securities by the selling securityholders pursuant to the Registration Statement of which this prospectus is a part. With the exception of the SEC registration fee, all amounts are estimates.

US$
SEC registration fee	17,372
Legal fees and expenses	50,000
Accounting fees and expenses	15,000
Printing expenses	1,000
Total	83,372

DESCRIPTION OF SECURITIES

The following description of the material terms of the share capital of Parent includes a summary of specified provisions of Parent’s M&A. This description is qualified by reference to Parent’s M&A filed as an exhibit to this prospectus and incorporated herein by reference.

General

Parent is a public limited company organized and existing under the laws of Ireland. Parent was formed on April 3, 2020 as a private limited company under the name Dolya Holdco 3 Limited, incorporated in Ireland. On July 14, 2020, Parent effected a change of name to Fusion Fuel Green Limited. On October 2, 2020, Parent converted into a public limited company incorporated in Ireland under the name “Fusion Fuel Green PLC”. Parent’s affairs are governed by Parent’s M&A, the Irish Companies Act, and the corporate law of Ireland.

Ordinary Shares

General. The issued and paid up share capital of Parent is $103,955,553 representing 9,483,355 Class A Ordinary Shares and 2,125,000 Class B Ordinary Shares (collectively “Parent Ordinary Shares”). In addition, Parent holds €25,000 worth of deferred ordinary shares in Parent as treasury shares.

Dividends. The holders of Parent Ordinary Shares are entitled to such dividends as may be declared by Parent’s board of directors. Dividends may be declared and paid out of the funds legally available therefor. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Irish Companies Act.

Voting Rights. Each Class A Ordinary Share and each Class B Ordinary Share shall be entitled to one (1) vote on all matters subject to the vote at general meetings of Parent. Voting at any meeting of shareholders is by way of a poll, which shall be taken in such manner as the chairperson of the meeting directs.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Parent Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares at a meeting. Where the shareholders wish to act by way of written resolution in lieu of holding a meeting, unanimous consent of the holders of the Class A Ordinary Shares and Class B Ordinary Shares (for as long as there are any Class B Ordinary Shares outstanding) shall be required. A special resolution will be required for important matters such as a change of name, reducing the share capital or making changes to Parent’s M&A to be in effect assuming approval of all of the charter proposals and upon consummation of the Transactions.

Additionally, for so long as not less than an aggregate of 1,700,000 Class B Ordinary Shares continue to be beneficially owned by the former Fusion Fuel Shareholders, the written consent or affirmative vote of the holders of a majority of the outstanding Class B Ordinary Shares shall be required before Parent can carry out any of the following actions:

●	liquidate, dissolve, or wind-up the business and affairs of Parent;

●	effect any merger or consolidation in which Parent is a constituent party or a subsidiary of Parent is a constituent party if Parent issues shares of its capital stock pursuant to such merger or consolidation (except any such merger or consolidation involving Parent or a subsidiary in which the shares of capital stock of Parent outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation);

●	sell, lease, transfer, exclusively license or otherwise dispose, in a single transaction or series of related transactions, by Parent or any subsidiary of Parent of all or substantially all the assets of Parent and any subsidiary, taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of Parent if substantially all of the assets of Parent and its subsidiaries, taken as a whole, are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of Parent;

●	permit the sale of all or substantially all of the Class A Ordinary Shares and Class B Ordinary Shares to an independent third party or group;

●	amend, alter, or repeal any provisions of Parent’s M&A;

●	create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock, or equity securities convertible into capital stock of Parent;

●	expand or otherwise alter the size of the board of directors of Parent or Fusion Fuel; and

●	remove any member of the board of directors of Fusion Fuel.

Transfer of Ordinary Shares. Subject to the restrictions contained in the Amended Stock Escrow Agreement, and as otherwise set forth in the Business Combination Agreement, and the lock-up restrictions contained in the Business Combination Agreement with respect to the Parent securities issued to the former Fusion Fuel Shareholders in the Share Exchange, and subject to any further restrictions contained in Parent’s M&A, any Parent shareholder may transfer all or any of his or her Parent Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by Parent’s board of directors.

Liquidation. On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of Parent Ordinary Shares shall be distributed among the holders thereof on a pro rata basis. If Parent’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by Parent’s shareholders proportionately.

General Meetings of Shareholders. Shareholders’ meetings may be convened by the board of directors, by the board of directors on the requisition of the shareholders or, if the board of directors fails to so convene a meeting, such extraordinary general meeting may be convened by the requisitioning shareholders where the requisitioning shareholders hold not less than 10% of the paid up share capital of Parent. Any action required or permitted to be taken at any annual or extraordinary general meetings may be taken only upon the vote of the shareholders at an annual or extraordinary general meeting duly noticed and convened in accordance with Parent’s M&A and the Irish Companies Act. Unanimous consent of the holders of the Class A Ordinary Shares and the Class B Ordinary Shares (for as long as there are any Class B Ordinary Shares outstanding) shall be required before the shareholders may act by way of written resolution without a meeting.

Warrants

General. An aggregate of 10,375,000 Warrants are currently outstanding. Warrants that were automatically adjusted pursuant to the terms of the Old HL Warrants issued to certain former shareholders of HL in private placements prior to HL’s initial public offering, Warrants that were automatically adjusted pursuant to the terms of the Old HL Warrants issued to the former convertible noteholders of HL upon conversion of such notes in connection with the Merger, and Warrants issued to the former Fusion Fuel Shareholders in the Share Exchange, in each case until transferred to a third party, (i) will not be redeemable by Parent, (ii) may be exercised for cash or on a cashless basis at the holder’s option as long as such warrants are held by the initial holders or their affiliates or permitted transferees, and (iii) are subject to a lockup for a period of 12 months from the closing of the Transactions.

Exercisability. Each Warrant entitles the registered holder to purchase one Class A Ordinary Share.

Exercise Price. $11.50 per share, subject to adjustment.

The exercise price and number of Class A Ordinary Shares issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of Class A Ordinary Shares at a price below the Warrant exercise price.

Exercise Period. The Warrants are exercisable at any time and from time to time until 5:00 p.m., New York City time on December 10, 2025, or earlier upon their redemption.

No Warrants will be exercisable for cash unless Parent has an effective and current registration statement covering the Class A Ordinary Shares issuable upon exercise of the Warrants and a current prospectus relating to such Class A Ordinary Shares. Notwithstanding the foregoing, in certain circumstances described in more detail in the Amended and Restated Warrant Agreement, Warrant holders may exercise Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Warrants on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the Class A Ordinary Shares for the five (5) trading days ending on the trading day prior to the date of exercise.

Parent has agreed to use its best efforts to file and have an effective registration statement covering the Class A Ordinary Shares issuable upon exercise of the Warrants, to maintain a current prospectus relating to those Class A Ordinary Shares until the earlier of the date the Warrants expire or are redeemed and the date on which all of the Warrants have been exercised, and to qualify the resale of such shares under state blue sky laws, to the extent an exemption is not available. However, there is no assurance that Parent will be able to do so and, if Parent does not maintain a current prospectus relating to the Class A Ordinary Shares issuable upon exercise of the Warrants, holders will be unable to exercise their Warrants for cash and Parent will not be required to net cash settle or cash settle the Warrant exercise.

Redemption of Warrants. Parent may call the Warrants for redemption (excluding (i) certain Old HL Warrants issued to the former shareholders of HL in private placements prior to HL’s initial public offering which were automatically adjusted into Warrants pursuant to the terms of the Old HL Warrants, (ii) certain Old HL Warrants issued to the former convertible noteholders of HL upon conversion of such notes in connection with the Merger and which were subsequently automatically adjusted into Warrants pursuant to the terms of the Old HL Warrants, and (iii) certain Warrants issued to the former Fusion Fuel Shareholders in the Share Exchange, in each case, so long as such Warrants are held by such persons or their affiliates and certain permitted transferees), in whole and not in part, at a price of $0.01 per Warrant:

●	at any time after the Warrants become exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each Warrant holder,

●	if, and only if, the reported last sale price of the Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the Class A Ordinary Shares underlying such Warrants.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant.

The redemption criteria for the Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Warrant exercise price so that if the share price declines as a result of the redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants.

If Parent calls the Warrants for redemption as described above, Parent’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Ordinary Shares for the five (5) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

Registered Form. The Warrants will be held in registered form under the Amended and Restated Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Parent. The Amended and Restated Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then outstanding Warrants in order to make any change that adversely affects the interests of the registered holders.

Manner of Exercise. The Warrants may be exercised upon surrender of the holder’s Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to Parent, for the number of Warrants being exercised.

Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing warrant holder would not be able to exercise its Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the Class A Ordinary Shares outstanding.

No Rights as a Shareholder. The warrant holders do not have the rights or privileges of holders of Class A Ordinary Shares and any voting rights until they exercise their Warrants and receive Class A Ordinary Shares. After the issuance of Class A Ordinary Shares upon exercise of the Warrants, each holder will be entitled to one vote for each Class A Ordinary Share held of record on all matters to be voted on by holders of Class A Ordinary Shares.

No Fractional Shares. No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, Parent will, upon exercise, round up to the nearest whole number the number of Class A Ordinary Shares to be issued to the warrant holder.

Transfer Agent and Registrar

Parent’s transfer agent and warrant agent is Continental Stock Transfer & Trust Company. Parent’s registrar is Link Group.

Listing

The Class A Ordinary Shares and Warrants are listed on the Nasdaq Global Market under the symbols “HTOO” and “HTOOW”, respectively.

RELATED PARTY TRANSACTIONS

Relationship with MagP

The shareholders and founders of Fusion Welcome founded MagP, a company that produces, installs, operates and maintains proprietary solar CPV technology. MagP is the successor to the business of MagPower, a company also founded by some of the founders of Fusion Welcome. Fusion Welcome is a 70% shareholder of MagP, and the remaining 30% of MagP is owned by other parties unrelated to Fusion Welcome or Fusion Fuel.

Fusion Fuel’s Hydrogen Generator incorporates CPV solar technology components that are produced by MagP and have been produced by MagP (or its predecessor MagPower) for several years. Fusion Fuel has three contracts with MagP. that are critical to its business: (1) the Production Agreement, (2) the IP Transfer Agreement and (3) the Sub-Lease Agreement.

Under the Production Agreement, MagP guarantees to supply to Fusion Fuel all materials and installations for 4,200 Trackers over a three-year period which commenced at the beginning of 2020 and expires at the end of 2022. MagP and Fusion Fuel are to agree to a production schedule each January which will establish the number of Trackers and the fixed cost per Tracker to be supplied by MagP in such year. MagP and Fusion Fuel have agreed to the following cost schedule:(i) the first 55 Trackers will be supplied by MagP at a cost of €50,000 per Tracker; (ii) the second 1,400 Trackers will be supplied by MagP at a maximum price of €21,000 per Tracker; (iii) the third 1,400 Trackers will be supplied by MagP at a maximum price of €18,200 per Tracker; and (iv) the final 1,400 Trackers will be supplied by MagP at a price to be defined but at a maximum price of €18,200 per Tracker. If Fusion Fuel does not place orders for at least the minimum amounts set forth above, MagP is released from its obligation to supply such amounts and can renegotiate lower production quotas. Fusion Fuel has not incurred any expenses for services provided by MagP under the Production Agreement to date.

The IP Transfer Agreement transferred from MagP all intellectual property rights to the technology associated with the Trackers implemented in the Hydrogen Generators, will give Fusion Fuel full ownership of the products created by MagP as described in the IP Transfer Agreement, and provides that MagP will do all work associated with adapting its CPV module, solar tracker and other components required for its technology to be compatible with the Hydrogen Generators. Under the IP Transfer Agreement, the total consideration to be paid by Fusion Fuel includes €1,000,000 for all rights to the technology to be paid in quarterly installments over one year, which commenced upon completion of the Transactions with the payment of the initial installment of €250,000, and a single payment of €900,000 for product and technology development costs, which was paid on the completion of the Transactions. Each such amount is subject to applicable VAT charges. Currently Fusion Fuel has the right to use such intellectual property, but will not have full ownership of such intellectual property until all such payments are made.

The Sub-Lease Agreement provides that MagP shall sub-lease to Fusion Fuel 1.184 square meters of the property that it leases from Siemens, S.A. which was executed and effective as of September 25, 2020. The Sub-Lease Agreement has an initial term of three years, with automatic renewal for additional terms of three years until either party notifies the other party of its intention not to renew. The initial monthly rent will be €7,430.40 per month, which constitutes €5.60 per square meter for 1.184 square meters of office space and €800 for parking plots, which will be reviewed and reevaluated on an annual basis. Rent commenced on October 1, 2020, and will be payable for the duration of the Sub-Lease Agreement in advance on the first day of each month.

Related Party Loans

Fusion Fuel has an agreement to repay shareholder loans owed to Fusion Welcome in the total amount of €12,000 as of June 30, 2020. In July 2020, Fusion Fuel’s Chief Financial Officer, Frederico Figueira de Chaves, loaned Fusion Fuel $15,000 related to legal entity and audit costs. Both loans were repaid in December 2020.

Parent’s Related Party Policy

Parent’s Code of Ethics, which was adopted on December 4, 2020, in connection with the consummation of the Transactions, requires Parent to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) Parent or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of Class A Ordinary Shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Parent requires each director and executive officer to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

Parent’s audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent Parent enters into such transactions. Parent will not enter into any such transaction unless the audit committee and a majority of the disinterested “independent” directors determine that the terms of such transaction are no less favorable to Parent than those that would be available to Parent with respect to such a transaction from unaffiliated third parties. Additionally, in connection with the review and approval of such transactions, Parent’s board of directors will have access, at Parent’s expense, to Parent’s attorneys or independent legal counsel.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

ANTICIPATED MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS OF PARENT SECURITIES

General

The discussion below of the anticipated U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of securities that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of securities is not described as a U.S. Holder and is not an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The anticipated material U.S. federal income tax consequences applicable specifically to Non-U.S. Holders of the ownership and disposition of Parent securities following the Transaction are described below under the heading “Non-U.S. Holders.”

This discussion is based upon existing provisions of the Internal Revenue Code of 1986, as amended (“Code”), Treasury regulations promulgated thereunder, published revenue rulings and procedures from the U.S. Internal Revenue Service (“IRS”), and judicial decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that own and hold securities, and that will own and hold securities as a result of owning the corresponding HL securities, as capital assets within the meaning of Section 1221 of the Code. This discussion does not address the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

●	financial institutions or financial services entities;

●	broker-dealers;

●	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	certain expatriates or former long-term residents of the United States;

●	Non-U.S. Holders (except as specifically provided below);

●	persons that actually or constructively own five percent (5%) or more of Parent’s securities (except as specifically provided below);

●	persons that acquired Parent securities pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation;

●	persons that hold Parent securities as part of a straddle, constructive sale, hedging, redemption or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar; or

●	controlled foreign corporations.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of Parent securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold Parent securities through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of Parent securities, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distribution made (or deemed made) on Parent securities and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of or Parent securities will be in U.S. dollars.

Parent has not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR HOLDER OF PARENT SECURITIES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, EACH HOLDER OF PARENT SECURITIES IS URGED TO CONSULT WITH ITS OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF PARENT SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

THE FOLLOWING SUMMARIES OF THE TAX CONSIDERATIONS ARE FOR GENERAL INFORMATION ONLY AND ARE NOT INTENDED TO PROVIDE ANY DEFINITIVE TAX REPRESENTATIONS TO HOLDERS. EACH SECURITYHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SECURITYHOLDER.

U.S. Holders

Taxation of Cash Distributions Paid on Class A Ordinary Shares

Subject to the passive foreign investment company rules discussed below, a U.S. Holder of Class A Ordinary Shares generally will be expected to be required to include in gross income as ordinary income the amount of any cash or property distribution paid on the Class A Ordinary Shares. A cash distribution on such securities generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of Parent’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). The portion of such distribution, if any, in excess of such earnings and profits generally will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Class A Ordinary Shares. Any remaining excess generally would be treated as gain from the sale or other disposition of the Parent securities and will be treated as described under “— Taxation on the Disposition of Parent Securities” below. With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A Ordinary Shares are readily tradable on an established securities market in the United States, or Parent is eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) Parent is not a passive foreign investment company (as discussed below) for either the taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to Class A Ordinary Shares.

Taxation on the Disposition of Parent Securities

Upon a sale or other taxable disposition of Parent securities (which, in general, would include a distribution in connection with Parent’s liquidation), a U.S. Holder of such securities generally is expected to recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in such securities.

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of Class A Ordinary Shares equal to the difference between the amount realized (in U.S. dollars) for the Class A Ordinary Shares and your tax basis (in U.S. dollars) in the Class A Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A Ordinary Shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to various limitations.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Parent will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other corporation in which it owns, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of its assets for purposes of the PFIC asset test, (1) the cash Parent owns at any time will generally be considered to be held for the production of passive income and (2) the value of Parent’s assets must be determined based on the market value of Class A Ordinary Shares from time to time, which could cause the value of its non-passive assets to be less than 50% of the value of all of its assets (including cash) on any particular quarterly testing date for purposes of the asset test. Parent must make a separate determination each year as to whether it is a PFIC. Parent will make this determination following the end of any particular tax year. If Parent is a PFIC for any year during which you hold Class A Ordinary Shares, it will continue to be treated as a PFIC for all succeeding years during which you hold Class A Ordinary Shares. However, if Parent ceases to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Class A Ordinary Shares.

If Parent is a PFIC for any taxable year(s) during which you hold Class A Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Class A Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Class A Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which Parent was a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A Ordinary Shares cannot be treated as capital, even if you hold the Class A Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Class A Ordinary Shares and for which Parent is determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of such taxable year over your adjusted basis in such Class A Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Class A Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A Ordinary Shares. Your basis in the Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by Parent, except that the lower applicable capital gains rate for qualified dividend income discussed above under ”— Taxation of Cash Distributions Paid on Parent Securities” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the Class A Ordinary Shares are regularly traded on Nasdaq and if you are a U.S. Holder of Class A Ordinary Shares, the mark-to-market election would be available to you if Parent is or becomes a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. Parent does not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Class A Ordinary Shares in any taxable year in which Parent is a PFIC, you will be required to file IRS Form 8621 in each such year and provide certain annual information regarding such Class A Ordinary Shares, including regarding distributions received on the Class A Ordinary Shares and any gain realized on the disposition of the Class A Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if Parent were a PFIC at any time during the period you hold Class A Ordinary Shares, then such Class A Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if Parent ceases to be a PFIC in a future year, unless you make a “purging election” for the year Parent ceases to be a PFIC. A “purging election” creates a deemed sale of such Class A Ordinary Shares at their fair market value on the last day of the last year in which Parent is treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Class A Ordinary Shares on the last day of the last year in which Parent is treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A Ordinary Shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in Class A Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the IRS relating to an interest in “specified foreign financial assets,” including shares issued by a non-U.S. corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds US$50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a United States financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the IRS and fails to do so.

Dividend payments with respect to Class A Ordinary Shares and proceeds from the sale, exchange or redemption of Class A Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and timely furnishing any required information. Transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

ANTICIPATED MATERIAL IRISH TAX CONSEQUENCES TO NON-IRISH HOLDERS OF PARENT SECURITIES

Scope

The following is a summary of the anticipated material Irish tax consequences of the acquisition, ownership and disposal of Class A Ordinary Shares and Warrants. The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners in effect on the date of this prospectus and submissions which have been made to the Irish Revenue Commissioners. Changes in law and/or administrative practice may result in a change in the tax consequences described below, possibly with retrospective effect.

A “Non-Irish Holder” is an individual who beneficially owns their Class A Ordinary Shares and/or Warrants, that is neither a resident nor ordinarily resident in Ireland for Irish tax purposes and does not hold their Class A Ordinary Shares and/or Warrants, in connection with a trade carried on by such person through an Irish branch or agency.

This summary does not constitute tax advice and is intended only as a general guide. The summary is not exhaustive and securityholders should consult their tax advisors about the Irish tax consequences (and tax consequences under the laws of other relevant jurisdictions) of the acquisition, ownership and disposal of Class A Ordinary Shares and Warrants. The summary applies only to Non-Irish Holders who hold their Class A Ordinary Shares and/or Warrants, as capital assets and does not apply to other categories of Non-Irish Holders, such as dealers in securities, trustees, insurance companies, collective investment schemes and Non-Irish Holders who acquired, or are deemed to have acquired, their Class A Ordinary Shares and/or Warrants by virtue of an Irish office or employment (performed or carried on to any extent in Ireland).

The summary does not, except where expressly stated, consider the position of Non-Irish Holders who hold their Class A Ordinary Shares and/or Warrants directly (and not beneficially through a broker or custodian (through DTC)). The Irish tax consequences of transactions in Class A Ordinary Shares and/or Warrants held directly are generally negative when compared with Class A Ordinary Shares and/or Warrants held through DTC. Any Non-Irish Holder contemplating holding their Class A Ordinary Shares and/or Warrants directly should consult their personal tax advisors as to the Irish tax consequences of acquiring, owning and disposing of such Class A Ordinary Shares and/or Warrants.

Irish Tax on Chargeable Gains (Irish CGT)

The current rate of tax on chargeable gains (where applicable) in Ireland is 33%.

Non-Irish Holders will not be within the territorial scope of a charge to Irish CGT on a disposal of their Class A Ordinary Shares and/or Warrants, provided that such Class A Ordinary Shares and/or Warrants neither (a) were used in or for the purposes of a trade carried on by such Non-Irish Holder through an Irish branch or agency, nor (b) were used, held or acquired for use by or for the purposes of an Irish branch or agency.

Stamp Duty

The rate of stamp duty (where applicable) on transfers of shares or warrants of Irish incorporated companies is 1% of the greater of the price paid or market value of the shares or warrants acquired. Where Irish stamp duty arises it is generally a liability of the transferee. However, in the case of a gift or transfer at less than fair market value, all parties to the transfer are jointly and severally liable.

Irish stamp duty may be payable in respect of transfers of Class A Ordinary Shares and Warrants, depending on the manner in which the Class A Ordinary Shares and Warrants are held. Parent has entered into arrangements with DTC to allow the Class A Ordinary Shares and Warrants to be settled through the facilities of DTC. As such, the discussion below discusses separately the securityholders who hold their shares through DTC and those who do not.

Class A Ordinary Shares or Warrants Held Through DTC

The Irish Revenue Commissioners have confirmed to Parent that transfers of Class A Ordinary Shares and Warrants effected by means of the transfer of book entry interests in DTC will not be subject to Irish stamp duty.

Class A Ordinary Shares or Warrants Held Outside of DTC or Transferred Into or Out of DTC

A transfer of Class A Ordinary Shares or Warrants where any party to the transfer holds such Class A Ordinary Shares or Warrants outside of DTC may be subject to Irish stamp duty.

Holders of Class A Ordinary Shares or Warrants wishing to transfer their Class A Ordinary Shares or Warrants into (or out of) DTC may do so without giving rise to Irish stamp duty provided that:

●	there is no change in the beneficial ownership of such shares as a result of the transfer; and

●	the transfer into (or out of) DTC is not effected in contemplation of a sale of such shares or warrants by a beneficial owner to a third party.

Due to the potential Irish stamp charge on transfers of Class A Ordinary Shares and Warrants held outside of DTC, it is strongly recommended that those securityholders who do not hold their Parent securities through DTC (or through a broker who in turn holds such shares through DTC) should arrange for the transfer of their Parent securities as into DTC as soon as possible.

Withholding Tax on Dividends (DWT)

Distributions made by Parent will, in the absence of one of many exemptions, be subject to DWT, currently at a rate of 25%.

For DWT and Irish income tax purposes, a distribution includes any distribution that may be made by Parent to holders of Class A Ordinary Shares, including cash dividends, non-cash dividends and additional stock taken in lieu of a cash dividend. Where an exemption from DWT does not apply in respect of a distribution made to a holder of Class A Ordinary Shares, Parent is responsible for withholding DWT prior to making such distribution.

General Exemptions

Irish domestic law provides that a non-Irish resident holder of Class A Ordinary Shares is not subject to DWT on distributions received from Parent if such holder of Class A Ordinary Shares is beneficially entitled to the distribution and is either:

●	a person (not being a company) resident for tax purposes in a Relevant Territory (including the United States) and is neither resident nor ordinarily resident in Ireland (for a list of Relevant Territories for DWT purposes, please see Annex B to this prospectus);

●	a company resident for tax purposes in a Relevant Territory, provided such company is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

●	a company that is controlled, directly or indirectly, by persons resident in a Relevant Territory and who is or are (as the case may be) not controlled by, directly or indirectly, persons who are not resident in a Relevant Territory;

●	a company whose principal class of shares (or those of its 75% direct or indirect parent) is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange either in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

●	a company that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance and provided, in all cases noted above (but subject to “—Shares Held by U.S. Resident Shareholders” below), Parent or, in respect of Class A Ordinary Shares held through DTC, any qualifying intermediary appointed by Parent, has received from the holder of such Class A Ordinary Shares, where required, the relevant DWT Forms prior to the payment of the distribution. In practice, in order to ensure sufficient time to process the receipt of relevant DWT Forms, the holders of Class A Ordinary Shares, where required, should furnish the relevant DWT Form to:

●	its broker (and the relevant information is further transmitted to any qualifying intermediary appointed by Parent) before the record date for the distribution (or such later date before the distribution payment date as may be notified to the holder of Class A Ordinary Shares by the broker) if its Class A Ordinary Shares are held through DTC; or

●	Parent’s transfer agent before the record date for the distribution if its Class A Ordinary Shares are held outside of DTC.

Links to the various DWT Forms are available at: http://www.revenue.ie/en/tax/dwt/forms/index.html. The information on such website does not constitute a part of, and is not incorporated by reference into, this prospectus.

For non-Irish resident holders of Class A Ordinary Shares that cannot avail themselves of one of Ireland’s domestic law exemptions from DWT, it may be possible for such holder of Class A Ordinary Shares to rely on the provisions of a double tax treaty to which Ireland is party to reduce the rate of DWT.

Class A Ordinary Shares Held by U.S. Resident Shareholders

Distributions paid in respect of Class A Ordinary Shares that are owned by a U.S. resident and held through DTC will not be subject to DWT provided the address of the beneficial owner of such Class A Ordinary Shares in the records of the broker holding such Class A Ordinary Shares is in the United States (and such broker has further transmitted the relevant information to a qualifying intermediary appointed by Parent). It is strongly recommended that such holders of Class A Ordinary Shares ensure that their information is properly recorded by their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by Parent).

If any holder of Class A Ordinary Shares that is resident in the United States receives a distribution from which DWT has been withheld, the holder of Class A Ordinary Shares should generally be entitled to apply for a refund of such DWT from the Irish Revenue Commissioners, provided the holder of Class A Ordinary Shares is beneficially entitled to the distribution.

Class A Ordinary Shares Held by Residents of Relevant Territories Other Than the United States

Holders of Class A Ordinary Shares who are residents of Relevant Territories, other than the United States, must satisfy the conditions of one of the exemptions referred to above under the heading “—General Exemptions”, including the requirement to furnish valid DWT Forms, in order to receive distributions without suffering DWT. If such holders of Class A Ordinary Shares hold their Class A Ordinary Shares through DTC, they must provide the appropriate DWT Forms to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by Parent) before the record date for the distribution (or such later date before the distribution payment date as may be notified to holder of Class A Ordinary Shares by the broker). If such holders of Class A Ordinary Shares hold their Class A Ordinary Shares outside of DTC, they must provide the appropriate DWT Forms to Parent’s transfer agent before the record date for the distribution. It is strongly recommended that such holders of Class A Ordinary Shares complete the appropriate DWT Forms and provide them to their brokers or Parent’s transfer agent, as the case may be, as soon as possible after receiving their Class A Ordinary Shares.

If any holder of Class A Ordinary Shares who is resident in a Relevant Territory receives a distribution from which DWT has been withheld, the holder of Class A Ordinary Shares may be entitled to a refund of DWT from the Irish Revenue Commissioners provided the holder of Class A Ordinary Shares is beneficially entitled to the distribution.

Shares Held by Other Persons

Holders of Class A Ordinary Shares that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT. If any holders of Class A Ordinary Shares are exempt from DWT, but receive distributions subject to DWT, such holders of Class A Ordinary Shares may apply for refunds of such DWT from the Irish Revenue Commissioners.

Distributions paid in respect of Class A Ordinary Shares held through DTC that are owned by a partnership formed under the laws of a Relevant Territory and where all the underlying partners are resident in a Relevant Territory will be entitled to exemption from DWT if all of the partners complete the appropriate DWT Forms and provide them to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by Parent) before the record date for the distribution (or such later date before the distribution payment date as may be notified to the holder of Class A Ordinary Shares by the broker). If any partner is not a resident of a Relevant Territory, no part of the partnership’s position is entitled to exemption from DWT.

Qualifying Intermediary

Prior to paying any distribution, Parent will put in place an agreement with an entity that is recognized by the Irish Revenue Commissioners as a “qualifying intermediary,” which will provide for certain arrangements relating to distributions in respect of Class A Ordinary Shares that are held through DTC, which are referred to as the “Deposited Securities.” The agreement will provide that the qualifying intermediary shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution with respect to the Deposited Securities after Parent delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.

Parent will rely on information received directly or indirectly from its qualifying intermediary, brokers and its transfer agent in determining where holders of Class A Ordinary Shares reside, whether they have provided the required U.S. tax information and whether they have provided the required DWT Forms. Holders of Class A Ordinary Shares that are required to file DWT Forms in order to receive distributions free of DWT should note that such forms are generally valid, subject to a change in circumstances, until December 31 of the fifth year after the year in which such forms were completed.

Income Tax on Dividends Paid on Class A Ordinary Shares

Irish income tax may arise for certain persons in respect of distributions received from Irish resident companies.

A Non-Irish Holder that is entitled to an exemption from DWT will generally have no Irish income tax or universal social charge liability on a distribution from Parent. A Non-Irish Holder that is not entitled to an exemption from DWT, and therefore is subject to DWT, generally will have no additional Irish income tax liability or liability to universal social charge. The DWT deducted by Parent discharges the Irish income tax liability and liability to universal social charge.

Capital Acquisitions Tax (CAT)

CAT comprises principally gift tax and inheritance tax on property situated in Ireland for CAT purposes or otherwise within the territorial scope of CAT. CAT could apply to a gift or inheritance of Class A Ordinary Shares and Warrants because Class A Ordinary Shares and Warrants are regarded as property situated in Ireland for CAT purposes. The person who receives the gift or inheritance has primary liability for CAT.

CAT is currently levied at a rate of 33% on the value of any taxable gift or inheritance above certain tax-free thresholds. The appropriate tax-free threshold depends upon (1) the relationship between the donor and the donee and (2) the aggregation of the values of previous taxable gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT, as are gifts to certain charities. Children have a lifetime tax-free threshold of €335,000 in respect of taxable gifts or inheritances received from their parents. There is also a “small gift exemption” from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation. This exemption does not apply to an inheritance.

THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY AND ARE NOT INTENDED TO PROVIDE ANY DEFINITIVE TAX REPRESENTATIONS TO HOLDERS. EACH HL SECURITYHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SECURITYHOLDER.

LEGAL MATTERS

The validity of the Class A Ordinary Shares to be offered by this prospectus, including the Class A Ordinary Shares issuable upon the exercise of Warrants, and certain legal matters relating to Irish law have been passed upon by Arthur Cox, LLP, Dublin, Ireland. The validity of the Warrants to be offered by this prospectus and certain legal matters relating to New York have been passed upon by Graubard Miller, New York, New York. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Fusion Welcome — Fuel, S.A. as of December 31, 2019 and 2018, and for the year ended December 31, 2019 and the period from July 26, 2018 (inception) to December 31, 2018 have been included herein in reliance upon the report of Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of Marcum LLP as experts in auditing and accounting. Such report includes an explanatory paragraph as to Fusion Welcome — Fuel, S.A.’s ability to continue as a going concern.

The financial statements of Fusion Fuel Green Limited (now known as Fusion Fuel Green PLC) as of June 30, 2020, and for the period from inception (April 3, 2020) to June 30, 2020 have been included herein in reliance upon the report of Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of Marcum LLP as experts in auditing and accounting. Such report includes an explanatory paragraph as to Fusion Fuel Green Limited’s ability to continue as a going concern.

The financial statements of HL as of June 30, 2020 and 2019, and for the year ended June 30, 2020 and 2019 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of Marcum LLP as experts in auditing and accounting. Such report includes an explanatory paragraph as to HL’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

Upon consummation of the Transactions, we became subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholdersand short-swing profit reporting for our officers and directors and for holders of more than 10% of our Class A Ordinary Shares.

The registration statement and our SEC filings, including the documents referred to below under “Information Incorporated by Reference,” are also available on our website, www.fusion-fuel.eu. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below, all filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of such registration statement and prior to the sale of all of the shares offered hereby, including all documents filed as exhibits to the foregoing:

●	Our Shell Company Transition Report on Form 20-F, filed with the SEC on December 17, 2020;

●	Our Registration Statement on Form F-4 (File No. 333-245052) declared effective by the SEC on November 10, 2020, and our proxy statement/prospectus included therein;

●	Our Registration Statement on Form 8-A effective on December 9, 2020 registering our Class A Ordinary Shares and Warrants under Section 12(b) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC will automatically update and supersede the information contained in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

In addition to accessing the above information through the SEC’s website at www.sec.gov, you may obtain a copy of any or all of the information that has been incorporated by reference in this prospectus, without charge, upon written or oral request directed to Fusion Fuel Green plc, 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

INDEX TO FINANCIAL STATEMENTS

HL ACQUISITIONS CORP. – AUDITED FINANCIAL STATEMENTS

FUSION WELCOME – FUEL, S.A. – UNAUDITED INTERIM FINANCIAL STATEMENTS

FUSION WELCOME – FUEL, S.A. – AUDITED FINANCIAL STATEMENTS

FUSION FUEL GREEN PLC – AUDITED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of
HL Acquisitions Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of HL Acquisitions Corp. (the “Company”) as of June 30, 2020 and 2019, the related statements of operations, changes in shareholders’ equity and cash flows for each of the two years in the period ended June 30, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of June 30, 2020 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2018.

New York, NY

September 10, 2020

HL ACQUISITIONS CORP.
BALANCE SHEETS

	June 30, 2020	June 30, 2019
ASSETS
Current Assets
Cash	$107,663	$16,181
Prepaid expenses and other current assets	43,250	54,172
Note receivable – related party	20,000	—
Total Current Assets	170,913	70,353
Marketable securities held in Trust Account	53,858,474	56,271,758
TOTAL ASSETS	$54,029,387	$56,342,111
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$193,321	$1,389
Promissory notes – related party	1,327,594	—
Total Current Liabilities	1,520,915	1,389
Convertible promissory notes – related party	533,619	—
Total Liabilities	2,054,534	1,389
Commitments
Ordinary shares subject to possible redemption, 4,446,441 and 5,018,041 shares at redemption value as of June 30, 2020 and 2019, respectively	46,974,848	51,340,721
Shareholders’ Equity
Preference shares, no par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Ordinary shares, no par value; 100,000,000 shares authorized; 2,114,810 and 1,945,194 shares issued and outstanding (excluding 4,446,441 and 5,018,041 shares subject to possible redemption) as of June 30, 2020 and 2019, respectively	4,381,672	4,180,114
Retained earnings	618,333	819,887
Total Shareholders’ Equity	5,000,005	5,000,001
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$54,029,387	$56,342,111

The accompanying notes are an integral part of the financial statements.

HL ACQUISITIONS CORP.
STATEMENTS OF OPERATIONS

	Year Ended June 30,
	2020	2019
Operating costs	$1,027,382	$446,704
Loss from operations	(1,027,382)	(446,704)
Other income:
Interest income on marketable securities held in Trust Account	825,828	1,270,268
Unrealized gain on marketable securities held in Trust Account	—	1,490
Other income	825,828	1,271,758
Net (loss) income	$(201,554)	$825,054
Weighted average shares outstanding, basic and diluted(1)	1,984,817	1,919,807
Basic and diluted net loss per common share(2)	$(0.46)	$(0.17)

(1)	Excludes an aggregate of up to 4,446,441 and 5,018,041 shares subject to possible redemption for the twelve months ended June 30, 2020 and 2019, respectively.

(2)	Net loss per ordinary share — basic and diluted excludes interest income and unrealized gains attributable to shares subject to possible redemption of $720,287 and $1,160,352 for the year ended June 30, 2020 and 2019, respectively (see Note 3).

The accompanying notes are an integral part of the financial statements.

HL ACQUISITIONS CORP.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary Shares		(Accumulated Deficit)/ Retained	Total Shareholders’
	Shares	Amount	Earnings	Equity
Balance – January 1, 2019	1,437,500	$25,000	$(5,167)	$19,833
Sale of 5,500,000 Units, net of underwriting discounts and offering expenses	5,500,000	53,120,735	—	53,120,735
Sale of 2,375,000 Private Warrants	—	2,375,000	—	2,375,000
Sale of Unit Purchase Option	—	100	—	100
Issuance of Representative shares	88,235	—	—	—
Forfeiture of Sponsors’ Shares	(62,500)	—	—	—
Ordinary shares subject to possible redemption	(5,018,041)	(51,340,721)	—	(51,340,721)
Net income	—	—	825,054	825,054
Balance – June 30, 2019	1,945,194	4,180,114	819,887	5,000,001
Change in value of ordinary shares subject to possible redemption	169,616	201,558	—	201,558
Net loss	—	—	(201,554)	(201,554)
Balance – June 30, 2020	2,114,810	$4,381,672	$618,333	$5,000,005

The accompanying notes are an integral part of the financial statements.

HL ACQUISITIONS CORP.
STATEMENTS OF CASH FLOWS

	Year Ended June 30,
	2020	2019
Cash Flows from Operating Activities:
Net (loss) income	$(201,554)	$825,054
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(825,828)	(1,270,268)
Unrealized gain on marketable securities held in Trust Account	—	(1,490)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	10,922	(54,172)
Accounts payable and accrued expenses	191,932	1,389
Net cash used in operating activities	(824,528)	(499,487)
Cash Flows from Investing Activities:
Cash withdrawn from Trust Account for redemption of common stock	4,164,315	—
Investment of cash in Trust Account in connection with extension	(925,203)	—
Note receivable – related party	(20,000)	—
Investment of cash in Trust Account	—	(55,000,000)
Net cash provided by (used in) investing activities	3,219,112	(55,000,000)
Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	53,625,000
Proceeds from sale of Private Warrants	—	2,375,000
Proceeds from sale of unit purchase option	—	100
Payment of offering costs	—	(335,323)
Proceeds from convertible promissory notes – related party	533,619	—
Proceeds from promissory notes – related party	1,327,594	—
Repayment of promissory notes – related party	—	(125,000)
Repayment of advances from related party	—	(75,000)
Redemption of common stock	(4,164,315)	—
Net cash (used in) provided by financing activities	(2,303,102)	55,464,777
Net Change in Cash	91,482	(34,710)
Cash – Beginning	16,181	50,891
Cash – Ending	$107,663	$16,181
Supplemental disclosure of noncash investing and financing activities:
Initial classification of ordinary shares subject to possible redemption	$—	$50,515,660
Change in value of ordinary shares subject to possible redemption	$(201,558)	$825,061

The accompanying notes are an integral part of the financial statements.

HL ACQUISITIONS CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

HL Acquisitions Corp. (the “Company”) is a blank check company incorporated in the British Virgin Islands on February 23, 2018. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company is focusing on businesses that have their primary operations in the hydrocarbon logistics and processing industries.

All activity through June 30, 2020 relates to the Company’s formation, its initial public offering (“IPO”), which is described below, and activities in connection with the proposed acquisition of Fusion Welcome — Fuel, S.A., a public limited company domiciled in Portugal (“Fusion Fuel”), as more fully described in Note 7).

On July 2, 2018, the Company consummated its IPO of 5,500,000 units, including 500,000 units which were subject to the over-allotment option granted to the underwriters of the IPO, with each unit consisting of one ordinary share (“Public Share(s)”), one right, and one redeemable warrant. Each right is exchangeable for one-tenth (1/10) of one ordinary share upon the consummation of the Company’s initial business combination. Each warrant will become exercisable for one ordinary share, with an exercise price of $11.50 per share, on the completion of an initial business combination and will expire on the fifth anniversary of the Company’s completion of an initial business combination, or earlier upon redemption or liquidation. Simultaneously with the consummation of the IPO, the Company consummated the private placement of 2,375,000 warrants at a price of $1.00 per warrant, generating total proceeds of $2,375,000. The warrants were purchased by certain of the Company’s initial shareholders pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”). The private placement warrants are identical to the warrants included in the units sold in the IPO except that the warrants issued in the private placement: (i) are not redeemable by the Company and (ii) are exercisable for cash or on a cashless basis, in each case so long as they are held by the initial purchasers or any of their permitted transferees. Additionally, the purchasers of the private placement warrants have agreed not to transfer, assign, or sell any of the warrants (except to certain permitted transferees) until the completion of the Company’s initial business combination.

At the consummation of the IPO, the underwriters informed the Company that they would not be exercising the remaining portion of the overallotment option. As a result, the Company’s initial shareholders forfeited an aggregate of 62,500 ordinary shares.

Following the closing of the IPO on July 2, 2018, an amount of $55,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Warrants was placed in a trust account (“Trust Account”) which may be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below.

Transaction costs relating to the IPO amounted to $1,879,265, consisting of $1,375,000 of underwriting fees and $504,265 of other costs. In addition, as of June 30, 2020, cash of $107,663 was held outside of the Trust Account and is available for working capital purposes.

On December 17, 2019, the Company entered into Sale and Purchase Agreement (“Sale and Purchase Agreement”) by and among the Company, Chi Energie (Singapore) Pte. Ltd. (“Chi”), and Sila Energy Holding Limited, the sole shareholder of Chi (“Seller”), which is affiliated with Ajay Khandelwal, one of the directors of the Company. Pursuant to the Sale and Purchase Agreement, Seller agreed to sell to the Company all of the outstanding equity interests of Chi in exchange for ordinary shares and warrants of the Company (the “Chi Business Combination”). On March 30, 2020, the Company and the Seller agreed to mutually terminate the Sale and Purchase Agreement. In connection with the termination, each party released the other from all claims relating to the Sale and Purchase Agreement. The parties determined to terminate the Sale and Purchase Agreement due to the current extraordinary market conditions surrounding the industry in which Chi is intending to operate and not as a result of any change in the parties’ belief in Chi’s ultimate success.

HL ACQUISITIONS CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

On June 6, 2020, the Company entered into a Business Combination Agreement (“Business Combination Agreement”) with Fusion Fuel, Dolya Holdco 3 Limited, private limited company domiciled in Ireland (now known as Fusion Fuel Green Limited, “Parent”), Fusion Fuel Atlantic Limited, a British Virgin Islands business company and wholly owned subsidiary of Parent (“Merger Sub”), and the shareholders of Fusion Fuel (“Fusion Fuel Shareholders”). Pursuant to the Business Combination Agreement, (i) Merger Sub will merge with and into the Company (the “Merger”) with the Company being the surviving entity of the Merger and becoming a wholly-owned subsidiary of Parent, followed immediately by (ii) the acquisition by Parent of all of the issued and outstanding shares of Fusion Fuel (the “Share Exchange”, and together with the Merger, the “Transactions”). Upon consummation of the Share Exchange, Fusion Fuel Shareholders will be entitled to receive a pro rata portion of an aggregate of 2,125,000 Class B ordinary shares of Parent (“Class B Ordinary Shares”) and warrants (“Parent Warrants”) to purchase an aggregate of 2,125,000 Class A Ordinary Shares. In addition, Fusion Fuel Shareholders will have the right to receive a pro rata portion of up to an aggregate of 1,137,000 Class A Ordinary Shares and Parent Warrants to purchase up to an aggregate of 1,137,000 Class A Ordinary Shares upon the signing of agreements for the production and supply by Fusion Fuel or its affiliates of green hydrogen to certain purchasers (or, in the case of the first of such agreements, certain milestones with respect to performance under the agreement) prior to June 30, 2022. The Transactions will be consummated subject to the deliverables and provisions as further described in the Business Combination Agreement.

On August 25, 2020, the Company entered into an Amended and Restated Business Combination Agreement (“Amended and Restated Business Combination Agreement”), pursuant to which the Business Combination Agreement was amended and restated in its entirety to, among other things: (i) provide a waiver by the Company to allow Fusion Fuel to amend its articles of association in order to create and issue a new class of shares (“Fusion Fuel’s Class A Shares”), (ii) provide that the contingent consideration, if issuable pursuant to the Amended and Restated Business Combination Agreement, will be issued to holders of Fusion Fuel’s Class A Shares rather than holders of Fusion Fuel’s ordinary shares, and to make other related changes, (iii) to remove the financing condition in the earnout and reallocate the contingent consideration earnable among the remaining earnout conditions, (iv) remove the condition to closing that the Company have at least € 22,800,000 in cash, net of disbursements to its public shareholders who elect to have their ordinary shares converted to cash and certain agreed expenses, (v) add a condition to closing that Parent receive an aggregate of no less than $25,122,500 in escrow pursuant to the subscription agreements entered into with certain accredited investors in connection with the private placement, described below, and (vi) provide that Parent shall be required to adopt an incentive equity plan and file a registration statement on Form S-8 with respect to such plan within 6 months of the closing and not prior to closing.

In connection with the Amended and Restated Business Combination Agreement, effective as of August 25, 2020, Parent entered into subscription agreements with 34 accredited investors (the “Investors”), pursuant to which Parent will, immediately following the consummation of the Transactions, issue an aggregate of 2,450,000 Parent Class A Ordinary Shares to the Investors at a price of $10.25 per share, for aggregate gross proceeds of $25,122,500 (the “Private Placement”). The closing of the subscription agreements is conditioned upon (i) us receiving shareholder approval of the issuance of the Parent Class A Ordinary Shares in the Private Placement pursuant to the rules and regulations of the Nasdaq Stock Market (“Nasdaq”), (ii) the Company, Parent, and Fusion Fuel consummating the Transactions, and (iii) the listing of the Parent Class A Ordinary Shares on Nasdaq. Each Investor’s subscription amount has been placed into escrow pending the closing of the Transactions. The Investors may not cancel, terminate, or revoke the subscription agreements and will only have a right to a return of their subscription amount in the event that any of the foregoing conditions are not satisfied. Upon the closing of the subscription agreements, Parent will pay aggregate commissions and fees of approximately $837,000 with respect to the sale of securities thereunder.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and sale of the Private Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the signing of an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

HL ACQUISITIONS CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their Public Shares, regardless of whether they vote for or against a Business Combination. The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account ($10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s rights or warrants. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

The Initial Shareholders have agreed (a) to vote any ordinary shares owned by them in favor of a Business Combination, (b) not to redeem any ordinary shares in connection with a shareholder vote to approve a Business Combination or any amendment to the Company’s M&A prior to the consummation of a Business Combination, (c) not to sell any ordinary shares to the Company in a tender offer in connection with a Business Combination and (d) that the ordinary shares held by the Initial Shareholders prior to the IPO (“Sponsors’ Shares”) will not participate in any liquidating distribution from the Trust Account upon winding up if a Business Combination is not consummated.

The Company initially had until January 2, 2020 to consummate a Business Combination.

On January 2, 2020, the Company’s shareholders approved an amendment to the M&A to extend the period of time for which the Company is required to consummate a Business Combination to March 2, 2020. The number of ordinary shares presented for redemption in connection with the extension was 275,984. The Company paid cash in the aggregate amount of $2,851,457, or approximately $10.33 per share, to redeeming shareholders. The Company deposited $0.03 per month for each Public Share outstanding that was not converted, or an aggregate of $313,441 into the Trust Account for the two month extension period.

On March 2, 2020, the Company’s shareholders approved an additional amendment to its M&A to extend the period of time for which the Company is required to consummate a Business Combination to July 2, 2020. The number of ordinary shares presented for redemption in connection with the extension was 126,000. The Company paid cash in the aggregate amount of $1,312,859, or approximately $10.42 per share, to redeeming shareholders. The Company deposited $0.03 per month for each Public Share outstanding that was not converted, or an aggregate of $611,762 into the Trust Account for the four month extension period.

On July 2, 2020, the Company’s shareholders approved an additional amendment to its M&A to extend the period of time for which the Company is required to consummate a Business Combination to October 2, 2020. The number of ordinary shares presented for redemption in connection with the extension was 500. The Company paid cash in the aggregate amount of $5,282, or approximately $10.56 per share, to redeeming shareholders. See Note 11 for further extension.

If the Company is unable to complete a Business Combination by the Extended Date (as defined in Note 11) (and the Company’s shareholders do not approve an additional amendment to its M&A to further extend the time to consummate a Business Combination), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than $10.00 per share.

HL ACQUISITIONS CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

In order to protect the amount held in the Trust Account, an affiliate of the Company’s Chief Executive Officer has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.00 per ordinary share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, such affiliate will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that such affiliate will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. However, there is no assurance that such agreements will be obtained or that the amounts held in the Trust Account will not be reduced.

Nasdaq Notification

On February 14, 2020, the Company received a notice from the Staff stating that the Company was no longer in compliance with Nasdaq Listing Rule 5550(a)(3) (the “Rule”) for continued listing due to its failure to maintain a minimum of 300 public holders.

On July 16, 2020, the Company submitted a letter to Nasdaq indicating that it was in compliance with the Rule and, as a result, satisfies the minimum 300 public holder requirement and all other applicable criteria for continued listing on Nasdaq. Accordingly, the Company requested that the Staff render a formal determination to continue the listing of the Company’s securities. On July 20, 2020, the Company received a formal notice from Nasdaq notifying the Company that it regained compliance with the minimum 300 public holder requirement under Nasdaq rules and that the Staff had determined to close the matter.

NOTE 2. LIQUIDITY AND GOING CONCERN

As of June 30, 2020, the Company had $107,663 in its operating bank accounts, $53,858,474 in marketable securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its Public Shares in connection therewith and working capital deficit of $1,350,002 As of June 30, 2020, approximately $1,961,000 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations, if any.

During the year ended June 30, 2020, the Company issued unsecured convertible promissory notes to the Company’s Chief Executive Officer, pursuant to which the Company borrowed an aggregate of $533,619.

During the year ended June 30, 2020, the Company issued unsecured promissory notes to the Company’s Chief Executive Officer, a director and his designee, persons and entities affiliated with the Chief Executive Officer and certain initial shareholders, pursuant to which the Company borrowed an aggregate of $1,327,594.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating target businesses, performing due diligence on prospective target businesses, traveling to and from the offices, plants or similar location of prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses and structuring, negotiating and completing a Business Combination.

HL ACQUISITIONS CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2. LIQUIDITY AND GOING CONCERN (cont.)

The Company will need to raise additional capital through loans or additional investments from its Sponsor, an affiliate of the Sponsor, or its officers or directors. The Company’s officers, directors and Sponsor, or their affiliates, may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through the date the Company is required cease all operations except for the purpose of winding up if it has not completed a Business Combination (and such date is not further extended as described above). These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (“Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

HL ACQUISITIONS CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2020 and 2019.

Marketable Securities Held in Trust Account

At June 30, 2020, the assets held in the Trust Account were substantially held in money market funds, which invest in U.S. Treasury securities. At June 30, 2019, the assets held in the Trust Account were substantially held in U.S. Treasury Bills.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at June 30, 2020 and 2019, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the British Virgin Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of June 30, 2020 and 2019 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company’s tax provision is zero because the Company is organized in the British Virgin Islands with no connection to any other taxable jurisdiction. As such, the Company has no deferred tax assets. The Company is considered to be an exempted British Virgin Islands Company and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States.

HL ACQUISITIONS CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net Loss Per Ordinary Share

Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period. The Company applies the two-class method in calculating earnings per share. Ordinary shares subject to possible redemption at June 30, 2020 and 2019, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic loss per share since such ordinary shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of (1) warrants sold in the IPO and private placement to purchase 7,875,000 ordinary shares, (2) rights sold in the IPO that convert into 550,000 ordinary shares and (3) 250,000 ordinary shares, warrants to purchase 250,000 ordinary shares and rights that convert into 25,000 ordinary shares in the unit purchase option sold to the underwriter, in the calculation of diluted loss per share, since the exercise of the warrants, the conversion of the rights into ordinary shares and the exercise of the unit purchase option is contingent upon the occurrence of future events. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Reconciliation of Net Loss Per Ordinary Share

The Company’s net (loss) income is adjusted for the portion of income that is attributable to ordinary shares subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted loss per ordinary share is calculated as follows:

	Year Ended June 30,
	2020	2019
Net (loss) income	$(201,554)	$825,054
Less: Income attributable to ordinary shares subject to possible redemption	(720,287)	(1,160,352)
Adjusted net loss	(921,841)	(335,298)
Weighted average ordinary shares outstanding, basic and diluted	1,984,817	1,919,807
Basic and diluted net loss per ordinary share	$(0.46)	$(0.17)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying financial statements, primarily due to their short-term nature.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HL ACQUISITIONS CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 4. INITIAL PUBLIC OFFERING

Pursuant to the IPO, the Company sold 5,500,000 Units at a purchase price of $10.00 per Unit, which includes a partial exercise by the underwriters of their over-allotment option in the amount of 500,000 Units. Each Unit consists of one ordinary share, one right and one redeemable warrant (“Public Warrant”). Each right entitles the holder to receive one-tenth (1/10) of one ordinary share upon consummation of a Business Combination. Each Public Warrant entitles the holder to purchase one ordinary share at an exercise price of $11.50 per share (see Note 8).

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the IPO, certain of the Initial Shareholders purchased an aggregate of 2,375,000 Private Warrants, at a purchase price of $1.00 per Private Warrant for an aggregate purchase price of $2,375,000. Each Private Warrant is exercisable to purchase one ordinary share at an exercise price of $11.50. The proceeds from the sale of the Private Warrants were added to the proceeds from the IPO held in the Trust Account. If the Company does not complete a Business Combination by the Extended Date (and such date is not further extended as described above), the proceeds from the sale of the Private Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Warrants.

The Private Warrants are identical to the Public Warrants underlying the Units sold in the IPO, except that the Private Warrants are not transferable, assignable or salable until the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 6. RELATED PARTY TRANSACTIONS

Sponsors’ Shares

In March 2018, the Company issued an aggregate of 1,221,875 Sponsors’ Shares to Metropolitan Capital Partners V, LLC, an affiliate of the Company’s Chief Executive Officer (“Metropolitan”) for an aggregate purchase price of $25,000 in cash. Metropolitan subsequently transferred certain of such Sponsors’ Shares to other Initial Shareholders. In June 2018, the Company effected a stock dividend of approximately 0.18 ordinary shares for each outstanding ordinary share, resulting in an aggregate of 1,437,500 Sponsors’ Shares outstanding. The Sponsors’ Shares included an aggregate of up to 187,500 ordinary shares subject to forfeiture by the Initial Shareholders to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Initial Shareholders would collectively own 20% of the Company’s issued and outstanding ordinary shares after the IPO (excluding the Representative Shares (see Note 8)). As a result of the underwriters’ election to partially exercise their over-allotment option to purchase 500,000 Units on July 2, 2018 and waiver of the remainder of their over-allotment option, 125,000 Founder Shares were no longer subject to forfeiture and 62,500 Sponsors’ Shares were forfeited.

The Initial Shareholders have agreed not to transfer, assign or sell any of the Sponsors’ Shares (except to certain permitted transferees) until, (1) with respect to 50% of the Sponsors’ Shares, the earlier of one year after the date of the consummation of a Business Combination and the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination and (2) with respect to the remaining 50% of the Sponsors’ Shares, one year after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

HL ACQUISITIONS CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 6. RELATED PARTY TRANSACTIONS (cont.)

Promissory Notes — Related Party

The Company issued unsecured promissory notes to the Company’s Chief Executive Officer, a director and his designee, persons and entities affiliated with the Chief Executive Officer, certain initial shareholders and Key Family Holding Investimentos e Consultoria de Gestao Lda., a shareholder of Fusion Fuel. The promissory notes are non-interest bearing and payable on the consummation of the Business Combination. The details of such notes are as follows:

June 2020 Notes	$136,921
May 2020 Notes	181,980
April 2020 Notes	292,312
March 2020 Notes	250,000
February 2020 Notes	152,941
January 2020 Notes	156,720
December 2019 Notes	156,720
Total	$1,327,594

At June 30, 2020, there was $1,327,594 outstanding under the above notes. Upon consummation of a Business Combination, $40,339 of the $350,000 aggregate principal balance related to the January and February 2020 Notes may be converted, at the holder’s option, into warrants of the Company at a price of $1.00 per warrant. The $40,339 convertible portion is included in the $533,619 Convertible Promissory Notes — Related Party below, with the balance of the January and February 2020 Notes in the amount of $309,661 being payable in cash is reflected in the Promissory Notes — Related Party table above.

In August 2020, the Company issued promissory notes in the aggregate amount of $146,055 to a director and his designee, entities affiliated with the Chief Executive Officer and certain initial shareholders. The promissory notes are non-interest bearing and payable on the consummation of the Business Combination.

Convertible Promissory Notes — Related Party

On March 21, 2018, the Company issued an unsecured promissory note to Metropolitan, pursuant to which the Company borrowed an aggregate principal amount of $125,000. The promissory note was non-interest bearing and payable on the earlier of (i) April 1, 2019, (ii) the consummation of the IPO or (iii) the date on which the Company determined not to proceed with the IPO. The promissory note was repaid upon the consummation of the IPO on July 2, 2018.

During the year ended June 30, 2020, the Company issued unsecured convertible promissory notes (the “Convertible Notes”) in the aggregate amount of $533,619 to the Company’s Chief Executive Officer. The Convertible Notes are non-interest bearing and payable on the consummation of the Business Combination. The Convertible Notes may be converted upon consummation of a Business Combination into additional Private Warrants at a price of $1.00 per warrant. The terms of the warrants will be identical to the warrants issued by the Company in the IPO, except the warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial holder or its permitted transferees. If a Business Combination is not consummated, the Convertible Notes will not be repaid by the Company and all amounts owed thereunder by the Company will be forgiven except to the extent that the Company has funds available to it outside of the Trust Account.

At June 30, 2020, there was $533,619 outstanding under the Convertible Notes.

Note Receivable — Fusion Fuel

In June 2020, the Company loaned $20,000 to one of the shareholders of Fusion Fuel. This loan is evidenced by a non-interest bearing promissory note which is due upon the earlier to occur of the consummation or the termination of the Amended and Restated Business Combination Agreement.

HL ACQUISITIONS CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 6. RELATED PARTY TRANSACTIONS (cont.)

Administrative Services Arrangement

The Company entered into an agreement with Metropolitan Capital Partners II, LP, an affiliate of the Company’s Chief Executive Officer, whereby, commencing on June 27, 2018 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative and bookkeeping services, as the Company may require from time to time. The Company will pay Metropolitan Capital Partners II, LP $10,000 per month for these services. For each of the years ended June 30, 2020 and 2019, the Company incurred and paid $120,000 in fees for these services.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Initial Shareholders, officers, directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into additional Private Warrants at a price of $1.00 per warrant. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. During the year ended June 30, 2020, the Company issued convertible promissory notes to its Chief Executive Officer, pursuant to which the Company borrowed an aggregate of $533,619 under the terms of the Working Capital Loan (see above).

NOTE 7. COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on June 27, 2018, the holders of the Sponsors’ Shares, Private Warrants and any warrants that may be issued in payment of the Working Capital Loans (and their underlying securities) are entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Sponsors’ Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the Private Warrants and warrants issued to the Initial Shareholders, officers, directors or their affiliates in payment of Working Capital Loans made to the Company (including the underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Agreements with Brokers

On August 13, 2020, the Company and Parent jointly engaged Fearnley Securities Inc. (“Fearnley”), as joint lead manager in connection with the private placement of Parent Class A Ordinary Shares. Fearnley will be paid a fee equal to 3.5% of the gross proceeds received from sale of the Parent Class A Ordinary Shares by Fearnley, and an additional 50% of 3.5% of the gross proceeds received from the sale of Parent Class A Ordinary Shares introduced by persons other than Fearnley. In addition, upon the closing of any private placement, we, at our sole discretion, may pay a discretionary fee of 0.25% of the aggregate gross proceeds received from the sale of the Parent Class A Ordinary Shares. As of August 25, 2020, Parent entered into subscription agreements with the Investors to issue an aggregate of 2,450,000 Parent Class A Ordinary Shares at a price of $10.25 per share, for aggregate gross proceeds to Parent of $25,112,500. Upon the closing of the subscription agreements, Parent will pay aggregate commissions and fees of approximately $837,000 with respect to the sale of securities thereunder.

HL ACQUISITIONS CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 7. COMMITMENTS AND CONTINGENCIES (cont.)

The Company has engaged EarlyBirdCapital, Inc. (“EBC”) as an advisor in connection with a business combination to assist in holding meetings with shareholders to discuss a potential business combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing securities, assist the Company in obtaining shareholder approval for the business combination and assist the Company with our press releases and public filings in connection with a business combination. The Company will pay EBC and its designees a cash fee for such services upon the consummation of a business combination in an amount equal to $2,200,000. In addition to the forgoing fee, the Company is required to pay EBC a cash fee equal to one percent (1.0%) of the total consideration payable in a proposed business combination if EBC introduces the Company to a target business with which they complete a business combination. EBC did not introduce the Company to Fusion Fuel, and therefore would not be entitled to the 1.0% cash fee upon consummation of the proposed Transactions with Fusion Fuel.

EBC has designated Michael Webber to receive a portion of the $2,200,000 fee described above for providing capital introduction services. In addition, Mr. Weber will be paid an amount equal to 1% of the aggregate amount in the Trust Account plus the total amount raised in the Private Placement. Mr. Webber is an affiliate of Webber Research and Advisory LLC, the firm that provided the Company’s board of directors a valuation of the business of Fusion Fuel. Mr. Webber was separately compensated by the Company for the valuation services.

Legal Services Arrangement

In April 2020, the Company entered into an agreement with its outside counsel whereby fees for legal matters related to the current proposed Transactions (as discussed below) are deferred and payable only upon the successful consummation of the Transactions. Accordingly, no expense for the legal fees related to the Transactions have been estimated or recorded in the accompanying financial statements at June 30, 2020. Legal expenses for other matters are recorded as operating costs in the accompanying statements of operations.

Business Combination Agreement

On June 6, 2020, the Company entered into the Business Combination Agreement with Fusion Fuel, Parent, Merger Sub, and the Fusion Fuel Shareholders. The Business Combination Agreement provides for (i) the Merger, pursuant to which Merger Sub will merge with and into HL, with HL being the surviving entity of the Merger and a wholly-owned subsidiary of Parent and Parent becoming the new public reporting company, and (ii) immediately after the consummation of the Merger, the Share Exchange will occur, pursuant to which Parent will purchase from the Fusion Fuel Shareholders all of the issued and outstanding shares of Fusion Fuel.

On August 25, 2020, we entered into the Amended and Restated Business Combination Agreement, pursuant to which the Business Combination Agreement was amended and restated in its entirety to, among other things: (i) provide a waiver by us to allow Fusion Fuel to amend its articles of association in order to create and issue Fusion Fuel’s Class A Shares, (ii) provide that the contingent consideration, if issuable pursuant to the Amended and Restated Business Combination Agreement, will be issued to holders of Fusion Fuel’s Class A Shares rather than holders of Fusion Fuel’s ordinary shares, and to make other related changes, (iii) to remove the financing condition in the earnout and reallocate the contingent consideration earnable among the remaining earnout conditions, (iv) remove the condition to closing that we have at least € 22,800,000 in cash, net of disbursements to our public shareholders who elect to have their ordinary shares converted to cash and certain agreed expenses, (v) add a condition to closing that Parent receive an aggregate of no less than $25,122,500 in escrow pursuant to the subscription agreements entered into with the Investors, and (vi) provide that Parent shall be required to adopt an incentive equity plan and file a registration statement on Form S-8 with respect to such plan within 6 months of the closing and not prior to closing.

Upon consummation of the Share Exchange, the Fusion Fuel Shareholders will be entitled to receive a pro rata portion of an aggregate of 2,125,000 Class B ordinary shares of Parent (“Class B Ordinary Shares”) and warrants (“Parent Warrants”) to purchase an aggregate of 2,125,000 Class A Ordinary Shares. In addition, certain Fusion Fuel Shareholders will have the right to receive a pro rata portion of up to an aggregate of 1,137,000 Class A Ordinary Shares and Parent Warrants to purchase up to an aggregate of 1,137,000 Class A Ordinary Shares upon the signing of agreements for the production and supply by Fusion Fuel or its affiliates of green hydrogen to certain purchasers (or, in the case of the first of such agreements, certain milestones with respect to performance under the agreement) prior to June 30, 2022.

HL ACQUISITIONS CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 7. COMMITMENTS AND CONTINGENCIES (cont.)

Effective as of August 25, 2020, Parent entered into subscription agreements with the Investors, pursuant to which Parent will, immediately following the consummation of the Transactions, issue an aggregate of 2,450,000 Parent Class A Ordinary Shares to the Investors at a price of $10.25 per share, for aggregate gross proceeds of $25,122,500. The closing of the subscription agreements is conditioned upon (i) us receiving shareholder approval of the issuance of the Parent Class A Ordinary Shares in the Private Placement pursuant to the rules and regulations of Nasdaq, (ii) the Company, Parent, and Fusion Fuel consummating the Transactions, and (iii) the listing of the Parent Class A Ordinary Shares on Nasdaq. Each Investor’s subscription amount has been placed into escrow pending the closing of the Transactions. The Investors may not cancel, terminate, or revoke the subscription agreements and will only have a right to a return of their subscription amount in the event that any of the foregoing conditions are not satisfied. Upon the closing of the subscription agreements, Parent will pay aggregate commissions and fees of approximately $837,000 with respect to the sale of securities thereunder.

The Transactions will be consummated subject to the deliverables and provisions as further described in the Business Combination Agreement.

NOTE 8. SHAREHOLDERS’ EQUITY

Preference Shares — On June 22, 2018, the Company filed an Amended and Restated Memorandum and Articles of Association such that the Company is authorized to issue 1,000,000 preference shares with no par value and with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At June 30, 2020 and 2019, there were no issued or outstanding preference shares.

Ordinary Shares — The Company is authorized to issue 100,000,000 ordinary shares with no par value. Holders of the Company’s ordinary shares are entitled to one vote for each share. At June 30, 2020 and 2019, there were 2,114,810 and 1,945,194 ordinary shares issued and outstanding, excluding 4,446,441 and 5,018,041 ordinary shares subject to possible redemption, respectively.

Rights — Each holder of a right will receive one-tenth (1/10) of one ordinary share upon consummation of a Business Combination, even if a holder of such right redeemed all ordinary shares held by it in connection with a Business Combination. No fractional ordinary shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional ordinary shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the IPO. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary shares basis and each holder of rights will be required to affirmatively covert its rights in order to receive 1/10 of an ordinary share underlying each right (without paying additional consideration). The ordinary shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination by the Extended Date (and such date is not further extended as described above) and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.

HL ACQUISITIONS CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 8. SHAREHOLDERS’ EQUITY (cont.)

Warrants — The Public Warrants will become exercisable on the later of (a) the consummation of a Business Combination or (b) July 2, 2019. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon the exercise of the Public Warrants is not effective within a specified period following the consummation of a Business Combination, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company may call the warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of $0.01 per warrant:

●	at any time after the Public Warrants become exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder,

●	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18.00 per share, for any 20 trading days within a 30-trading day period ending on the third trading day prior to the notice of redemption to Public Warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination by the Extended Date (and such date is not further extended as described above) and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

Representative Shares

At the closing of the IPO, the Company issued 88,235 ordinary shares (the “Representative Shares”) to designees of EBC. The Company accounted for the Representative Shares as an expense of the IPO resulting in a charge directly to shareholders’ equity. The Company estimated that the fair value of Representative Shares was $882,350 based upon the offering price of the Units of $10.00 per Unit. The holders of the Representative Shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders of the Representative Shares have agreed (i) to waive their redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination by the Extended Date (and such date is not further extended as described above).

HL ACQUISITIONS CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 8. SHAREHOLDERS’ EQUITY (cont.)

Unit Purchase Options

On July 2, 2018, the Company sold to designees of EBC, for $100, options to purchase up to 250,000 Units exercisable at $10.00 per Unit (or an aggregate exercise price of $2,500,000) commencing on the later of June 27, 2019 and the consummation of a Business Combination. The unit purchase options may be exercised for cash or on a cashless basis, at the holders’ option, and expire June 27, 2023. The Units issuable upon exercise of the options are identical to those offered in the IPO. The Company accounted for the unit purchase options, inclusive of the receipt of $100 cash payment, as an expense of the IPO resulting in a charge directly to shareholders’ equity. The Company estimated that the fair value of the unit purchase options to be approximately $882,000 (or $3.53 per Unit) using the Black-Scholes option-pricing model. The fair value of the unit purchase options was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 2.75% and (3) expected life of five years. The options grant to holders demand and “piggyback” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the options. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the options may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the options will not be adjusted for issuances of ordinary shares at a price below the exercise price.

NOTE 9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in Accounting Standards Codification (“ASC”) 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at June 30, 2020 and 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2020	June 30, 2019
Assets:
Marketable securities held in Trust Account	1	$53,858,474	$56,271,758

NOTE 10. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements are issued. Other than as described in the above financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

HL ACQUISITIONS CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 11. ADDITIONAL SUBSEQUENT EVENTS (UNAUDITED)

On October 2, 2020, the Company’s shareholders approved an additional amendment to its M&A to extend the period of time for which the Company is required to consummate a Business Combination to January 2, 2021. The number of ordinary shares presented for redemption in connection with the extension was 2,395. The Company paid cash in the aggregate amount of $25,315, or approximately $10.57 per share, to redeeming shareholders. The Company now has until January 2, 2021 to consummate a Business Combination (“Extended Date”).

On December 10, 2020, the Company consummated its business combination with Fusion Fuel Green plc (“Parent”) pursuant to the Amended and Restated Business Combination Agreement, whereby Merger Sub merged with and into the Company, with the Company being the surviving entity of the merger and becoming a wholly-owned subsidiary of Parent and Parent acquired all the issued and outstanding shares of Fusion Welcome – Fuel, S.A. (“Fusion Fuel”). Upon consummation of the business combination, the Company and Fusion Fuel each became a wholly-owned subsidiary of Parent. Following the closing of the business combination, on December 15, 2020, the Company began the process of liquidating and dissolving.

The business combination will be accounted for as a continuation of Fusion Fuel, in accordance with IFRS. Under this method of accounting, while Parent is the legal acquirer of both the Company and Fusion Fuel, Fusion Fuel has been identified as the accounting acquirer of the Company for accounting purposes. This determination was primarily based on the significant influence that the Fusion Fuel shareholders have over Parent through their majority representation on Parent’s initial board of directors, their control of the operations and development of Parent through their and their affiliates’ service as management of Parent, and the shareholder protective provisions that apply to the Parent Class B Ordinary Shares held by the Fusion Fuel shareholders. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of Fusion Fuel issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at fair value which approximates historical cost, as the Company has only cash and short-term liabilities. No goodwill or other intangible assets will be recorded.

Immediately following the closing of the business combination, Parent consummated the closing of a series of subscription agreements with accredited investors for the sale in a private placement of Parent shares for an aggregate investment of approximately $25.1 million.

Fusion Welcome — Fuel, S.A.
Balance Sheets
as of June 30, 2020 and December 31, 2019
(Unaudited)

	As of June 30, 2020	As of December 31, 2019
	(in Euros)	(in Euros)
Assets
Non-current assets:
Tangible assets, in progress	24,788	14,844
Current assets:
Advances to suppliers	24,907	—
State account – value added tax credit	3,473	1,269
Cash and banks	377	458
Total Assets	53,545	16,571

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	7,059	1,778
Accrued liabilities	206,753	—
Loans payable to Shareholders	10,000	13,897
Total Liabilities	223,812	15,675
Stockholders’ Equity (Deficit)
Share capital – common stock	50,000	1,000
Additional contributed capital	2,000	2,000
Accumulated deficit	(222,267)	(2,104)
Total Stockholders’ Equity (Deficit)	(170,267)	896
Total Liabilities and Stockholders’ Equity (Deficit)	53,545	16,571

See notes to financial statements.

Fusion Welcome — Fuel, S.A.
Statements of Operations
for the Six months ended June 30, 2020 and 2019
(Unaudited)

	Six months ended June 30, 2020	Six months ended June 30, 2019
	(in Euros)	(in Euros)
Revenues	—	—
Cost of revenues	—	—
Gross profit	—	—
Operating expenses:
Selling, general and administrative	220,164	1,361
Other operating expenses (gain)	(1)	150
Loss from operations	(220,163)	(1,511)
Income tax expense (benefit)	—	—
Net loss	(220,163)	(1,511)

Loss per common share to stockholders – basic and diluted	(5.25)	(1,511.00)
Weighted average number of common shares – basic and diluted	41,929	1

See notes to financial statements.

Fusion Welcome — Fuel, S.A.
Statements of Changes in Shareholders’ Equity
for the Six months ended June 30, 2020 and 2019
(Unaudited)

	Common stock		Additional Contributed	Accumulated	Total Shareholders’ Equity
(in Euros)	Shares	Amount	Capital	deficit	(Deficit)
Balance as of June 30, 2019	1	1,000	—	—	1,000
Net loss	—	—	—	(2,104)	(2,104)
Contributed capital	—	—	2,000	—	2,000
Balance as of December 31, 2019	1	1,000	2,000	(2,104)	896
Conversion into limited liability company:
Stock split(1)	999	—	—	—	—
Common stock issuance	49,000	49,000	—	—	49,000
Net loss	—	—	—	(220,163)	(220,163)
Balance as of June 30, 2020	50,000	50,000	2,000	(222,267)	(170,267)

(1) —	Company converted into limited liability company in January 2020 (“Ltda.” to “S.A.”). Initial share (1 share of €1,000) was converted into 1,000 shares of €1 each.

See notes to financial statements.

Fusion Welcome — Fuel, S.A.
Statements of Cash Flows
for the Six months ended June 30, 2020 and 2019
(Unaudited)

	Six months ended June 30, 2020	Six months ended June 30, 2019
	(in Euros)	(in Euros)
Cash flows from operating activities:
Net loss	(220,163)	(1,511)
Adjustments to reconcile net loss to cash flows from operating activities:
Changes in operating assets and liabilities:
Prepaid assets and other current assets	(24,907)	—
Accounts payable and accrued liabilities	212,034	803
Other operating payments	(15,829)	(279)
Total net cash used in operating activities	(33,036)	(987)
Cash flows from investing activities:
Tangible assets payments	(12,148)	(7,898)
Total net cash used in investing activities	(12,148)	(7,898)
Cash flows from financing activities:
Proceeds from sale of common stock	49,000	500
Proceeds from (repayments on) shareholders loans	(3,897)	8,885
Total net cash provided by financing activities	45,103	9,385
Cash flow, net	(81)	500
Cash – beginning of period	458	—
Cash – end of period	377	500

See notes to financial statements.

FUSION WELCOME — FUEL, S.A.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

1. Corporate Information

Fusion Welcome — Fuel, S.A. (hereinafter referred to as “Fusion Fuel” or “the Company”) is a private limited liability company registered on 26 July 2018 in Portugal. The registered office is located at Rua da Fábrica s/n, Sabugo, 2715-376 Almargem do Bispo, in Portugal. Although it was registered in July 2018, the Company’s activity started in May 2019.

The Company’s main purpose is to be a provider of Green Hydrogen production solutions that aims to both sell technology to third parties and develop and operate its own Green Hydrogen production plants. To date, the Company have been primarily engaged in activities related to product creation and development, and the core company offering is Hydrogen Production Generators for large scale Green Hydrogen Plants. The Company’s two planned business lines include sales of technology, the Hydrogen Generators, to third parties for their own green hydrogen production plants, and also the development and operation of wholly- or partially-owned green hydrogen plants with the intention of selling green hydrogen as an end product to industrial consumers through pre-determined purchase price agreements. Sales have not commenced as of June 30, 2020.

On June 8, 2020, HL Acquisitions Corp., a NASDAQ listed company formed for the purposes of entering into a business combination with a focus on the hydrocarbon logistics industry (“HL”), announced that it has executed a definitive agreement for a business combination with Fusion Fuel. Following the consummation of the business combination, both HL and Fusion Fuel will become wholly owned subsidiaries of a newly formed Irish parent, Fusion Fuel Green Limited (“Fusion Fuel Green”), a private limited company incorporated in Ireland which is in the process of converting to a public limited company for Irish corporate purposes and which will be renamed Fusion Fuel Green PLC. Fusion Fuel Green will be led by the existing management team of Fusion Fuel.

Pursuant to the business combination agreement, each ordinary share of HL will be converted into one Class A ordinary share of Fusion Fuel Green (except that holders of ordinary shares sold in HL’s initial public offering will be entitled to elect instead to receive a pro rata portion of HL’s trust account), each HL right will be exchanged for one-tenth of one ordinary share of HL immediately prior to the effective time of the business combination and each such ordinary share of HL will be converted into one Class A ordinary share of Fusion Fuel Green, and each HL warrant will become exercisable for one Class A ordinary share of Fusion Fuel Green with identical terms and maturity as currently exist ($11.50/share strike price and a maturity five years from the date of the consummation of the business combination). Fusion Fuel’s owners will exchange all outstanding equity of Fusion Fuel for an aggregate of 2,125,000 Class B ordinary shares of Fusion Fuel Green, and 2,125,000 Fusion Fuel Green warrants with the same terms and maturity of the HL warrants (except that they will be exercisable on a cashless basis and non-redeemable). In addition, Fusion Fuel’s owners will be entitled to earn contingent consideration of up to 1,137,000 Class A ordinary shares and 1,137,000 warrants upon the achievement of certain milestones. The Class A and Class B ordinary shares of Fusion Fuel Green will be identical except that so long as at least 1,700,000 Class B shares are held by the Fusion Fuel owners, Fusion Fuel Green shall not take certain extraordinary actions without the consent of a majority of such Class B holders. As part of the transaction, HL’s shareholders prior to its initial public offering (the “HL Founders”) have agreed to forfeit 125,000 ordinary shares of HL and 125,000 HL warrants. If no HL shareholders elect to redeem their shares for a pro rata portion of HL’s trust account at the close, no additional Fusion Fuel Green securities are sold in a private financing in connection with the business combination, and without taking into account any Class A ordinary shares issuable upon the exercise of warrants or which may be issued to the Fusion Fuel shareholders as contingent consideration, Fusion Fuel’s owners will hold approximately 23% of Fusion Fuel Green’s issued and outstanding shares.

Fusion Fuel has a contract with MagP — Inovação (a related party) (“MagP”) which has a future obligation upon the successful completion of the business combination, and consists in a technology transfer contract related to the intellectual property related to Hydrogen Generators. In order for Fusion Fuel to have the rights to the intellectual property related to Hydrogen Generators, it is required to pay a one-time technology transfer fee to MagP of €1m, plus the applicable VAT rate, which is to be paid in four equal parts over 1 year, as well as a €900k charge, plus the applicable VAT rate, related to the reimbursement of all costs related to the development of the intellectual property mentioned. Currently Fusion Fuel has the right to acquire the intellectual property through this contract, but it only becomes an obligation with Fusion Fuel’s decision to make the first payment, which will be made after the closing of the transaction.

FUSION WELCOME — FUEL, S.A.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

2. Financial Statements Preparation Accounting Policies

The financial statements were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with IFRS have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto contained elsewhere in this prospectus. The financial information as of December 31, 2019 is derived from the audited financial statements presented elsewhere in this prospectus. The interim results for the six months ended June 30, 2020 are not necessarily indicative of the results to be expected for the year ending December 31, 2020 or for any future interim periods.

Main accounting policies are as follows:

2.1. Basis of Presentation and Going Concern

The Company’s financial statements were prepared on a going concern basis, at historical cost, based on the accounting records of the Company.

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception. As at June 30, 2020, the Company has a working capital deficit of €197,055 and has reported an accumulated deficit of €222,267. The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

2.2. Reporting and Functional Currency

The attached financial statements are presented in Euros (units: €), rounded to the nearest unit, unless otherwise stated. Therefore, the subtotals and totals of the tables presented in these financial statements and explanatory notes may not be equal to the sum of the amounts presented, due to rounding.

Transactions are recorded in the Company’s financial statements in its functional currency, at the exchange rates in force on the dates of the transactions.

Gains and losses resulting from differences between the exchange rates in force on the dates of the transactions and those prevailing at the date of collection, payment or at the end of the reporting period are recorded as income and expenses, respectively, in the income statement in the same captions where the revenue and expenses associated with these transactions are reflected, except those related to non-monetary values whose change in fair value is recorded directly in equity.

FUSION WELCOME — FUEL, S.A.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

2. Financial Statements Preparation Accounting Policies (cont.)

2.3. Use of Estimates

The preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

2.4. Tangible Assets

The Company’s tangible assets recorded as of June 30, 2020 consists of costs related to the development of a hydrogen project.

Tangible assets are stated at cost, less accumulated depreciation and cumulative impairment losses. The acquisition cost includes the purchasing amount, plus transport and assembly costs, any decommissioning obligations and financial interest incurred during the construction phase.

Tangible work-in-progress assets refer to assets under construction, and are stated at cost less cumulative impairment losses. These assets are depreciated as soon as the investment projects are substantially completed or ready to use.

Depreciation is calculated on the acquisition cost, using the straight-line method, applied from the date on which the assets are available to be used as intended by management. It is used among the most appropriated economic rates, those that allow the reintegration of property, plant and equipment during its estimated useful life, taking into account, in cases where this is applicable, the concession period.

Impairment tests are performed at the reporting date and whenever a decline in the asset value is identified. Whenever the carrying amount of an asset exceeds its recoverable amount, an impairment loss is recorded in the income statement, under the caption amortization, depreciation and impairment loss on fixed assets.

The calculation of the assets’ residual values and useful lives, as well as the depreciation/amortization method to be applied, are necessary to determine the depreciation and amortization to be recognized in the company’s income statement for each period. These parameters are set based on management’s judgement, being in line with the practices adopted by peers in the industry. Changes in assets’ economically useful lives are accounted for on a prospective basis.

2.5. Receivables

Accounts receivable are initially recorded at the transaction value and subsequently measured at amortized cost, less any impairment losses, recognized as impairment losses on accounts receivable. The amortized cost of these assets does not differ from their nominal value or their fair value. Trade and other receivables are derecognized when the contractual rights to the cash flow expire (i.e. they are collected), when they are transferred (e.g. sold) or when they are impaired.

The Company applies the simplified approach to measure expected credit losses, which uses a lifetime expected loss allowance for all trade receivables. Trade receivables were grouped by business segment for the purposes of the assessment of expected credit losses. The credit risk of the accounts receivable balance is evaluated at each reporting date, taking into consideration the client’s credit risk profile. The credit risk analysis is based on the annual default probability, and also takes into account the loss in the event of default. The default probability represents an annual probability of default, reflecting the current and projected information and taking into account macroeconomic factors, whereas the loss in the event of default represents the expected loss when a default occurs. Accounts receivable are adjusted for management’s estimate of the collection risks as at the statement of financial position date, which may differ from the actual impairment to be incurred.

FUSION WELCOME — FUEL, S.A.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

2. Financial Statements Preparation Accounting Policies (cont.)

2.6. Trade and Other Payables

Trade payables and other payables are initially measured at fair value and subsequently measured at amortized cost using the effective interest rate method. Usually the amortized cost does not differ from the nominal value.

2.6. Cash and Cash Equivalents

The amounts included in cash and cash equivalents correspond to cash values, bank deposits, time deposits and other cash investments with maturities less than three months, and which can be immediately mobilized with a risk of insignificant changes in value.

2.7. Financial Debt

Loans are recorded as liabilities at the nominal value received, net of the expenses incurred on the issuance of these loans. Loans are subsequently measured at amortised cost. Financial charges are calculated at the effective interest rate and recorded in the income statement on an accruals basis in accordance with each loan agreement. Financial charges includes interests and, eventually, commission expenses for structuring loans.

2.8. Income Tax

The Company is subject to Income Tax (“IRC”). Income tax is calculated based on the taxable results of the Company in accordance with the applicable tax rules. Deferred taxes are calculated based on the liability method and reflect the temporary differences between the amounts of assets and liabilities for accounting purposes and their amounts for tax purposes. Deferred tax assets and liabilities are calculated and reviewed periodically using the tax rates expected to be in force when the temporary differences revert.

Deferred tax assets are recognised only when there is reasonable assurance that future taxable profits will be available against which the temporary differences can be used, or when there are deferred tax liabilities for which reversal is expected within the same period as that in which the deferred tax assets are reversed. Temporary differences underlying deferred tax assets are reviewed at each reporting date in order to recognise deferred tax assets that were not recorded in prior years as they did not fulfil all requisites and/or to reduce the amounts of deferred tax assets recorded based on the current expectation of their future recovery.

Deferred taxes are recorded in the income statement, except if they result from items recorded directly in equity. In this case the deferred tax is also recorded in equity.

2.9. Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. There are currently no common stock equivalents. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

2.10. Recent Accounting Standards

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

2.11. Subsequent Events

The Company has evaluated subsequent events through the date the financial statements were issued for disclosure purposes.

FUSION WELCOME — FUEL, S.A.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

3. Current Assets

Current assets as at 30 June 2020 and 31 December 2019 included the following:

	June 30, 2020 in euros	December 31, 2019 in euros
Advances to Suppliers	24,907	—
State account – VAT credit	3,473	1,269
	28,380	1,269

Advances to suppliers consists mostly in retainer fees for services contracted related to the transaction with HL Acquisitions.

4. Current Liabilities

Current Liabilities as at 30 June 2020 and 31 December 2019 were as follows:

	June 30, 2020 in euros	December 31, 2019 in euros
Accounts payable	7,059	1,779
Accrued liabilities	206,753	—
Loans payable to shareholder	10,000	13,897
	223,812	15,676

Accrued liabilities refers mainly to provisions for lawyer fees.

Loans payable to shareholder refers to payments the Company’s parent company, Fusion Welcome, S.A., has made covering costs for a hydrogen project under development.

5. Related Party Transactions

The balances with related parties as at 30 June 2020 and 31 December 2019 were as follows:

	June 30, 2020	December 31, 2019
Related parties	Current liabilities in euros	Current liabilities in euros
Loan payable to Fusion Welcome, S.A.	10,000	13,897
Accounts payable to Fusion Welcome, S.A.	738	—
Accounts payable to Magp Inovação, S.A.	13	—
	10,751	13,897

6. Capital Structure

The share capital of the company is comprised of 50,000 shares with a nominal value of €1 each and fully subscribed.

In January 31, 2020, Company was converted into a limited liability company (“Ltda.” to “S.A.”), comprising:

—	The initial share (1 share of €1,000) was converted into 1,000 shares of €1 each;

—	49,000 new shares of €1 each were emitted and fully subscribed.

The share capital of the Company is now comprised of 50,000 shares, with a nominal value of €1 each and fully subscribed.

FUSION WELCOME — FUEL, S.A.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

7. Costs and Expenses

Costs and expenses for the six months ended June 30, 2020 and 2019 were as follows:

Operating expenses	June 30, 2020 in euros	June 30, 2019 in euros
Legal fees	206,001	—
Specialized works	8,020	67
Technical consultants	5,000	—
Notary costs	570	25
Travel costs	485	274
Transportation costs	—	482
Tools and utensils	—	513
Bank commissions	81	—
Other	7	—
	220,164	1,361

Other operating expenses	June 30, 2020 in euros	June 30, 2019 in euros
Fines	150	—
	150	—

8. Taxes

Tax accounts as of June 30, 2020 were as follows:

June 30, 2020
State account	Assets	Liabilities
Income tax – estimate	—	—
Withholding tax	—	—
Value added tax	3,473	—
	3,473	—

The net operating loss carry-forward as of June 30, 2020 was approximately €220,000. The amount taken into income tax assets must reflect that portion of the income tax loss carry forward that is more likely-than-not to be realized from future operations. The Company has not recognized an income tax asset since the Company cannot be assured that it is more likely than not such benefit will be recoverable in future years.

A reconciliation of the provision for income taxes at the statutory rate for the Six months ended June 30, 2020 and 2019 was as follows:

	June 30, 2020 in euros	June 30, 2019 in euros
Net loss before income taxes per financial statements	(220,163)	(2,104)
Income tax rate	21%	21%
Income tax benefit at statutory rate	(46,234)	(442)
Non-utilized net operating losses	46,234	442
Provision for income taxes	—	—

FUSION WELCOME — FUEL, S.A.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

9. Coronavirus

Beginning in early 2020, there has been an outbreak of coronavirus (COVID-19), initially in China and which has spread to other jurisdictions, including locations where we do business. The full extent of the outbreak, related business and travel restrictions and changes to behavior intended to reduce its spread are uncertain as of the date of the Report as this continues to evolve globally. Therefore, the full extent to which coronavirus may impact our results of operations, liquidity or financial position is uncertain. Management continues to monitor the impact that the COVID-19 pandemic is having on the Company and the economies in which we operate. We anticipate that our liquidity may be materially impacted by the coronavirus outbreak.

10. Subsequent Event

In August 2020, a director of the Company loaned about €63,000 to the Company for transaction costs related to the proposed business combination with HL.

On December 10, 2020, the Company consummated its business combination with Fusion Fuel Green plc (“Parent”) pursuant to the Amended and Restated Business Combination Agreement, whereby Parent acquired all the issued and outstanding shares of the Company, and Merger Sub merged with and into HL, with HL being the surviving entity of the merger and becoming a wholly-owned subsidiary of Parent. Upon consummation of the business combination, the Company and HL each became a wholly-owned subsidiary of Parent. Following the closing of the business combination, on December 15, 2020, HL began the process of liquidating and dissolving.

The business combination will be accounted for as a continuation of the Company, in accordance with IFRS. Under this method of accounting, while Parent is the legal acquirer of both the Company and HL, the Company has been identified as the accounting acquirer of HL for accounting purposes. This determination was primarily based on the significant influence that the Company’s shareholders have over Parent through their majority representation on Parent’s initial board of directors, their control of the operations and development of Parent through their and their affiliates’ service as management of Parent, and the shareholder protective provisions that apply to the Parent Class B Ordinary Shares held by the Company’s shareholders. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of the Company issuing stock for the net assets of HL, accompanied by a recapitalization. The net assets of HL will be stated at fair value which approximates historical cost, as HL has only cash and short-term liabilities. No goodwill or other intangible assets will be recorded.

Immediately following the closing of the business combination, Parent consummated the closing of a series of subscription agreements with accredited investors for the sale in a private placement of Parent Class A Ordinary Shares for an aggregate investment of approximately $25.1 million.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
Fusion Welcome — Fuel, S.A.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Fusion Welcome — Fuel, S.A. (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year ended December 31, 2019 and the period from July 26, 2018 (inception) to December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the year ended December 31, 2019 and the period from July 26, 2018 (inception) to December 31, 2018, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Explanatory Paragraph — Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2.1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2.1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2020.

Houston, Texas
August 12, 2020

Fusion Welcome — Fuel, S.A.

Balance Sheets

as of December 31, 2019 and 2018

	As of December 31, 2019	As of December 31, 2018
	(in Euros)	(in Euros)
Assets
Non-current assets:
Tangible assets, in progress	14,844	—
Current assets:
State account – value added tax credit	1,269	—
Cash and banks	458	—
Total Assets	16,571	—

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	1,778	—
Loans payable to Shareholders	13,897	—
Total Liabilities	15,675	—

Stockholders’ Equity (Deficit)
Share capital – common stock	1,000	—
Additional contributed capital	2,000	—
Accumulated deficit	(2,104)	—
Total Stockholders’ Equity (Deficit)	896	—
Total Liabilities and Stockholders’ Equity (Deficit)	16,571	—

See notes to financial statements.

Fusion Welcome — Fuel, S.A.

Statements of Operations

for the year ended December 31, 2019 and the period from July 26, 2018 (inception) to December 31, 2018

	year ended December 31, 2019	the period from July 26, 2018 (inception) to December 31, 2018
	(in Euros)	(in Euros)
Revenues	—	—
Cost of revenues	—	—
Gross profit	—	—
Operating expenses:
Selling, general and administrative	1,855	—
Other operating expenses (gain)	150	—
Loss from operations	(2,005)	—
Interest income, net	(99)	—
Loss before income tax	(2,104)	—
Income tax expense (benefit)	—	—
Net loss	(2,104)	—

Loss per common share to stockholders – basic and diluted	(2,104.00)	—
Weighted average number of common shares – basic and diluted	1	—

See notes to financial statements.

Fusion Welcome — Fuel, S.A.

Statements of Changes in Shareholders’ Equity (Deficit)

for the year ended December 31, 2019 and the period from July 26, 2018 (inception) to December 31, 2018

	Common stock		Additional Contributed	Accumulated	Total Shareholders’ Equity
(in Euros)	Shares	Amount	Capital	deficit	(Deficit)
Balance as of July 26, 2018	—	—	—	—	—
Balance as of December 31, 2018	—	—	—	—	—
Common stock issue	1	1,000	—	—	1,000
Net loss	—	—	—	(2,104)	(2,104)
Contributed capital	—	—	2,000	—	2,000
Balance as of December 31, 2019	1	1,000	2,000	(2,104)	896

See notes to financial statements.

Fusion Welcome — Fuel, S.A.

Statements of Cash Flows

for the year ended December 31, 2019 and the period from July 26, 2018 (inception) to December 31, 2018

	Year ended December 31, 2019	the period from July 26, 2018 (inception) to December 31, 2018
	(in Euros)	(in Euros)
Cash flows from operating activities:
Net loss	(2,104)	—
Adjustments to reconcile net loss to cash flows from operating activities:
Changes in operating assets and liabilities:
Increase in accounts payable	1,307	—
Other operating payments	(514)	—
Total net cash used in operating activities	(1,312)	—
Cash flows from investing activities:
Tangible assets payments	(15,127)	—
Total net cash used in investing activities	(15,127)	—
Cash flows from financing activities:
Proceeds from sale of common stock	1,000	—
Proceeds from contributed capital	2,000	—
Proceeds from shareholder loans	13,897	—
Total net cash provided by financing activities	16,897	—
Cash flow, net	458	—
Cash – beginning of period	—	—
Cash – end of period	458	—

See notes to financial statements.

FUSION WELCOME — FUEL, S.A.

NOTES TO FINANCIAL STATEMENTS

1. Corporate Information

FUSION WELCOME — FUEL, S.A. (hereinafter referred to as “Fusion Fuel” or “the Company”) is a private limited liability company registered in 26 July 2018. The registered office is located at Rua da Fábrica s/n, Sabugo, 2715-376 Almargem do Bispo, in Portugal. Although it was registered in July 2018, the Company’s activities started in May 2019.

The Company’s main purpose is to be a provider of Green Hydrogen production solutions that aims to both sell technology to third parties and develop and operate its own Green Hydrogen production plants. To date, the Company have been primarily engaged in activities related to product creation and development, and the core company offering is Hydrogen Production Generators for large scale Green Hydrogen Plants. The Company’s two planned business lines include sales of technology, the Hydrogen Generators, to third parties for their own green hydrogen production plants, and also the development and operation of wholly- or partially-owned green hydrogen plants with the intention of selling green hydrogen as an end product to industrial consumers through pre-determined purchase price agreements. Sales have not commenced as of December 31, 2019.

2. Financial Statements Preparation Accounting Policies

The financial statements were prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board. The Company’s year end is December 31.

Main accounting policies are as follows:

2.1. Basis of Presentation and Going Concern

The Company’s financial statements were prepared on a going concern basis, at historical cost, based on the accounting records of the Company.

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception. As at December 31, 2019, the Company has a working capital deficit of €13,949 and has reported an accumulated deficit of €2,104. The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

2.2. Reporting & Functional Currency

The attached financial statements are presented in Euros (units: €), rounded to the nearest unit, unless otherwise stated. Therefore, the subtotals and totals of the tables presented in these financial statements and explanatory notes may not be equal to the sum of the amounts presented, due to rounding.

Transactions are recorded in the Company’s financial statements in its functional currency, at the exchange rates in force on the dates of the transactions.

Gains and losses resulting from differences between the exchange rates in force on the dates of the transactions and those prevailing at the date of collection, payment or at the end of the reporting period are recorded as income and expenses, respectively, in the income statement in the same captions where the revenue and expenses associated with these transactions are reflected, except those related to non-monetary values whose change in fair value is recorded directly in equity.

FUSION WELCOME — FUEL, S.A.

NOTES TO FINANCIAL STATEMENTS

2. Financial Statements Preparation Accounting Policies (cont.)

2.3. Use of Estimates

The preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

2.4. Cash and Cash Equivalents

The amounts included in cash and cash equivalents correspond to cash values, bank deposits, time deposits and other cash investments with maturities less than three months, and which can be immediately mobilized with a risk of insignificant changes in value.

2.5. Receivables

Accounts receivable are initially recorded at the transaction value and subsequently measured at amortized cost, less any impairment losses, recognized as impairment losses on accounts receivable. The amortized cost of these assets does not differ from their nominal value or their fair value. Trade and other receivables are derecognized when the contractual rights to the cash flow expire (i.e. they are collected), when they are transferred (e.g. sold) or when they are impaired.

The Company applies the simplified approach to measure expected credit losses, which uses a lifetime expected loss allowance for all trade receivables. Trade receivables were grouped by business segment for the purposes of the assessment of expected credit losses. The credit risk of the accounts receivable balance is evaluated at each reporting date, taking into consideration the client’s credit risk profile. The credit risk analysis is based on the annual default probability, and also takes into account the loss in the event of default. The default probability represents an annual probability of default, reflecting the current and projected information and taking into account macroeconomic factors, whereas the loss in the event of default represents the expected loss when a default occurs. Accounts receivable are adjusted for management’s estimate of the collection risks as at the statement of financial position date, which may differ from the actual impairment to be incurred.

2.6. Tangible Assets

The Company’s tangible assets recorded as of December 31, 2019 consists of costs related to the development of a hydrogen project.

Tangible assets are stated at cost, less accumulated depreciation and cumulative impairment losses. The acquisition cost includes the purchasing amount, plus transport and assembly costs, any decommissioning obligations and financial interest incurred during the construction phase.

Tangible work-in-progress assets refer to assets under construction, and are stated at cost less cumulative impairment losses. These assets are depreciated as soon as the investment projects are substantially completed or ready to use.

Depreciation is calculated on the acquisition cost, using the straight-line method, applied from the date on which the assets are available to be used as intended by management. It is used among the most appropriated economic rates, those that allow the reintegration of property, plant and equipment during its estimated useful life, taking into account, in cases where this is applicable, the concession period.

FUSION WELCOME — FUEL, S.A.

NOTES TO FINANCIAL STATEMENTS

2. Financial Statements Preparation Accounting Policies (cont.)

Impairment tests are performed at the reporting date and whenever a decline in the asset value is identified. Whenever the carrying amount of an asset exceeds its recoverable amount, an impairment loss is recorded in the income statement, under the caption amortization, depreciation and impairment loss on fixed assets.

The calculation of the assets’ residual values and useful lives, as well as the depreciation/amortization method to be applied, are necessary to determine the depreciation and amortization to be recognized in the company’s income statement for each period. These parameters are set based on management’s judgement, being in line with the practices adopted by peers in the industry. Changes in assets’ economically useful lives are accounted for on a prospective basis.

2.7. Trade and Other Payables

Trade payables and other payables are initially measured at fair value and subsequently measured at amortized cost using the effective interest rate method. Usually the amortized cost does not differ from the nominal value.

Trade payables as at 31 December 2019 and 2018 were as follows:

Trade payables	2019 in euros	2018 in euros
Trade payables – Current account	1,779	—
Trade Payables – Related Parties	13,897	—
	15,676	—

Related parties trade payable refers to payments the Company’s parent company, Fusion Welcome, S.A., has made covering costs for a hydrogen project under development.

2.6. Financial debt

Loans are recorded as liabilities at the nominal value received, net of the expenses incurred on the issuance of these loans. Loans are subsequently measured at amortised cost. Financial charges are calculated at the effective interest rate and recorded in the income statement on an accruals basis in accordance with each loan agreement. Financial charges includes interests and, eventually, commission expenses for structuring loans.

2.7. Income Tax

The Company is subject to Income Tax (“IRC”). Income tax is calculated based on the taxable results of the Company in accordance with the applicable tax rules. Deferred taxes are calculated based on the liability method and reflect the temporary differences between the amounts of assets and liabilities for accounting purposes and their amounts for tax purposes. Deferred tax assets and liabilities are calculated and reviewed periodically using the tax rates expected to be in force when the temporary differences revert.

Deferred tax assets are recognised only when there is reasonable assurance that future taxable profits will be available against which the temporary differences can be used, or when there are deferred tax liabilities for which reversal is expected within the same period as that in which the deferred tax assets are reversed. Temporary differences underlying deferred tax assets are reviewed at each reporting date in order to recognise deferred tax assets that were not recorded in prior years as they did not fulfil all requisites and/or to reduce the amounts of deferred tax assets recorded based on the current expectation of their future recovery.

Deferred taxes are recorded in the income statement, except if they result from items recorded directly in equity. In this case the deferred tax is also recorded in equity.

FUSION WELCOME — FUEL, S.A.

NOTES TO FINANCIAL STATEMENTS

2. Financial Statements Preparation Accounting Policies (cont.)

2.8. Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. There are currently no common stock equivalents. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

2.9. Recent Accounting Standards

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

2.10. Subsequent Events

The Company has evaluated subsequent events through the date the financial statements were issued for disclosure purposes.

3. Receivables

Receivables as at 31 December 2019 and 2018 were as follows:

Trade receivables	2019 in euros	2018 in euros
Trade receivables – Current account	—	—
State account – VAT credit	1,269	—
	1,269	—

4. Capital Structure

The share capital of the company as a at December 31, 2019 was comprised of 1 share with a nominal value of €1,000 and totally subscribed by the company unique shareholder Fusion Welcome, S.A..

In January 31, 2020, Company was converted into a limited liability company (“Ltda.” to “S.A.”), comprising:

—	The initial share (1 share of €1,000) was converted into 1,000 shares of €1 each;

—	49,000 new shares of €1 each were remitted and fully subscribed.

The share capital of the company is now comprised of 50,000 shares, with a nominal value of €1 each and fully subscribed.

5. Related Party Transactions

The balances with related parties as at 31 December 2019 were as follows:

Related parties	Current liabilities in euros
Fusion Welcome, S.A.	13,897
13,897

In June 2020, the Company also entered into the Production Capacity Reservation Contract with a related party, MagP Inovação, S.A. (“MagP”) as discussed in Note 6.

FUSION WELCOME — FUEL, S.A.

NOTES TO FINANCIAL STATEMENTS

6. Commitments and Contingencies

Production Capacity Reservation Contract

The Production Capacity Reservation Contract between a related party, MagP Inovação, S.A. (“MagP”) and the Company, dated June 1, 2020 (the “Production Agreement”), provides that MagP is to supply the Company with minimum guaranteed amounts of modules, tracking structures and accessories, command boards, and electrical installations as well as assembly services for all equipment relating to the concentrated photovoltaic (“CPV”) solar trackers used in the Company’s Hydrogen Generators (the “Trackers”). Under the Production Agreement, MagP guarantees to supply to Fusion Fuel all materials and installations for 4,200 Trackers over a three-year period which commenced at the beginning of 2020 and expires at the end of 2022. MagP and the Company are to agree to a production schedule each January which will establish the number of Trackers and the fixed cost per Tracker to be supplied by MagP in such year. MagP and the Company have agreed to the following cost schedule: (i) the first 55 Trackers will be supplied by MagP at a cost of €50,000 per Tracker; (ii) the second 1,400 Trackers will be supplied by MagP at a maximum price of €21,000 per Tracker; (iii) the third 1,400 Trackers will be supplied by MagP at a maximum price of €18,200 per Tracker; and (iv) the final 1,400 Trackers will be supplied by MagP at a price to be defined but at a maximum price of €18,200 per Tracker. If the Company does not place orders for at least the minimum amounts set forth above, MagP is released from its obligation to supply such amounts and can renegotiate lower production quotas.

Contract of Disposal of Intellectual Property

The Contract of Disposal of Intellectual Property between MagP and the Company, dated September 13, 2018 (the “IP Transfer Agreement”), transferred from MagP all intellectual property rights to the technology associated with the Trackers implemented in the Hydrogen Generators, including all registrations, documents, designs, software, domain names and any other materials. Additionally, the Company will have full ownership of the products created by MagP under the IP Transfer Agreement. MagP also agreed to do all work associated with adapting its CPV module, solar tracker and other components required for the Hydrogen Generator to be compatible with the Hydrogen Generators. The IP Transfer Agreement binds MagP to confidentiality with respect to its work related to such development for the Company. Transfer of the intellectual property has not taken place as of December 31, 2019. The total consideration to be paid by the Company includes €1,000,000 for all rights to the technology to be paid in quarterly installments over one year, which will commence upon completion of the Transactions, and a single payment of €900,000 for product and technology development costs, which will be payable on the completion of the business combination, each such amount to be subject to applicable VAT charges. To date, no payments have been made under the IP Transfer Agreement.

Promissory Sub-Lease Agreement

The Promissory Sub-Lease Agreement between MagP and the Company, dated May 20, 2020, provides that MagP promises to sub-lease a portion of the property that it leases from Siemens, S.A. with a formal sub-lease agreement to be executed upon completion of the business combination and the receipt of all authorizations necessary to enter into the sub-lease. The sub-lease will have a term of six years and will cost the Company €5.60 per square meter of office space and €2.20 per square meter of industrial facilities per month. The total monthly obligation will be an amount to be determined based on the size of the space.

FUSION WELCOME — FUEL, S.A.

NOTES TO FINANCIAL STATEMENTS

7. Costs and Expenses

Costs and expenses for the year ended December 31, 2019 and the period from July 26, 2018 (inception) were as follows:

Operating expenses	2019 in euros	2018 in euros

Transportation costs	608	—
Tools and utensils	513	—
Travel costs	294	—
Office supplies	211	—
Specialized works	147	—
Bank commissions	48	—
Other	34	—
	1,855	—

Other operating expenses	2019 in euros	2018 in euros

Fines	150	—
	150	—

8. Financial Income and Expenses

Financial expenses as of December 31, 2019 comprises exchange losses on trade payables transactions.

9. Taxes

Tax accounts as of December 31, 2019 were as follows:

2019
State account	Assets	Liabilities
Income tax – estimate	—	—
Withholding tax	—	—
Value added tax	1,269	—
	1,269	—

The net operating loss carry-forward as of December 31, 2019 was approximately €2,100. The amount taken into income tax assets must reflect that portion of the income tax loss carry forward that is more likely-than-not to be realized from future operations. The Company has not recognized an income tax asset since the Company cannot be assured that it is more likely than not such benefit will be recoverable in future years.

A reconciliation of the provision for income taxes at the statutory rate for the year ended December 31, 2019 was as follows:

December 31, 2019 in euros
Net loss before income taxes per financial statements	(2,104)
Income tax rate	21%
Income tax benefit at statutory rate	(442)
Non-utilized net operating losses	442
Provision for income taxes	—

FUSION WELCOME — FUEL, S.A.

NOTES TO FINANCIAL STATEMENTS

10. Subsequent Events

On June 8, 2020, HL Acquisitions Corp., a NASDAQ listed company formed for the purposes of entering into a business combination with a focus on the hydrocarbon logistics industry, (“HL”) announced that it has executed a definitive agreement for a business combination with Fusion Fuel. Following the consummation of the business combination, both HL and Fusion Fuel will become wholly owned subsidiaries of a newly formed Irish parent, Fusion Fuel Green Limited (“Fusion Fuel Green”), a private limited company incorporated in Ireland which is in the process of converting to a public limited company for Irish corporate purposes and which will be renamed Fusion Fuel Green PLC. Fusion Fuel Green will be led by the existing management team of Fusion Fuel.

Pursuant to the business combination agreement, each ordinary share of HL will be converted into one Class A ordinary share of Fusion Fuel Green (except that holders of ordinary shares sold in HL’s initial public offering will be entitled to elect instead to receive a pro rata portion of HL’s trust account), each HL right will be exchanged for one-tenth of one ordinary share of HL immediately prior to the effective time of the business combination and each such ordinary share of HL will be converted into one Class A ordinary share of Fusion Fuel Green, and each HL warrant will become exercisable for one Class A ordinary share of Fusion Fuel Green with identical terms and maturity as currently exist ($11.50/share strike price and a maturity five years from the date of the consummation of the business combination). Fusion Fuel’s owners will exchange all outstanding equity of Fusion Fuel for an aggregate of 2,125,000 Class B ordinary shares of Fusion Fuel Green, and 2,125,000 Fusion Fuel Green warrants with the same terms and maturity of the HL warrants (except that they will be exercisable on a cashless basis and non-redeemable). In addition, Fusion Fuel’s owners will be entitled to earn contingent consideration of up to 1,137,000 Class A ordinary shares and 1,137,000 warrants upon the achievement of certain milestones. The Class A and Class B ordinary shares are identical except that so long as at least 1,700,000 Class B shares are held by the Fusion Fuel owners, Fusion Fuel Green shall not take certain extraordinary actions without the consent of a majority of such Class B holders.  As part of the transaction, HL’s shareholders prior to its initial public offering (the “HL Founders”) have agreed to forfeit 125,000 ordinary shares of HL and 125,000 HL warrants. If no HL shareholders elect to redeem their shares for a pro rata portion of HL’s trust account at the close, no additional Fusion Fuel Green securities are sold in a private financing in connection with the business combination, and without taking into account any Class A ordinary shares issuable upon the exercise of warrants or which may be issued to the Fusion Fuel shareholders as contingent consideration, Fusion Fuel’s owners will hold approximately 23% of Fusion Fuel Green’s issued and outstanding shares.

Beginning in early 2020, there has been an outbreak of coronavirus (COVID-19), initially in China and which has spread to other jurisdictions, including locations where we do business. The full extent of the outbreak, related business and travel restrictions and changes to behavior intended to reduce its spread are uncertain as of the date of the Report as this continues to evolve globally. Therefore, the full extent to which coronavirus may impact our results of operations, liquidity or financial position is uncertain. Management continues to monitor the impact that the COVID-19 pandemic is having on the Company and the economies in which we operate. We anticipate that our liquidity may be materially impacted by the coronavirus outbreak.

On December 10, 2020, the Company consummated its business combination with Fusion Fuel Green plc (“Parent”) pursuant to the Amended and Restated Business Combination Agreement, whereby Parent acquired all the issued and outstanding shares of the Company, and Merger Sub merged with and into HL, with HL being the surviving entity of the merger and becoming a wholly-owned subsidiary of Parent. Upon consummation of the business combination, the Company and HL each became a wholly-owned subsidiary of Parent. Following the closing of the business combination, on December 15, 2020, HL began the process of liquidating and dissolving.

The business combination will be accounted for as a continuation of the Company, in accordance with IFRS. Under this method of accounting, while Parent is the legal acquirer of both the Company and HL, the Company has been identified as the accounting acquirer of HL for accounting purposes. This determination was primarily based on the significant influence that the Company’s shareholders have over Parent through their majority representation on Parent’s initial board of directors, their control of the operations and development of Parent through their and their affiliates’ service as management of Parent, and the shareholder protective provisions that apply to the Parent Class B Ordinary Shares held by the Company’s shareholders. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of the Company issuing stock for the net assets of HL, accompanied by a recapitalization. The net assets of HL will be stated at fair value which approximates historical cost, as HL has only cash and short-term liabilities. No goodwill or other intangible assets will be recorded.

Immediately following the closing of the business combination, Parent consummated the closing of a series of subscription agreements with accredited investors for the sale in a private placement of Parent Class A Ordinary Shares for an aggregate investment of approximately $25.1 million.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
Fusion Fuel Green Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Fusion Fuel Green Limited (the “Company”) as of June 30, 2020, the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from April 3, 2020 (inception) to June 30, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020, and the results of its operations and its cash flows for the period from April 3, 2020 (inception) to June 30, 2020, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2.1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2.1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2020.

Houston, Texas
August 12, 2020

Fusion Fuel Green Limited
Balance Sheet
as of June 30, 2020

As of June 30, 2020
(in Euros)
Assets
Current assets:
Cash	1
Deposit	16,914
Total Assets	16,915

Liabilities and Stockholder’s Deficit
Current liabilities:
Other accounts payable	1,708
Loans from Shareholders	16,914
Total Liabilities	18,622
Stockholder’s Deficit:
Share capital – common stock	1
Accumulated deficit	(1,708)
Total Stockholder’s Deficit	(1,707)
Total Liabilities and Stockholder’s Deficit	16,915

See notes to financial statements.

Fusion Fuel Green Limited
Statement of Operation
for the period from April 3, 2020 (inception) to June 30, 2020 the period from April 3, 2020 (inception) to June 30, 2020
(in Euros)
Revenues	—
Cost of revenues	—
Gross profit	—
Operating expenses:
Selling, general and administrative	1,708
Loss from operations	(1,708)
Income tax expense (benefit)	—
Net loss	(1,708)

Loss per common share – basic and diluted	(1,708.00)
Weighted average number of common shares – basic and diluted	1

See notes to financial statements.

Fusion Fuel Green Limited
Statement of Changes in Shareholders ‘Equity
for the Period from April 3, 2020 (Inception) to June 30, 2020

	Common stock		Accumulated	Total Shareholder’s
(in Euros)	Shares	Amount	Deficit	Equity
Balance as of April 3, 2020	—	—	—	—
Common stock issue	1	1	—	1
Net loss	—	—	(1,708)	(1,708)
Balance as of June 30, 2019	1	1	(1,708)	(1,707)

See notes to financial statements.

Fusion Fuel Green Limited
Statement of Cash Flows
for the Period from April 3, 2020 (Inception) to June 30, 2020 the period from April 3, 2020 (inception) to June 30, 2020
(in Euros)
Cash Flows from operating activities:
Net Loss	(1,708)
Adjustments to reconcile net loss to cash flows from operating activities:
Changes in operating assets and liabilities:
Increase in other accounts payable	1,708
Total net cash in operating activities	—
Cash Flows from investing activities:
Deposits paid	(16,914)
Total net cash in investing activities	(16,914)
Cash Flows from financing activities:
Common stock	1
Shareholders loans – current, net	16,914
Total net cash provided by financing activities	16,915
Cash flow, net	1
Cash – beginning of period	—
Cash – end of period	1

See notes to financial statements.

FUSION FUEL GREEN LIMITED
NOTES TO FINANCIAL STATEMENTS

1. Corporate Information

FUSION FUEL GREEN, LIMITED (hereinafter referred to as “Fusion Fuel Green” or “the Company”) is a Private Company Limited by shares registered in April 3, 2020. The registered office is located at 10 Earlsfort Terrace, Dublin 2, D02 T380 Ireland. As at June 30, 2020, the Company does not have any operating activity and has one non-operating subsidiary, which was formed for the purpose of completing the business combination described below.

On June 8, 2020, HL Acquisitions Corp., a NASDAQ listed company formed for the purposes of entering into a business combination with a focus on the hydrocarbon logistics industry (“HL”), announced that it has executed a definitive agreement for a business combination with the Portuguese company Fusion Welcome — Fuel, S.A. (“Fusion Fuel”). Following the consummation of the business combination, both HL and Fusion Fuel will become wholly owned subsidiaries of Fusion Fuel Green, as the parent company, and Fusion Fuel Green will have converted to a public limited company for Irish corporate purposes and will be renamed Fusion Fuel Green. Fusion Fuel Green will be led by the existing management team of Fusion Fuel.

Pursuant to the business combination agreement, each ordinary share of HL will be converted into one Class A ordinary share of Fusion Fuel Green (except that holders of ordinary shares sold in HL’s initial public offering will be entitled to elect instead to receive a pro rata portion of HL’s trust account), each HL right will be exchanged for one-tenth of one ordinary share of HL immediately prior to the effective time of the business combination and each such ordinary share of HL will be converted into one Class A ordinary share of Fusion Fuel Green and each HL warrant will become exercisable for one Class A ordinary share of Fusion Fuel Green with identical terms and maturity as currently exist ($11.50/share strike price and a maturity five years from the date of the consummation of the business combination). Fusion Fuel’s owners will receive 2,125,000 Class B ordinary shares of Fusion Fuel Green, and 2,125,000 Fusion Fuel Green warrants with the same terms and maturity of the HL warrants (except that they will be exercisable on a cashless basis and non-redeemable). In addition, Fusion Fuel’s owners will be entitled to earn contingent consideration of up to 1,137,000 Class A ordinary shares and 1,137,000 Fusion Fuel Green warrants upon the achievement of certain milestones. The Class A and Class B ordinary shares are identical except that so long as at least 1,700,000 Class B shares are held by the Fusion Fuel owners, Fusion Fuel Green shall not take certain extraordinary actions without the consent of a majority of such Class B holders. As part of the transaction, HL’s shareholders prior to its initial public offering (the “HL Founders”) have agreed to forfeit 125,000 ordinary shares of HL and 125,000 HL warrants. If no HL shareholders elect to redeem their shares for a pro rata portion of HL’s trust account at the close, no additional Fusion Fuel Green PLC securities are sold in a private financing in connection with the business combination, and without taking into account any Class A ordinary shares issuable upon the exercise of warrants or which may be issued to the Fusion Fuel shareholders as contingent consideration, Fusion Fuel’s owners will hold approximately 23% of Fusion Fuel Green’s issued and outstanding shares.

2. Financial Statements Preparation Accounting Policies

The financial statements were prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board. The Company’s year end is December 31.

Main accounting policies are as follows:

2. 2.1. Basis of Presentation and Going Concern

The Company’s financial statements were prepared on a going concern basis, at historical cost, based on the accounting records of the Company.

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception. As at June 30, 2020, the Company has a working capital deficit of €1,708 and has reported an accumulated deficit of €1,708. The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

FUSION FUEL GREEN LIMITED
NOTES TO FINANCIAL STATEMENTS

2. Financial Statements Preparation Accounting Policies (cont.)

2.2. Reporting and Functional Currency

The attached financial statements are presented in Euros (units: €), rounded to the nearest unit, unless otherwise stated. Therefore, the subtotals and totals of the tables presented in these financial statements and explanatory notes may not be equal to the sum of the amounts presented, due to rounding.

Transactions are recorded in the Company’s financial statements in its functional currency, at the exchange rates in force on the dates of the transactions.

Gains and losses resulting from differences between the exchange rates in force on the dates of the transactions and those prevailing at the date of collection, payment or at the end of the reporting period are recorded as income and expenses, respectively, in the income statement in the same captions where the revenue and expenses associated with these transactions are reflected, except those related to non-monetary values whose change in fair value is recorded directly in equity.

2.3. Use of Estimates

The preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

2.4. Cash and Cash Equivalents

The amounts included in cash and cash equivalents correspond to cash values, bank deposits, time deposits and other cash investments with maturities less than three months, and which can be immediately mobilized with a risk of insignificant changes in value.

2.5. Trade and Other Payables

Trade payables and other payables are initially measured at fair value and subsequently measured at amortized cost using the effective interest rate method. Usually the amortized cost does not differ from the nominal value.

2.11. Income Tax

The Company is subject to Income Tax (“IRC”). Income tax is calculated based on the taxable results of the Company in accordance with the applicable tax rules. Deferred taxes are calculated based on the liability method and reflect the temporary differences between the amounts of assets and liabilities for accounting purposes and their amounts for tax purposes. Deferred tax assets and liabilities are calculated and reviewed periodically using the tax rates expected to be in force when the temporary differences revert.

Deferred tax assets are recognised only when there is reasonable assurance that future taxable profits will be available against which the temporary differences can be used, or when there are deferred tax liabilities for which reversal is expected within the same period as that in which the deferred tax assets are reversed. Temporary differences underlying deferred tax assets are reviewed at each reporting date in order to recognise deferred tax assets that were not recorded in prior years as they did not fulfil all requisites and/or to reduce the amounts of deferred tax assets recorded based on the current expectation of their future recovery.

FUSION FUEL GREEN LIMITED
NOTES TO FINANCIAL STATEMENTS

2. Financial Statements Preparation Accounting Policies (cont.)

Deferred taxes are recorded in the income statement, except if they result from items recorded directly in equity. In this case the deferred tax is also recorded in equity.

2.12. Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. There are currently no common stock equivalents. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

2.13. Recent Accounting Standards

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

2.14. Subsequent Events

The Company has evaluated subsequent events through the date the financial statements were issued for disclosure purposes.

3. Current Liabilities

Current liabilities as at 30 June 2020 were as follows:

June 30, 2020 in euros
Accounts payable – Other	1,708
Loan from Related Party	16,914
18,622

Other accounts payable refers to provisions for Lawyer fees to be invoiced, related to Company set-up costs.

Loan from Related Party refers to a short-term loan from the Company shareholder, Frederico Figueira de Chaves. No interest rate is applied and is due on demand.

4. Capital Structure

The share capital of the Company is comprised of 1 share with a nominal value of €1 and fully subscribed.

5. Costs and Expenses

Costs and expenses for the period from April 3, 2020 (inception) to June 30, 2020 were as follows:

Operating expenses	June 30, 2020 in euros
Organization costs	1,708
1,708

During June 2020, the Company made a deposit of €16,914 for legal expenses in anticipation of the merger with HL.

FUSION FUEL GREEN LIMITED
NOTES TO FINANCIAL STATEMENTS

6. Income Taxes

The net operating loss carry-forward as of June 30, 2020 was approximately €1,700. The amount taken into income tax assets must reflect that portion of the income tax loss carry forward that is more likely-than-not to be realized from future operations. The Company has not recognized an income tax asset since the Company cannot be assured that it is more likely than not such benefit will be recoverable in future years.

7. Coronavirus

Beginning in early 2020, there has been an outbreak of coronavirus (COVID-19), initially in China and which has spread to other jurisdictions, including locations where we do business. The full extent of the outbreak, related business and travel restrictions and changes to behavior intended to reduce its spread are uncertain as of the date of the Report as this continues to evolve globally. Therefore, the full extent to which coronavirus may impact our results of operations, liquidity or financial position is uncertain. Management continues to monitor the impact that the COVID-19 pandemic is having on the Company and the economies in which we operate. We anticipate that our liquidity may be materially impacted by the coronavirus outbreak.

8. Subsequent Event (unaudited)

On October 2, 2020, the Company converted into a public limited company incorporated in Ireland under the name “Fusion Fuel Green PLC”.

On December 10, 2020, the Company consummated its business combination with HL Acquisitions Corp. (“HL”) and Fusion Welcome – Fuel, S.A. (“Fusion Fuel”) pursuant to the Amended and Restated Business Combination Agreement, whereby Merger Sub merged with and into HL, with HL being the surviving entity of the merger and becoming a wholly-owned subsidiary of the Company and the Company acquired all the issued and outstanding shares of Fusion Fuel. Upon consummation of the business combination, Fusion Fuel and HL each became a wholly-owned subsidiary of the Company. Following the closing of the business combination, on December 15, 2020, HL began the process of liquidating and dissolving.

The business combination will be accounted for as a continuation of Fusion Fuel, in accordance with IFRS. Under this method of accounting, while the Company is the legal acquirer of both Fusion Fuel and HL, Fusion Fuel has been identified as the accounting acquirer of HL for accounting purposes. This determination was primarily based on the significant influence that Fusion Fuel’s shareholders have over the Company through their majority representation on the Company’s initial board of directors, their control of the operations and development of the Company through their and their affiliates’ service as management of the Company, and the shareholder protective provisions that apply to the Class B Ordinary Shares held by Fusion Fuel’s shareholders. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of Fusion Fuel issuing stock for the net assets of HL, accompanied by a recapitalization. The net assets of HL will be stated at fair value which approximates historical cost, as HL has only cash and short-term liabilities. No goodwill or other intangible assets will be recorded.

Immediately following the closing of the business combination, the Company consummated the closing of a series of subscription agreements with accredited investors for the sale in a private placement of the Company’s Class A Ordinary Shares for an aggregate investment of approximately $25.1 million.

Annex A

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

Fusion Fuel Green PLC (or the “Parent”)’s unaudited pro forma condensed combined financial information is being presented for informational purposes only and is not necessarily indicative of what the Company’s actual financial position or results of operations would have been had the Transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the Company. The unaudited pro forma adjustments are based on information currently available. The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the unaudited pro forma condensed combined financial information. Management of the Parent has made significant estimates and assumptions in the determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. As a result, this unaudited pro forma condensed combined financial information should be read in conjunction with the financial information incorporated by reference into this prospectus.

The unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of profit and loss combine the financial statements of Parent with the financial statements of HL and with the financial statements of Fusion Fuel. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Transactions as if they had been consummated as of the balance sheet date. The unaudited pro forma combined statements of profit and loss give pro forma effect to the Transactions as if they had occurred at the earliest of the period presented.

The unaudited pro forma condensed combined balance sheet has been prepared using the following:

●	Parent’s audited financial statements for the period from inception date April 3, 2020 to June 30, 2020.

●	HL’s audited financial statements for the year ended June 30, 2020.

●	Fusion Fuel’s unaudited interim financial statements for the six months ended June 30, 2020.

The unaudited pro forma condensed combined statement of profit and loss has been prepared using the following:

●	Parent’s audited financial statements for the period from inception date April 3, 2020 to June 30, 2020.

●	HL’s audited financial statements for the year ended June 30, 2019, unaudited interim financial statements for the six months ended December 31, 2018, unaudited interim financial statements for the six months ended December 31, 2019, audited financial statements for the year ended June 30, 2020.

●	Fusion Fuel’s audited financial statements for the year ended December 31, 2019 and unaudited interim financial statements for the six months ended June 30, 2020

Further, the financial statements of HL are presented in USD and for pro forma purposes, have been converted to EUR by using an USD/EUR exchange rate of 0.8900 for the balance sheet, and an USD/EUR exchange rate of 0.9070 and 0.8930 for profit and loss for the six months ended June 30, 2020 and twelve months ended December 31, 2019, respectively.

Accounting for the Transactions

The financial statements of HL were prepared in accordance with U.S. GAAP. The financial statements of Fusion Fuel were prepared in accordance with IFRS. Following the Transactions, Parent will qualify as a Foreign Private Issuer and will prepare its financial statements in accordance with IFRS. Accordingly, the unaudited pro forma condensed combined financial information has been prepared in accordance with IFRS.

The Transactions will be accounted for as a continuation of Fusion Fuel in accordance with IFRS. Under this method of accounting, while Parent is the legal acquirer of both HL and Fusion Fuel, Fusion Fuel has been identified as the accounting acquirer of HL for accounting purposes. This determination was primarily based on the expectation that the business of Fusion Fuel will comprise the ongoing operations of the combined entity, that the Class B Ordinary Shares to be owned by Fusion Fuel shareholders will have protective provisions, that persons designated by Fusion Fuel will comprise a majority of the governing body of the combined company, and that Fusion Fuel’s senior management will comprise the majority of the senior management of the combined company. As HL does not meet the definition of a business as defined in IFRS 3 – Business Combinations (“IFRS 3”), the Transactions are not within the scope of IFRS 3 and are accounted as a share-based payment transaction in accordance with IFRS 2 – Share-based Payments (“IFRS 2”). Accordingly, for accounting purposes, the Transactions will be treated as the equivalent of Fusion Fuel issuing equity instruments for the net assets of the Parent. The net assets of Parent will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be deemed to be those of Fusion Fuel.

Basis of Pro Forma Presentation

The IFRS and pro forma adjustments represent HL management’s estimates based on information available as of the date of this prospectus and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions closed on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Parent. They should be read in conjunction with the financial statements and notes thereto of each of Parent, HL and Fusion Fuel incorporated by reference into this prospectus.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the consummation of the Transactions are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction in equity and are assumed to be cash settled.

Unaudited Pro Forma Condensed Combined Balance sheet

June 30, 2020

(all amounts in EUR)	(a) Parent June 30, 2020	(b) HL June 30, 2020	(c) Fusion Fuel June 30, 2020	Pro Forma Adjustments		Pro Forma
Assets
Non-current assets	€-	€-	€24,788	€1,900,000	(i)	€1,924,788
Cash and cash deposits	16,915	95,820	377	47,933,850	(d)	60,719,147
				21,509,455	(e1)
				(6,937,270	)(h)
				(1,900,000	)(i)

Prepaid expenses and other current assets	-	56,292	28,380	-		84,672
Marketable securities held in Trust Account	-	47,933,850	-	(47,993,850	)(d)	-
Total assets	€16,915	€48,085,962	€53,545	€14,572,185		€62,728,607

Liabilities and shareholders’ equity
Other liabilities	€18,622	€1,828,528	€223,812	€(444,998	)(e2)	€414,489
				(1,211,475	)(h)
Long term Liabilities	-	41,807,447	-	(41,807,447	)(f)	-
Total Liabilities	18,622	43,635,975	223,812	(43,463,920)		414,489

Shareholders’ equity
Ordinary shares	1	3,899,672	50,000	218	(e1)	1,033
				(3,948,858	)(g)

Other equity – in total	(1,708)	550,314	(220,267)	21,509,237	(e1)	62,313,085
				444,998	(e2)
				41,807,447	(f)
				3,948,858	(g)
				(5,725,796	)(h)
Total Shareholders’ equity	(1,707)	4,449,987	(170,267)	58,036,105		62,314,118
Total liabilities and Shareholders’ equity	€16,915	€48,085,962	€53,545	€14,572,185		€62,728,607

Pro Forma Adjustments and Assumptions to the Unaudited Condensed Combined Balance Sheet

(a)	Derived from Parent’s audited financial statements for the period from inception date April 3, 2020 to June 30, 2020, which have been prepared in accordance with IFRS.

(b)	Derived from HL’s audited financial statements for the year ended June 30, 2020 which has been prepared in accordance with U.S. GAAP, and presented in USD and converted to EUR by using an USD/EUR exchange rate of 0.8900 for pro forma purposes, and as adjusted for the reclassification of HL’s ordinary shares subject to redemption as long term liabilities under IFRS due to the nature of the ordinary shares subject to redemption. No further IFRS adjustments have been identified by management for pro forma purposes.

(c)	Derived from Fusion Fuel’s unaudited interim financial statements for the six months ended June 30, 2020 which has been prepared in accordance with IFRS.

(d)	Represents the release of cash from marketable securities held in the trust account.

(e1)	Represents the effects of the PIPE Investment, raising net proceeds of €21,509,455 (gross proceeds of €22,350,036 net of estimated transaction costs of €840,580 assumed being settled in cash) corresponding to the issuance of 2,450,000 ordinary shares at a price per share of €9.12 (or $10.25 based on a EUR/USD exchange rate of 0.8900 for pro forma purposes).

(e2)	Represents the conversion of 500,000 HL’s outstanding promissory notes that could be converted, presented as Other liabilities, into warrants with €444,998 (or $500,000 based on a EUR/USD exchange rate of 0.8900 for pro forma purposes).

(f)	Represents the reclassification of the redeemable shares.

(g)	Represents the effects of the recapitalization where Fusion Fuel is the accounting acquirer, and the elimination of historical Other equity – in total of the Parent and HL. The adjustment in Other equity – in total includes the difference of approximately €11,800,000 between the net assets contributed and the shares, warrants and rights issued in Parent as reduction in retained earnings with a corresponding adjustment in other equity, where both retained earnings and other equity are presented within Other equity – in total in accordance with IFRS 2. The adjustment reflects the number of shares outstanding related to existing shareholders and Fusion Fuel shareholders.

(h)	Represents cash disbursement to settle both the estimated transactions costs incurred in connection with the Transactions with €6,937,270 (or $7,794,717 based on a EUR/USD exchange rate of 0.8900 for pro forma purposes) and the remaining outstanding promissory notes with €1,211,475 (or $1,361,213 based on a EUR/USD exchange rate of 0.8900 for pro forma purposes) presented as Other liabilities, that are payable upon the consummation of the Transactions.

(i)	Represents the acquisition of the intellectual property from MagP Inovação, triggered by the Transactions and assumed settled in cash at June 30, 2020.

Unaudited Pro Forma Condensed Combined Statement of Profit and Loss

Six Months ended June 30, 2020

(all amounts in EUR)	(a) Parent From April 3, 2020 to June 30, 2020	(b) HL 6 Months ended June 30, 2020	(c) Fusion Fuel 6 Months ended June 30, 2020	Pro Forma Adjustments		Pro Forma
Operating costs	€1,708	€524,973	€220,163	€-		€745,136
Interest income on marketable securities held in Trust Account		244,967	-	(244,967	)(d)	-
Unrealized gain on marketable securities held in Trust Account		(11,296)	-	11,296	(e)	-
Net income / (loss)	€(1,708)	€(291,302)	€(220,163)	€(233,671)		€(745,136)

Net income / (loss) per share – Basic and diluted	€(1,708)	€(0.24)	€(5.25)			€(0.06	)(f)
Weighted average shares outstanding – Basic and diluted	1	2,012,053	41,929	9,557,268	(g)	11,611,251	(g)

Pro Forma Adjustments and Assumptions to the Unaudited Condensed Combined Statement of Profit and Loss

(a)	Derived from Parent’s audited financial statements for the period from inception date April 3, 2020 to June 30, 2020, which have been prepared in accordance with IFRS.

(b)	Derived from HL’s audited financial statements for the year ended June 30, 2020 and HL’s unaudited interim financial statements for the six months ended December 31, 2019 and presented in USD, and converted to EUR by using an USD/EUR exchange rate of 0.9070 for pro forma purposes. Those financial statements have been prepared in accordance with U.S. GAAP. Management has assessed that, for pro forma purposes, there were no adjustments necessary in order for the HL’s historical financial information to be presented in accordance with IFRS.

(c)	Derived from Fusion Fuel’s unaudited interim financial statements for the six months ended June 30, 2020, which have been prepared in accordance with IFRS.

(d)	Represents the elimination of interest income earned on marketable securities held in HL’s trust account.

(e)	Represents the elimination of unrealized gain on marketable securities held in HL’s trust account.

(f)	Represents the basic and diluted loss per share resulting the pro forma adjustments.

(g)	Represents the basic and diluted weighted average shares outstanding as a result of the pro forma adjustments. Refer to the table below for a reconciliation of the pro forma adjustments for the weighted average shares outstanding.

Amounts in EUR	Pro forma
Numerator
Net loss	€(745,136)

Denominator
Existing shareholders (1)	7,036,251
Fusion Fuel shareholders (2)	2,125,000
PIPE Investors (3)	2,450,000
Basic and diluted weighted average shares outstanding (4)	11,611,251	(g)

Loss per share
Basic and diluted	€(0.06	)(f)

(1)	Consists of (i) 5,098,016 HL ordinary shares held by HL public shareholders, (ii) an additional 550,000 HL ordinary shares related to the conversion of the 5,500,000 HL rights into 0.1 ordinary share each, (iii) 1,375,000 HL ordinary shares held by the initial shareholders, (iv) 88,235 underwriters shares plus an additional 50,000 shares issued to the underwriters upon the exchange of the Unit Purchase Options for 50,000 HL ordinary shares, and (v) cancellation of 125,000 HL ordinary shares pursuant to the Sponsor Agreement. Upon the consummation of the Transactions, those shares have been converted into Class A Ordinary Shares.

(2)	Corresponds to the number of Class B Ordinary Shares issued to the shareholders of Fusion Fuel.

(3)	Corresponds to the number of Class A Ordinary Shares following the effects of the PIPE.

(4)	Also excluded for the determination of basic and diluted weighted average shares are the outstanding HL warrants which entitle the holders to purchase an aggregate of 7,750,000 Class A Ordinary shares, the additional HL warrants to purchase 500,000 HL ordinary shares following the conversion of HL’s promissory notes that could be converted, the warrants of Parent issued to the shareholders of Fusion Fuel following the consummation of the Transactions, the contingent consideration of up to 1,137,000 Class A Ordinary shares and 1,137,000 Warrants because the inclusion of these securities would be anti-dilutive.

Unaudited Pro Forma Condensed Combined Statement of Profit and Loss

Twelve Months ended December 31, 2019

(all amounts in EUR)	(a) HL 12 Months ended December 31, 2019	(b) Fusion Fuel 12 Months ended December 31, 2019	Pro Forma Adjustments		Pro Forma
Operating costs	€611,910	€2,005	€-		€613,915
Interest income on marketable securities held in Trust Account	1,113,083	-	(1,113,083	)(c)	-
Unrealized gain on marketable securities held in Trust Account	6,042	-	(6,042	)(d)	-
Interest costs	-	99	-		99
Net income / (loss)	€507,216	€(2,104)	€(1,119,125)		€(614,014)

Net income / (loss) per share - Basic and diluted	€(0.26)	€(2,104)			€(0.05	)(e)
Weighted average shares outstanding, - Basic and diluted	1,943,152	1	10,070,082	(f)	12,013,235	(f)

Pro Forma Adjustments and Assumptions to the Unaudited Condensed Combined Statement of Profit and Loss

(a)	Derived from HL’s audited financial statements for the year ended June 30, 2019 and HL’s unaudited interim financial statements for the six months ended December 31, 2018 and six months ended December 31, 2019 which are presented in USD, and converted to EUR by using an USD/EUR exchange rate of 0.8930 for pro forma purposes. Those financial statements have been prepared in accordance with U.S. GAAP. Management has assessed that, for pro forma purposes, there were no adjustments necessary in order for the HL’s historical financial information to be presented in accordance with IFRS.

(b)	Derived from Fusion Fuel’s audited interim financial statements for the twelve months ended December 31, 2019, which have been prepared in accordance with IFRS.

(c)	Represents the elimination of interest income earned on marketable securities held in HL’s trust account.

(d)	Represents the elimination of unrealized gain on marketable securities held in HL’s trust account.

(e)	Represents the basic and diluted loss per share resulting from the pro forma adjustments.

(f)	Represents the basic and diluted weighted average shares outstanding as a result of the pro forma adjustments. Refer to the table below for a reconciliation of the pro forma adjustments for the weighted average shares outstanding.

Amounts in EUR	Pro forma
Numerator
Net loss	(614,014)

Denominator
Existing shareholders (1)	7,438,235
Fusion Fuel shareholders (2)	2,125,000
PIPE Investors (3)	2,450,000
Basic and diluted weighted average shares outstanding (4)	12,013,235	(f)

Loss per share
Basic	(0.05	)(e)

(1)	Consists of (i) 5,500,000 HL ordinary shares held by HL public shareholders, (ii) an additional 550,000 HL ordinary shares related to the conversion of the 5,500,000 HL rights into 0.1 ordinary share each, (iii) 1,375,000 HL ordinary shares held by the initial shareholders, (iv) 88,235 underwriters shares plus an additional 50,000 shares issued to the underwriters upon the exchange of the Unit Purchase Options for 50,000 HL ordinary shares, and (v) cancellation of 125,000 HL ordinary shares pursuant to the Sponsor Agreement. Upon the consummation of the Transactions, those shares have been converted into Class A Ordinary Shares.

(2)	Corresponds to the number of Class B Ordinary Shares issued to the shareholders of Fusion Fuel. The warrants of Parent to be issued to the shareholders of Fusion Fuel following the consummation of the Transactions are excluded from the determination of weighted average shares because the inclusion of these securities would be anti-dilutive.

(3)	Corresponds to the number of Class A Ordinary Shares following the effects of the PIPE.

(4)	Also excluded for the determination of basic and diluted weighted average shares are the outstanding HL warrants which entitle the holders to purchase an aggregate of 7,750,000 Class A Ordinary shares, the additional HL warrants to purchase 500,000 HL ordinary shares following the conversion of HL’s promissory notes that could be converted, the warrants of Parent issued to the shareholders of Fusion Fuel following the consummation of the Transactions, the contingent consideration of up to 1,137,000 Class A Ordinary shares and 1,137,000 Warrants because the inclusion of these securities would be anti-dilutive.

Annex B

List of Relevant Territories for the Purposes of Irish Dividend Withholding Tax

1.	Albania	28.	Hungary
2.	Armenia	29.	Iceland
3.	Australia	30.	India
4.	Austria	31.	Israel
5.	Bahrain	32.	Italy
6.	Belarus	33.	Japan
7.	Belgium	34.	Kazakhstan
8.	Bosnia and Herzegovina	35.	Korea
9.	Botswana	36.	Kuwait
10.	Bulgaria	37.	Latvia
11.	Canada	38.	Lithuania
12.	Chile	39.	Luxembourg
13.	China	40.	Macedonia
14.	Croatia	41.	Malaysia
15.	Cyprus	42.	Malta
16.	Czech Republic	43.	Mexico
17.	Denmark	44.	Moldova
18.	Egypt	45.	Montenegro
19.	Estonia	46.	Morocco
20.	Ethiopia	47.	Netherlands
21.	Finland	48.	New Zealand
22.	France	49.	Norway
23.	Georgia	50.	Pakistan
24.	Germany	51.	Panama
25.	Ghana	52.	Poland
26.	Greece	53.	Portugal
27.	Hong Kong	54.	Qatar
55.	Romania
56.	Russia
57.	Saudi Arabia
58.	Serbia
59.	Singapore
60.	Slovak Republic
61.	Slovenia
62	South Africa
63.	Spain
64.	Sweden
65.	Switzerland
66.	Thailand
67.	Turkey
68.	United Kingdom
69.	Ukraine
70.	United Arab Emirates
71.	Uzbekistan
72.	United States of America
73.	Vietnam
74.	Zambia

B-1

Fusion Fuel Green plc

Class A Ordinary Shares

Warrants

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Pursuant to Parent’s M&A, subject to the provisions of and so far as may be permitted by the Irish Companies Act, every director, officer or employee of Parent, and each person who is or was serving at the request of Parent as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by Parent against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of Parent or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.

The Irish Companies Act prescribes that such an indemnity only permits a company to pay the costs or discharge the liability of a director or the secretary where judgment is given in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or secretary acted honestly and reasonably and ought fairly to be excused.

Parent is permitted under its M&A and the Irish Companies Act to purchase directors’ and officers’ liability insurance, as well as other types of insurance, for its directors, officers and employees.

Parent has entered into deeds of indemnity with its directors and executive officers. Given the director indemnification limitations arising under Irish law, Parent’s subsidiary, Fusion Fuel, has also entered into such deeds of indemnity. These agreements, among other things, require Parent and Fusion Fuel to jointly and severally indemnify Parent’s directors and executive officers as well as Fusion Fuel’s directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such director or executive officer in any action or proceeding arising out of their services as one of Parent’s or Fusion Fuel’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at Parent’s or Fusion Fuel’s request. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling HL pursuant to the foregoing provisions, HL has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities

On December 10, 2020, Parent consummated the Transactions. Immediately following the Transactions, Parent consummated the offer and sale of an aggregate of 2,450,000 Class A Ordinary Shares to the PIPE Investors pursuant to the subscription agreements, for aggregate gross proceeds to Parent of approximately $25.1 million.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits filed as part of this registration statement are listed in the index to exhibits immediately preceding the signature page to this registration statement, which index to exhibits is incorporated herein by reference.

(b) Financial Statement Schedules

Historical financial statements of Parent, Fusion Fuel, and HL, and pro forma financial information showing the impact of the Transactions are included herewith beginning on page F-1.

Item 9. Undertakings.

a.	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

b.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

c.	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

d.	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description	Included	Form	Filing Date
2.1†	Amended and Restated Business Combination Agreement.	By Reference	F-4/A	November 5, 2020
3.1	Memorandum and Articles of Association of Fusion Fuel Green plc.	By Reference	20-FR12B	December 17, 2020
4.1	Specimen Class A Ordinary Share Certificate of Fusion Fuel Green plc.	By Reference	F-4/A	October 9, 2020
4.2	Specimen Warrant Certificate of Fusion Fuel Green plc.	By Reference	F-4/A	October 9, 2020
4.3.1	Novation Agreement between HL Acquisitions Corp., Fusion Fuel Green plc, and Continental Stock Transfer & Trust Company.	By Reference	20-FR12B	December 17, 2020
4.3.2	Amended and Restated Warrant Agreement between Fusion Fuel Green plc and Continental Stock Transfer & Trust Company.	By Reference	20-FR12B	December 17, 2020
5.1	Opinion of Graubard Miller	Herewith	--	--
5.2	Opinion of Arthur Cox LLP	Herewith	--	--
10.1	Form of Indemnification Agreement with Fusion Fuel Green plc’s directors and executive officers.	By Reference	F-4/A	November 5, 2020
10.2	Form of Managing Agreement between Fusion Welcome – Fuel, S.A. and its executive officers.	By Reference	F-4	August 12, 2020
10.3	Amended and Restated Stock Escrow Agreement between HL Acquisitions Corp., Fusion Fuel Green plc, certain former shareholders of HL Acquisitions Corp., and Continental Stock Transfer & Trust Company, dated December 10, 2020.	By Reference	20-FR12B	December 17, 2020
10.4	Amended and Restated Registration Rights Agreement between HL Acquisitions Corp., Fusion Fuel Green plc, certain former shareholders of HL Acquisitions Corp., EarlyBirdCapital, Inc., and certain former shareholders of Fusion Welcome – Fuel, S.A., dated December 10, 2020.	By Reference	20-FR12B	December 17, 2020
10.5	Indemnification Escrow Agreement between Fusion Fuel Green plc, Fusion Welcome – Fuel, S.A., Fusion Welcome, S.A., HL Acquisitions Corp., Jeffrey Schwarz, and Continental Stock Transfer & Trust Company, dated December 10, 2020.	By Reference	20-FR12B	December 17, 2020
10.6±	English Translation of Contract of Disposal of Intellectual Property between Fusion Welcome – Fuel, S.A. and MagP Invocao, S.A., dated September 13, 2018.	By Reference	F-4/A	September 21, 2020
10.7	English Translation of Amendment to Contract of Disposal of Intellectual Property, between Fusion Welcome – Fuel, S.A. and MagP Invocao, S.A., dated May 22, 2020.	By Reference	F-4/A	October 9, 2020
10.8±	English Translation of Production Capacity Reservation, between Fusion Welcome – Fuel, S.A. and MagP Invocao, S.A., dated June 1, 2020.	By Reference	F-4/A	September 21, 2020
10.9	Sub-Lease Agreement, between Fusion Welcome – Fuel, S.A. and MagP Invocao, S.A., dated September 25, 2020.	By Reference	F-4/A	October 9, 2020
10.10	Special Eligibility Agreement for Securities, dated as of December 10, 2020, among the Depository Trust Company, Cede & Co., National Securities Clearing Corporation, Fusion Fuel Green plc, and Continental Stock Transfer & Trust Company.	By Reference	F-4/A	November 5, 2020
10.11	Form of Subscription Agreement of Fusion Fuel Green plc.	By Reference	F-4/A	October 9, 2020
10.12±	Form of Non-Executive Director Appointment Letter.	By Reference	F-4/A	October 29, 2020
21.1	List of Subsidiaries.	By Reference	20-FR12B	December 17, 2020
23.1	Consent of Marcum LLP (Fusion Fuel and Parent)	Herewith	--	--
23.2	Consent of Marcum LLP (HL)	Herewith	--	--
23.3	Consent of Graubard Miller (included in Exhibit 5.1)	Herewith	--	--
23.4	Consent of Arthur Cox LLP (included in Exhibit 5.2)	Herewith	--	--

†	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request.
±	Certain confidential information contained in this agreement has been omitted because it is not material and would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Estoril, Portugal on the 8th day of January, 2021.

FUSION FUEL GREEN PLC

By:	/s/ Frederico Figueira de Chaves
Name:	Frederico Figueira de Chaves
Title:	Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederico Figueira de Chaves as his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this prospectus and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

By:	/s/ Frederico Figueira de Chaves	Chief Financial Officer and Director	January 8, 2021
	Frederico Figueira de Chaves	(Principal Executive, Financial, and Accounting Officer)

By:	/s/ João Teixeira Wahnon	Director	January 8, 2021
João Teixeira Wahnon

By:	/s/ Jeffrey E. Schwarz	Director	January 8, 2021
Jeffrey E. Schwarz

By:	/s/ Jaime Silva	Director	January 8, 2021
Jaime Silva

By:	/s/ António Augusto Gutierrez Sá da Costa	Director	January 8, 2021
António Augusto Gutierrez Sá da Costa

By:	/s/ Rune Magnus Lundetrae	Director	January 8, 2021
Rune Magnus Lundetrae

By:	/s/ Alla Jezmir	Director	January 8, 2021
Alla Jezmir

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Fusion Fuel Green PLC has signed this registration statement or amendment thereto in New York, NY, on the 8th day of January, 2021.

By:	/s/ Jeffrey E. Schwarz
	Name:	Jeffrey E. Schwarz
	Title:	Authorized Representative